UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

HUSKER AG, LLC

(Name of Registrant As Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Member:

You are cordially invited to attend a special meeting of members of Husker Ag, LLC to be held on July 8, 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska.

At this meeting, you will be asked to vote on proposed amendments to our Second Amended and Restated Operating Agreement that are included in a proposed Third Amended and Restated Operating Agreement. Among other things, the proposed amendments to our Operating Agreement would provide for the reclassification of our original membership units held by our members who are the record holders of 20 or fewer units. If the proposed reclassification is approved, each membership unit held by such record holders (those owning 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. Members receiving Class A-1 membership units will receive no additional consideration for their units. All of our other original membership units would remain outstanding and be unaffected by the reclassification – except that such units would then be designated as Class A units. Generally, if the proposed amendments to our Second Amended and Restated Operating Agreement are approved, the Class A-1 membership units would have no voting rights except under very limited circumstances. Under the proposed Third Amended and Restated Operating Agreement, the new Class A-1 unit holders would receive the same share of our “profits” and “losses” and their respective rights to receive distributions of our assets will not change; except that our board of directors would have the discretion to (i) distribute additional distributions to the Class A-1 members (subject to a cumulative maximum of $1,000,000), and (ii) distribute additional proceeds to the Class A-1 members in the event of a sale or merger of the Company (up to a cumulative maximum of $1,000,000).

If approved, the primary effect of the reclassification, also referred to as a Rule 13e-3 transaction, would be to reduce our total number of Class A members of record (those current holders of our original membership units) to below 300. As a result, pursuant to Rule 13e-3, we would terminate the registration of our units under federal securities laws and our SEC reporting obligations would be suspended. In addition, because the Class A-1 membership units would expect to be held by fewer than 500 holders of record, the Class A-1 membership units would be unregistered securities and therefore, would not be subject to the public reporting requirements imposed by the SEC. As a result of the reclassification, our members would lose the benefits of holding Section 12 registered securities such as access to the information concerning Husker Ag which is contained in its periodic reports to the SEC and which Husker Ag chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on Husker Ag of the requirements of the Sarbanes-Oxley Act.

In addition, you will be asked to vote on a proposed amendment to our Articles of Organization to change the vote required to dissolve the Company. The proposed amendment to our Articles of Organization would provide that a dissolution of the Company would require the affirmative vote of holders of at least two-thirds of the Company’s total outstanding membership units, rather than the unanimous approval that is currently required.

Your board of directors believes the terms of the proposed Rule 13e-3 transaction are fair and in the best interest of our unaffiliated members, and recommends that you vote “FOR” the collective proposals to approve our Third Amended and Restated Operating Agreement. The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in connection with its approval of the amendment to the Articles of Organization and the reclassification, and we encourage you to read carefully the proxy statement and appendices.

In addition, your board of directors believes the terms of the proposed amendment to our Articles of Organization are fair and in the best interest of our members, and recommends that you vote “FOR” the proposal to approve the amendment to our Articles of Organization.

We are also mailing herewith, copies of our Quarterly Report for the quarter ended March 31, 2008, and Annual Report for the fiscal year ended December 31, 2007, and all of the financial statements and related notes contained in the Quarterly and Annual Report.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Husker Ag, LLC.

Sincerely,

Mike Kinney
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 6, 2008 and is being mailed to members on or about June 9, 2008.

HUSKER AG, LLC.

54048 Highway 20

Plainview, Nebraska, 68769

(402) 582-4446

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON

July 8, 2008

To the Members of Husker Ag, LLC:

Notice is hereby given that a special meeting of members (the “Special Meeting”) of Husker Ag, LLC (the “Company”) will be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, on July 8, 2008, at 10:00 a.m., local time for the following purposes:

1. To consider and vote upon the following proposed amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC:

A.	Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in the Proxy Statement relating to the meeting;

B.	By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our (original) Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, by not counting votes in excess of the ownership limitation;

C.	By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

D.	Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

E.	Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

2. To consider and vote upon a proposed amendment to our Articles of Organization that would change the member approval required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act. The amendment would otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed Form of Proxy, please call the Company at (402) 582-4446.

The board of directors is not aware of any other business to come before the Special Meeting. Only members of record at the close of business on May 31, 2008 will be entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof.

All members are cordially invited to attend the Special Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the board of directors, by fax or in the enclosed, self-addressed stamped envelope whether or not you plan to attend the Special Meeting. The proxy will not be used if you attend and vote at the Special Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Mike Kinney
Chairman of the Board

Whether or not you plan to attend the Special Meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. If you attend the Special Meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

HUSKER AG, LLC

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

PROXY STATEMENT

Special Meeting of Members

July 8, 2008

The Board of Directors of Husker Ag, LLC (the “Company”) has called a Special Meeting of Members of the Company to be held on July 8, 2008 (the “Special Meeting”). The Special Meeting is to be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and will commence at 10:00 a.m. At the Special Meeting, you will be asked to vote on the following:

Proposals 1A – 1F: Amendments to our Operating Agreement. To approve a variety of amendments our Operating Agreement to generally provide for the reclassification of our original membership units held by our members who are the record holders of 20 or fewer units. If the proposed reclassification is approved, each membership unit held by such record holders (those owning 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All of our other original membership units would remain outstanding and be unaffected by the reclassification – except that such units would then be designated as Class A units.

If approved, the primary effect of the reclassification, also referred to as a Rule 13e-3 transaction, would be to reduce our total number of Class A members of record (those current holders of our original membership units) to below 300. As a result, pursuant to Rule 13e-3, we would terminate the registration of our units under federal securities laws and our SEC reporting obligations would be suspended. In addition, because the Class A-1 membership units would expect to be held by fewer than 500 holders of record, the Class A-1 membership units would be unregistered securities and therefore, would not be subject to the public reporting requirements imposed by the SEC.

If the proposed amendments to our Operating Agreement are approved:

•	the Class A-1 membership units would lose all voting rights on any matter other than a change in control transaction (such as the sale of the Company);

•

our members would lose the benefits of holding Section 12 registered securities such as access to the information concerning Husker Ag which is contained in its periodic reports to the SEC and which Husker Ag may choose not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on Husker Ag of the requirements of the Sarbanes-Oxley Act of 2002; and

•	members receiving Class A-1 membership units will receive no additional consideration for their units.

Under the proposed amendments to our Operating Agreement, the new Class A-1 unit holders would receive the same share of our “profits” and “losses” and their respective rights to receive distributions of our assets will not change, except as otherwise described below.

i

Proposals 1A through 1F provide for a variety of proposed amendments to our Second Amended and Restated Operating Agreement as contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC. These proposals are described in detail below.

Proposal 2: Amendment to our Articles of Organization. In addition, you will be asked to vote on a proposed amendment to our Articles of Organization to change the vote required to dissolve the Company. The proposed amendment to our Articles of Organization would provide that a dissolution of the Company would require the affirmative vote of holders of at least two-thirds of the Company’s total outstanding membership units, rather than the unanimous approval that is currently required.

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the Board of Directors of Husker Ag for use at the Special Meeting, and at any adjournment thereof. Such solicitation is being made by mail and the Company may also use its officers, directors and regular employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

Voting Rights and Outstanding Membership Units

Holders of membership units of the Company of record at the close of business on May 31, 2008 (the “Record Date”) are entitled to vote at the Special Meeting. As of that date, there were 30,130 membership units issued and outstanding. Each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to members on or about June 9, 2008.

The presence of a majority of the outstanding membership units of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions, as applicable.

Proxy Voting

Membership units cannot be voted at the Special Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a member may authorize the voting of his, her or its membership units at the Special Meeting. The membership units represented by each properly executed proxy will be voted at the Special Meeting in accordance with the member’s directions. Members are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice has been specified and the enclosed proxy is properly executed and returned, the membership units will be voted FOR the proposals regarding the proposed amendments to the Company’s Operating Agreement, and FOR the proposal regarding the proposed amendment to the Articles of Organization. If any other matters are properly presented to the Special Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the enclosed proxy will not affect a member’s right to attend the Special Meeting and vote in person. Any member giving a proxy has the right to revoke it by voting at the meeting, by giving either personal or written notice of such revocation to Mr. Mike Kinney, Chairman of the Board and President of Husker Ag, LLC, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska 68769, or to the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting.

Abstentions on any of the proposals will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members.

Attendance and Voting at the Special Meeting

If you own a membership unit of record, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted on a proxy. We encourage you to vote your membership units in advance of the Special Meeting date by returning the enclosed proxy, even if you plan on attending the Special Meeting. You may change or revoke your proxy at the Special Meeting as described above even if you have already voted.

Solicitation

This solicitation is being made by the Company. The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Husker Ag. Such cost will include the cost of supplying necessary additional copies of the solicitation material and the annual report to members, for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED

PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Special Meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the Special Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 582-4446.

ANNUAL MEETING TO BE HELD BEFORE SPECIAL MEETING – ON SAME DAY

The Annual Meeting of Members of Husker Ag, LLC will be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, on July 8, 2008, at 9:00 a.m., local time. This is the same day as the Special Meeting. The Annual Meeting is expected to be completed prior to the start of the Special Meeting scheduled to begin at 10:00 a.m., local time. The only business that our management expects to be presented at the Annual Meeting of Members is the election of directors. On or about the same date of the mailing of this proxy statement, the Company will send to its members of record as of May 31, 2008, a proxy statement for its Annual Meeting. The record date for both meetings is the same.

SUMMARY TERM SHEET

This summary provides an overview of material information from this proxy statement about the proposed amendment to our Articles of Organization, the proposed Rule 13e-3 transaction and the proposed amendments to our currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. However, it is a summary only. To better understand the proposed amendment and the Rule 13e-3 transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this proxy statement, “Husker Ag,” “we,” “our,” “ours,” “us” and the “Company” refer to Husker Ag, LLC, a Nebraska limited liability company. The term “reclassification” refers to the reclassification of our original membership units held by members who are record holders of 20 or fewer membership units. The reclassification is designed to reduce the number of Husker Ag members of record to below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended. This transaction is also referred to as a “reclassification transaction”, “Rule 13e-3 going private transaction,” or a “Rule 13e-3 transaction.” The “Class A-1 unit holders” or “Class A-1 members” of Husker Ag mean all members of record of Husker Ag with 20 or fewer membership units immediately prior to the effective time of the reclassification; being those holders who would receive Class A-1 membership units in the event that the Rule 13e-3 transaction is approved. The terms “original unit holders”, “original members”, “continuing unit holders”, “continuing members”, “Class A unit holders” or “Class A members” mean all members of record of Husker Ag with more than 20 membership units immediately prior to the effective time of the reclassification; being those holders of our original membership units that would not be reclassified in the event the Rule 13e-3 transaction is approved

References to our “original membership units” refer to our currently outstanding membership units; such units would be renamed Class A membership units in the event the Rule 13e-3 transaction is consummated. References to our “Class A membership units” refer to Husker Ag’s original membership units that would not be reclassified in the event the Rule 13e-3 transaction is consummated. Even though our original class of membership units would be designated as, or renamed as, Class A membership units after the consummation of the Rule 13e-3 transaction, these membership units would remain outstanding and would not be considered a new class of membership units. References to our “Class A-1 membership units” refer to Husker Ag’s original membership units that would be reclassified in the event the Rule 13e-3 transaction is consummated. References to “membership units” or “units” refer to Husker Ag’s Class A membership units or the proposed Class A-1 membership units as the context may require.

Husker Ag, LLC

Husker Ag, LLC, a Nebraska limited liability company with a business address of 54048 Highway 20 Plainview, Nebraska, 68769, and a business telephone number of (402) 582-4446, was organized on August 29, 2000 to construct and operate an ethanol plant to be located near Plainview, Nebraska and began operating in early 2003. After our recent plant expansion, the Company’s ethanol plant will now convert, on an annual basis, roughly 26 million bushels of corn into approximately 70 million gallons of ethanol per year. The ethanol plant will also now produce over 420,000 tons annually of animal feed known as distillers grain, which is the principal co-product of the ethanol production process.

Special Meeting

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

(see pages 54 – 56)

Our board of directors is asking for your proxy for use at a special meeting of members to be held on July 8, 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and at any adjournments or postponements of that meeting. At the special meeting, members will be asked to vote on the following:

•	Proposals 1A through 1F. The first matter to be brought before our members is our Rule 13e-3 transaction. This transaction is actually broken down into six related but separate proposals,

1

each of which provides for a proposed amendment, or amendments, to our Second Amended and Restated Operating Agreement culminating in a proposed new operating agreement referred to as the Third Amended and Restated Operating Agreement. While these proposals are described in detail below, they can generally be broken down into the following broad categories:

•

Authorize a New Class of Membership Units. To provide for the authorization of a new separate and distinct class of units (Class A-1 units), and to designate our original membership units as Class A units.

•

Reclassification of Certain Membership Units. To reclassify those membership units held by record holders of 20 or fewer membership units into new created Class A-1 membership units, for the purpose of discontinuing the registration of our membership units under the Securities Exchange Act of 1934.

•

Other Miscellaneous Amendments. To provide various amendments related to (i) the ownership and transfer of the two classes of units; (ii) the dissolution of the Company; and (iii) general updates unrelated to the reclassification transaction.

•

Proposal 2. A proposed amendment to our Articles of Organization that would change the member approval required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act.

Record Date

(see page 56)

You may vote at the special meeting if you are a member of Husker Ag at the close of business on May 31, 2008, which has been set as the record date. At the close of business on the record date, there were 30,130 membership units outstanding held by approximately 583 unit holders of record. Members entitled to vote have one vote on each matter considered and voted upon at the special meeting for each membership unit held of record by such member at the close of business on the record date.

Proposals 1A – 1F: Rule 13e-3 (Reclassification) Transaction; and

Adoption of Third Amended and Restated Operating Agreement

Introduction and Overview of the Rule 13e-3 Transaction

(see page 12)

We are proposing that our members adopt a Third Amended and Restated Operating Agreement that would include amendments to our currently effective Second Amended and Restated Operating Agreement. If the proposed Third Amended and Restated Operating Agreement is adopted, it would, among other things, result in a reclassification of our membership units held by members of record with 20 or fewer membership units immediately prior to the effective time of the reclassification. If the proposed amendments to our Second Amended and Restated Operating Agreement are approved and the reclassification is completed, unit holders of record with 20 or fewer membership units immediately prior to the reclassification would receive one Class A-1 unit for each membership unit held prior to the reclassification. Unit holders receiving Class A-1 membership units will receive no additional consideration for their membership units. Unit holders of record with more than 20 membership units will remain unit holders. All such membership units would remain outstanding and be unaffected by the reclassification – except that such units would then be designated as Class A units.

The goal and expected effect of the reclassification will be to reduce the number of unit holders of record to fewer than 300, which will allow us to suspend our reporting obligations under federal securities laws. In addition, because the Class A-1 membership units will be held by fewer than 500 holders of record, the Class A-1 membership units will not be required to be registered with the SEC and, therefore, will not be subject to the public reporting requirements imposed by the SEC pursuant to federal securities laws.

2

The Third Amended and Restated Operating Agreement

(see pages 44 – 45)

We are proposing certain amendments to our currently effective Second Amended and Restated Operating Agreement which are contained in the proposed Third Amended and Restated Operating Agreement. Specifically, we are proposing the following amendments to our operating agreement:

A.	Amendments to effect a Rule 13e-3 transaction by reclassification of our original membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except as otherwise described in this proxy statement;

B.	By amendment to Section 4.3 to add a 10 unit minimum ownership and transfer restrictions to our Class A units, apply the 30% unit concentration limit to the Class A units (in addition to this limit for all of our outstanding units), and allow our board the right to not count votes in violation of these minimum transfer and maximum ownership limitations;

C.	By amendment to Section 10.1 to give our board of directors the authority to disallow any transfer that would either adversely affect the suspension of the Company’s duty to file reports with the SEC for its Class A units or require the Company to register the Class A-1 units with the SEC;

D.	Revision of the dissolution provisions in Section 13.1 to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units;

E.	Revision of the amendment provisions in Section 14.5 to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

The proposed amendments to our Second Amended and Restated Operating Agreement to effect the reclassification and the other proposed amendments listed above will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in its discretion, may determine not to implement:

•	the reclassification; or

•

any or all of the proposed amendments to the currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that our members otherwise approved.

3

Purpose and Structure of the Rule 13e-3 Transaction

(see pages 34 – 35)

The purpose of the Rule 13e-3 transaction is to allow us to discontinue our SEC reporting obligations (referred to as “going private”) by reducing the number of record unit holders of our original membership units (to be designated as Class A units) to fewer than 300, and by having fewer than 500 record unit holders of our new Class A-1 membership units. If successful, we would be able to suspend our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents. It would also allow our management and employees to refocus time spent on complying with SEC-reporting obligations on operational and business goals. See “– Purpose and Structure of the Rule 13e-3 Transaction” beginning on page 34.

The Rule 13e-3 transaction is being effected at the record unit holder level. This means that we will look at the number of membership units registered in the name of a single holder to determine if that holder’s membership units will be reclassified. The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level in part to allow members some flexibility with respect to how their membership units will be treated in the Rule 13e-3 transaction. See “– Purpose and Structure of the Rule 13e-3 Transaction” beginning at page 34. Members of record who would prefer to continue as holders of our existing membership units (to be designated as Class A membership units), may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own name immediately prior to the effective time of Rule 13e-3 transaction or by combining ownership of their membership units with those owned by family members or other unit holders into one record account (for example, a family company or trust). Record holders owning more than 20 of our existing membership units who wish to receive Class A-1 units for their membership units may reduce their ownership of record to 20 or fewer membership units by selling or gifting some of their membership units or transferring to a separate record account some of their membership units.

To the extent practicable, our board of directors will assist our members with any reasonable requests to either consolidate or segregate their membership units. Specifically, our board of directors will (i) waive the Company’s normal transfer fees for transfers intended to consolidate or segregate their membership units as a result of the proposed Rule 13e-3 transaction; and (ii) approve these types of transfer requests outside the Husker Ag Trading System, as allowable under the limits provided in the publicly traded partnership rules. To further accommodate any such transfers, the board will allow transfer requests for this purpose up to 48 hours prior to the date of the special meeting.

However, in any case, these unit holders will have to act within the constraints of the transfer restrictions in our Second Amended and Restated Operating Agreement and the IRS publicly traded partnership rules.

Effects of the Rule 13e-3 Transaction

(see pages 35 – 41)

The Rule 13e-3 transaction is a going private transaction for Husker Ag, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended. As a result of the Rule 13e-3 transaction, among other things:

•

the number of our original members of record will be reduced from approximately 583 to approximately 179, and the number of the original, to be renamed Class A, membership units will decrease approximately 16.03%, from 30,130 original (Class A) membership units to approximately 25,300 original membership units and the number of our newly-issued Class A-1 membership units will be approximately 4,830, to be held by approximately 404 Class A-1 members of record;

•

as a group, the percentage beneficial ownership of and voting power over the original (Class A) membership units by all directors and executive officers of Husker Ag would increase by approximately 3.48 percentage points, from approximately 19.51% to approximately 22.99% after the reclassification, which is unlikely to have any practical effect on their ability to control the Company;

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•

the affiliated and unaffiliated new Class A-1 members will have received one Class A-1 membership unit for each membership unit held by them immediately prior to the effective time of the reclassification and will continue to have an equity interest in Husker Ag and therefore, will continue to share in our profits and losses and may be entitled to realize the same value per unit as the continuing (Class A) unit holders in the event of any sale of the Company;

•

the new Class A-1 unit holders will be required to surrender their original membership units involuntarily in exchange for Class A-1 membership units, for which they will receive no consideration other than the Class A-1 units received in the reclassification;

•	because of the reduction of our total number of original unit holders of record to fewer than 300, we would be allowed to suspend our status as a reporting company with the SEC; and

•

the new Class A-1 unit holders would have no voting rights except under very limited circumstances (change in control events and certain changes to our operating agreement) and would have no rights to nominate, elect or remove directors. The loss of these rights could cause potential purchasers of Class A-1 membership units to value these units at a value less than our original Class A membership units. In addition, if approved, the amendment to our operating agreement imposing a 10-unit minimum ownership requirement on holders of our Class A membership units may cause potential purchasers of Class A membership units to value these units at a value less than the price at which membership units were trading prior to such amendment.

For a further description of how the Rule 13e-3 transaction would affect our unaffiliated unit holders, please see “– Effects of the Rule 13e-3 Transaction on Members of Husker Ag” beginning on page 39.

Impact on our Members of Holding Unregistered Membership Units

(see pages 40 and 41)

If the Rule 13e-3 transaction is approved, Husker Ag would no longer be a public company subject to reporting obligations under federal securities laws. As a result, our unit holders would then lose the benefits of holding registered securities. For example, our unit holders would not have access to the important information on the Company’s business and financial condition that is required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members. In addition, the liquidity of our membership units may be further reduced since there would be no public information available about Husker Ag and all of units would continue to be tradeable only in privately negotiated transactions. We would also no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) or the liability provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our officers would not be required to certify the accuracy of our financial statements under SEC rules.

Reasons for the Rule 13e-3 Transaction

(see pages 20 – 24)

Our reasons for the Rule 13e-3 transaction include the following:

•

we estimate that we would be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 per year, by eliminating costs associated with SEC regulatory and filing requirements;

•

operating as a non-SEC reporting company would reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

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•

our unit holders receive limited benefit from being an SEC reporting company because of our small size and the limited trading of our units compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act;

•

the reclassification transaction could be structured in a manner that would allow all of our unit holders to retain an equity interest in the Company, and none of our unit holders would be forced out by means of a cash reverse stock split or other transaction;

•

as a reporting company, we are required to disclose certain information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us. Terminating our public company reporting obligation will help to protect certain sensitive information from required disclosure; and

•

the Rule 13e-3 transaction would allow us to discontinue our reporting obligations with the SEC, and allow those unit holders receiving Class A-1 membership units to retain an equity interest in Husker Ag and participate in any future value received.

We considered that some of our members may prefer to continue as members of Husker Ag as an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. To review the reasons for the Rule 13e-3 transaction in greater detail, please see “– Husker Ag’s Reasons for the Rule 13e-3 Transaction” beginning on page 20.

Fairness of the Rule 13e-3 Transaction; Board Recommendation

(see page 24)

Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Rule 13e-3 transaction and the terms and provisions of the amendments to our operating agreement, including those regarding the reclassification of membership units, are substantively and procedurally fair to our unaffiliated members. Our board of directors approved Rule 13e-3 transaction and the proposed amendments to our operating agreement.

In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated members (defined as those members who are not our directors or executive officers, or holders of 10% or more of our total outstanding membership units) including both unaffiliated members who will continue to hold our original membership units (to be designated as Class A units) as well as those members whose membership units will be reclassified into Class A-1 units, our board considered a number of positive and negative factors affecting both groups of unit holders in making its determination. To review those factors in greater detail, please see “– Substantive Fairness” beginning on page 24 and “– Procedural Fairness” beginning on page 31.

Our board of directors recommends that you vote “FOR” the proposed Third Amended and Restated Operating Agreement that will effect the Rule 13e-3 Transaction.

Property Received in Rule 13e-3 Transaction

If you own in record name 20 or fewer membership units, after the reclassification is completed your membership units would automatically be converted into an equal number of Class A-1 units. If you own in record name more than 20 membership units, your membership units would remain outstanding but would be renamed Class A units.

In the event the Rule 13e-3 transaction is adopted, and either your membership units are renamed Class A units or you receive Class A-1 membership units in exchange for your original membership units:

•	Class A-1 unit holders would receive no consideration for their original membership units, other than the Class A-1 units received in the reclassification;

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•	Holders of more than 20 of our original membership units would receive no consideration for your units when they are renamed Class A units;

•	Class A-1 members would receive a security with limited voting rights; and

•	all of our unit holders would lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act of 1934.

For additional information, see “– Effects of the Rule 13e-3 Transaction on Members of Husker Ag” beginning on page 39 and “– Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals after the Reclassification Transaction” beginning on page 35.

Terms of the Class A-1 Membership Units to be Received in the Reclassification

(see pages 49 – 51)

As of the date of this proxy statement, the only authorized units of Husker Ag that were outstanding were our original membership units. The proposed Third Amended and Restated Operating Agreement authorizes the issuance of Class A-1 membership units. The terms of the Class A-1 membership units provide as follows:

•

Voting Rights. The Class A-1 membership units would not have voting rights, except under very limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove directors.

•

Economic Rights of the Class A-1 Members. Except for the discretionary preferences for distributions and liquidation payments as discussed below, the rights of our Class A members and Class A-1 members would be the same with respect to sharing in our profits and losses, receiving distributions of our assets when declared by our directors, and participating in the distribution of our assets if we dissolve.

•

Distribution Preference – Discretionary. Our board of directors would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000. There is no guarantee that our board of directors would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

•

Liquidation Preference – Discretionary. Our board of directors would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000. There is no guarantee that, in the event of the liquidation of the Company, our board of directors would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members

•

Ownership Restrictions. Without board approval, holders of Class A-1 membership units may not (i) transfer fewer than five membership units, except where all of a member’s units are transferred; or (ii) transfer any membership units that would result in the transferor owning fewer than five membership units.

•

Transferability. Our Class A-1 membership units would have the same transfer restrictions as our original membership units. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

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For additional details on the terms of the original membership units to be designated as Class A membership units and the Class A-1 membership units, see “Description of Membership Units” beginning on page 45.

Possible Conflicts of Interest of Directors and Officers in the Reclassification Transaction

(see page 42)

You should be aware that the directors and executive officers of Husker Ag have interests in the Rule 13e-3 transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Rule 13e-3 transaction.

We expect that most of our directors and executive officers will own more than 20 membership units at the effective time of the Rule 13e-3 transaction, and will therefore continue to hold the original Class A membership units if the Rule 13e-3 transaction is approved. Because there will be fewer original, Class A membership units following the Rule 13e-3 transaction, and because the holders of Class A-1 membership units will have limited voting rights, the directors and executive officers who will be continuing as Class A membership unit holders will own a larger relative percentage of the voting interest in the Company. As of the record date, these directors and executive officers collectively beneficially held and had voting power over 5,878 membership units, or approximately 19.51% of our membership units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction, the directors and executive officers will beneficially hold and have voting power over approximately 22.99% of our Class A membership units following the reclassification transaction. This represents a potential conflict of interest because the directors of Husker Ag approved the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction and are recommending that you approve them. Despite this potential conflict of interest, our board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated unit holders for the reasons discussed in this proxy statement. See “– Interests of Certain Persons in the Rule 13e-3 Transaction” beginning on page 42.

Financing of the Rule 13e-3 Transaction

(see page 42)

We estimate that the Rule 13e-3 transaction will cost approximately $150,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “– Fees and Expenses” beginning on page 44 for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

(see page 43)

We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

•	the reclassification should result in no material federal income tax consequences to us;

•	those unit holders continuing to hold our original, Class A membership units will not recognize any gain or loss in connection with the reclassification.

•

those unit holders receiving Class A-1 membership units for their original membership units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class A-1 membership units held immediately after the reclassification will equal their adjusted tax basis in their original membership units held immediately before the reclassification, and their holding period in their Class A-1 membership units will include the holding period during which their original membership units were held. For further discussion of the tax consequences of the reclassification transaction, see “– Material Federal Income Tax Consequences of the Reclassification” beginning on page 43.

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Because determining the tax consequences of the reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal Rights

(see page 43)

Under Nebraska law, you do not have appraisal rights in connection with the Rule 13e-3 transaction. In connection with the Rule 13e-3 transaction, you may pursue all other available remedies under applicable law. See “– Appraisal Rights and Dissenters’ Rights” beginning on page 43.

Vote Required for Approval of Proposal Nos. 1A – 1F

(see pages 56 – 57)

Approval of the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement requires the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, or 20,087 of the 30,130 outstanding membership units.

Because we need the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, abstentions and broker non-votes will have the effect of a vote “AGAINST” the reclassification transaction. See “– Quorum; Vote Required for Approval” beginning on page 56.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person. See “– Voting and Revocation of Proxies “ beginning on page 57.

Provisions for Unaffiliated Members

(see pages 32 – 33)

Husker Ag has not made any provisions in connection with the Rule 13e-3 transaction to grant unaffiliated members (defined as those members who are not our directors or executive officers, or holders of 10% or more of our total outstanding membership units), access to our corporate files, or the files of the unit holders, or to obtain counsel or appraisal services for unaffiliated members at our expense or at the expense of the unit holders whose membership units will not be reclassified in connection with the transaction.

Proposal 2: Amendment to the Articles of Organization

Amendment to the Articles of Organization

(see pages 53 – 54)

We are also proposing that our members adopt an amendment to our Articles of Organization that would change the member approval required to dissolve the Company. The proposed amendment to the Articles of Organization provides that Husker Ag may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act. The proposed amendment would also otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

Husker Ag is not asking its members to dissolve the Company; and it has no plans at this time to seek a member vote on a dissolution. However, since it would be extremely difficult to get all members of Husker Ag to sign a written agreement of dissolution, this amendment is intended to make a dissolution a more practical solution in the event a dissolution is recommended to the members by our board of directors.

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Vote Required for Approval of Proposal 2; Board Recommendation

(see page 57)

Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting. Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal. As indicated in the proxy, in the absence of instructions to the contrary, the proxies solicited by our board of directors will be voted FOR this Proposal 2.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Our board of directors recommends that you vote “FOR” the proposed amendment to our Articles of Organization that will change the member approval necessary to dissolve Husker Ag.

QUESTIONS AND ANSWERS

What is the date, time and place of the special meeting?

The special meeting of our members will be held on July 8, 2008 at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, to consider and vote upon the Rule 13e-3 transaction proposal.

Who is entitled to vote at the special meeting?

Members of record of our membership units as of the close of business on May 31, 2008, are entitled to vote at the special meeting. Each of our members who is entitled to vote is entitled to one vote for each membership unit owned on the record date.

What vote is required for our members to approve the Rule 13e-3 transaction?

For the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement to be adopted and the Rule 13e-3 transaction to be approved, two-thirds of the membership units held by members who are entitled to vote at the special meeting must vote “FOR” the Rule 13e-3 transaction and these amendments.

What vote is required for our members to approve the amendment to the Articles of Organization?

Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting.

What happens if I do not return my proxy card?

If you do not return your proxy card, you may still vote in person at the special meeting. Because the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting is required to approve the amendments to affect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement (Proposal Nos. 1A – 1F), unless you vote in person, a failure to either return your proxy card or attend the meeting will have the same effect as voting against the Rule 13e-3 transaction and these amendments.

For the proposed amendment to our Articles of Organization, members who neither submit a proxy nor attend the meeting will not be counted as either a vote for or against Proposal 2.

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What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote your membership units as soon as possible. You may vote your membership units by returning the enclosed proxy by mail. You may also vote in person at the special meeting of members. This proxy statement includes detailed information on how to cast your vote.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote at any time before your proxy is voted at the special meeting by delivering a later-dated and signed proxy card or a written revocation of the proxy to our secretary prior to the date of the special meeting or at the special meeting prior to the taking of the vote. You may also revoke your proxy by attending the meeting and voting in person.

Do I need to attend the special meeting in person?

No. You do not have to attend the special meeting to vote your membership units. You may vote your membership units by returning the enclosed proxy, or by voting in person at the special meeting of members.

Will I have appraisal or dissenters’ rights in connection with the Rule 13e-3 transaction?

No. Dissenters’ rights are not available under Nebraska law, which governs the Rule 13e-3 transaction.

Should I send in the certificate representing my membership units now?

No. If you own in record name 20 or fewer membership units, after the reclassification is completed, we will send you written instructions for exchanging your old certificates for new certificates representing Class A-1 membership units. If you own in record name more than 20 membership units, you will continue to hold the same certificates after the reclassification as you did before.

What does it mean if I receive more than one proxy for the special meeting?

It means that you have multiple holdings reflected in our membership register. Please sign and return ALL proxy forms to ensure that all your membership units are voted. If you received more than one proxy card but only one copy of the proxy statement and supplemental materials, you may request additional copies from us at any time.

Where can I find more information about Husker Ag?

We file periodic reports and other information with the SEC. This information is available at the Internet site maintained by the SEC at www.sec.gov; or you may call the Company for copies of our SEC filings at 402-582-4446. General information about us is available at our Internet site at www.huskerag.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see page 73.

Who can help answer my questions?

If you have questions about the proposed amendment to our Articles of Organization, or the Rule 13e-3 transaction and the proposed amendments to our Second Amended and Restated Operating Agreement after reading this proxy statement or need assistance in voting your units, you should contact Mike Kinney, our Chairman and President at (402) 582-4446.

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PROPOSALS 1A – 1F: RULE 13E-3 TRANSACTION; AND

ADOPTION OF THIRD AMENDED AND RESTATED OPERATING AGREEMENT

Rule 13e-3 Transaction Special Factors

Overview of the Rule 13e-3 Transaction

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Husker Ag, LLC, a Nebraska limited liability company, and is to be used at a special meeting at which our members will be asked to consider and vote upon two general proposals. The first proposal is a series of related proposals identified as Proposal Nos. 1A through 1F, and includes amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. If approved, the amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement would, among other things, result in a reclassification of our original membership units held by members of record with 20 or fewer membership units immediately prior to the effective time of the reclassification.

If the amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction are approved as described below, members of record with 20 or fewer membership units immediately prior to the reclassification would receive one Class A-1 membership unit for each of their original membership units. Members of record with more than 20 membership units will remain unit holders of our original membership units, which would thereafter be designated as Class A membership units. We intend, immediately following the reclassification, to terminate the registration of our original membership units with the SEC and suspend further reporting under the Exchange Act, as amended.

If approved by our members at the special meeting and implemented by our board of directors, the Rule 13e-3 transaction would generally affect our unit holders as follows:

MEMBER POSITION PRIOR TO RULE 13E-3 TRANSACTION	EFFECT OF RULE 13E-3 TRANSACTION
Members of record holding more than 20 of our original membership units	Member would continue to hold the same number of our original membership units held prior to the Rule 13e-3 transaction. These original membership units would then be referred to as Class A units.

Members of record holding 20 or fewer of our original membership units	These original membership units would be reclassified into Class A-1 membership units on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the Rule 13e-3 transaction.

The effects of the Rule 13e-3 transaction on each group of unaffiliated members are described more fully below under “Effects of the Rule 13e-3 Transaction on Members of Husker Ag,” and the effects on the Company are described more fully below under “Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals after the Rule 13e-3 Transaction.”

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Background of the Rule 13e-3 Transaction

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Current Reports on Form 8-K;

•	Proxy Statements on Schedule 14A.

Our management and several of our employees expend considerable time and resources to prepare and file these reports, and we believe that their time and energy could be beneficially diverted to other areas of our operations that would allow management and those employees to focus more of their attention on our business. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting related costs have been increasing. Over the years, the costs incurred as an SEC registered company have increased, and we believe they will increase significantly during 2008, when as we expect to become fully subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

For the fiscal year ended December 31, 2007, Section 404 requires us to include in our Form 10-K management’s annual report on the Company’s internal control over financial reporting. The report must affirm management’s responsibility for establishing and maintaining adequate internal controls, identify the framework used by management to evaluate the effectiveness of such controls, and contain an assessment, as of the end of the most recent fiscal year, of the effectiveness of Husker Ag’s internal control over financial reporting.

Beginning with the fiscal year ending December 31, 2008, Husker Ag’s external auditors will be required to issue an attestation on whether effective internal control over financial reporting was maintained in all material respects by management. This report is in addition to the auditor’s opinion on the financial statements and will result in additional cost to Husker Ag.

We estimate that our costs and expenses incurred in connection with SEC reporting for 2008 would be approximately $420,000, with a portion of such costs resulting from the adoption and implementation of Section 404 of the Sarbanes-Oxley Act.

As of May 31, 2008, there were 30,130 membership units issued and outstanding, held by approximately 583 current unit holders of record. Of our approximately 583 unit holders of record, we believe approximately 404, or 69.3%, hold 20 or fewer membership units. Our board of directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for Husker Ag. Becoming a non-SEC reporting company would allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we would not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act, as amended.

There can be a number of advantages to being a public company, possibly including a higher value for our membership units and the enhanced ability of the Company to raise capital or make acquisitions. However, there is a limited market for our membership units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units cannot be traded on an established securities market or be readably tradable in a secondary market, thereby assuring that there will continue to be a limited market for our membership units. We have, therefore, not been able to effectively take advantage of these benefits. Based on the limited number of membership units available and the trading restrictions we must observe under the Internal Revenue Code, we believe it is highly unlikely that our membership units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well-positioned, for example, to use our public company status to raise capital in the future through sales of

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additional securities in a public offering to non-members or to acquire other business entities using our membership units as consideration. Moreover, our limited trading market and ownership limitations for membership units could make it difficult for our membership unit holders to liquidate a large number of membership units without negatively affecting the per unit sale price.

Therefore, our board of directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and our employees and the expense related to the SEC reporting obligations. The board considered that many of the factors arguing in favor of deregistration, including eliminating costs associated with registration and allowing management and our employees to focus on core business initiatives, had been in existence for some time, and felt that the increasingly stringent regulation brought on by the Sarbanes-Oxley Act has only made these factors more compelling. As a result of the confluence of these factors, the board determined at that time that it would be beneficial to consider the possibility of such a transaction. Please refer below to “– Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” for further discussion of the reasons supporting the Rule 13e-3 transaction. As a result of the board’s conclusions, our management began to explore the possibility of reducing the number of holders of our original membership units to below 300 in order to suspend our periodic reporting obligations to the SEC.

Since the adoption of the Sarbanes-Oxley Act, our Board of Directors has generally discussed the advantages and disadvantages of a going private transaction. Several members of our board of directors were familiar with a similar going private transaction consummated by a publicly reporting ethanol plant in Wisconsin during 2006. In discussing that transaction and reviewing the applicability for such a transaction for Husker Ag, in January 2007, our management contacted the legal counsel for the Wisconsin company to discuss preliminary issues related to going private transactions, including background information concerning the Company and our members, our initial public offering of membership units and possible structures for a going private transaction. Our board tabled the idea at that time for a variety of reasons, including the preliminary status of our plant expansion.

However, during the following months of 2007, our board of directors became more aware of the pending requirements of Section 404 of the Sarbanes-Oxley Act, which are discussed further below. In response to the requirements of Section 404 of the Sarbanes-Oxley Act, in February 2007, Husker Ag hired Milo Belle Consultants, LLC, as an independent accounting consulting firm to assess our internal controls as well as our financial reporting function. While this engagement is not expected to be fully completed until later in 2008, our board and management became concerned during 2007 about the cost and breadth of this on-going project. Moreover, our periodic discussions with, and reports from, Milo Belle during 2007 raised the awareness of our management of the expected burdens of complying with Section 404 during 2008 and beyond.

For these reasons, for the first half of 2007, our board of directors continued to discuss this concept along with the possible alternatives. However, many of the possible alternatives would require a substantial amount of cash and we have limited cash resources; moreover, we believe many of our members feel strongly about retaining their equity interest in our Company. (For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Husker Ag’s Reasons for the Rule 13e-3 Transaction” below). Therefore, management found the prospect of effecting a going private transaction by reclassifying some of our membership units an attractive option.

At the regular monthly meeting of our board held on July 24, 2007, our management and board held a preliminary discussion about the possible going private transaction. In these preliminary discussions, our board of directors considered the following factors:

•

compliance with Section 404 of the Sarbanes-Oxley Act was discussed based on Milo Belle’s initial review and analysis of our internal controls and based on the then pending requirements of Section 404 on the Company for 2007, 2008 and beyond;

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•

given the Company’s limited personnel resources, management anticipated that the time required to assist management in documenting and testing the internal control structure would pose a significant strain on our existing staff and may require the hiring of additional employees;

•	management expected significant future costs in connection with our continued compliance with SEC reporting requirements including the expected new requirements under the Sarbanes-Oxley Act;

•

in connection with our initial public offering in 2001, we did not seek to limit the number of members because we believed community support would be important to our success and the Sarbanes-Oxley Act was not in place;

•	like many other ethanol producers, many of our unit holders are members of local communities, which the board believes have contributed, and continue to contribute, to our success;

•	a transaction designed to cash out over 400 of our members could be received negatively by the community and our members and adversely affect our business;

•

in light of our decision in 2006 to construct an addition to our facility, our board was aware that our cash resources and any available financing to effect a going private transaction, including a transaction to cash-out a significant number of our members, were limited;

•

our board was aware that, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in taking market share, employees and customers away from us; and

•

our board was aware of other companies in the Midwest that had completed or that were in the process of completing transactions that would allow them to deregister their securities or suspend their obligations to file reports with the SEC.

Following this discussion, the board authorized management to continue its investigation and evaluation of a proposed going private transaction; and specifically the board appointed the task of investigating the proposed going private transaction to the audit committee.

At a regular meeting of our audit committee held on August 13, 2007, and attended via telephone by representatives from Baird Holm LLP, the proposed going private transaction was discussed. The audit committee decided that they wanted to review the terms of reclassification transactions recently filed with the Securities and Exchange Commission and began to review and compile information concerning the terms of these transactions.

A special meeting of the audit committee was then held on August 20, 2007, and again attended via telephone by representatives from Baird Holm LLP, for the sole purpose of discussing the possible going private transaction. The audit committee discussed recent going-private transactions, alternatives of a going private transaction, the advantages and disadvantages of such a transaction, and the effect of such a transaction on the existing members of Husker Ag (see below for a list of the advantages and disadvantages discussed).

Based on the recommendation of management and the audit committee, a special meeting of the board was held on September 11, 2007, and was attended by representatives from Baird Holm LLP. At this meeting, Mr. Mike Kinney, our Chairman of the Board, Seth Harder, General Manager, and our legal counsel collectively led a discussion with the board on the business considerations for engaging in a going private transaction, highlighting some of the advantages, disadvantages, and issues raised in a going private transaction. In addition to recapping some of the advantages of, and business purposes for, a going private transaction that are listed above, the Board of Directors discussed the following advantages of going private:

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the elimination of the administrative burden and expense of making periodic reports apart from compliance with the requirements of the Sarbanes-Oxley Act, especially Section 404, including the savings of an estimated $420,000 per year in reporting and compliance costs;

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•	the possible reduction of potential legal liability based on compliance with Sarbanes-Oxley and certain federal securities laws;

•	the potential increased flexibility for management to consider and initiate actions as a non-SEC company that may produce long-term benefits and growth; and

•	more time for management to focus on the Company’s core business.

Some of the disadvantages of a going private transaction that were considered during the discussion with the board included:

•	reduced access by members to Husker Ag’s financial information once it is no longer an SEC-reporting company;

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the possibility that our unit price could go down as a result of the Company no longer being a public company or as a result of the differing terms among our reclassified units, if that alternative was chosen;

•	a potential decrease in the liquidity of our membership units;

•	the Company’s potential costs, in terms of time and dollars, in connection with accomplishing the going private filings;

•	the possibility that future business partners, if any, might require more information from us before entering into a business relationship due to the lack of publicly available information; and

•	the possibility that we could have a lower public profile in our community, which may be a negative factor with some of our members.

The board discussed the future costs and expenses that might be incurred by the Company in connection with complying with the requirements of the Sarbanes-Oxley Act as estimated by management and the time that might be allotted for management and other employees in connection with compliance. The costs discussed included estimated fees and expenses of our independent auditors and our counsel and the soft costs that we incur in connection with our SEC reporting obligations, including the salary and benefits of staff who focus on SEC reporting and Section 404 testing issues, and the increased risk of liability to members of management and the board. If Husker Ag remained a reporting company, the board discussed the need to hire at least one and possibly as many as three more individuals in our accounting staff in order to comply with Section 404.

Also at the meeting, representatives of Baird Holm LLP advised the board on the methods for proceeding with a going private transaction and reviewed alternative methods of effecting the transaction with the board and informed the board of the potential advantages of the use of a reclassification of membership units as a method to achieve the board’s goals of avoiding the cost and possible negative members reaction of cashing out members. As part of this discussion, Baird Holm LLP discussed with the board some of the possible terms of a new class of membership units, including limited voting rights, removal of transfer restrictions and preferences on dividends and distributions. For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Husker Ag’s Reasons for the Rule 13e-3 Transaction” below.

The board discussed alternative transaction structures at length, including (i) the appropriate cut-off point for a reclassification of our original class of membership units, and (ii) the appropriate terms of a newly created second class of membership units.

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Possible cut-off point. Given the makeup of our membership register as of the date of this meeting, management reported the resulting number of holders of both our original membership units and possible newly created class of membership units at various cut-off points (i.e., the minimum number of membership units owned by a single unit holder to be reclassified into a newly created second class of membership units). The cut-off number needed to be such that the resulting number of holders of our original membership units was sufficiently below 300, while the resulting number of holders of any newly created class of membership was sufficiently below 500. Based on the cut-off point available, the board tentatively selected the 20-or-fewer membership unit cutoff because it would allow the Company to accomplish the objective of reducing its number of members holding our original membership units (Class A units) to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 membership units with the SEC. The board determined that management and the audit committee should focus its consideration on effecting the going private transaction through a reclassification of our original membership units held by members of record with 20 or fewer membership units held immediately prior to the effective time of the reclassification resulting in a reduction in the unit holders of our original membership units to below 300.

Possible terms for second class of membership units. In considering the possible terms of a second class of membership units, the board first recognized that to establish a second class of membership units that would allow the Company to suspend its reporting obligations under the Securities Exchange Act, the new class of membership units could not be substantially similar in character to our original membership units.

The board discussed the need to structure any new class of membership units so that its terms were fair to all of our members, including those receiving the new membership units and those retaining our original membership units. Without making any final decisions, the board tentatively decided to differentiate the voting and distribution and liquidation preference of the original membership units and the new class of membership units because these rights are typically among the principal features that characterize a class of securities.

Representatives of Baird Holm LLP also discussed with the board various other corporate and securities law matters applicable to the transaction, including the possible creation of an independent special committee of the board of directors comprised of independent members of the board to review and evaluate the proposed transaction on behalf of our unit holders.

Following this discussion, the board determined not to form an independent special committee to evaluate the proposed transaction. In making this determination, the board considered the fact that all but one board member currently own our original membership units and after a going private transaction would continue to own at least some original (Class A) membership units (although two directors will also receive Class A-1 membership units). As a result, the board determined that a majority of its members shared a similar interest in a going private transaction and the formation of a special committee would not add any significant protection for our unaffiliated members. In other words, for purposes of forming such a committee, we did not have enough directors who could be considered independent from our affiliated members (defined as those unit holders who are our directors or executive officers, or holders of 10% or more of our total outstanding membership units) who will continue to own our original (Class A) membership units after the Rule 13e-3 transaction. See “Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals After the Rule 13e-3 Transaction – Effect on our Directors and Executive Officers” for a further discussion of the effects of the Rule 13e-3 Transaction on the membership unit ownership of our directors and executive officers.

Following the presentations by management and Baird Holm LLP, and after considerable discussion of the issues, the board determined that it would be in the Company’s and its members’ best interests to suspend its registration obligations with the SEC. However, the board directed management and the audit committee to further consider the alternative transaction structures discussed at the meeting.

In making this determination, the board focused on factors such as the current member base, the low trading volume of our membership units, the administrative burden and expense of making periodic filings with the SEC, and the fact that operating as a non-reporting company would enable management

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to better focus on the ethanol business. The board also considered possible negative factors including the cost and expense to the Company of the going private transaction, the elimination of a public market for the Company’s membership units and possible decrease in price and liquidity of the membership units.

Although alternative transaction structures were discussed, the board determined that management should focus its consideration on effecting the going private transaction through a reclassification of our original membership units held by members of record with 20 or fewer membership units held immediately prior to the effective time of the reclassification resulting in a reduction in the unit holders of our original membership units to below 300.

On September 18, 2007, at a specially called meeting of the audit committee, the committee again discussed the advantages and disadvantages of the going private transaction along with the alternative structures of such a transaction. After discussion, the committee voted to recommend the going private transaction to the full board of directors, with a cut-off point of 20 and fewer membership units to be reclassified into a newly created second class of membership units with limited voting rights along with certain discretionary distribution and liquidation preferences.

Later on September 18, 2007, at a regular meeting of our board of directors, attended via telephone by representatives of Baird Holm LLP, our board continued its discussion with management concerning the proposed transaction and reviewed the recommendation of the audit committee.

In structuring the terms of the new (Class A-1) membership units, the board again recognized that to establish a second class of membership units that would allow the Company to suspend its reporting obligations under the Securities Exchange Act, the Class A-1 membership units could not be substantially similar in character to our original membership units. The board sought to structure the Class A-1 membership units so that its terms were fair to all of our members, including those receiving Class A-1 membership units and those retaining our original membership units.

The board chose to differentiate the voting and distribution and liquidation preference of the original (Class A) membership units and Class A-1 membership units because these rights are typically among the principal features that characterize a class of securities.

To distinguish the voting rights, the board chose to limit the voting rights of the holders of the Class A-1 membership units to proposals relating to the sale, exchange or other transfer of all or substantially all of the assets of the Company, the merger or consolidation of the Company with another entity, the dissolution of the Company, and certain amendments to our operating agreement. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove directors. The board’s decision to limit the voting rights of the Class A-1 membership units was made in light of the fact that currently the members receiving the Class A-1 membership units do not hold in the aggregate a sufficient number of membership units to control or substantially influence any given member vote.

The board believed that the new Class A-1 membership units should be structured so that the holders of the Class A-1 membership units continue to participate in the future growth and earnings of Husker Ag with the holders of our original membership units, without any preference given to our original (Class A) membership units, including distribution rights and any value to be received upon a change in control of the Company. At a minimum, the board decided that the new Class A-1 membership units would have the same rights to profits, losses, and distributions as our original Class A membership units.

To balance the limited voting rights of the new Class A-1 membership units, which was perceived by the board as a negative feature, the board chose to add discretionary distribution and liquidation preferences to the new Class A-1 membership units. While the board of directors would be prohibited from paying less distributions or liquidation payments to the new Class A-1 members, the board agreed to retain the discretion (i) to declare distributions to our Class A-1 members without declaring the same per unit distribution to our original Class A members; and (ii) to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the original Class A members.

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The board selected the 20-or-fewer membership unit cutoff because it would allow the Company to accomplish the objective of reducing its number of members holding our original membership units (Class A units) to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 membership units with the SEC.

To further ensure that the Company can maintain the number of Class A-1 unit holders below 500 or any future applicable threshold under the Securities Exchange Act, the board determined to add a provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our Class A-1 membership units that would result in there being more than 500 Class A-1 membership units. In addition, the board decided to add a similar provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our original membership units that would result in there being more than 300 Class A membership units.

After discussing the terms of the new Class A-1 membership units, the board approved the reclassification of our membership units such that members of record with 20 or fewer membership units prior to the reclassification would receive one Class A-1 membership unit for each membership unit held prior to the reclassification and unit holders of record with more than 20 membership units would remain unit holders of our original membership units, except that such membership units would then be designated as Class A units. The board determined that the Rule 13e-3 transaction was fair to our unaffiliated members, and specifically with respect to the unaffiliated members receiving Class A-1 membership units in the Rule 13e-3 transaction. In making this determination, the board did not utilize the following procedural safeguards:

•	the Rule 13e-3 transaction was not structured to require separate approval by a majority of those members who are not executive officers or directors of Husker Ag; and

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the board of directors did not retain any unaffiliated representative to act solely on behalf of members who are not officers or directors of the Company for purposes of negotiating the terms of the Rule 13e-3 transaction or to prepare a report regarding the fairness of the transaction.

In approving the Rule 13e-3 transaction, the board took into consideration the fact that, because members would be aware of the 20 membership unit cutoff for participating in the reclassification, members holding 20 or fewer membership units who would still prefer to continue holding our original Class A membership units, despite the board’s recommendation of the transaction, could elect to do so by acquiring sufficient membership units or consolidating ownership so that they would hold more than 20 membership units in their own name prior to the reclassification. This would allow a small unit holder to have some control over the decision as to whether to remain an original member after the reclassification is effected, or to exchange its original membership units for Class A-1 membership units.

The board directed management to proceed with a going private transaction that would result in the termination of our registration with the SEC and the suspension of Husker Ag’s reporting requirements under federal securities laws.

In mid-October 2007, Baird Holm LLP provided our board with a draft of the proposed Third Amended and Restated Operating Agreement to review and consider. On October 23, 2007, our board reviewed and considered the draft of the proposed Third Amended and Restated Operating Agreement prepared by legal counsel. That draft provided for the reclassification of all holders of 20 or fewer membership units into new Class A-1 membership units, which would have limited voting rights, the same rights to profits, losses and distributions (at a minimum) as original (Class A) membership units, and preferences for distributions and liquidations at the discretion of the board.

At the regular meeting of our board held on November 20, 2007, our board discussed with our legal counsel the terms of a revised Third Amended and Restated Operating Agreement provided by Baird Holm LLP in mid November. Our legal counsel had also segregated all necessary changes to our Operating Agreement that were unrelated to our deregistration into an amendment to the Second Amended and Restated Operating Agreement which was also provided by legal counsel for our board to review. Using the authority granted to our board in the Operating Agreement, the board approved certain miscellaneous amendments to our Second Amended and Restated Operating Agreement that were

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unrelated to the proposed going private transaction and were determined to be minor in nature The only material revision to the Operating Agreement contained in the amendment was an increase to the minimum capital expenditure requiring approval of our board of directors from a $20,000 limitation to a $50,000 limitation. (A copy of these amendments (Amendment No. 12) to our Second Amended and Restated Operating Agreement was filed with the SEC on November 30, 2007, as a Current Report on Form 8-K).

In reviewing the Third Amended and Restated Operating Agreement, the board determined to make several changes to the proposed new version of the Operating Agreement, including adding a minimum ownership threshold of 10 original (Class A) membership units and five Class A-1 membership units, or less if a unit holder already owns fewer than five units at the time of the reclassification, expanding the definition of “liquidation” for which the discretionary liquidation rights apply (to now include mergers and consolidations), and to place a cap on the discretionary distribution and liquidation preferences to $1 million each.

The board approved the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein with these changes. See “The Third Amended and Restated Operating Agreement – Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement” for a description of the changes to our operating agreement affected by the Third Amended and Restated Operating Agreement.

At our regular meeting of the board held on December 22, 2007, our board reaffirmed the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein in the form attached to this proxy statement as Appendix B.

As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interests of our unit holders, but to date we have determined that it would be in the best interests of our unit holders for Husker Ag to remain an independent going concern. From time to time we have received proposals from third parties for business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. During our consideration of the proposed going private transaction, our board did not seek or accept any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation

Husker Ag’s Reasons for the Rule 13e-3 Transaction.

Husker Ag is undertaking the Rule 13e-3 transaction at this time to end our SEC reporting obligations, which will enable us to save the Company and our members the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the Rule 13e-3 transaction and become a non-SEC reporting company are as follows:

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We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. These estimated expenses for 2008 are expected to include legal expenses ($125,000), accounting expenses ($125,000), cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act ($80,000), expenses for testing of internal controls in compliance with Section 404 ($50,000), costs associated with using an outside transfer agent ($20,000), and miscellaneous expenses including filing costs ($20,000). We will also realize cost savings from reduced staff and management time spent on reporting and securities law compliance matters. These amounts are just estimates, and the actual amount of savings may vary significantly from such estimates. The Company determined these estimated savings after considering expenses expected to continue after the going private transaction, such as the provision of periodic financial reports to our members.

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We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, and specifically in connection with the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act which are expected to be fully applicable to Husker Ag by the end of the fiscal year ending December 31, 2008, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will remain significant as regulations implementing the Act continue to be issued, without a commensurate benefit to our members. We expect to continue to provide our members with Company financial information on a periodic basis. Specifically, on a quarterly basis, we plan to either send out or otherwise make available to our members on our website, unaudited financial summaries of our results of operations for the quarter; and on an annual basis, we plan to provide a summary of our audited financial statements. However, these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

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In our board of directors’ judgment, the costs of continuing SEC registration substantially outweigh the benefits, given a number of factors, including that our compliance costs have increased as a result of heightened government oversight; the low trading volume in our membership units; that at the time our board approved the Rule 13e-3 transaction, approximately seventy percent (70%) of our unit holders held 20 or fewer membership units; and that our earnings are sufficient to support growth, and we therefore do not depend on raising capital from non-members in the public market and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities. We recognize, however, that our borrowing to finance the current expansion of our facility may limit our ability to borrow in the future and that there can be no assurance that we will be able to raise additional capital when required or that the cost of additional capital will be attractive.

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Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units are not listed on an exchange and historically have not been actively traded. Although trading of our membership units is facilitated by our Trading System, we do not enjoy sufficient market liquidity to enable our members to trade their units very easily. In addition, our membership units are subject to transferability restrictions, requiring board approval in most instances. While in the past we have considered easing the transfer restrictions for our membership units, we have not done so because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules of the Internal Revenue Code. Therefore, it is unlikely that our membership units will be actively traded. As a result, we do not believe that the continued registration of our membership units under the Securities Exchange Act will benefit our members in proportion to the costs we would expect to incur in the future.

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As an SEC reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in challenging our business operations. Some of this information includes the disclosure of our future business plans, disclosure of material agreements affecting our business, and disclosure of industry trends and contingencies that may impact our operating results. These competitors and potential competitors may use that information against us in an effort to take market share, employees and customers away from us. This is an increasing concern given the rapid expansion of the ethanol industry and the relative proximity of several ethanol plants recently built or currently under construction. Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

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Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our business.

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Continued compliance with SEC reporting requirements, and specifically the requirements of Section 404 of the Sarbanes-Oxley Act which is expected to be fully implemented by the end of 2008, may require us to hire additional accounting personnel solely to comply with the SEC reporting requirements, and even with additional personnel, we are concerned about our ability to attract and retain qualified management and employees given the increasingly competitive environment for quality personnel in the ethanol industry.

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Operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth.

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The Rule 13e-3 transaction proposal would allow us to discontinue our reporting obligations with the SEC, but still allow those unit holders receiving Class A-1 membership units to retain an equity interest in Husker Ag. Thus, our Class A-1 members would continue to share in our profits and losses and distributions.

•	Completing the Rule 13e-3 transaction at this time would allow us to begin to realize the cost savings and would allow our management and employees to redirect their focus to our business.

We considered that some of our members may prefer to continue as members of an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our membership units as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

The board realized that many of the benefits of a deregistration transaction, such as eliminating costs associated with SEC reporting obligations and allowing management and our employees to focus on core business initiatives, have been in existence for some time. However, it was not until the board felt the impact over time of the increasingly stringent regulation resulting from the Sarbanes-Oxley Act, specifically Section 404 compliance, that it began seriously to consider a strategic transaction that would result in the deregistration of our membership units. Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase beginning in 2008, when the Company becomes subject to the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act, following the recent extension by the SEC of the compliance deadlines. See “Background of the Rule 13e-3 Transaction” beginning on page 13.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above and as described in the discussion under “Purpose and Structure of the Rule 13e-3 Transaction” below, we do not have any other purpose for engaging in the Rule 13e-3 transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the Rule 13e-3 transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Rule 13e-3 transaction, if completed, would have different effects on the new Class A-1 members and the continuing (Class A) members. You should read the discussions below under “– Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction” below and “Effects of the Rule 13e-3 Transaction on Members of Husker Ag” beginning on page 39 for more information regarding these effects of the Rule 13e-3 transaction.

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We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification. The following were the alternative transactions considered, but rejected:

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Tender Offer to all Members. Our board of directors determined that we do not have the funds to effect a tender offer by the Company to our members and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of members tendering their membership units to reduce the number of members of record below 300, resulting in the requirement of a second-step merger which would in effect force smaller unit holders to liquidate their membership units. However, our board of directors did consider that a tender offer might provide our members with liquidity for their units.

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Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new entity formed solely to effect the reorganization. In a cash-out merger, members owning 20 or fewer membership units of Husker Ag would have received cash equal to the fair value of their membership units in exchange for their membership units, and all other membership units would have remained outstanding. Similar to its analysis regarding a tender offer, our board determined that we do not have the funds to effect a cash out merger. In making this determination, the board did not make a determination of the fair value of our membership units. Additionally, the receipt of cash in exchange for membership units generally would be a taxable event for those members receiving cash. In addition to these factors, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding membership units. Moreover, our board considered that a cash-out merger would be a forced liquidation of certain members and would not allow them to remain as owners of the Company. However, our board of directors did consider that a cash out merger might provide our members with liquidity for their membership units.

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Open Market Membership Unit Repurchase. The board considered announcing a buy-back plan and purchasing additional membership units on the open market. Although the transactional expenses associated with this repurchase plan would be low, it might not result in the desired reduction of members of record. The board determined that an open market repurchase program would deplete our working capital and possibly not adequately reduce the number of members of record. In addition, any membership unit repurchase plan by the Company would raise significant issues under the IRS publicly traded partnership rules.

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Business Combination. As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interest of our members, but to date we have determined that it would be in the best interest of our members for the Company to remain an independent going concern. From time to time we have received proposals from third parties for various business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. The board believes that by implementing a deregistration transaction, our management and employees will be better positioned to focus its attention on our business, and expenses will be reduced.

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Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated members and rejected this alternative.

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Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow. We believe that the expense savings resulting from the proposed reclassification would not adversely affect our ability

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to execute our business plan, but would instead position us to execute it more efficiently. For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

See “Purpose and Structure of the Rule 13e-3 Transaction” beginning on page 34 for further information as to why this reclassification structure was chosen.

Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction.

Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Third Amended and Restated Operating Agreement and the terms and provisions of the Rule 13e-3 transaction, are substantively and procedurally fair to our unaffiliated members. Our board of directors approved the Rule 13e-3 transaction.

In concluding that the terms and conditions of the Rule 13e-3 transaction are substantively fair to our unaffiliated members, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, the board considered the potential effect of the transaction as it relates to all unaffiliated members generally, to new Class A-1 members and to continuing members owning our original membership units to be designated Class A units. Because the transaction will affect members differently only to the extent that some will receive Class A-1 membership units in the Rule 13e-3 transaction and some will retain their original membership units, these are the only groups of members with respect to which the board considered the relative fairness and the potential effects of the Rule 13e-3 transaction. See “Effects of the Rule 13e-3 Transaction on Members of Husker Ag” below.

Substantive Fairness.

The board considered numerous factors, discussed below, in reaching its conclusions that Rule 13e-3 transaction is substantively fair to our members, including unaffiliated members who would receive Class A-1 membership units in the reclassification and our unaffiliated members who will retain their original membership units. In determining the fairness of the transaction, our board of directors also determined that the exchange of one Class A-1 membership units for one original (Class A) membership unit is substantively fair. In reaching these conclusions, the board considered the following effects on these constituencies:

Factors Affecting Fairness to all Members.

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Equity Interest in the Company. All members will continue to hold an equity interest in the Company and will continue to have the opportunity to participate in the Company’s future growth and earnings, including any premium obtained upon any future sale or change in control of the Company. Our board viewed this factor as supporting its determination of fairness since no members will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger.

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Cost Savings; Increased Book Value Per Membership Unit. As continuing equity owners of the Company, all members will realize the potential benefits of the reduced expenses as a result of no longer needing to comply with SEC reporting requirements. If we had been deregistered as of January 1, 2007, our book value per membership unit, which will include both our original Class A units and our Class A-1 units, would have increased by approximately $11.46 per unit or .5%, from $2,377.71 per unit on a historical basis, to $2,389.17 per unit on a pro forma basis as of December 31, 2007. This estimated increase in book value per membership unit is a direct result of the expected reduced expenses resulting from no longer needing to comply with SEC reporting requirements. See “Financial Information” beginning on page 58 for our pro forma financial statements. Moreover, these savings are expected on an annual basis and can therefore be expected to increase the book value of our membership units annually in the future. Our board considered the expected annual cost savings, which is reflected in the above book value per membership unit, as a significant factor supporting its determination of fairness since all members will benefit accordingly.

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•

Limited Benefits from SEC Registration. Our members receive limited benefit from us being an SEC-reporting company because of our small size, the lack of analyst coverage and limited trading of our membership units compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company. Our board viewed this factor as supporting its determination of fairness since we believe that the costs to our unaffiliated members of being a public company are not commensurate with the benefits to our members of being a public company.

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Tax Consequences. The board noted that the Rule 13-3 transaction would not result in a taxable event for members retaining their original membership units in the reclassification, nor would it result in a taxable event for our members who would receive Class A-1 membership units. The fact that the transaction would not result in a taxable event to either group contributed to the board’s recommendation and conclusion as to the fairness of the transaction to unaffiliated members who would retain their original membership units or who receive Class A-1 membership units following the reclassification.

•

Loss of Benefits of SEC Registration of our Original Membership Units. After the reclassification transaction, neither our original (Class A) membership units nor our Class A-1 membership units would be registered under the Securities Exchange Act of 1934. This would reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events and copies of material contracts involving the Company. Once our SEC reporting obligations are suspended, we would not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act of 1934, as amended, and our officers would not be required to certify the accuracy of our financial statements under SEC rules. The board noted that, while the loss of the benefits of SEC registration, standing alone, was negative in its fairness determination, the fact that our board intended to continue to provide all members with quarterly financial summaries along with a summary of the annual audited financial statements, mitigated the loss of public information about the Company due to the Company’s deregistration with the SEC.

•

Lower Public Profile in Community. Our board noted the Company’s importance in our local community given the number of local investors, the number of employees working at the plant and the amount of corn purchased by the Company from local producers. The board considered that some of our members may consider a lower public profile for the Company as a potential negative for the proposed Rule 13e-3 transaction. Our board determined that this negative factor was minimal given the benefits of the proposed transaction to all of our members, and the fact that the Company will continue to encourage all of its members to attend its annual meeting where the board will continue to answer appropriate questions from the floor. Moreover, the Company intends to continue to be a good corporate citizen in the community.

•

Ability to Liquidate or Acquire Membership Units. Our members may have limited opportunities to acquire or sell sufficient original membership units such that they may control whether they would retain our original Class A membership units or receive Class A-1 membership units in the Rule 13e-3 transaction because our membership units are not actively traded and have no established public market, except for trading on our Trading System. Members must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity, it may be difficult for some of our unaffiliated members to acquire additional membership units at an acceptable price. Our board viewed this factor as a negative factor to the members who want to control whether they retain Class A membership units or receive Class A-1 units. In an effort to make it easier to acquire or sell membership units before the Rule 13e-3 transaction, our board has agreed to waive transfer fees and to make trading available outside the Trading System to the extent allowed under the publicly traded partnership rules. We currently intend to keep this window open until approximately 48 hours prior to the date of the special meeting, or such other time as reasonably determined by our board of directors.

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•

No Right to Dissent. Our members who do not believe that the Rule 13e-3 transaction is fair to them do not have the right to dissent from the transaction. While as noted above there may be some opportunity for our members to sell their units, our board noted this was a negative factor in its fairness determination of the Rule 13e-3 transaction.

•

Unaffiliated Members Treated Same as Affiliated Members. Our affiliated members will be treated in the same manner in the reclassification transaction as our unaffiliated members and will be reclassified according to the same standards.

Factors Affecting Fairness to Members Receiving Class A-1 Membership Units.

In addition to the factors applicable to all of our unaffiliated and affiliated members set forth above, in making its fairness determination, the board considered the relative advantages and disadvantages of the rights associated with the Class A-1 membership units, including the following:

•

Lower Ownership and Transfer Limitations. Our Class A-1 membership units would have a smaller ownership and transfer limitation than our original Class A units. For Class A-1 membership units, a member may not own or transfer fewer than five units, or less if a unit holder already owns fewer than five units. By comparison, there would be a 10 membership unit ownership and transfer minimum that would apply to our Class A members. Our board considered this lower transfer limitation to be a significant factor supporting its determination of fairness for our Class A-1 members. Since our trimester Trading System began in December 2004, over 70% of the trades have involved blocks of 10 membership units or less. Based on these factors, our board believes that there may be a larger class of potential investors for the new Class A-1 membership units than for our original Class A membership units, which would mean that there may be greater liquidity for our Class A-1 members than for our Class A members.

•

Discretionary Distribution Preference. Holders of our Class A-1 membership units would have a discretionary distribution preference over our original Class A units, subject to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000. To begin with, our board of directors considered it significant that no distributions may be made to holders of our original Class A membership units without making an equal per unit distribution to holders of our Class A-1 membership units. In addition, our board of directors considered this discretionary preference as a benefit to those members receiving Class A-1 membership units. For example, should it become clear that the value of our Class A-1 membership units has fallen significantly below the Class A membership units after the Rule 13e-3 transaction, this distribution preference would provide our board with the flexibility to attempt to equalize the values of the two classes of membership units, at least in the short-term. However, this is not a mandatory distribution and there is no guarantee that our board of directors would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

•

Discretionary Liquidation Preference. Holders of our Class A-1 membership units would have a discretionary liquidation preference over our original Class A units, subject to a maximum cumulative total preferential liquidation to all Class A-1 members as a class in the amount of $1,000,000. Again, our board of directors considered it significant that no liquidation payments may be made to holders of our original Class A membership units without making an equal per unit payment to holders of our Class A-1 membership units. This right, along with the ability of our Class A-1 members to vote on a change in control event, such as a sale of the Company, would put the Class A-1 members on no less than equal footing with our Class A members in the event of a liquidation of the Company. In addition, our board of directors considered this discretionary preference as a benefit to those members receiving Class A-1 membership units. However, this is not a mandatory payment and there is no guarantee that our board of directors would ever declare all or any part of this allowed preferential liquidation payment to the Class A-1 members. Further, given that there is a limited market for the Company’s membership units and that the most likely liquidity event for the majority of our members will be a sale or merger of the Company, our board believes that the equal or greater liquidation rights granted to our Class A-1

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membership units is a significant benefit to our Class A-1 members which would help equalize the value of our Class A-1 membership units in comparison to our Class A membership units. following the reclassification transaction.

•

Ability to Consolidate Membership Units. As noted above, our smaller unaffiliated members of record who prefer to remain as holders of our original Class A membership units, may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own names immediately prior to the Rule 13e-3 transaction. While the limited market for our membership units may make acquiring additional membership units difficult, such members may also combine ownership of their membership units with those owned by family members or other unit holders into one record account (for example, a family company or trust). We believe that consolidating with additional membership units is an option available to our unaffiliated members and our unaffiliated members may weigh the costs and benefits of implementing such a strategy. In an effort to make it easier to consolidate membership units before the Rule 13e-3 transaction, our board has agreed to waive transfer fees and to make trading available outside the Trading System to the extent allowed under the publicly traded partnership rules. We currently intend to keep this window open until approximately 48 hours prior to the date of the special meeting, or such other time as reasonably determined by our board of directors. The board considered this ability to consolidate membership units as a positive factor for those members who would prefer to retain their original Class A membership units.

•

Involuntary Surrender of Membership Units. Members holding 20 or fewer membership units at the effective date of the reclassification transaction would be required to surrender their original membership units involuntarily in exchange for Class A-1 membership units. The board considered this as a negative factor, although it noted that such members would still have the opportunity to participate in any future growth and earnings of the Company and would not be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger.

•

Limited Voting Rights on Class A-1 Membership Units. The holders of Class A-1 membership units will have limited voting rights, and generally be entitled to vote only upon a proposed change in control of the Company, such as the merger of the Company with another entity or the sale of all or substantially all of the Company’s assets. The holders of Class A-1 membership units will not be entitled to vote on the election of directors and therefore, will have no influence on the future composition of the board of directors or senior management team of the Company. The board noted, however, that the members receiving Class A-1 membership units currently have limited influence on member votes, since those members hold an aggregate of approximately 16% of our outstanding membership units as of May 31, 2008. The board viewed the limited voting rights as a negative factor to the members receiving Class A-1 membership units.

•	Other. No brokerage or transaction costs are to be incurred by our unaffiliated Class A-1 members in connection with the reclassification of their units.

While our board viewed the limited voting rights and the involuntary surrender as negative factors to the members receiving Class A-1 membership units, the board concluded that the overall terms of the Class A-1 membership units were fair to the unaffiliated members receiving Class A-1 membership units, since the Class A-1 membership units would have lower ownership and transfer limitations, and include a discretionary liquidation and distribution preference compared to our original (Class A) membership units. Additionally, although members receiving Class A-1 membership units upon the reclassification of their units do so involuntarily, our board considers it important that these members would continue to participate in any future growth and earnings of the Company. Based upon the foregoing reasons, the board considered the fairness of the overall terms of the Class A-1 membership units as a factor supporting its conclusion of fairness of the Rule 13e-3 transaction.

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Factors Affecting Fairness to Members Retaining our Original Class A Membership Units.

In addition to the factors applicable to all of our unaffiliated and affiliated members set forth above, in making its fairness determination, the board considered the relative advantages and disadvantages of the rights associated with our original (Class A) membership units, including the following:

•

Voting Rights. Holders of our Class A membership units would continue to have voting rights on all matters on which the holders of our original membership units are entitled to vote, including but not limited to the election of directors and a proposed change in control of the Company. Because we expect that approximately 4,830 units of our original membership units would be reclassified into Class A-1 membership units with limited voting rights, each member retaining our original Class A membership units will have his or her voting influence increased by approximately 19% per unit. For example, a member who owned 2.0% of our original membership units prior to the reclassification transaction will own approximately 2.38% of our Class A membership units after the reclassification; an increase of 19% in his or her relative voting power. The board viewed this increased voting influence as a benefit to the members retaining our original membership units.

•

Transfer Limitations. Following the Rule 13e-3 transaction, holders of our Class A membership units would not be able to transfer fewer than 10 units, and similarly would not be able to transfer any of their membership units that would result in the transferor owning fewer than 10 membership units. By comparison, there would be a five membership unit transfer minimum that would apply to our Class A-1 members. The board viewed these transfer restrictions as a disadvantage to the members retaining our original membership units.

•

Ownership Restrictions. After the Rule 13e-3 transaction, our Class A members would continue to be subject to the 30% ownership limitation, meaning that they could not own more than 30% of the total issued and outstanding Class A units. By comparison, within the class of Class A-1 membership units, Class A-1 members would not be subject to this 30% ownership limitation. Because of the projected reduction in the number of outstanding Class A membership units after the reclassification transaction, this 30% limitation would reduce the number of our original membership units that could be owned by our Class A members. Our board of directors considered these ownership restrictions as a relative disadvantage to our Class A members. On the other hand, because this 30% ownership limitation would continue to restrict the ability for a single member, or small group of members, to control the Company in the same proportional manner as before the reclassification transaction, the board believes this continued ownership restriction is a relative factor supporting those members holding relatively small blocks of either Class A or Class A-1 membership units.

•

Subject to Discretionary Distribution and Liquidation Preference to Class A-1 Units. Because of the discretion granted to our board of directors, the Class A-1 membership units will rank senior in priority to the Class A units with respect to distribution rights and rights related to the liquidation or dissolution of the Company. However, in addition to being discretionary rather than mandatory, these distribution and liquidation preferences are subject to the cumulative maximum payments of $1 million for the distribution preference and $1 million for the liquidation preference. While there is no guaranty that our board will ever make such a discretionary payment to the Class A-1 members, our board of directors would have the sole discretion to make any such preferential payment to the Class A-1 members – for any reason. Any such payments made to the Class A-1 members would reduce the amount of payments available to the Class A members. The board viewed the liquidation and dividend preference as a disadvantage to the members retaining our original (Class A) membership units.

•

Reduced Liquidity. The liquidity of our unaffiliated Class A membership units would likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our original membership units. Our board considered this reduced liquidity as a negative factor to our members retaining our original membership units.

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Our board of directors believes the increased transfer and ownership restrictions, along with the subordination of the Class A membership units to the Class A-1 membership units is fair to the shareholders retaining our original Class A membership units, because the holders of our Class A membership units would continue to have unlimited voting rights.

Our board of directors believes that the potentially countervailing factors referenced above did not, individually or in the aggregate, outweigh the overall substantive fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they be continuing holders of our original Class A units or new Class A-1 unit holders and that such negative factors are outweighed by the positive factors previously described. In particular, our board recognized that the limited market for our membership units, the restrictions on transferring our membership units and the possible costs associated with a transfer may make it difficult to acquire or sell sufficient membership units to control which class of securities they will hold following the Rule 13e-3 transaction. However, our board believes that the availability of alternatives such as combining or dividing record accounts may provide our members with some flexibility in this regard.

In reaching its conclusion that the reclassification transaction is substantively fair to our unaffiliated members who will receive Class A-1 membership units and those who will retain their original Class A membership units, we did not consider the current or historical market price of our membership units, our going concern value, or the liquidation value of our assets to be material, because members are not being “cashed out” in connection with the Rule 13e-3 transaction, and members receiving Class A-1 membership units will continue to hold an equity interest in the Company and will participate equally with the holders of our original Class A membership units in the event of a change in control of the Company, such as a merger or a sale of all or substantially all of our assets. Additionally, the board determined that the overall terms of the Class A-1 membership units were substantively fair to all of our unaffiliated members. The board determined that since the qualitative advantages and disadvantages of the terms of the Class A-1 membership units are balanced, as compared to the rights related to our original Class A membership units, no further quantitative analysis, such as a review of the current or historical market price of our membership units, our going concern value, or the liquidation value of our assets, was necessary. In addition, neither the economic rights nor preferences of our unaffiliated members will change and will remain the same as our affiliated members as a result of the reclassification transaction. Additionally, our unaffiliated members are afforded the right to participate in our profits and losses on the same basis as our affiliated members and none of our unaffiliated members are being cashed out as a part of the reclassification transaction.

We did not consider the current market prices because our units are not traded on a public market but instead are traded in privately negotiated transactions within our Trading System, in which the current market price may or may not be determinative. Any effect that the reclassification transaction has on the current market price will be the same for our unaffiliated unit holders and affiliated unit holders alike. In addition, neither the economic rights nor preferences of our unaffiliated members will change and will remain the same as our affiliated members as a result of the reclassification. Moreover, none of our unaffiliated members are being cashed out as a result of the reclassification transaction.

We did not consider the historical market prices because we do not expect the reclassification transaction to have any effect on the historical market prices. Although we have seen a slight decline in the average price paid for our units over the past two years, we do not believe that this was the result of the reclassification transaction. Our units are not traded on a public market and are instead traded only in privately negotiated transactions within our Trading System and thus the historical market prices may or may not be determinative of actual prices. Moreover, the decline in the average price of our units began before the Company engaged in the reclassification transaction. Finally, none of our unaffiliated members are being cashed out as a part of the reclassification transaction.

We did not consider the going concern value because the going concern value will be determined by the market at the time of a sale. We strongly considered the amount of annual savings as a result of the Rule 13e-3 transaction – an estimated $420,000 per year savings. However, the reclassification transaction will not likely have a significant effect on the Company’s value on a going forward basis and will not be determinative of the going concern value. In addition, pursuant to our Third Amended and Restated Operating Agreement all our unaffiliated unit holders will be afforded the right to participate equally on an economic basis (as well as participating in any related member votes thereon) in any sales of the Company and the eventual distribution of residual funds.

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Notwithstanding the liquidation preference granted to our Class A-1 members, we did not consider liquidation value because the Company believes the reclassification transaction will not have a material effect on the liquidation value of our units. Pursuant to our Third Amended and Restated Operating Agreement, the rights of our unaffiliated, like our affiliated members, will not change and all our members will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members. In addition, our Third Amended and Restated Operating Agreement provides all our members, both affiliated and unaffiliated, as well as both Class A and Class A-1, an equal vote in the dissolution of the Company. As noted above, however, when considering the fairness of this transaction to our members receiving Class A-1 membership units, we did consider the discretionary liquidation preference granted our Class A-1 membership units.

We also did not consider any repurchases by the Company over the past two years or any report, opinion, or appraisal or firm offer by unaffiliated parties within the past two years because the Company did not purchase any of its own membership units in the past two years. The Company’s affiliates, being our directors, have purchased some membership units during the past two years. See “Membership Unit Purchase Information” beginning on page 70. However, we did not consider this to be material because, other than those units purchased in the rights offering in January 2007 which were made available to all of our members, our directors have only purchased 35 membership units during the past two years. The Company did not receive any report, opinion or appraisal or any firm offers within the past two years.

For the foregoing reasons, none of the members of our board of directors or management received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our members including the value of our Class A-1 membership units.

Our board of directors believes that the conversion of our original membership units into Class A-1 membership units on a one-to-one basis in the Rule 13e-3 transaction is fair to members receiving Class A-1 membership units, because, upon a change of control of the Company, including a sale or merger of the Company, or a liquidation of the of the Company, holders of Class A-1 membership units will receive the same or greater value for their units than holders of our original (Class A) membership units. The board believes that any diminution in the value of the Class A-1 membership units, compared to the Class A membership units, that might otherwise occur due to its limited voting rights is more than offset by the increase in value of the Class A-1 membership units compared to the Class A membership units due to its less restrictive transfer restrictions and distribution and liquidation preferences. Further, given that there is a limited market for the Company’s membership units and that the most likely liquidity event for the majority of our members will be a sale or merger of the Company, our board believes that the value of the Class A-1 membership units will be, and will remain, at least equivalent to that of our Class A membership units following the reclassification transaction.

With one exemption noted below, the board is not aware of any material contracts, negotiations or transactions during the preceding two years for (1) the merger or consolidation of the Company into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of the Company; or (3) a tender offer for any outstanding membership units of the Company.

The one exception occurred in June of 2006, when Husker Ag received a written letter of intent proposal from a company to pursue a possible acquisition of Husker Ag. After modifications, the letter of intent proposal was for a merger transaction with Husker Ag in which our members would be paid a combination of cash and stock of the acquiring entity (but not more than 50% cash in the aggregate) for a net purchase price payable to members of $145 million, subject to certain adjustments and numerous conditions. This was not a binding offer on the part of the proposed buyer and contained certain financial conditions which were likely to result in a reduction of the offer price.

In response, after informing itself of the offer and its terms, on August 9, 2006, our board of directors voted not to proceed with the letter of intent proposal, at least partially due to the fact that our board was concerned about the ultimate value of the transaction including the value of the stock of the

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buyer to be received in the merger. On August 22, 2006, we notified our members of this letter of intent proposal and the board’s decision not to proceed. The proposed buyer had intended to go public by acquiring ethanol production companies including Husker Ag. However, subsequent to our board’s decision, we learned that the proposed buyer did not consummate the purchase of any ethanol production companies and ultimately abandoned its efforts to do so.

The board did not consider this offer to be material in its fairness determination – except to the extent that the board acknowledged that, in the event of the ultimate sale of the Company, Class A-1 members would be assured of receiving at least as much per membership unit as Class A members.

Procedural Fairness.

We believe that the Rule 13e-3 transaction would be procedurally fair to our unaffiliated members, including both those that would be continuing holders of our original (Class A) membership units and those that would become new Class A-1 unit holders. In concluding that the Rule 13e-3 transaction is procedurally fair to our unaffiliated members, the board of directors considered a number of factors. The factors that our board of directors considered positive for all unaffiliated members, including both continuing Class A members and new Class A-1 members, included the following:

•	the Rule 13e-3 transaction is being effected in accordance with all applicable requirements of Nebraska law;

•

our board discussed the possibility of forming an independent special committee and/or retaining an unaffiliated representative to evaluate the transaction. However, the board considered that board members would be treated the same as the other unaffiliated members and would not be entitled to any special benefits in the transaction, two of our board members own units that would be reclassified as Class A-1 units while one other board member does not own any membership units in Husker Ag, and the threshold of 20 membership units set in connection with the reclassification was determined without regard to the membership unit ownership of the board members. For these reasons, the board concluded that a special committee or other unaffiliated representative was not needed. The board felt that it was able to adequately balance the competing interest of the unaffiliated unit holders in accordance with its fiduciary duties and that any additional protections that may be afforded by a special committee would not be significant;

•

the board retained and received advice from legal counsel in evaluating the terms of the Rule 13e-3 transaction and the terms of the reclassification as provided in the Third Amended and Restated Operating Agreement, including the balancing of the rights of the continuing Class A members and the new Class A-1 members, and also including the possible creation of a special committee of the board of directors or retention of unaffiliated representative(s) to evaluate the Rule 13e-3 transaction on behalf of unaffiliated members;

•

management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification and thus not possible for the Company based on our available funds, or potentially ineffective in achieving the goal of eliminating the costs and burdens of public company status;

•

our existing members would have the opportunity to determine whether or not they will remain holders of our original membership units, to be renamed Class A units, after the Rule 13e-3 transaction by acquiring sufficient membership units so that they hold more than 20 membership units immediately prior to the Rule 13e-3 transaction, combining ownership of membership units with family members or other unit holders in one record account (for example, a family company or trust) or selling sufficient membership units so that they hold 20 or fewer membership units immediately prior to the Rule 13e-3 transaction. Members also must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity and infrequent trading of our membership units, it may be difficult for some of our members to acquire additional membership units at an acceptable price; and

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•

to implement the Rule 13e-3 transaction it must be approved by the affirmative vote of two-thirds of our membership units entitled to vote at the special meeting; and as of the record date, members of our board of directors beneficially hold 5,878 membership units or 19.51%.

The board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of our original membership units or new Class A-1 membership unit holders.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which would affect both continuing holders of our original membership units and new Class A-1 members to the same degree, on the procedural fairness of the Rule 13e-3 transaction:

•

although the interests of the continuing holders of our original membership units would be different from the interests of the new Class A-1 members and could create actual or potential conflicts of interest in connection with the Rule 13e-3 transaction, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the new Class A-1 members for the purpose of negotiating the terms of the Rule 13e-3 transaction or preparing a report concerning the fairness of the Rule 13e-3 transaction;

•

the transaction is not structured to require approval of at least two-thirds of unaffiliated members although at the time the Rule 13e-3 transaction was approved by our board of directors, members of our board beneficially hold 5,878 membership units or 19.51% of the total outstanding membership units.

•	we did not solicit any outside expressions of interest in acquiring the Company; and

•

we did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those unit holders receiving Class A-1 units or the fairness of the transaction to Husker Ag.

The board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of our original membership units or new Class A-1 members, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in its aggregate ownership of membership units following the Rule 13e-3 transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

We therefore believe that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated members, including those that are continuing holders of our original (Class A) membership units and those that are new Class A-1 members, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the Rule 13e-3 transaction is unfair to our unaffiliated members, whether they would be Class A members or new Class A-1 members.

In reaching its conclusion that the Rule 13e-3 transaction would be fair to both our unaffiliated new Class A-1 members and our continuing unit holders, the board did not consider the current or historical market price of our membership units, our going concern value, our net book value or the liquidation value of our assets to be material. Our board did not believe these factors to be material because our members are not being “cashed out” in connection with the Rule 13e-3 transaction, and we would continue to have the same number of membership units outstanding with the same general economic rights and preferences, other than the discretionary distribution and liquidation preferences that

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would be provided to Class A-1 members as discussed above. As a result, new Class A-1 members would continue to hold an equity interest in Husker Ag and would therefore, at a minimum, participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A membership units in our profits and losses, the receipt of distributions, and the benefits resulting from any sale of Husker Ag. See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Comparative Market Price Data” beginning on page 63 for the current and historical market price of our membership units. Instead of the foregoing factors, the board subjectively considered the collective advantages of the Class A-1 membership units, including the discretionary distribution and liquidation preferences, the lower Class A-1 membership unit ownership and transfer limit, as compared to the collective benefits of the continuing holders of our original membership units (to be renamed Class A units), including the continuing right to vote and otherwise act with respect to directors and our operating agreement and the increased percentage of voting power that the Class A members would have following the Rule 13e-3 transaction. The board also subjectively considered the relative disadvantages of the two classes of membership units, including the limitations on voting and decision-making in the case of the Class A-1 membership units, and the lack of distribution and liquidation preferences and the more restrictive ownership limitation in the case of the Class A membership units. In addition, the board also evaluated the benefits that would be shared by both the Class A members and the Class A-1 members, such as the ability to vote upon certain events, such as proposals for consolidation, merger or dissolution of the Company, the ability to benefit from the cost savings associated with the Rule 13e-3 transaction and the opportunity to share in our future growth and earnings.

As a result of the analysis described above, we believe that the Rule 13e-3 transaction is substantively and procedurally fair to all of our members, for the reasons and factors described above. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Rule 13e-3 transaction is unfair to any of our unit holders.

We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated members access to our company files beyond the access granted generally under our Second Amended and Restated Operating Agreement, which is described below, or to obtain counsel or appraisal services at our expense. With respect to unaffiliated members’ access to our company files, our board determined that this proxy statement, together with our other filings with the SEC and information they may obtain pursuant to our Second Amended and Restated Operating Agreement, provide adequate information for unaffiliated members. With respect to obtaining counsel or appraisal services solely for unaffiliated members at our expense, the board did not consider these actions necessary or customary. Under Nebraska limited liability company law and our Second Amended and Restated Operating Agreement, subject to general privacy and confidentiality issues, all of our members have the right to copies of our Articles of Organization and Operating Agreement, minutes of all member meetings for the past three years, written communications to our members generally within the past three years, annual financial statements, lists of our directors, and the most recent report filed with the Nebraska Secretary of State. Upon written notice of at least five business days, any member may inspect and copy these records during regular business hours. Moreover, upon written demand made in good faith and for a proper purpose, members may inspect and copy excerpts of minutes of board meetings, accounting records and our membership register, to the extent such records are directly connected with the requesting member’s purpose. In deciding not to adopt these additional procedures for access to our company files or to obtain counsel or appraisal services for our members at our expense, the board also took into account factors such as Husker Ag’s size and the cost of such procedures.

We have not structured the transaction to require the approval of at least a majority of unaffiliated unit holders. Because our affiliated and unaffiliated unit holders will be treated identically in terms of the approval process of the reclassification transaction, the board believes a special vote is not necessary. In addition, a majority of directors who are not employees of the subject company has not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders. Again, because our affiliated and unaffiliated unit holders will be treated identically in terms of the approval process of the reclassification transaction, the board believes an unaffiliated representative is unnecessary.

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Board Recommendation.

Our board of directors believes the terms of the Rule 13e-3 transaction are fair and in the best interests of our unaffiliated members and recommends that you vote “FOR” the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that would allow us to effect the Rule 13e-3 transaction.

Reasons and Purpose for the Rule 13e-3 Transaction by Husker Ag Affiliates.

Messrs. Robert E. Brummels, Ronald A. Fick, Kent A. Friedrich, Stanley Gyberg, James Hall, Mike Kinney, Walter Kittrell, Fredrick J. Knievel, James Krause, David Stearns, J. Alex Thramer, Gerald Winter, and Leonard Wostrel are joining in the filing of this proxy statement solely because under the SEC rules they are affiliates of the Company, as its directors and executive officers. In their capacities as officers and directors of the Company, they have played a role in the Company’s review and consideration of the Rule 13e-3 transaction and participated in the deliberations of the Company’s board of directors. See “Background of the Rule 13e-3 Transaction.” Except for Mr. Knievel who voted against this transaction, our affiliates’ reasons and purposes for engaging in the Rule 13e-3 transaction are the same as those of the Company, and such affiliates do not have any independent, personal reasons or purposes for engaging in the Rule 13e-3 transaction apart from those of the Company. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation—Husker Ag’s Reasons for the Rule 13e-3 Transaction” above, and “Purpose and Structure of the Rule 13e-3 Transaction” below.

Position as to the Fairness of the Rule 13e-3 Transaction by Husker Ag Affiliates.

The rules of the SEC require Messrs. Robert E. Brummels, Ronald A. Fick, Kent A. Friedrich, Stanley Gyberg, James Hall, Mike Kinney, Walter Kittrell, Fredrick J. Knievel, James Krause, David Stearns, J. Alex Thramer, Gerald Winter, and Leonard Wostrel to express their belief as to the substantive and procedural fairness of the Rule 13e-3 transaction to the Company’s unaffiliated members. Except for Mr. Knievel, each of our affiliates, who serve as a director or executive officer of the Company, believes that the Rule 13e-3 transaction and the terms and provisions of the reclassification provided in our proposed Third Amended and Restated Operating Agreement, are substantively and procedurally fair to our unaffiliated members, including both unaffiliated unit holders that will be continuing members and unaffiliated members who will be new Class A-1 members if the reclassification is implemented. In reaching this conclusion, Messrs. Brummels, Fick, Friedrich, Gyberg, Hall, Kinney, Kittrell, Krause, Stearns, Thramer, Winter, and Wostrel relied upon the same factors considered by and the analyses and conclusions of the full board of directors, and each of them adopts such analyses and conclusions as their own. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule13e-3 Transaction; Board Recommendation—Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction” above.

Mr. Knievel voted against the Rule 13e-3 transaction. He did not base his “no” vote on the substantive or procedural fairness of the transaction. Instead, Mr. Knievel voted against the transaction because he did not believe it was in the best interest of the members of Husker Ag – including both our affiliates and our unaffiliated members. Specifically, Mr. Knievel voted against the Rule 13e-3 transaction for the following reasons: he believes that (i) the benefits to our members of being an SEC-reporting company outweigh the burdens resulting from our SEC reporting obligations; (ii) being an SEC-reporting company might allow Husker Ag greater flexibility in entering into certain transactions with other companies in the industry, (including potential mergers, acquisitions and sales of our assets and/or membership units); and (iii) certain events may occur after the Rule 13e-3 transaction (such as a merger with another company in the ethanol industry) that would result in an increase in either our Class A or Class A-1 membership units which would once again require us to become an SEC reporting company.

Purpose and Structure of the Rule 13e-3 Transaction

The purposes of the Rule 13e-3 transaction are to:

•	consolidate ownership of our original membership units in under 300 unit holders of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings.

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We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. We will also realize cost savings from reduced staff and management time spent on reporting and securities law compliance matters;

•	allow our management and employees to refocus time spent on SEC-reporting obligations and unit holder administrative duties to our business; and

•	help protect sensitive business information from required or inadvertent disclosure that might benefit our competitors.

For further background on the reasons for undertaking the Rule 13e-3 transaction at this time, see “– Background of the Rule 13e-3 transaction” beginning on page 13 and “– Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” beginning on page 20.

The structure of the Rule 13e-3 transaction will give all our members the opportunity to retain an equity interest in Husker Ag and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The board elected to structure the transaction to take effect at the record unit holder level, meaning that Husker Ag will look at the number of original membership units registered in the name of a single holder to determine if that holder’s units will be reclassified. The board chose to structure the transaction this way in part because it determined that this method would provide Husker Ag with the best understanding at the effective time of how many members would have their original membership units reclassified. In addition, the board considered that effecting the transaction at the record unit holder level would allow members some flexibility with respect to whether they will be treated as continuing holders or our original membership units or new Class A-1 members. See “Effects of the Rule 13e-3 Transaction on Members of Husker Ag” beginning on page 39. The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing holders or our original membership units and new Class A-1 members. Overall, the board determined that structuring the transaction as a reclassification that would affect members at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving members the flexibility to transfer their holdings. For further background on the alternative structures considered by the board of directors and the selection of the reclassification threshold, see “Background of the Rule 13e-3 Transaction” beginning on page 13 and “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” beginning on page 20.

Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals after the Rule 13e-3 Transaction

The Rule 13e-3 transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on our Original Membership Units and our New Class A-1 Membership Units.

Our Second Amended and Restated Operating Agreement currently authorizes the board to issue membership units without member approval. The number of authorized membership units would remain unchanged after completion of the Rule 13e-3 transaction. As of the record date, the number of outstanding membership units was 30,130. Based upon our best estimates, if the Rule 13e-3 transaction had been consummated as of the record date, the number of our outstanding original membership units would have been reduced from 30,130 to approximately 25,300, there would be approximately 4,830 new Class A-1 membership units issued, the number of holders of our original membership units would have been reduced from approximately 583 to approximately 179, or by approximately 404 unit holders of

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record, and approximately 404 members of record of Class A-1 membership units would have been created through the issuance of 4,830 new Class A-1 membership units. We have no other current plans, arrangements or understandings to issue any membership units.

Termination of Securities Exchange Act Registration and Reporting Requirements.

Upon the completion of the Rule 13e-3 transaction, we expect that our original membership units would be held by fewer than 300 members of record. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act.

The suspension of the filing requirement would substantially reduce the information required to be furnished by us to our members and to the SEC. Therefore, we estimate that we would eliminate costs and avoid anticipated future costs associated with these filing requirements, which we estimate to be approximately $420,000 on an annual basis. These annual costs are broken down as follows:

Description	Amount
Accounting Expenses	$125,000
Securities Law Counsel	125,000
Additional Personnel – with benefits	80,000
Sarbanes-Oxley Section 404 Compliance; Testing Internal Controls and Related Audit	50,000
Transfer Agent	20,000
Miscellaneous, including Filing Fees	20,000

Total	$420,000

We will apply for termination of the registration of our original membership units and suspension of our SEC reporting obligations as soon as practicable following completion of the Rule 13e-3 transaction. Following completion of the Rule 13e-3 transaction, we intend to continue to provide our members with periodic financial information about Husker Ag.

The Class A-1 membership units that would be issued in the reclassification would have the rights and preferences described on pages 49 through 51 of this proxy statement as well as in the attached Appendix B, which is a copy of the proposed Third Amended and Restated Operating Agreement. For additional information regarding our capital structure after the Rule 13e-3 transaction, see “Description of Membership Units.”

Potential Registration of the Class A-1 Membership units or Discontinuation of our Suspended Duty to Report.

After the Rule 13e-3 transaction, we anticipate that there will be up to approximately 404 Class A-1 unit holders of record. If the number of record holders of our Class A-1 membership units exceeds 500 on the last day of any given fiscal year, Husker Ag will be required to register the Class A-1 membership units under Section 12(g) of the Securities Exchange Act. As a result, Husker Ag would be subject to all of the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes-Oxley Act to which it is currently subject. For this reason, the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement include a provision that would give our board of directors the authority to disallow a transfer of Class A-1 membership units if it believes that a transfer would result in the Class A-1 membership units being held by 500 or more Class A-1 members or another number that otherwise obligates the Company to register its Class A-1 membership units under Section 12(g) of the Securities Exchange Act. We do not anticipate any significant change in the number of record holders of Class A-1 membership units in the near term that would obligate us to register our Class A-1 membership units.

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Similarly, if the number of our holders of record of our original membership units exceeds 300 on the last day of any given fiscal year, the suspension of our duty to file reports under Section 15(d) of the Securities Exchange Act would be discontinued, and as a result, Husker Ag would be subject to the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes Oxley Act to which it is currently subject. For this reason, the Third Amended and Restated Operating Agreement also contains a new restriction on the transfer of membership units that would give our board of directors the authority to disallow a transfer of membership units if it believes that the transfer would result in the membership units being held by 300 or more members. We estimate that following the Rule 13e-3 transaction, we would have 179 record holders of our original membership units and do not anticipate any significant change in the number of unit holders of record that would oblige us to resume our periodic reporting with the SEC.

Effect on Trading of Our Original (Class A) Membership Units.

There is no established trading market for our membership units. To maintain its partnership tax status, our members may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. Our board will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include: (a) transfers by gift, (b) transfer upon death of a member, (c) transfers between family members, and (d) transfers that comply with the “qualifying matching services” requirements allowed by the Internal Revenue Code. Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

In order to facilitate trading of our membership units in a qualifying matching service, in December 2004, we began operating our own trading system (the “Trading System”) limited to trading in our membership units. The Trading System operates on a trimester basis commencing December 1, April 1 and September 1 of each year. The Trading System is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotes. The Trading System does not automatically affect matches between potential sellers and buyers and it is the sole responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer our membership units may be reached. There are detailed timelines that must be followed under the Trading System Rules and Procedures with respect to offers and sales of our membership units. All transactions must comply with the Husker Ag Trading Systems Rules and Procedures, our operating agreement, and are subject to approval by the our board of directors.

The Husker Ag Trading System has been designed to comply with federal tax laws and IRS regulations establishing a “qualified matching service,” and as a result, transfers of our membership units are strictly regulated. The Husker Ag Trading System Rules and Procedures are available on the our website, www.huskerag.com.

The Husker Ag Board of Directors has adopted a policy that the Trading System is intended to be the exclusive method of trading membership units for value in transactions which would otherwise be applied against the Trading System’s 10% maximum annual limitation, except in extraordinary circumstances as determined by the Board in its sole discretion. Transfers such as bona fide gifts and transfers upon death which are not included in the 10% annual maximum limitation are not included in the policy.

Because we will no longer be required to maintain current public information by filing reports with the SEC, because of the reduction of the number of record holders of our original membership units and the fact that our membership units will only be tradable in privately negotiated transactions, and because of the increase in the minimum transfer and ownership limitation in our original membership units from five to 10, the liquidity of our original membership units may be reduced following the Rule 13e-3 transaction. We do expect, however, that trading in our original (Class A) membership units would continue to be facilitated by our Trading System following consummation of the Rule 13e-3 transaction. Following the Rule 13e-3 transaction, we also expect that trading in our Class A-1 membership units would eventually be facilitated by our Trading System. However, because the Class A-1 membership

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units would be restricted securities, they would not be eligible for trading without an appropriate exemption from registration and, therefore, trading through our Trading System could not commence until an appropriate holding period has expired. The availability of an exemption from registration would depend on the individual facts and circumstances of the proposed transfer.

Financial Effects of the Rule 13e-3 transaction.

We expect that the professional fees and other expenses related to the Rule 13e-3 transaction of approximately $150,000 will not have any material adverse effect on our liquidity, results of operations or cash flow. See “Fees and Expenses” for a description of the fees and expenses we expect to incur in connection with the Rule 13e-3 transaction. See “Financing of the Rule 13e-3 Transaction” below for a description of how the Rule 13e-3 transaction will be financed.

Effect on Conduct of Business after the Transaction.

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers.

It is not anticipated that the Rule 13e-3 transaction would have any effect on our directors and executive officers, other than with respect to their relative ownership of membership units. With the exception of Mr. Wostrel, we expect that all of our directors and executive officers would hold more than 20 membership units immediately prior to the Rule 13e-3 transaction, and as a result, they would continue to hold the same number of original (Class A) membership units after the Rule 13e-3 transaction as they did before the Rule 13e-3 transaction, provided that some of the original membership units beneficially owned by Directors Mike Kinney and Walter Kittrell are currently owned in groups of 20 units or fewer and would therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction.

However, because our total outstanding original membership units (to be renamed Class A units) would be reduced, this group would hold a larger relative percentage of the voting interests of Husker Ag. As of the record date, these directors and executive officers collectively beneficially held and had voting power over 5,878 membership units, 19.51% of our original membership units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding membership units as described above, and taking into account those original membership units owned by Mr. Kinney and Mr. Kittrell that would be reclassified as Class A-1 units, our directors and executive officers would beneficially hold and have voting power with respect to 5,816, or 22.99% of our Class A membership units.

The annual compensation paid by us to our officers and directors will not increase as a result of the Rule 13e-3 transaction. We do not have any employment agreements with our officers or other employees; and the Rule 13e-3 transaction would not result in any material alterations to any arrangements that we have with our officers of other employees.

Plans or Proposals.

Other than as described in this proxy statement and in connection with the Rule 13e-3 transaction, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our membership units or entering into any other arrangement or transaction we may deem appropriate.

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Effects of the Rule 13e-3 Transaction on Members of Husker Ag

The general effects of the Rule 13e-3 transaction on the members of Husker Ag are described below.

Effects of the Rule 13e-3 transaction on new Class A-1 Members.

The Rule 13e-3 transaction will have both positive and negative effects on the members. All of these changes will affect unaffiliated and affiliated new Class A-1 members in the same way. The board of directors of Husker Ag considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•

realize the potential benefits of termination of registration of our original (Class A) membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act;

•

have Class A-1 membership units which would have certain discretionary distribution preferences, where our board of directors would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000;

•

have Class A-1 membership units which would also have certain discretionary liquidation preferences, where our board of directors would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000; and

•

be subject to a smaller minimum ownership requirement of five Class A-1 membership units rather than the larger minimum ownership requirement applicable to the Class A members of 10 membership units, thus potentially increasing the liquidity of Class A-1 units over our Class A units.

Detriments:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•

be required to surrender their original membership units involuntarily in exchange for Class A-1 membership units, for which they will receive no consideration other than the Class A-1 units received in the reorganization;

•

be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement;

•	have no rights to nominate, elect or remove directors or to amend our Third Amended and Restated Operating Agreement;

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•

hold unregistered securities and therefore will lose the benefits of holding Section 12 registered securities, such as access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act;

•	hold Class A-1 membership units which upon issuance will be “restricted securities” and which will require an appropriate exemption from registration to be eligible for transfer; and

•

bear the risk of a decrease in the market value of the Class A-1 membership units due to the limited voting rights of the Class A-1 membership units and the reduction in public information concerning the Company as a result of us not having to file reports under the Securities and Exchange Act, which may adversely affect the already limited liquidity of the Class A-1 membership units.

In addition, members receiving Class A-1 membership units will not have dissenters’ rights of appraisal in connection with the Rule 13e-3 transaction.

Effects on Continuing Class A Members.

The Rule 13e-3 transaction would have both benefits and detriments on the continuing holders of our original membership units (which would be renamed Class A units). All of these changes will affect unaffiliated and affiliated Class members in the same way. Our board of directors considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction:

•

continuing holders of our original (Class A) membership units would exercise the sole voting control over Husker Ag, other than in connection with proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement;

•	because the number of our original outstanding membership units will be reduced, Class A members would have relative increased voting control over Husker Ag; and

•

continuing holders of our Class A membership units would realize the potential benefits of termination of registration of our original membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act.

Detriments:

As a result of the Rule 13e-3 transaction, the Class A members would:

•	be required to have their original membership units reclassified involuntarily as Class A membership units, for which they will receive no consideration;

•

bear the risk of a reduction in the liquidity of their units following the Rule 13e-3 transaction because of the reduction in the number of our Class A members of record and the fact that our Class A membership units would only be tradable in privately negotiated transactions;

•

hold unregistered securities and therefore will lose the benefits of holding Section 12 registered securities, such as access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act;

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•	hold restricted securities, which will require an appropriate exemption from registration to be eligible for transfer;

•

be subject to minimum ownership and transfer requirements after the Rule 13e-3 transaction and at all times thereafter of at least 10 Class A membership units, thus also potentially reducing the liquidity of our Class A membership units;

•

bear the risk of a decrease in the market value of the Class A units due to the reduction in public information concerning the Company as a result of us not having to file reports under the Exchange Act, which may adversely affect the already limited liquidity of the units;

•

be subject to certain preferences that the Class A-1 members would have over the Class A members with respect to distributions, as our board of directors would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000; and

•

be subject to certain preferences that the Class A-1 members would also have over the Class A members with respect to certain liquidation payments, as our board of directors would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000.

Effects of the Rule 13e-3 Transaction on Affiliated Members.

In addition to the effects of the Rule 13e-3 transaction on our members generally, which are described in the previous section, the Rule 13e-3 transaction would have some additional effects on our executive officers and directors. As used in this proxy statement, the term “affiliated members” means any member who is a director or executive officer of Husker Ag and the term “unaffiliated member” means any member other than an affiliated member.

•

No Further Reporting Obligations Under the Exchange Act. After the Rule 13e-3 transaction, our original (Class A) membership units will not be registered under the Exchange Act. As a result, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, and information about their compensation and unit ownership will not be publicly available.

•

Rule 144 Not Available. Because our original (Class A) membership units will not be registered under the Exchange Act after the Rule 13e-3 transaction and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their Class A membership units under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of securities by affiliates of an issuer.

The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level, in part, to allow members some flexibility in determining whether they would like their membership units to be reclassified. See “—Purpose and Structure of the Rule 13e-3 Transaction” beginning on page 34. Members who would still prefer to remain as holders of our original membership units, despite the board’s recommendation, may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own name or consolidate ownership of more than 20 membership units with a family member or other member in the record account immediately prior to the Rule 13e-3 transaction. These members would have to act far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time.

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Interests of Certain Persons in the Rule 13e-3 Transaction

The executive officers and directors of Husker Ag who are also members would participate in the Rule 13e-3 transaction in the same manner and to the same extent as all of the other members. With the exception of Mr. Wostrel, who does not own any of our membership units, we anticipate that all of the directors and executive officers would own more than 20 membership units, and therefore continue as holders of our original membership units (to be renamed Class A units) if the Rule 13e-3 transaction is approved, provided that some of the original membership units beneficially owned by Directors Mike Kinney and Walter Kittrell are currently owned in groups of 20 units or fewer and would therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction. See “Security Ownership of Directors, Officers, and Certain Other Membership Unit Holders.”

Because there would be fewer original (Class A) membership units following the Rule 13e-3 transaction, and because the Class A-1 membership units would have limited voting rights, the directors and executive officers who would be continuing as holders of our original membership units would own a larger percentage of voting interest in the Company. This represents a potential conflict of interest because the directors of Husker Ag approved the Rule 13e-3 transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated members, for the reasons discussed in this proxy statement.

The percentage ownership of our original (Class A) membership units held by each of our directors, except Leonard Wostrel and Walter Kittrell, would increase as a result of the Rule 13e-3 transaction. That fact was not a consideration in the board’s decision to approve the Rule 13e-3 transaction or in deciding its terms, including setting the 20 membership unit threshold. In this regard, the directors as a group will be treated exactly the same as other members. In addition, the board determined that any potential conflict of interest created by the directors’ ownership of our Class A membership units is relatively insignificant. The board did not set the 20 membership unit threshold to avoid exchanging the original membership units of any directors. In addition, the increase in 11 of our 13 director’s percentage ownership of our original (Class A) membership units resulting from the Rule 13e-3 transaction is expected to be insignificant. As a group, the percentage beneficial ownership and voting power of all of our directors and executive officers would increase by approximately 3.48 percentage points from approximately 19.51% to approximately 22.99% after the Rule 13e-3 transaction which also is very unlikely to have a practical effect on their collective ability to control the Company.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this “Special Factors” section of this proxy statement under the captions “Background of the Rule 13e-3 Transaction,” “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation,” and “Effects of the Rule 13e-3 Transaction on Members of Husker Ag.”

None of our executive officers or directors, who beneficially own an aggregate of 5,878 membership units, has indicated to us that he intends to sell some or all of his membership units during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide membership units among different record holders so that 20 or fewer membership units are held in each account so that the holders would receive Class A-1 membership units. In addition, neither of the affected directors has indicated his intention to combine membership units currently owned by different record holders into one record holder so that 21 or more membership units are then held in one account so that the holders would continue to hold our original (Class A) membership units.

Financing of the Rule 13e-3 Transaction

We estimate that the Rule 13e-3 transaction will cost approximately $150,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “Special Factors – Fees and Expenses” for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

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Material Federal Income Tax Consequences of the Reclassification

The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification. This discussion does not consider the particular facts or circumstances of any holder of our original (Class A) membership units or Class A-1 membership units. This discussion assumes that you hold, and would continue to hold, your Class A membership units or your Class A-1 membership units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each member’s individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of membership units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, individual retirement accounts, holders who acquired their units as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, Treasury Department regulations, and administrative rulings and judicial decisions interpreting the Code, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to Husker Ag. We believe that the reclassification would not have any material federal income tax consequences to us.

Federal Income Tax Consequences to Members Who Continue to Own Class A Membership Units. If you continue to hold your original (Class A) membership units immediately after the reclassification, you would not recognize any gain or loss as a result of the reclassification. You would have the same adjusted tax basis and holding period in your original membership units as you had in such membership units immediately prior to the reclassification.

Federal Income Tax Consequences to Unit Holders Who Receive Class A-1 Membership Units.

Members receiving Class A-1 membership units in exchange for their original membership units would not recognize any gain or loss in the reclassification. You would have the same adjusted tax basis and holding period in your Class A-1 membership units as you had in your original membership units immediately prior to the reclassification.

The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

Appraisal Rights and Dissenters’ Rights

Under Nebraska law, you do not have appraisal rights or dissenter’s rights in connection with the Rule 13e-3 transaction. There may exist other rights or actions under Nebraska law or federal or state securities laws for members who can demonstrate that they have been damaged by the Rule 13e-3 transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

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Regulatory Requirements

In connection with the Rule 13e-3 transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

We will be responsible for paying the Rule 13e-3 transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We estimate that our expenses will total approximately $150,000, assuming the Rule 13e-3 transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$120,000
Printing and mailing costs	20,000
Accounting Expenses	5,000
Miscellaneous expenses	5,000

Total	$150,000

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Rule 13e-3 transaction.

The Third Amended and Restated Operating Agreement

We are currently governed by our Second Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the Rule 13e-3 transaction we are proposing that our members approve amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix B.

The Reclassification

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement provide for the reclassification of our original membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement. Unless otherwise elected by the board as described in this proxy statement, we anticipate that the reclassification will be effective upon the approval of the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement by our members. For a description of the terms of the Class A-1 membership units, see “Description of Membership Units – Terms of the Class A-1 Membership Units to be Received in the Reclassification.”

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Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement

In addition to the provisions related to the reclassification and the new Class A-1 membership units which have been described above, and described below in “Description of Membership Units,” our board of directors has proposed the following additional amendments to our Second Amended and Restated Operating Agreement:

•

by amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our original (Class A) membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the maximum ownership limitation provided in Section 4.3, by granting our board the right to not count votes in excess of the ownership limitation (such new authority being in addition to the board’s current authority to withhold consent for any proposed transfer in violation of Section 4.3);

•

by amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

•

revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units;

•

revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

•	general updates throughout our Second Amended and Restated Operating Agreement.

Description of Membership Units

General

As of the record date, 30,130 membership units were issued and outstanding and were held of record by approximately 583 members. We estimate the number of our original membership units (to be renamed Class A units) outstanding after the Rule 13e-3 transaction would be approximately 25,300 units. If the Rule 13e-3 transaction is approved, we estimate there would be approximately 4,830 Class A-1 membership units after the Rule 13e-3 transaction. The exact number of Class A-1 membership units and Class A membership units following the Rule 13e-3 transaction will depend on the number of membership units that are reclassified into Class A-1 membership units. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Nebraska Limited Liability Company Act, as amended, and our Second Amended and Restated Operating Agreement, a copy of which is attached as Appendix A to this proxy statement. The following summary describes the material terms of our original membership units (to be renamed Class A units) and the proposed terms of the Class A-1 membership units as provided in the proposed amendments to our Second Amended and Restated Operating Agreement contained in our Third Amended and Restated Operating Agreement.

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Class A Membership Units

Our Original Membership Units to be Renamed Class A Membership Units. In connection with the Rule 13e-3 transaction, each original membership unit held by members holding 21 or more units would not be reclassified. Such membership units would then be designated as Class A units, but they would remain outstanding and be otherwise unaffected by the reclassification, except as otherwise described below.

Upon the consummation of the Rule 13e-3 transaction, the reclassification of certain membership units into Class A-1 membership units would not in any way affect the validity of the other membership units which would then be designated as Class A units. Holders of our original membership units that are then designated as Class A units would not be required to surrender or exchange any Class A membership certificates that they currently hold. New membership certificates issued upon approved transfers of our Class A membership units would bear the new name designated for our original membership units.

General – Class A Membership Units. Ownership rights in Husker Ag are evidenced by membership units. Upon purchasing any membership units, our members enter into our operating agreement and become members of our limited liability company. Each membership unit represents a pro rata ownership interest in Husker Ag’s capital, profits, losses and distributions and the right to vote and participate in the management of Husker Ag as provided in the operating agreement. There are no limits under the Company’s Articles of Organization or operating agreement on the total amount of membership units that our board of directors may issue.

Each Class A member has the right to:

•	a share of our profits and losses;

•	receive distributions of our assets when declared by our directors;

•	participate in the distribution of our assets if we dissolve;

•	access and copy certain information concerning our business; and

•	vote on matters which require the consent of our members.

Holders of membership units have no conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership units. Each outstanding membership unit is entitled to one vote on all matters submitted to a vote of the members except that members are entitled to cumulative voting for the election of directors as described below. Subject to the terms of our operating agreement, upon liquidation, dissolution or winding up of the Company, the holders of the Company’s membership units are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. The original membership units have certain transfer restrictions as described below.

Distribution Policy. Class A members are entitled to receive distributions of cash and property if a distribution is declared by our directors in their sole discretion. Distributions are made to our membership unit holders in a proportion based on the number of units that are then issued and outstanding.

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Nebraska Limited Liability Company Act and our operating agreement. Our board has no obligation to distribute profits, if any, to members. Since the Company’s ethanol plant became operational in March 2003, the Company has distributed $1,655.00 per membership unit to our members. See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Distributions” below for a summary of

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our prior distributions. There are no guarantees that there will be distributions in the future and the Company’s debt financing instruments place certain restrictions on our ability to pay distributions to our members.

Cumulative Voting of Members. Each existing membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his or her votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

Cumulative voting permits owners holding a minority stake in a company to concentrate their votes in an attempt to secure representation on the board. Husker Ag’s board of directors consists of thirteen members, which are divided into three classes of directors, with each class serving staggered three-year terms. As a result, approximately one-third of our board is up for election each year. This classification of directors means that the likelihood that members owning a minority interest in Husker Ag can elect a director by cumulating votes is mathematically reduced.

No Preemptive Rights. Our operating agreement denies preemptive rights to members of Husker Ag. If the Company decides to issue additional membership units in the future, it could do so without first offering the additional units to its members which would dilute each member’s percentage of the total membership interests in Husker Ag.

Restrictions on Transfer of Membership Units. A member’s ability to transfer his or her membership units is restricted to ensure that Husker Ag is not deemed a “publicly traded partnership” under IRS regulations and thus taxed as a corporation. In accordance with IRS publicly traded partnership regulations, the membership units are not traded on any established securities market. Under the operating agreement, no transfers may occur without the approval of our board of directors. Our board will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Code. These include:

(1)	transfers by gift;

(2)	transfers upon the death of a member;

(3)	intra-family transfers; and

(4)	other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

In addition, members may transfer their units in accordance with Husker Ag’s Trading System. The Trading System is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotes. The Trading System does not automatically affect matches between potential sellers and buyers, and it is the responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer Husker Ag membership units may be reached. All transactions must comply with the Husker Ag Trading Systems Rules and Procedures, the Husker Ag Operating Agreement, and are subject to approval by the Husker Ag board of directors. The Husker Ag Trading System Rules and Procedures are available on the Husker Ag website, www.huskerag.com. Any transfer in violation of the publicly traded partnership requirements or without the prior consent of our board will be null and void.

See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Comparative Market Price Data” below for information regarding our membership units traded in accordance with our Trading System since its commencement on December 1, 2004.

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Restrictive Legend on Membership Certificates. The Company places on all membership certificates or any other documents evidencing ownership of Husker Ag’s membership units, restrictive legends similar to the following:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

Maximum Ownership Percentage and Voting Limitations. Our Second Amended and Restated Operating Agreement restricts ownership of our original membership units by any person to 30% of our outstanding membership units. The calculation of your 30% limitation includes the number of membership units owned by you or your affiliates, as defined in our operating agreement. The term affiliates includes any other person or entity that directly or indirectly controls, or is controlled by or is under common control with you. The definition of affiliate also generally includes entities in which you are an executive officer, director or manager.

Purchasers of our membership units must also sign our operating agreement and become a member of our limited liability company. Members are entitled to one vote per membership unit. Members may vote their membership units on matters on which our directors request the consent of members in writing or at a meeting of the members, on all matters coming before a vote of the members.

Modification of Member Rights. A member’s rights as a member of Husker are set forth in Husker Ag’s Articles of Organization and operating agreement, the Nebraska Limited Liability Company Act and other applicable law. Amendments to the operating agreement may be adopted upon the affirmative vote of two-thirds of the members of our board. The operating agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If our board of directors materially modifies or amends the operating agreement, the board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

Change of Control Limitations. There are limitations on the acquisition of the Company’s membership units and changes in control of Husker Ag. The operating agreement contains certain provisions that could delay, defer or prevent a change in control of Husker Ag, including the following:

(1) Ownership Limit. Under the operating agreement, no member, together with such member’s affiliates, can own more than 30% of the Company’s total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of Husker Ag by a third party, even if the change of control would be at a premium price for the members, or otherwise be in their best interests.

(2) Staggered Board. The board of directors consists of thirteen members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of our board of directors into three classes will make it more difficult for members to change the composition of our board of directors because only a minority of the directors can be elected at once. The staggered board could also discourage a third party from attempting to obtain control of Husker Ag, even though this attempt might be beneficial to the members.

(3) Limitations on Amending the Operating Agreement. The operating agreement may be amended only upon an affirmative vote of two-thirds of the members of the board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending the operating agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of Husker Ag.

(4) Restrictions on Calling a Special Meeting of Members. The Operating Agreement permits a special meeting of members to be called by the Chairman of the board, by any three directors

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or upon written demand by members holding 10% of the Company’s outstanding membership units. This requirement may make it more difficult to for members holding small amounts of membership units to effect the call of a special meeting of members.

Modifications to Our Original (Class A) Membership Units in the Third Amended and Restated Operating Agreement. In connection with the Rule 13e-3 transaction, the amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement will modify the terms and provisions of the original membership units (to be designated at Class A units) in the following manner:

•

the board of directors would be provided with the authority to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A members of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC;

•

while the Class A members would continue to own an equity interest in the Company and would generally continue to share in our profits and losses and distributions in the same respects as the new Class A-1 members, the Class A-1 membership units would have certain discretionary distribution preferences over the Class A membership units (as described further in this proxy statement);

•

while the Class A members would continue to participate in the distribution of our assets if we liquidate, the Class A-1 membership units would have certain discretionary liquidation preferences over the Class A membership units (as described further in this proxy statement);

•

the 30% ownership limitation would be expanded as it applies to the Class A membership units; Class A members would be prohibited from owing (i) more than 30% of the total issued and outstanding Class A units; and (ii) more than 30% of the Company’s total issued and outstanding membership units (the total of Class A and Class A-1 units); and

•

holders of our Class A membership units would be subject to a higher minimum ownership level requiring each Class A member to hold and transfer not fewer than 10 membership units; up from the current ownership and transfer limitation of five membership units.

Further, amendments to our operating agreement that would affect the relative rights, preferences and limitations of the new Class A-1 membership units would then have to be approved by the affirmative vote of the holders of at least two thirds of our outstanding Class A-1 membership units, voting as a separate class.

In order for our operating agreement to correspond with the proposed changes to our Articles of Organization included in Proposal 2 to be considered at the special meeting, the Third Amended and Restated Operating Agreement would change the vote required to approve a dissolution of the Company from an unanimous vote to the affirmative vote of the holders of at least two-thirds of the total outstanding membership units of the Company (including Class A and Class A-1 membership units).

Terms of the Class A-1 Membership Units to be Received in the Reclassification

Generally, and as set out in the Third Amended and Restated Operating Agreement, which is attached as Appendix B to this proxy statement, many of the terms and conditions of the Class A-1 membership units would be similar to the terms to our original, Class A membership units discussed above. The following are differences between the Class A membership units and the new Class A-1 membership units:

Voting Rights. Unlike the Class A membership units, the Class A-1 membership units would not have voting rights, except under very limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating

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agreement. On the matters on which the Class A-1 members are entitled to vote, the Class A-1 members would have one vote for each Class A-1 membership unit held by them. Class A-1 members would vote together with the Class A members as a single class and not as a separate class on those matters on which Class A-1 unit holders are entitled to vote; except that amendments to the operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 units, would need to be approved by an affirmative vote of the holders of more than two-thirds of the Class A-1 membership units, voting as a separate class.

Distribution Preference – Discretionary. Our Class A-1 membership units would have certain discretionary distribution preferences over our Class A units:

•	no distributions could be made to the Class A members without making the same pro-rata distributions on a per membership unit basis to the Class A-1 members; and

•

our board of directors would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory distribution preference and there is no guarantee that our board of directors would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

Liquidation Payment Preference – Discretionary. For this purpose, a liquidation payment is a payment to members that would be made upon the liquidation of the Company occurring for any reason, including in connection with upon the dissolution of the Company or following the sale of all of the Company’s assets or the merger or consolidation of the Company with another entity. Our Class A-1 membership units would have certain discretionary liquidation preferences over our Class A units:

•	no liquidation payments could be made to the Class A members without making the same pro-rata payments to the Class A-1 members on a per membership unit basis; and

•

our board of directors would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory liquidation preference and there is no guarantee that, in the event of the liquidation of the Company, our board of directors would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members.

No Class A-1 Membership Unit Concentration; Lower Ownership Restrictions. Class A-1 members would not be subject to the same ownership restrictions as our Class A members. The proposed Third Amended and Restated Operating Agreement would continue to limit our original (Class A) members from owing more than 30% of the total issued and outstanding Class A units; and it would limit all of our members from owing more than 30% of our total issued and outstanding membership units (the total of Class A and Class A-1 units). However, Class A-1 members would not be subject to this 30% ownership limitation with respect to the single class of Class A-1 membership units.

In addition, Class A-1 members would be subject to a lower minimum ownership requirement than our Class A members. Class A-1 members could not own not fewer than five Class A-1 membership units, except that Class A-1 members receiving fewer than five Class A-1 membership units in the reclassification could continue to hold those Class A-1 membership units without violating the minimum ownership requirement. The proposed Third Amended and Restated Operating Agreement would impose a minimum ownership level on Class A members requiring Class A members to own not fewer than 10 Class A membership units.

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Similarly, without board approval, our Class A-1 members may not (i) transfer fewer than five Class A-1 membership units, except where all of a member’s Class A-1 units are transferred; or (ii) transfer any Class A-1 membership units that would result in the transferor owning fewer than five Class A-1 membership units. Class A members would be unable to transfer or own fewer than 10 Class A membership units without board approval.

Transferability. Our Class A-1 membership units would have the same transfer restrictions as our Class A membership units. There is a limited market for our original membership units now and we do not anticipate this market to increase substantially for either our original membership units that are designated as Class A membership units or our Class A-1 membership units after the Rule 13e-3 transaction. Rather, the market for our membership units may become more limited. For our Class A-1 membership units, our board of directors may disallow a transfer of Class A-1 membership units if it believes that a transfer would result in the number of Class A-1 members of record equaling 500 or more, or such other number that would otherwise obligate the Company to register the Class A-1 membership units with the Securities and Exchange Commission. As with transferees of our original membership units, transferees of Class A-1 membership units would be required to furnish certain tax information to the Company. In order to become members of the Company, transferees of Class A-1 membership units must also become parties to the Company’s operating agreement. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

Restrictive Legend. Certificates representing the Class A-1 membership units will bear the same restrictive legend as the certificates currently representing the membership units. In addition, upon completion of the Rule 13e-3 transaction, we may place, on any document evidencing ownership of our Class A-1 membership units, additional restrictive legends similar to the following:

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

Comparison of Features of our Original Class A Membership Units and Class A-1 Membership Units

The following table sets forth a comparison of the proposed features of the original Class A membership units and the Class A-1 membership units. Section references are to sections in the proposed Third Amended and Restated Operating Agreement.

	Original Class A Membership Units	Class A-1 Membership Units
Voting Rights	Holders of our original Class A membership units are entitled to vote on all matters that require the approval of the Company’s members, including for the election of directors. (Section 8.1(a)).	Holders of Class A-1 membership units will not have any voting rights, except with respect to proposals relating to the consolidation, merger or dissolution of the Company. (Section 8.1(b))

Transferability	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:

	• Transfers to any member or any affiliate of either another member or of the transferring member (Section 10.2(a));	• Transfers to any member or any affiliate of either another member or of the transferring member (Section 10.2(a));

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	• Transfers approved by a majority of the Company’s board of directors. (Section 10.3); or	• Transfers approved by a majority of the Company’s board of directors. (Section 10.3); or

	• Transfers meeting requirements of IRS publicly traded partnership tax rules.	• Transfers meeting requirements of IRS publicly traded partnership tax rules.

	The board is expressly given authority to disallow a transfer of Class A membership units if the transfer would result in 300 or more unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC. (Section 10.1)	The board is expressly given authority to disallow a transfer of Class A-1 membership units if the transfer would result in 500 or more unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC. (Section 10.1)

Concentration Limit	Holders and their affiliates may not own more than 30 percent of the total outstanding Class A membership units. (Section 4.3)	There is no limit on the number of Class A-1 membership units that may be purchased and held by any holder of record of Class A-1 membership units.

Minimum Ownership and Transfer Restrictions

Holders of Class A membership units must hold at least 10 Class A membership units. (Section 4.3(b))

Holders of Class A membership units may not transfer fewer than 10 Class A membership units. (Section 4.3(b))

Holders of Class A-1 membership units must hold at least 5 Class A-1 membership units, except that persons receiving fewer than 5 Class A-1 membership units in the reclassification may continue to hold those units without violating the minimum ownership requirement. (Section 4.3(a))

Holders of Class A-1 membership units may not transfer fewer than 5 Class A-1 membership units, except that persons holding fewer than 5 Class A-1 membership units may transfer all of those units without violating the minimum transfer restrictions. (Section 4.3(a))

Director Nominations	Holders of our Class A membership units may make nominations for director positions. (Section 6.1(d))	Holders of Class A-1 membership units are not entitled to make director nominations.

Removal of Directors	Holders of our Class A membership units may remove directors, with or without cause. (Section 6.5)	Holders of Class A-1 membership units may not remove directors.

Calling Special Meetings	Holders of 10% or more of the Units may demand a special meeting of the members. (Section 8.3)	Holders of Class A-1 membership units do not have rights to demand a special meeting of members.

Amendments to the Operating Agreement	Holders of membership units may vote to amend the Company’s operating agreement. (Section 14.5)	Holders of Class A-1 membership units may not vote to amend the Company’s operating agreement unless such an amendment would alter the rights, preferences or limitations of the Class A-1 members. (Section 14.5)

Sharing of Profits and Losses	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 5.3)	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 5.3)

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Distributions	Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company’s board of directors. (Section 5.8)	Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company’s board of directors. (Section 5.8). The Board may declare distributions to the Class A-1 members without declaring the same per-unit distribution to the Class A members, up to a maximum cumulative total distribution of $1 million to all Class A-1 members as a class. (Section 5.8(c))

Dissolution	Holders of both Class A membership units and Class A-1 membership units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution. (Section 13.3(a))	Holders of both Class A membership units and Class A-1 membership units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution. (Section 13.3(a)) The Board may allocate additional liquidation distributions to the Class A-1 members without declaring the same per-unit distribution to the Class A members, up to a maximum cumulative total additional liquidating distribution of $1 million to all Class A-1 members as a class. (Section 13.5)

Information Rights	Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 7.8 and 11.5)	Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 7.8 and 11.5)

PROPOSAL 2: AMENDMENT TO OUR ARTICLES OF ORGANIZATION

The second proposal for the special meeting is a proposal to amend Article IX of the Company’s Articles of Organization, as amended. The following resolution will be presented to the members at the special meeting:

RESOLVED, that the members hereby approve the following amendment to the Company’s Articles of Organization which amends Article IX to read as follows:

“ARTICLE IX

DISSOLUTION

The Company may be dissolved in accordance with the procedures set forth in the Company’s Operating Agreement, if the following conditions are met: (a) the proposal for dissolution has been approved by the Company’s Board of Directors and submitted to a vote of the Members of the Company; (b) the Members of the Company are provided written notice of the dissolution proposal, including a statement by the Board of Directors of the reasons for the proposal, in accordance with the notice of meeting provisions of the Company’s Operating Agreement; and (c) the dissolution proposal is approved by a two-thirds majority in interest of all votes entitled to be cast by Members on the proposal.”

The board of directors approved this amendment at its November 20, 2007, meeting, and recommends that the amendment be submitted to the members for approval at the special meeting. For the reasons described below, the board believes that the approval of the amendment is in the best interest of the Company and its members.

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We are proposing that our members adopt an amendment to our Articles of Organization that would change the member approval required to dissolve the Company. The Nebraska Limited Liability Company Act provides that a Nebraska limited liability company can only be dissolved, among other events, upon the unanimous written agreement of all members, or upon any other event described in our Articles of Organization. Currently, our Articles of Organization provide that the Company “shall be dissolved as specified by the Operating Agreement.” The proposed amendment to the Articles of Organization which provides that Husker Ag may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units is intended to meet the condition of the Nebraska Limited Liability Company Act that the dissolution event requirements be set forth in the Company’s Articles of Organization. The proposed amendment would also otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

Husker Ag is not asking its members to dissolve the Company; and it has no plans at this time to seek a member vote on a dissolution. However, since it would be extremely difficult to get all members of Husker Ag to sign a written agreement of dissolution, this amendment is intended to make a dissolution a more practical solution in the event a dissolution is recommended to the members by our board of directors.

Under the Nebraska Limited Liability Company Act, this proposed amendment to our Articles of Organization must be approved by the Company’s members. Provided a quorum is present, the affirmative vote of a majority of the outstanding membership units present in person or by proxy is required for the approval of this Proposal 2.

Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal. As indicated in the proxy, in the absence of instructions to the contrary, the proxies solicited by the board of directors will be voted FOR this Proposal 2.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Your Board unanimously recommends a vote FOR this Proposal 2.

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

Our board of directors is asking for your proxy for use at a special meeting of members to be held on July 8, 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and at any adjournments or postponements of that meeting.

Our board of directors has authorized, and recommends for your approval at the special meeting, the adoption of the following proposals: Proposals 1A – 1F: proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement; and Proposal 2: proposed amendment to our Articles of Organization.

Proposals 1A – 1F.

The following amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC:

A.	Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our original membership units held by members who are the record holders of 20 or fewer units. In connection with the reclassification, each membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement;

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B.	By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, by not counting votes in excess of the ownership limitation;

C.	By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

D.	Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units;

E.	Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

Each of these proposals, as well as each of the proposed amendments to the Second Amended and Restated Operating Agreement provided under this Proposal 1, will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in their discretion may determine not to implement:

•	the reclassification; or

•	any or all of the proposed amendments under Proposal 1 that our members otherwise approved.

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Our board of directors will have the discretion to determine if and when to effect the amendments to our Second Amended and Restated Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members. For example, if the number of record holders of membership units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our SEC-reporting obligations, the board of directors may determine not to effect the Rule 13e-3 transaction.

We expect that if the members approve and the board elects to effect the amendments to our Second Amended and Restated Operating Agreement, the reclassification will become effective on July 8, 2008.

Proposal 2.

Amendment to our Articles of Organization that would change the vote required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units. The amendment would otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement. We expect that if the members approve this amendment to our Articles of Organization, the amendment will become effective on the date of the special meeting.

Other.

Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting. The board is not aware of any other business to be conducted at the special meeting.

Record Date

You may vote at the special meeting if you were the record owner of our membership units at the close of business on May 31, 2008, which has been set as the record date. At the close of business on the record date, there were 30,130 membership units outstanding held by approximately 583 record unit holders. If you are a member of the Company, you are entitled to one vote on each matter considered and voted upon at the special meeting for each membership unit you held of record at the close of business on the record date.

Quorum; Vote Required for Approval

The presence, in person or by proxy, of 15,066 of our membership units entitled to vote is necessary to constitute a quorum at the special meeting.

Proposals 1A – 1F.

Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, requires the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, or 20,087 of the 30,130 outstanding membership units. Because the executive officers and directors of Husker Ag have the power to vote a total of 5,878 membership units and because we believe that all of the executive officers and directors, except one director who beneficially owns 120 membership units, will vote in favor of the amendments to effect the Rule 13e-3 transaction and other amendments, this means a total of 14,329 membership units held by members who are not executive officers or directors of the Company will be required to vote in favor of the Rule 13e-3 transaction for it to be approved. Because the executive officers and directors hold only approximately 19.51% of the voting power of our outstanding membership units, there is no assurance that the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, will be approved. Director Fredrick J. Knievel has voted against the Rule 13e-3 transaction at the board level and he can be expected to vote against each of the Proposals 1A through

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1F, which include the Rules 13e-3 transaction and the related amendments to our operating agreement, at the special meeting. See “—Position as to the Fairness of the Rule 13e-3 Transaction by Husker Ag Affiliates” beginning on page 34 for information related to Mr. Knievel’s decision to vote against the Rule 13e-3 transaction.

Abstentions and broker non-votes will not be counted as entitled to vote, but will count for purposes of establishing a quorum at the special meeting. Because we need the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, abstentions and broker non-votes will have the effect of a vote “AGAINST” the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction. Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, do not require the separate vote of a majority of our unaffiliated members, and no separate vote will be conducted.

Proposal 2.

Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting. Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal.

Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding membership units present at the meeting.

Voting and Revocation of Proxies

You may vote your membership units in person by attending the Special Meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted by mail without instructions, the proxies will be voted “FOR” each of the proposals including (i) the proposal to approve the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, and (ii) the proposal to amend our Articles of Organization.

You can revoke your proxy at any time before Husker Ag takes a vote at the meeting by:

•

delivering either personal or written notice to Mr. Mike Kinney, Chairman of the Board and President, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska, 68769, or to the or to the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting;

•

delivering to us at the special meeting prior to the taking of the vote on the Proposals and the proposed amendments, including the Rule 13e-3, transaction a later-dated and signed proxy card or a written revocation; or

•	attending the special meeting and voting in person.

Revoking a proxy will not affect a vote once it has been taken. Attendance at the special meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the special meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the special meeting.

Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

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Solicitation of Proxies; Expenses of Solicitation

Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the membership units that those persons hold of record.

We are mailing this proxy material to our members on or about June 9, 2008.

FINANCIAL INFORMATION

Selected Historical Financial Data

Set forth below is our selected historical audited and unaudited financial information. The historical financial information was derived from the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, from the unaudited financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, and from other information and data contained in the Annual Report and Quarterly Report. The financial information that follows should be read in conjunction with the Annual Report and the Quarterly Report. Copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in such reports have been included as Appendix C and Appendix D to this proxy statement and mailed herewith to all members. In addition, copies of the Annual Report and the Quarterly Report all of the financial statements and related notes contained in the Annual Report and Quarterly Report may also be obtained as set forth under the caption “Other Matters – Where You Can Find More Information” beginning on page 73

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	March 31, 2008	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$12,001,072	$4,838,884	$5,532,022
Certificates of deposit – restricted	1,000,000	2,000,000	—
Accounts receivable – Trade	6,762,390	6,905,507	1,533,573
Inventories	6,974,972	3,965,644	1,083,518
Trading securities	4,425,000	8,782,500	12,750,000
Margin account	91,258	265,125	—
Option and futures contracts	8,850,301	7,976,495	1,888,405
Prepaid expenses	473,595	576,456	545,767

Total current assets	40,578,588	35,310,611	23,333,285

Property and Equipment, at cost
Land	84,318	84,318	84,318
Plant buildings and equipment	87,064,573	85,548,776	31,696,731
Other equipment	1,166,126	1,138,858	607,865
Office building	298,675	298,675	215,673
Vehicles	202,044	202,044	111,905
Construction in progress	40,109	903,465	12,059,939

	88,855,845	88,176,136	44,776,431
Less accumulated depreciation	12,849,107	11,246,527	8,446,383

	76,006,738	76,929,609	36,330,048

Investments	294,237	298,637	294,905

Other Assets
Debt origination costs, net of accumulated amortization; Mar. 31, 2008 –$57,388, Dec. 31, 2007 – $47,870, and Dec. 31, 2006 – $10,523	308,457	317,975	29,133

Sales tax receivable – long term	1,297,433	1,297,433	—
Deposit on construction	—	73,572	3,548,382

	$118,485,453	$114,227,837	$63,535,753

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$3,918,730	$5,952,204	$5,860,948
Current maturities of long-term debt	6,923,587	5,126,729	2,336,651
Retainage payable	—	24,300	487,694
Margin account	122,209	263,671	330,439
Option and futures contracts	301,150	1,862,761	—
Accrued property taxes	450,897	242,071	255,852
Distribution payable	1,958,450	—	—
Accrued expenses	969,911	755,519	221,228

Total current liabilities	14,644,934	14,227,255	9,492,812

Long-term Debt	30,147,847	29,420,581	8,330,165

Members’ Equity – 30,130 and 15,318 Units	73,692,672	70,580,001	45,712,776
	$118,485,453	$114,227,837	$63,535,753

Units Outstanding at End of Period	30,130	30,130	15,318

Net Book Value Per Unit	$2,445.82	$2,342.52	$2,984.25

Earnings to Fixed Charges Ratio(1)	16.68	14.21	27.41

(1) – When calculating this ratio, the Company excluded from earnings any “Unrealized gain/loss on securities” included in its net income because this gain/loss is not derived from our operations. See Note 1 to our March 31, 2008, financial statements.

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Pro Forma Information

Set forth below is our pro forma information showing the effect of the reclassification transaction on the Company’s balance sheet, statement of income, earnings per membership unit, ratio of earnings to fixed charges, and book value per membership unit as of, and for the period ended, December 31, 2007. We have not provided any pro forma data as of March 31, 2008 because the Company does not believe that such information is material to our unit holders in evaluating the proposed reclassification transaction because (i) the Company’s book value per membership unit as of March 31, 2008 is not materially different than as of December 31, 2007; and (ii) the estimated effect of the deregistration on our statement of income is better demonstrated on an annual basis than for a three-month period.

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Husker Ag, LLC

Actual and Adjusted Balance Sheet

	Actual 12/31/07	Effect of Deregistration + or (–)			(Unaudited) As Adjusted 12/31/07
Assets
Total cash and cash equivalents	$4,838,884		$340,000	(1)	$5,178,884
Certificates of deposit – restricted	2,000,000				2,000,000
Accounts receivable – Trade	6,905,507				6,905,507
Inventories	3,965,644				3,965,644
Trading securities	8,782,500				8,782,500
Margin account	265,125				265,125
Option and futures contracts	7,976,495				7,976,495
Prepaid expenses	576,456				576,456

Total current assets	35,310,611		340,000		35,650,611

Property, plant and equipment, at cost	87,272,671				87,272,671
Construction in progress	903,465				903,465
Less accumulated depreciation	(11,246,527)				(11,246,527)

Net property, plant and equipment	76,929,609				76,929,609

Investments	298,637				298,637
Other Assets	1,688,980				1,688,980

Total Assets	$114,227,837		$340,000		$114,567,837

Liabilities and Members’ Equity
Accounts payable	$5,952,204	$			$5,952,204
Current maturities of long-term debt	5,126,729				5,126,729
Retainage payable	24,300				24,300
Margin account	263,671				263,671
Option and futures contracts	1,862,761				1,862,761
Accrued property taxes	242,071				242,071
Accrued expenses	755,519				755,519

Total current liabilities	14,227,255				14,227,255

Long-term Debt	29,420,581				29,420,581

Members’ Equity – 30,130 Units	70,580,001		340,000		70,920,001

Total Liabilities and Equity	$114,227,837		$340,000		$114,567,837

Units Outstanding	30,130				30,130

Net Book Value per Unit	$2,342.52		$11.28		$2,353.80

(1) – This amount does not include the cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act (estimated to be $80,000). Husker Ag has not yet hired any such personnel and will not have to do so unless the reclassification transaction is not completed.

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Husker Ag, LLC

Actual and Adjusted Income Statement

	Actual 12/31/07	Effect of Deregistration + or (--)			(Unaudited) As Adjusted 12/31/07
Net Sales
Ethanol sales	$60,319,917	$			$60,319,917
Distillers grain sales	11,205,204				11,205,204
Energy production credits	2,812,500				2,812,500

	74,337,621				74,337,621
Total Cost of Sales	54,325,743				54,325,743

Gross Profit	20,011,878				20,011,878
Selling, General and Administrative Expenses	2,431,695		(340,000	)(1)	2,091,695

Income from Operations	17,580,183		340,000		17,920,183

Other Income (Expense)
Other income	66,350				66,350
Unrealized gain (loss) on securities	(3,967,500)				(3,967,500)
Loss on sale of fixed assets	(436)				(436)
Interest expense	(155,694)				(155,694)
Interest income	552,711				552,711

	(3,504,569)				(3,504,569)

Net Income	$14,075,614		$340,000		$14,415,614

Basic Earnings Per Membership Unit	$474.18		$11.46		$485.64

Weighted Average Units Outstanding	29,684		—		29,684

Earnings to Fixed Charges Ratio (2)	14.21		.27		14.48

(1) – This amount does not include the cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act (estimated to be $80,000). Husker Ag has not yet hired any such personnel and will not have to do so unless the reclassification transaction is not completed.

(2) – When calculating this ratio, the Company excluded from earnings any “Unrealized gain/loss on securities” included in its net income because this gain/loss is not derived from our operations. See Note 1 to our March 31, 2008, financial statements.

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MARKET PRICE OF HUSKER AG, LLC

MEMBERSHIP UNITS AND DISTRIBUTION INFORMATION

Comparative Market Price Data

Our membership units are traded through the Husker Ag qualified trading system (the “Trading System”) adopted in accordance with IRS regulations regarding qualified matching services. There is no established public trading market for our securities. Under the Trading System, buyers and sellers may list “offers to buy” and “offers to sell” on a trimester basis with the respective trimester periods commencing December 1, April 1 and September 1 of each year. The following table sets forth the high, low and average trading prices of our membership units traded in accordance with our Trading System since its commencement on December 1, 2004:

Trimester Period Commencing	Total No. of Units Sold	High Price Per Unit	Low Price Per Unit	Average Price Per Unit
12/1/07	30	$2,200	$2,000	$2,066.67
9/1/07	20	$2,450	$1,100	$1,637.50
4/1/07	90	$2,600	$1,000	$2,136.67
12/1/06	111	$2,500	$2,019	$2,411.62
4/1/06*	120	$4,600	$3,000	$3,618.75	*
12/1/05	10	$3,000	$3,000	$3,000.00
9/1/05	160	$2,800	$2,000	$2,407.81
4/1/05	96	$2,500	$2,000	$2,261.46
12/1/04	55	$2,000	$1,600	$1,636.36

*–	Before the start of the trading period commencing April 1, 2006, Husker Ag publicly announced its rights offering including the ability for the holders of our membership units, after the closing of the trimester, to purchase our membership units pursuant to the rights offering for $1,000 per unit. On January 12, 2007, we issued 14,812 new membership units resulting from our rights offering.

Because of the rights offering, the trimester period scheduled to begin on September 1, 2006, was cancelled by our board of directors

There were approximately 583 record holders of our membership units on May 31, 2008.

Distributions

Effective September 17, 2003, the Husker Ag Board of Directors adopted the following policy with respect to the announcement of any future distributions to be made by Husker Ag to its members, in order to provide members, and any persons considering the purchase of Husker Ag membership units, adequate prior notice of such distributions:

The Company will make a public announcement of any distribution to members which has been approved by the Husker Ag Board of Directors within the 60 day period prior to the commencement of the calendar trimester in which the record date for the distribution would occur. The calendar trimester commencement dates are December 1, April 1, and September 1, and the announcement by Husker Ag would include both the future record date for the distribution and the amount per membership unit of such distribution.

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The Company has declared and paid the following distributions since its inception through March 31, 2008:

Declaration Date	Approximate Date Paid	Amount Per Unit
December 23, 2003	February 2, 2004	$150.00

	Total for 2003	$150.00

April 20, 2004	June 1, 2004	$200.00
August 13, 2004	September 15, 2004	$150.00
November 12, 2004	January 7, 2005	$100.00

	Total for 2004	$450.00

March 29, 2005	May 6, 2005	$100.00
August 23, 2005	September 16, 2005	$150.00
November 22, 2005	December 20, 2005	$200.00

	Total for 2005	$450.00

March 23, 2006	April 20, 2006	$150.00
August 3, 2006	August 16, 2006	$200.00
November 28, 2006	December 15, 2006	$125.00

	Total for 2006	$475.00

March 27, 2007	April 6, 2007	$70.00
November 21, 2007	December 14, 2007	$60.00

	Total for 2007	$130.00

March 25, 2008	April 7, 2008	$65.00

		$65.00
	Total	$1,720.00

The Company’s lender, Union Bank and Trust Company (“Union Bank”) and former lender, Stearns Bank, N.A. (“Stearns Bank”), approved each of these distributions as required under the Company’s existing loan agreements with Union Bank and Stearns Bank, respectively.

Any distributions are payable at the discretion of the Husker Ag Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act, and the Husker Ag Operating Agreement. Our board of directors has no obligation to distribute profits, if any, to members, and there can be no assurance as to the ability of Husker Ag to declare or pay distributions in the future. In addition, the terms of the permanent debt financing agreements entered into by Husker Ag with Union Bank place certain restrictions on the Company’s ability to makes distributions.

First, the Company must be in compliance with all of its loan covenants with Union Bank prior to making any distributions in the future. With the Credit Agreement signed with Union Bank for the financing of the plant expansion project, the Company will be required to obtain prior approval from 66.67% of all financial institutions participating in this financing.

We do not anticipate that the Rule 13e-3 transaction will have any affect on our ability to declare and pay distributions to our members, nor will the terms of the Class A membership units and the Class A-1 membership units differ with respect to the rights of members to receive distributions from the Company (except for the discretionary distribution preference provided to the Class A-1 units). See “Description of Membership Units – Terms of the Class A-1 Membership Units to be Received in the Reclassification” for more details.

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IDENTITY AND BACKGROUND OF FILING PERSONS

(DIRECTORS AND THE COMPANY)

During the last five years, the Company has not been convicted in a criminal proceeding and has not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

None of our directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Below are the names and current principal occupations or employment as well as the material occupations, positions, offices or employment during the past five years of each of the filing persons (other than the Company). In addition to the Company, the other filing persons are the directors and executive officers of the Company. Each person identified below is a United States citizen and may be contacted via telephone at (402) 582-4446. Unless otherwise noted, (a) all directors and executive officers have been employed in the principal occupations noted below for the past five years or more, and (b) the principal business address of each person identified below is 54048 Highway 20, Plainview, Nebraska 68769.

Robert E. Brummels, of Coleridge, Nebraska, is a lifelong resident of Cedar County, Nebraska. He and his wife currently operate a farm northeast of Coleridge where they raise corn, soybeans and alfalfa and own a cow-calf herd. Prior to his current farming operation, Mr. Brummels was in the dairy business from 1974 through 1986 and in the hog business from 1987 through 1998. In 1973 Mr. Brummels graduated from the University of Nebraska-Lincoln College of Agriculture with a Bachelor of Science degree in animal science. Mr. Brummels has served as Treasurer of Husker Ag since June 2004.

Ronald A. Fick, of Luverne, Minnesota, is self-employed and has operated a corn and soybean grain farming operation (Harvest Farms) since 1973. He is also owner of a gravel and rock extraction business. Mr. Fick’s operations are located just to the southwest of Luverne, Minnesota. Mr. Fick served on the Sioux Valley Southwestern Electric Advisory Board for 11 years. He has served on the Rock County Fair Board of Directors for over 20 years, 3 years as President.

Kent A. Friedrich and his wife Denise, along with their three children, have been lifelong residents of Plainview, Nebraska. Kent currently runs his own Edward Jones investment office in Norfolk, Nebraska, where he has worked since 2002. Mr. Friedrich and his wife have also operated a farming operation for over 25 years. Mr. Friedrich has served on numerous boards and is currently serving as Director of Specialty Protein Producers, LLC. He is also currently serving on a local school board. Mr. Friedrich has served as Vice Chairman of the Board and Vice President of Husker Ag since July 2006.

Stanley Gyberg is a self-employed farmer and has been actively engaged in farming for 39 years and currently operates an 800 acre farm with a corn and soybean rotation. Mr. Gyberg currently serves as a member of the Board of Directors of CORN-er Stone Farmers Co-op. Mr. Gyberg has been married to his wife Irene for over 40 years and they have 3 grown children.

James Hall, of Sioux Falls, South Dakota, was a former director of Agri-Energy, L.P. Mr. Hall has been a farmer for 43 years in Southeast South Dakota. Mr. Hall is the former President of the Lincoln County Farm Bureau and is currently the President of the Lincoln County Soybean Association.

Mike Kinney has been employed by Kinney, Inc., which is a family farm corporation located near Elgin, Nebraska since 1974. He is currently serving as Vice President of Kinney, Inc. Mr. Kinney is also a partner in Kinney Bros., a farming operation. Mr. Kinney has served as Chairman of the Board and President of Husker Ag since July 2006, and previously served as the Vice Chairman and Vice President from June 2004 – July 2006.

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Walter Kittrell, of Columbus, Nebraska, is currently Vice President of Marketing and Project Development for Fagen, Inc. and he has been employed by Fagen since March 1994. Fagen, Inc. is a design-build contractor specializing in the construction of ethanol plants.

Fredrick J. Knievel is the President and co-owner of Knievel Farms, Inc. which is a farming operation located near Clearwater, Nebraska engaged in the production of corn, soybeans, hay and cattle. Mr. Knievel has been associated with Knievel Farms, Inc. since 1978. Mr. Knievel served as Chairman of the Board and President of Husker Ag from June 2004 until July 2006.

James Krause is a lifelong resident of Brunswick, Nebraska. Mr. Krause and his wife, Janet, own Krause Family Farms, Inc., which operates a family farm raising irrigated corn and soybeans as well as hogs and cattle. Mr. Krause is a member of the Antelope County Zoning Board, has served on the Plainview school board for eight years, and is a member of the Antelope County corn, soybean, and pork growers associations.

David Stearns currently resides in Luverne, Minnesota, where he was born and raised. From August 1998 through June 30, 2007, Mr. Stearns was employed as a DDG Marketer with Agri-Energy, L.P. a 20-million gallon per year ethanol plant located in Luverne, Minnesota. Mr. Stearns’ duties with Agri-Energy, L.P. included the selling and scheduling of sales of distiller grains, and management of the scale office for all inbound and outbound commodities. Mr. Stearns is currently retired.

J. Alex Thramer was self-employed in the irrigation sales and services industry by Thramer Irrigation located near Ewing, Nebraska which had been in operation for over 30 years. Mr. Thramer retired in February 2008.

Gerald Winter, of Luverne, Minnesota, is a lifelong resident of Rock County, Minnesota. He and his family have been farming since 1960. He has served on numerous boards including as Chairman of the Rock County Rural Board and in the capacity of President of the congregation of his church. Mr. Winter has also been actively involved with Agri-Energy, L.P., of Luverne, Minnesota from the time of its inception.

Leonard Wostrel is a resident of Creighton, Nebraska, where he currently farms 1500 acres raising corn and soybeans in Pierce, Knox and Antelope Counties. Mr. Wostrel has been in the farming business for over 40 years. Mr. Wostrel has served as Secretary of Husker Ag since June 2004.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND

CERTAIN OTHER MEMBERSHIP UNIT HOLDERS

The following tables present information regarding beneficial ownership of membership units of Husker Ag as of May 31, 2008 by (1) each member known by Husker Ag to be the beneficial owner of more than 5% of its outstanding membership units and (2) each director of Husker Ag and each named executive officer and (3) all directors and executive officers as a group. Based on information furnished by the owners, except as otherwise noted, management believes that the members listed below have sole investment and voting power regarding their membership units, except that co-trustees share investment and voting power.

The table also sets forth the number and approximate percentage of membership units that the persons named in the table would beneficially own after the Rule 13e-3 transaction effective time on a pro forma basis, assuming 4,830 membership units are reclassified as Class A-1 membership units and there are no changes in the named person’s ownership between May 31, 2008, and the Rule 13e-3 transaction effective time.

The following table sets forth the beneficial ownership of each Husker Ag director and each named executive officer as of May 31, 2008:

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Name and Address of Directors And Officers	Units Beneficially Owned		Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
Fredrick J. Knievel 51272 846 Rd. Clearwater, NE 68726	120	(1)	0.40%	0.47%

Mike Kinney 51100 836 Road Elgin, NE 68636	220	(2)	0.73%	0.79	%(3)

J. Alex Thramer Box 278 Ewing, NE 68735	100	(4)	0.33%	0.40%

James Hall 26941 480th Ave. Sioux Falls, SD 57108	230	(5)	.76%	.91%

Ronald A. Fick 1159 101st Street Luverne, MN 56156	200	(6)	.67%	.79%

Walter Kittrell 516 South 4th Street Columbus, NE 68601	98	(7)	0.32%	0.22	%(8)

(1) Includes 60 membership units held by him and his wife as joint tenants with respect to which Mr. Knievel may be regarded as having shared voting and dispositive power.

(2) Includes 20 membership units held by him and his wife as joint tenants with respect to which Mr. Kinney may be regarded as having shared voting and dispositive power and also includes 200 membership units held by Kinney, Inc. for which Mr. Kinney has shared voting and dispositive power.

(3) Assumes 20 membership units held by Mr. Kinney would be reclassified as Class A-1 membership units after the Rule 13e-3 transaction.

(4) Includes 70 membership units held by him and his wife as joint tenants with respect to which Mr. Thramer may be regarded as having shared voting and dispositive power.

(5) In addition, Mr. Hall indirectly holds 1,020 membership units as a member of The Better Energy Company, LLC, for which Mr. Hall has no voting or dispositive power.

(6) In addition, Mr. Fick indirectly holds 1,020 membership units as a member of The Better Energy Company, LLC, for which Mr. Fick has no voting or dispositive power.

(7) Includes 56 membership units owned by him and his wife as joint tenants and 12 membership units owned by his IRA, as well as 30 membership units owned directly by his wife with respect to which Mr. Kittrell may be regarded as having shared voting and dispositive power.

(8) Assumes that 12 membership units owned by his IRA and 30 units owned by his wife would be reclassified as A-1 membership units after the Rule 13e-3 transaction.

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Name and Address of Directors and Officers	Units Beneficially Owned		Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
Stanley A. Gyberg 2209 Pebble Beach Lane Brandon, SD 57005	3,180	(9)	10.56%	12.57	%(10)

Robert E. Brummels 56849 876 Road Coleridge, NE 68727	810	(11)	2.69%	3.20%

David Stearns 1110 N. Kniss Luverne, MN 56156	210	(12)	0.70%	0.83%

Leonard Wostrel 86752 Highway 13 Creighton, NE 68729	-0-		-0-	-0-

Kent A. Friedrich 53695 865 Road Plainview, NE 68769	330	(13)	1.09%	1.31%

Gerald Winter 678 90th Avenue Luverne, MN 56156	3,040	(14)	10.09%	12.02	%(10)

James Krause 52609 865 Road Brunswick, NE 68720	340	(15)	1.13%	1.34%

(9) Includes 180 membership units owned by Mr. Gyberg individually, and 3,000 membership units held indirectly by him as a member of Agri-Energy, L.P. In addition, Mr. Gyberg indirectly holds 344 membership units as a member of The Better Energy Company, LLC, for which Mr. Gyberg has no voting or dispositive power. He is currently a Board member of Agri-Energy, L.P. The 3,000 membership units owned by Agri-Energy, L.P. also are reported in the beneficial ownership interests of Mr. Winter. See footnote 14.

(10) The 3,000 membership units owned by Agri-Energy, L.P. are reported twice in this column; once by Mr. Gyberg and once by Mr. Winter, both of whom are on the board of directors of Agri-Energy, L.P.

(11) These units are owned by a revocable trust in which Mr. Brummels and his wife are trustees and beneficial owners, with respect to which Mr. Brummels may be regarded as having shared voting and dispositive power.

(12) These units are owned by Mr. Stearns and his wife as joint tenants with respect to which Mr. Stearns may be regarded as having shared voting and dispositive power.

(13) These units are owned by a revocable trust in which Mr. Friedrich is beneficial owner and he and his wife are co-trustees, with respect to which Mr. Friedrich may be regarded as having shared voting and dispositive power.

(14) Includes 40 membership units held by Mr. Winter and his wife as joint tenants with respect to which Mr. Winter may be regarded as having shared voting and dispositive power, and 3,000 membership units held indirectly by him as a member of Agri-Energy, L.P. In addition, Mr. Winter indirectly holds 340 membership units as a member of The Better Energy Company, LLC, for which Mr. Winter has no voting or dispositive power. He is currently a Board member of Agri-Energy, L.P. The 3,000 membership units owned by Agri-Energy, L.P. also are reported in the beneficial ownership interests of Mr. Gyberg. See footnote 9.

(15) These units are owned by Mr. Krause and his wife as joint tenants with respect to which Mr. Krause may be regarded as having shared voting and dispositive power.

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The following table sets forth certain information as to the membership units beneficially owned by all executive officers and directors of the Company as a group as of May 31, 2008:

Membership Units Beneficially Owned By Directors and Executive Officers Before Rule 13e-3 Transaction	Class A Membership Units Beneficially Owned By Directors and Executive Officers After Rule 13e-3 Transaction	Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
5,878	5,816	19.51%	22.99%

The following table sets forth each member known by Husker Ag to be the beneficial owner of more than 5% of its outstanding membership units as of May 31, 2008:

Name and Address of Beneficial Owner	Units Beneficially Owned	Percentage of Voting Control Before the Rule 13e-3 transaction	Percentage of Voting Control After the Rule 13e-3 transaction
The Better Energy Company, LLC (1) 638 51st Street Hills, MN 56138	6,120	20.31%	24.19%

Miltona Bay, LLC (2) 108 Miller Circle Granite Falls, MN 56241	1,880	6.24%	7.43%

Agri-Energy, L.P. (3) 502 South Walnut Ave. Luverne, MN 56156	3,000	9.96%	11.86%

(1)

David Fick is President of The Better Energy Company, LLC (“T-BEC”). T-BEC is controlled by a board of managers. While some of our directors are members of T-BEC, none of Husker Ag’s directors are current members of T-BEC’s board.

(2)	Miltona Bay, LLC is owned and controlled by Diane Fagen.
(3)	Agri-Energy, L.P. is controlled by a 13 person board of directors. As noted in the tables above, Husker Ag directors Stanley Gyberg and Gerald Winter are current members of Agri-Energy’s board.

The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. Briefly stated, under that rule, units are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such units, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this proxy statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

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MEMBERSHIP UNIT PURCHASE INFORMATION

Prior Purchases of Membership Units

During the past two years, the Company has not repurchased any of its membership units. During the past two years, the Company’s affiliates, being our directors and executive officers, have purchased the following membership units as indicated in the table below:

Date	Director	No. of Units	Source	Per Unit Price
6/30/06	Kent A. Friedrich	15 (1)	Sale from existing member	$3,200
1/12/07	Robert E. Brummels	400 (2)(3)	Original Issue	$1,000
1/12/07	Ronald A. Fick	610 (2)(3)	Original Issue	$1,000
1/12/07	Kent A. Friedrich	165 (2)(3)	Original Issue	$1,000
1/12/07	Stanley Gyberg	90 (2)	Original Issue	$1,000
1/12/07	James Hall	620 (2)(3)	Original Issue	$1,000
1/12/07	Mike Kinney	110 (2)(3)	Original Issue	$1,000
1/12/07	Walter Kittrell	49 (2)(3)	Original Issue	$1,000
1/12/07	Fredrick J. Knievel	60 (2)(3)	Original Issue	$1,000
1/12/07	David Stearns	105 (2)	Original Issue	$1,000
1/12/07	J. Alex Thramer	50 (2)	Original Issue	$1,000
1/12/07	Gerald Winter	190 (2)(3)	Original Issue	$1,000
6/30/07	James Hall	10	Sale from existing member	$2,600
3/31/08	Robert E. Brummels	10 (4)	Sale from existing member	$2,000

[1]	Purchased by the revocable trust of Mr. Friedrich’s spouse.
[2]	Purchased in the Company’s rights offering described below in “Recent Transactions”.
[3]	Includes certain membership units owned indirectly as included in the tables included above under “Security Ownership of Directors, Officers, and Certain Other Membership Unit Holders”.
[4]	Purchased through a joint revocable trust with Mr. Brummels’ spouse.

Recent Transactions

On June 26, 2006, at the Annual Meeting of Members, the members approved a proposed plant expansion. To help finance the plant expansion, the Company proceeded with a rights offering where each member of the Company as of August 1, 2006, the record date, was offered a nontransferable subscription right to subscribe to one membership unit for each unit held at a subscription price of $1,000 per unit. As of the record date, there were 15,318 membership units outstanding, and the total rights offering was for a maximum of 15,318 units or $15,318,000.

On September 5, 2006, the Company filed a Registration Statement with the Securities and Exchanges Commission registering up to 15,318 subscription rights and 15,318 membership units in the Company. That Registration Statement, which was amended on October 11, 2006, and October 23, 2006, was approved and declared effective by Securities and Exchange Commission on October 25, 2006.

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On October 25, 2006, Husker Ag distributed to the members non-transferable subscription rights as a holder of record of membership units. On or about October 27, 2006, the Company provided a prospectus to each of its members of record as of August 1, 2006. The prospectus was the formal written offer to existing members of the Company (as of the record date) of the right to subscribe to newly issued membership units on a pro rata basis, based on each member’s percentage ownership interest in the Company.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the subscription rights through December 18, 2006. These subscription rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (“Union Bank”), whereby Union Bank agreed, subject to the terms of the Credit Agreement, to provide up to $35,000,000 of debt financing for the plant expansion project. Thereafter, on January 12, 2007, our board of directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the escrow agent.

In the rights offering, the Company sold a total of 14,812 subscription rights and 14,812 membership units for total proceeds in the amount of $14,812,000, with 506 membership units remaining unsold. As of January 12, 2007, after the completion of the rights offering, the Company has 30,130 membership units issued and outstanding. The Company applied the net proceeds from the rights offering to the payment of the Company’s design build contractor for the design and construction of the plant expansion project.

Since March 31, 2008, Husker Ag, its affiliates, directors, and executive officers have not engaged in any transaction involving our membership units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of interest may arise in the future as a result of the relationships between and among its members, officers, directors and their affiliates, although its officers and directors have fiduciary duties to Husker Ag. Husker Ag does not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. The Company’s Operating Agreement permits Husker Ag to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction.

The Company has adopted an Affiliated Transactions Policy, which provides as follows concerning transactions with affiliated persons or entities:

All material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans must:

(a) be approved by a majority of the Company’s independent directors who do not have an interest in the transaction(s);

(b) be approved by the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction(s); or

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(c) be established to have been fair to the Company when the transaction is judged according to the circumstances at the time of the commitment.

Notwithstanding anything in the Affiliated Transactions Policy to the contrary, all sales of corn and other feedstock by directors, officers, members or other affiliated parties to the Company, and all purchases of ethanol, distillers’ grains and other co-products by directors, officers, members or other affiliated parties from the Company, shall not require any of the approvals described above, provided, the purchase or sale price is equal to the then current market price and the transaction is on terms no less favorable than those that can be obtained from unaffiliated third parties.

In the normal course of business the Company sells to and purchases from its board of directors, members and key employees under normal terms and conditions and in accordance with the Company’s Affiliated Transactions Policy.

On January 25, 2004, the Husker Ag Board of Directors adopted a Policy on Marketing which, among other things, provides that commencing April 1, 2004, no employee of Husker Ag, no member of the Board of Directors, and no person performing marketing functions for the Company, shall haul or have any ownership interest in trucks or entities which haul the Company’s products.

Except for certain transactions in the ordinary course of business referred to above, the Company had not entered into any such agreements with any of its directors, officers, members or their affiliates.

Agreements Involving Husker Ag’s Securities

There are no agreements relating to our membership units other than our Second Amended and Restated Operating Agreement, which sets forth the rights and preferences of the membership units. A copy of our Second Amended and Restated Operating Agreement is attached as Appendix A to this proxy statement.

OTHER MATTERS

Persons Making the Solicitation

The enclosed proxy is solicited on behalf of our board of directors. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and directors may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our membership units.

Audit Matters

Eide Bailly LLP (“Eide Bailly”) was the Company’s independent registered public accounting firm for fiscal year ended December 31, 2006 and 2007 and has been retained as its independent accountants for fiscal year 2008. A representative of the firm of Eide Bailly is expected to be present at the Special Meeting of Members. BKD, LLP (“BKD”) was the Company’s independent registered public accounting firm for fiscal year ended December 31, 2005. A representative of the firm of BKD is not expected to be present at the Special Meeting of Members.

Members’ Proposals

Any member proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting of Members should have been received by the Company no later than January 4, 2008, which date is estimated to be approximately 120 days prior to the date of the release of the Company’s proxy statement to members for the 2008 Annual Meeting of Members. Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than February 28, 2008. The proposal must be in accordance with the provisions of 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, including unaudited financial information and all of the exhibits thereto; and

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2007, including audited financial information and all of the exhibits thereto.

We have received a consent from both our current independent accountants, Eide Bailly LLP, and our former independent accountants, BKD, LLP; and copies of these consents have been filed with the SEC as exhibits to this proxy statement. We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have enclosed with this proxy statement our Quarterly Report for the quarter ended March 31, 2008, and the Annual Report for the year ended December 31, 2007. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. The Company will provide without charge to each member solicited, upon the written request of any such member, a copy of its quarterly report on Form 10-Q filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the quarter ended March 31, 2008, and its annual report on Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended December 31, 2007. A written request for such reports should be directed to Mike Kinney, Chairman of the Board and President, Husker Ag, LLC, 54048 Highway 20, Plainview, Nebraska 68769. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on May 31, 2008. These documents are also included in the Company’s SEC filings, which you can access electronically at the SEC’s website at www.sec.gov.

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Other Matters of Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the Special Meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Annual Meeting to be Held Before Special Meeting – on Same Day

As noted above, the Annual Meeting of Members of Husker Ag, LLC will be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, on July 8, 2008, at 9:00 a.m., local time. This is the same day as the Special Meeting; and the Annual Meeting is expected to be completed prior to the start of the Special Meeting. The only business that our management expects to be presented at the Annual Meeting of Members is the election of directors. On or about the same date of the mailing of this proxy statement, the Company will send to its members of record as of May 31, 2008, a proxy statement for its Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mike Kinney
Chairman of the Board

June 6, 2008

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE SPECIAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX (402) 582-3888 OR IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

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APPENDIX A

SECOND AMENDED

and

RESTATED

OPERATING AGREEMENT

of

HUSKER AG, LLC

a Nebraska limited liability company

THIS OPERATING AGREEMENT

CONTAINS RESTRICTIONS ON TRANSFERABILITY OF

MEMBERSHIP INTERESTS

HUSKER AG, LLC

SECOND AMENDED

and

RESTATED

OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2001 by Husker Ag, LLC (the “Company”), a Nebraska limited liability company.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Act” shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 “Affiliate” shall mean, in the case of any Person (the “Specified - Person”), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to, the Specified Person, as determined by the Board of Directors in its sole discretion based on facts and information available to the Board.

1.3 “Agreement” shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 “Capital Account Balance” shall have the meaning set forth in Section 5.1.

1.5 “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 “Company” shall mean Husker Ag, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 “Director” shall mean one or more Persons elected by the Members to be members of the Board of Directors, or appointed by the Board as provided in Article VI of this Agreement. The “Board of Directors” or “Board” shall manage the Company as provided in Article VI.

1.9 “Distribution” shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.10 “Distribution in Kind” shall have the meaning set forth in paragraph(b) of Section 5.8.

1.11 “Interest” shall mean, in the case of any Member at any time, such Member’s share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.12 “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.13 “Majority in Interest” shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, “Majority of the Board” shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 “Member” shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 “Officer” shall mean a Member or other Person designated by the Board as provided in Section 6.11.

1.16 “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 “Percentage Interest” means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.18 “Pro Rata” means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 “Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof), within the meaning of Treasury Regulations Section 1.7704-1, as amended from time to time.

1.21 “Qualified Matching Service Program” shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of those Members holding more than Two-Thirds ( 2/3) of the Percentage Interests. With respect to the Board, “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of more than two-thirds ( 2/3) of the Directors.

1.23 “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 “Units” means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 “Value” shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (d) of Section 5.8.

ARTICLE II

STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Husker Ag, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 54048 Highway 20, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company’s Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses and number of Units held by the initial Members of the Company are set forth in the Membership Register.

2.5 Membership Units and Register. Ownership rights in the Company are evidenced by Units. The Company shall maintain a membership register (the “Membership Register”) at its principal office or by a duly appointed agent of the Company setting forth the name, address and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued to new or existing Members pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company’s fiscal year upon the affirmative vote of a majority of the Directors. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8 Intent of this Agreement.

(a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

(b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members.

2.9 Advice of Counsel. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person’s own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

ARTICLE III

BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The name, address, original Capital Contribution, and initial Units quantifying the Interest of the initial Members are set out in the Membership Register or otherwise in the Company records. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Minimum Transfers and Maximum Ownership.

(a) Beginning August 31, 2005, (i) no Member shall Transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by a Member are transferred to a single transferee); and (ii) no Member shall Transfer any Units that would result in the transferor owning fewer than five (5) Units after the Transfer. Any Member that wishes to make such a Transfer may request the Company to redeem the affected Units pursuant to Sections 10.7 and 10.8 of this Agreement. For this purpose, the affected Units shall include any Units intended to be transferred or retained by the transferor in an amount of fewer than five (5) Units.

(b) No Member together with its Affiliates shall own Percentage Interests in the Company in excess of thirty percent (30%).

4.4 Withdrawal or Reduction of Members’ Capital Contributions. The withdrawal or reduction of Members’ contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

(a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Officer of the Company.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a) To each Member’s Capital Account there shall be credited:

(i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

(ii) such Member’s allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

(iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b) To each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

(ii) such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocations and Distributions. Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article V.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.

(a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

(b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms “Member” and “Company” shall mean “partner” and “partnership” with respect to this application of such definitions to this section.

(a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d) Gross Income Allocations. In the event that a deficit balance in a Member’s Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g) Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

(h) Curative Allocations. The allocations set forth in subsections (a), (b), (d), and (d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

5.8 Distributions.

(a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

(b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

(c) Any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests.

(d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

(e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

(f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a Majority in Interest of the Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.1 Management.

(a) The Company shall be managed by a Board of Directors elected by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

(b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

(c) The Board of Directors shall be comprised of thirteen (13) members who shall be elected by the Members at the annual meeting of the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with Class I consisting of five (5) directors and Class II and Class III each consisting of four (4) directors. The Directors shall serve staggered terms of three (3) years and until their successor is elected and qualified. Directors need not be residents of the State of Nebraska or Members of the Company.

(d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting. Or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a) expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(f) lend any of the Company property with or without security;

(g) have and maintain one or more offices within or without the State of Nebraska;

(h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

(j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

(k) file a petition in bankruptcy on behalf of the Company;

(l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

(m) issue additional Units to new and existing Members of the Company from time to time on terms and conditions determined by the Board in its sole discretion.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

(a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors’ time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

(b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

(c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(d) employ attorneys to represent the Company when necessary or appropriate;

(e) use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;

(f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

(g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of Director. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding a Majority in Interest.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a majority of the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article IX hereof.

6.10 Quorum. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11 Officers.

(a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person.

(b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

(c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

(d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13 Indemnification of the Directors, their Affiliates and Control Persons.

(a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

(b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an “Indemnitee”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses

(including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

(d) Any indemnification pursuant to this section will be payable only from the Company’s assets.

6.14 Transactions with the Directors or their Affiliates. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Members may obtain a copy of the Membership Register in accordance with the provisions of Section 11.5.

7.6 Member Liability to the Company.

(a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

(b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company’s liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 Representations and Warranties. Upon signing this Agreement or an Addendum hereto, each Member represents and warrants to the Company that: (i) the Member has full power and authority to execute this Agreement or such Addendum and to agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement or such Addendum by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement or an Addendum hereto; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement and/or Addendum hereto do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8 Member Information

(a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by one or more Officers of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Officers upon the Membership Certificates may be facsimile. Subject to Article X, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Membership Certificates, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

ARTICLE XIII

MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%), the dissolution and winding up of the Company shall require the affirmative vote of Members holding eighty percent (80%) of the Percentage Interests. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.4 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

8.5 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

8.6 Quorum. The presence of Members holding a majority of the Percentage Interests in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

ARTICLE IX

WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member’s or Director’s attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member’s or Director’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Directors by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third’s Majority of the Members or Directors.

ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit(s).

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement:

(a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

(b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units;

(c) Transfers of Units effected through a Qualified Matching Services Program;

(d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days’ prior written notice to the Company of such gift or bequest; provided, however, that any such transfers shall be subject to the limitations provided in Sections 4.3(a) and 10.4(c) of this Agreement, as applicable; or

(e) Such other Transfer meeting the requirements of Section 1.7704-1 of the Treasury Regulations governing Publicly Traded Partnerships, as determined by the Board of Directors in its sole discretion.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

(a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(c) the transferor’s Membership Certificate;

(d) the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

(e) evidence satisfactory in form and substance to the Board that the transferee meets the requirements, including maximum Unit ownership limitations, set forth in Section 4.3 of this Agreement; and

(f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

(a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the option to request the Company repurchase the deceased Member’s Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative makes such a request, the Company may elect, in its sole discretion and subject to Section 10.4(b) below, to purchase the deceased Member’s Interest at the Redemption Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This request may be made by the deceased Member’s estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

(b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

(c) Beginning August 31, 2005, the estate or personal representative of a deceased Member may not transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by the deceased Member are transferred to a single transferee). Any purported transfer pursuant to this Section 10.4 of fewer than five (5) Units to any transferee, except in the case where all Units are to be transferred to a single transferee, shall be deemed to be an offer by the estate or personal representative to sell the affected Units to the Company in accordance with the terms set forth in Section 10.4(a) above. If the Company elects to purchase the affected Units in that case, the estate or personal representative shall be required to sell the Units to the Company in accordance with such terms and conditions. For this purpose, the affected Units shall include any Units intended to be transferred in an amount of fewer than five (5) Units.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

(a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.

(b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

(c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor.

10.7 Redemption of Interests.

(a) A Member (the “Requesting Member”) may request redemption of his or her Interest upon not less than sixty (60) calendar days’ prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

(b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Act, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

(a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Redemption Value of such Member’s Interest in the Company as of the effective date of the (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.

(b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

(c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9 Effective Date of Transfer.

(a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

(b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and, except as otherwise determined by the Board, recognize the Transfer as of the last day of the Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article X. All Distributions shall be made to the owner of record as of the record date as such record date is determined by the Board. The Board the authority to adopt other reasonable methods and/or conventions.

(c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Redemption Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Redemption Value of the Interest. “Redemption Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent redemption valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Redemption Value, but is not under any obligation to do so. The Redemption Value of the Company shall be determined at such times as selected by the Board in its sole discretion. Valuations may generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have redemption valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Redemption Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Redemption Value of the Company or an Interest hereunder. The Company shall not establish the Redemption Value more than four (4) times during the Company’s taxable year.

10.11 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

10.12 Pledged Units. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article X. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

ARTICLE XI

RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matters Partner. The Board of Directors shall, from time to time by resolution, appoint one of its members as “tax matters partner” of the Company pursuant to Code Section 6231(a)(7). Such tax matters partner shall be a Member of the Company. The tax matters partner is authorized to perform all duties imposed by Sections 6222 through 6234 of the Code; provided, however, that the tax matters partner may not take any such action that is material to the Company without the consent of the Board of Directors; provided, further, that this sentence does not authorize such tax matters partner, the Board or any member of the Board to take any action left to the determination of an individual Member under Code Sections 6222 through 6234. The Company shall indemnify, to the full extent permitted by law, the tax matters partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matters partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5 Access to Books and Records.

(a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company’s principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

(ii) Operating Agreement and all restatements and amendments thereto currently in effect;

(iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

(iv) All written communications to the Members generally within the past three years;

(v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members’ equity for that year unless such information appears elsewhere in the financial statements, along with the accountant’s report if the annual financial statements are reported upon by a public accountant;

(vi) A list of the names and business addresses of the Company’s current directors and officers; and

(vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

(b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

(ii) Accounting records of the Company; and

(iii) The Membership Register.

(c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member’s demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member’s purpose.

ARTICLE XII

FISCAL AFFAIRS

12.1 Elections.

(a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

ARTICLE XIII

TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%) of the Percentage Interests, the Company shall only be dissolved upon the approval of Members holding eighty percent (80%) of the Percentage Interests (each a “Liquidating Event”).

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

(a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

(b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Directors at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof, or of a counterpart hereof or of an Addendum hereto which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement, or a counterpart hereof or an Addendum hereto shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the “Nebraska Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, including Addendums hereto, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT INCLUDES AMENDMENT NO.’S 1 THROUGH 12.

DATED AS OF NOVEMBER 30, 2007.

Appendix B

PROPOSED

THIRD AMENDED

and

RESTATED

OPERATING AGREEMENT

of

HUSKER AG, LLC

a Nebraska limited liability company

THIS OPERATING AGREEMENT

CONTAINS RESTRICTIONS ON TRANSFERABILITY OF

MEMBERSHIP INTERESTS

HUSKER AG, LLC

THIRD AMENDED

and

RESTATED

OPERATING AGREEMENT

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is effective as of                     , 2008 by Husker Ag, LLC (the “Company”), a Nebraska limited liability company.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Act” shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 “Affiliate” shall mean, in the case of any Person (the “Specified - Person”), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to, the Specified Person, as determined by the Board of Directors in its sole discretion based on facts and information available to the Board.

1.3 “Agreement” shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 “Capital Account Balance” shall have the meaning set forth in Section 5.1.

1.5 “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

1.6 “Class A Member” means any Person (i) whose name is set forth as such in the Member Register or who has become a Class A Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A Units. “Class A Members” means all such Persons.

1.7 ”Class A-1 Member” means any Person (i) whose name is set forth as such in the Member Register, or who has become a Class A-1 Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A-1 Units. “Class A-1 Members” means all such Persons.

1.8 “Class A Units” means equal units of the entire ownership interest of all Class A Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall have voting rights as provided herein.

1.9 “Class A-1 Units” means equal units of the entire ownership interest of all Class A-1 Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall not have voting rights except as provided herein.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.11 “Company” shall mean Husker Ag, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.12 “Director” shall mean one or more Persons elected by the Members to be members of the Board of Directors, or appointed by the Board as provided in Article VI of this Agreement. The “Board of Directors” or “Board” shall manage the Company as provided in Article VI.

1.13 “Distribution” shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.14 “Distribution in Kind” shall have the meaning set forth in paragraph(b) of Section 5.8.

1.15 “Interest” shall mean, in the case of any Member at any time, such Member’s share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.16 “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.17 “Members” shall mean all Class A Members and all Class A-1 Members when no distinction is required by the context in which the term is used herein.

1.18 “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number and class of Units of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

1.19 “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean (a) as to any matter to which the Member is entitled to vote hereunder, or (b) as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

1.20 “Officer” shall mean a Member or other Person designated by the Board as provided in Section 6.11.

1.21 “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.22 “Percentage Interest” means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.23 “Pro Rata” means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.24 “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.25 “Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof), within the meaning of Treasury Regulations Section 1.7704-1, as amended from time to time.

1.26 “Qualified Matching Service Program” shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.27 “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of their applicable Percentage Interests, as the context may require. With respect to the Board, “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

1.28 “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.29 “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.30 “Units” mean all Class A Units and Class A-1 Units when no distinction is required by the context in which the term in used herein; “Unit” means a Class A Unit or a Class A-1 Unit, as the context may require.

1.31 “Value” shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (d) of Section 5.8.

ARTICLE II

STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Husker Ag, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 54048 Highway 20, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company’s Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses and number of Units held by the Members of the Company are set forth in the Membership Register.

2.5 Membership Units and Register. Ownership rights in the Company are evidenced by Units. The Company shall maintain a Membership Register at its principal office or by a duly appointed agent of the Company setting forth the name, address and number and class of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued to new or existing Members pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company’s fiscal year upon the affirmative vote of a majority of the Directors. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8 Intent of this Agreement.

(a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

(b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members.

2.9 Advice of Counsel. Each Person signing this Agreement or an Addendum hereto: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person’s own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

ARTICLE III

BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The name, address, original Capital Contribution, and initial Units quantifying the Interest of the initial Members are set out in the Membership Register or otherwise in the Company records. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Minimum Transfers and Maximum Ownership.

(a) Except upon the Super-Majority Vote of the Board, (i) no Class A-1 Member shall Transfer fewer than five (5) Class A-1 Units to any transferee (except in the case where all Class A-1 Units owned by a Class A-1 Member are transferred to a single transferee); and (ii) no Class A-1 Member shall Transfer any Class A-1 Units that would result in the transferor owning fewer than five (5) Class A-1 Units after the Transfer. Any Member that wishes to make such a Transfer may request the Company to redeem the affected Units pursuant to Sections 10.7 and 10.8 of this Agreement. For this purpose, the affected Units shall include any Units intended to be transferred or retained by the transferor in an amount of fewer than five (5) Units.

(b) Except upon the Super-Majority Vote of the Board, (i) no Class A Member shall Transfer fewer than ten (10) Class A Units to any transferee (except in the case where all Class A Units owned by a Class A Member are transferred to a single transferee); and (ii) no Class A Member shall Transfer any Class A Units that would result in the transferor owning fewer than ten (10) Class A Units after the Transfer.

(c) No Class A Member together with its Affiliates shall own Class A Units in excess of thirty percent (30%) of the total outstanding Class A Units.

(d) No Member together with its Affiliates shall own Units in excess of thirty percent (30%) of the total outstanding Units.

(e) At any time any Person violates any one of the above referenced transfer or ownership limitations, the Board shall have the power by majority vote of the Directors to take any action allowed under the terms of this Operating Agreement specifically including the right to not count the votes of such Person in excess of an ownership limitation.

4.4 Withdrawal or Reduction of Members’ Capital Contributions. The withdrawal or reduction of Members’ contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

(a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Officer of the Company.

4.7 Unit Reclassification. Effective as of 5:00 p.m., Central Standard Time, on [                        ], 20     (the “Reclassification Effective Time”) each Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder (as such term is used in the Securities Exchange Act of 1934, as amended) of 20 or fewer Units shall, by virtue of this Section 4.7 and without any action on the part of the holder thereof, hereafter be reclassified as a Class A-1 Unit, on the basis of one (1) Class A-1 Unit for each Unit held by such Member. Each Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder of more than 20 Units shall not be reclassified and shall continue in existence, but such Units shall hereafter be referred to as a Class A Unit.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a)	To each Member’s Capital Account there shall be credited:

(i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

(ii) such Member’s allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

(iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b)	To each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

(ii) such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocations and Distributions. Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article V.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4	Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.

(a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

(b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms “Member” and “Company” shall mean “partner” and “partnership” with respect to this application of such definitions to this section.

(a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d) Gross Income Allocations. In the event that a deficit balance in a Member’s Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g) Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

(h) Curative Allocations. The allocations set forth in subsections (a), (b), (d), and (d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

5.8 Distributions.

(a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

(b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

(c) Subject to the following provisions of this paragraph (c), any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests. Class A-1 Members shall, unless prohibited by applicable law, have the following discretionary distribution preferences: (i) no distributions may be made to the Class A Members without making the same pro-rata distributions on a per Unit basis to the Class A-1 Members; and (ii) the Board may, in its sole discretion, declare distributions to the Class A-1 Members without declaring the same per Unit distribution to the Class A Members, up to a maximum cumulative total distribution to all Class A-1 Members as a class in the amount of $1,000,000.

(d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

(e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

(f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a majority of the Membership Voting Interests held by the Class A Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.1 Management.

(a) The Company shall be managed by a Board of Directors elected by the Class A Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the

Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a majority of the Directors shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

(b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super-Majority Vote of the Board. A Board decision on this matter may be changed by a Super-Majority Vote of the Class A Members at any duly-called annual or special meeting.

(c) The Board of Directors shall be comprised of thirteen (13) members who shall be elected by the Class A Members at the annual meeting of the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with Class I consisting of five (5) directors and Class II and Class III each consisting of four (4) directors. The Directors shall serve staggered terms of three (3) years and until their successor is elected and qualified. Directors need not be residents of the State of Nebraska or Members of the Company.

(d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Class A Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting. Or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a) expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(f) lend any of the Company property with or without security;

(g) have and maintain one or more offices within or without the State of Nebraska;

(h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

(j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

(k) file a petition in bankruptcy on behalf of the Company;

(l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

(m) issue additional Units to new and existing Members of the Company from time to time on terms and conditions determined by the Board in its sole discretion.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

(a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors’ time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

(b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

(c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(d) employ attorneys to represent the Company when necessary or appropriate;

(e) use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;

(f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

(g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of Director. Any Director may be removed from time to time with or without cause by the affirmative vote of a majority of all of the Membership Voting Interests held by the Class A Members.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a majority of the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article IX hereof.

6.10 Quorum. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11 Officers.

(a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person.

(b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

(c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

(d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13	Indemnification of the Directors, their Affiliates and Control Persons.

(a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

(b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an “Indemnitee”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

(d) Any indemnification pursuant to this section will be payable only from the Company’s assets.

6.14 Transactions with the Directors or their Affiliates. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Members may obtain a copy of the Membership Register in accordance with the provisions of Section 11.5.

7.6	Member Liability to the Company.

(a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

(b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company’s liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 Representations and Warranties. Upon signing this Agreement or an Addendum hereto, each Member represents and warrants to the Company that: (i) the Member has full power and authority to execute this Agreement or such Addendum and to agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement or such Addendum by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement or an Addendum hereto; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement and/or Addendum hereto do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8 Member Information

(a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by one or more Officers of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Officers upon the Membership Certificates may be facsimile. Subject to Article X, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register.

Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Membership Certificates, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

ARTICLE XIII

MEETINGS OF MEMBERS

8.1	Voting Rights.

(a) Holders of Class A Units shall have full voting rights in accordance with the provisions of this Agreement, including without limitation the election of directors pursuant to Article VI and those events set forth in Section 8.1(b) below.

(b) Holders of Class A-1 Units shall not be entitled to vote at any meeting of Members of the election of directors, or for any other purpose, except with respect to the following events:

(i) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business pursuant to Section 8.1(d) of this Agreement;

(ii) the merger or consolidation of the Company with another entity pursuant to Section 8.1(d) of this Agreement;

(iii) a proposed dissolution of the Company pursuant to Section 13.1 of this Agreement; and

(iv) any amendment to this Agreement where the vote of holders of Class A-1 units is required pursuant to Section 14.5 of this Agreement.

(c) On those matters on which the Class A-1 Members are entitled to vote, the Class A-1 Members shall have the voting rights as defined by the Membership Voting Interest of such Members and in accordance with the provisions of this Agreement. Except as otherwise provided by Section 14.5 of this Agreement (related to certain amendments to this Agreement) or by applicable law, on any matter upon which the Class A-1 Members are entitled to vote, the Class A-1 Members shall vote together with the Class A Members as a single class, and not as a separate class.

(d) Unless otherwise expressly provided in this Agreement, the affirmative vote of a majority of the Membership Voting Interests represented by Class A Members entitled to vote at any meeting at which there is a quorum present shall be the act of the Members; provided, however, that a Super-Majority Vote of all Members, including holders of Class A Units and Class A-1 Units voting as a single class, shall be required for approval of the following actions: (a) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Class A Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Class A Units owned by such Class A Member for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Class A Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Class A Members holding at least ten percent (10%) of the total outstanding Class A Units and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy. Holders of Class A-1 Units shall be entitled to attend all meetings of Members, and to participate in the discussion at such meetings in accordance with rules and procedures established by the Board of Directors, regardless of the Class A-1 members’ right to vote on any proposals or other matters before the meeting.

8.4 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

8.5 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Class A and Class A-1 Member. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

8.6 Quorum. The presence, in person or by proxy, of Members representing a majority of the Percentage Interests entitled to vote with respect to the matters before the meeting shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, Members representing a majority of the Percentage Interests entitled to vote with respect to the matters before the meeting may adjourn the meeting from time to time without further notice.

ARTICLE IX

WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member’s or Director’s attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member’s or Director’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Directors by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third’s Majority of the Directors or those Members entitled to vote with respect to such action.

ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would (i) cause the Company to be treated as a Publicly Traded Partnership; (ii) result in the number of Class A Members of record equaling three hundred (300) or more, or such other number as required to maintain the suspension of the Company’s duty to file reports pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended; or (iii) result in the number of Class A-1 Members of record equaling five hundred (500) or more, or such other number that would otherwise require that the Company register the Class A-1 Units with the Securities and Exchange Commission. Any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit(s).

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement:

(a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

(b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units;

(c) Transfers of Units effected through a Qualified Matching Services Program;

(d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days’ prior written notice to the Company of such gift or bequest; provided, however, that any such transfers shall be subject to the limitations provided in Sections 4.3(a) and 10.4(c) of this Agreement, as applicable; or

(e) Such other Transfer meeting the requirements of Section 1.7704-1 of the Treasury Regulations governing Publicly Traded Partnerships, as determined by the Board of Directors in its sole discretion.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

(a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(c) the transferor’s Membership Certificate;

(d) the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

(e) evidence satisfactory in form and substance to the Board that the transferee meets the requirements, including maximum Unit ownership limitations, set forth in Section 4.3 of this Agreement; and

(f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

(a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the option to request the Company repurchase the deceased Member’s Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative makes such a request, the Company may elect, in its sole discretion and subject to Section 10.4(b) below, to purchase the deceased Member’s Interest at the Redemption Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This request may be made by the deceased Member’s estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

(b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

(c) Beginning August 31, 2005, the estate or personal representative of a deceased Member may not transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by the deceased Member are transferred to a single transferee). Any purported transfer pursuant to this Section 10.4 of fewer than five (5) Units to any transferee, except in the case where all Units are to be transferred to a single transferee, shall be deemed to be an offer by the estate or personal representative to sell the affected Units to the Company in accordance with the terms set forth in Section 10.4(a) above. If the Company elects to purchase the affected Units in that case, the estate or personal representative shall be required to sell the Units to the Company in accordance with such terms and conditions. For this purpose, the affected Units shall include any Units intended to be transferred in an amount of fewer than five (5) Units.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

(a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.

(b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

(c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor.

10.7 Redemption of Interests.

(a) A Member (the “Requesting Member”) may request redemption of his or her Interest upon not less than sixty (60) calendar days’ prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

(b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Act, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

(a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Redemption Value of such Member’s Interest in the Company as of the effective date of the (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.

(b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption

Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

(c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9 Effective Date of Transfer.

(a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

(b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and, except as otherwise determined by the Board, recognize the Transfer as of the last day of the Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article X. All Distributions shall be made to the owner of record as of the record date as such record date is determined by the Board. The Board the authority to adopt other reasonable methods and/or conventions.

(c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Redemption Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Redemption Value of the Interest. “Redemption Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent redemption valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Redemption Value, but is not under any obligation to do so. The Redemption Value of the Company shall be determined at such times as selected by the Board in its sole discretion. Valuations may generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have redemption valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Redemption Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Redemption Value of the Company or an Interest hereunder. The Company shall not establish the Redemption Value more than four (4) times during the Company’s taxable year.

10.11 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

10.12 Pledged Units. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article X. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

ARTICLE XI

RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matters Partner. The Board of Directors shall, from time to time by resolution, appoint one of its members as “tax matters partner” of the Company pursuant to Code Section 6231(a)(7). Such tax matters partner shall be a Member of the Company. The tax matters partner is authorized to perform all duties imposed by Sections 6222 through 6234 of the Code; provided, however, that the tax matters partner may not take any such action that is material to the Company without the consent of the Board of Directors; provided, further, that this sentence does not authorize such tax matters partner, the Board or any member of the Board to take any action left to the determination of an individual Member under Code Sections 6222 through 6234. The Company shall indemnify, to the full extent permitted by law, the tax matters partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matters partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5 Access to Books and Records.

(a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company’s principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

(ii) Operating Agreement and all restatements and amendments thereto currently in effect;

(iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

(iv) All written communications to the Members generally within the past three years;

(v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members’ equity for that year unless such information appears elsewhere in the financial statements, along with the accountant’s report if the annual financial statements are reported upon by a public accountant;

(vi) A list of the names and business addresses of the Company’s current directors and officers; and

(vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

(b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

(ii) Accounting records of the Company; and

(iii) The Membership Register.

(c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member’s demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member’s purpose.

ARTICLE XII

FISCAL AFFAIRS

12.1 Elections.

(a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

ARTICLE XIII

TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with the provisions of Article IX of the Company’s Articles of Organization, as amended, or as otherwise provided in the Act, as amended from time to time (each a “Liquidating Event”).

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

(a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to Section 21-2625(1)(b) of the Act, and (iii) subject to Section 13.5 below, to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

(b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

13.5 Discretionary Liquidation Preference. In the event of a Liquidation Triggering Event (defined below), Class A-1 Members shall, unless prohibited by applicable law, have the following discretionary liquidation preferences: (i) no liquidating distribution or payment may be made to the Class A Members under Section 13.3(a)(iii) above or pursuant to some other Liquidation Triggering Event without making the same pro-rata payment on either a Percentage Interest or per Unit basis, as the case may be, to the Class A-1 Members; and (ii) the Board may, in its sole discretion, allocate additional liquidating distributions or payments resulting from a Liquidation Triggering Event to the Class A-1 Members without allocating the same Percentage Interest or per Unit liquidating distribution or payment to the Class A Members, up to a maximum cumulative total liquidating distribution and/or payment to all Class A-1 Members as a class in the amount of $1,000,000. For purposes of this Section 13.5, a “Liquidation Triggering Event”

shall include the following: (i) a Liquidating Event; (ii) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (iii) the merger or consolidation of the Company with another entity.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Directors at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of more than two-thirds (2/3) of the Membership Voting Interests of the Class A Members; provided, however, that any amendment of this Agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 Units, shall be approved by an affirmative vote of more than two-thirds (2/3) of the Membership Voting Interests of the Class A-1 Members, voting as a separate class. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof, or of a counterpart hereof or of an Addendum hereto which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement, or a counterpart hereof or an Addendum hereto shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the “Nebraska Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, including Addendums hereto, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

DATED AS OF                     .

Appendix C

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

For the fiscal year ended December 31, 2007.

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the transition period from              to

Commission file number: 333-60580

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	47-0836953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

(Address and telephone number of Issuer’s principal executive offices)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Membership Units ($1,000 per unit)

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    YES  ☐    NO  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    YES  ☐    NO  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    YES  ☐    NO  ☒

The aggregate market value of the membership units held by non-affiliates of the registrant as of June 30, 2007, was $60,078,277, based on the average price of certain membership units sold through the registrant’s Trading System during the first half of the year. Membership units held by each executive officer and director of the registrant have been excluded in that such persons may be deemed to be affiliates of the registrant. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of March 31, 2008, the Company had 30,130 membership units issued and outstanding.

HUSKER AG, LLC

PART I

ITEM 1.	BUSINESS

General Overview

Husker Ag, LLC, a Nebraska limited liability company f/k/a Husker Ag Processing, LLC (“Husker Ag” or the “Company”), was organized on August 29, 2000 to construct and operate an ethanol plant located near Plainview, Nebraska. The Company completed construction of its plant and began operating in early 2003. Husker Ag is managed by a thirteen member Board of Directors.

After the plant expansion described below, Husker Ag’s ethanol plant converts, on an annual basis, roughly 26 million bushels of corn into approximately 70 million gallons of ethanol per year. The ethanol plant will also now produce over 427,000 tons annually of animal feed known as distillers grain, which may be sold as distillers dried grain with solubles, distillers modified wet grain and distillers wet grain. These types of distillers grain are the principal co-products of the ethanol production process. The Company currently produces and sells only modified wet distillers grain.

General Developments

Deregistration

On January 24, 2008 the Company’s Board of Directors announced its intent to propose a reclassification of the Company’s membership units. The proposed transaction will provide for, among other things, the reclassification of the Company’s membership units held by members who are the record holders of 20 or fewer units.

If the proposed reclassification is approved, each member of record owning 20 or fewer of the Company’s units would receive one Class A-1 unit for each membership unit held prior to the reclassification. Members receiving Class A-1 units would have no voting rights except under very limited circumstances and would not receive additional consideration for their existing units. All other membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units. The proposed reclassification would be accomplished through amendments to the Company’s operating agreement. If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates that the number of Class A unit members of record (the current membership interest holders) will be reduced to less than 300, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Husker Ag. This proposed reclassification is subject to the approval by Husker Ag members holding at least two-thirds of the outstanding membership units. The Company filed a preliminary proxy statement regarding the proposed reclassification described above for SEC review on January 18, 2008, and will file a definitive proxy statement upon completion of SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

Expansion of Plant

The Company’s plant expansion project, which was approved by the Company’s members at the 2006 Annual Meeting of Members held on June 26, 2006, and which was largely constructed during 2007, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The total cost of the project is estimated to be approximately $63 million.

The Company financed the plant expansion project partially from the net proceeds received from our rights offering (approximately $14.8 million) and partially from the debt financing from our primary lender (approximately $30 million). The remainder of the cost for the project was financed out of our available cash resources from earnings. See “Rights Offering” below under this Item 1 for information regarding the Company’s rights offering. See “Liquidity and Capital Resources” below under Item 7 of this Form 10-K for information regarding the Company’s debt financing for this project.

On July 25, 2006, the Company executed an Agreement between Owner and Design/Builder on the Basis of a Stipulated Price (the “Design-Build Agreement”) with ICM, Inc., an ethanol plant design build contractor located in Colwich, Kansas (“ICM”). Under the Design-Build Agreement, ICM was responsible for the design, construction and start-up of a stand-alone dry mill fuel-grade ethanol plant that added 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The expansion is a stand alone plant adjacent to the Company’s existing plant and resulted in the Company’s total plant capacity exceeding 60 million gallons per year.

Under the terms of the Design-Build Agreement, the Company will pay ICM approximately $44 million for the design and construction of this expansion, subject to adjustments made in accordance with the general conditions of the agreement. As part of the agreement, the Company also entered into a limited License Agreement with ICM to use the technology and information in the design and construction of the plant expansion. ICM began construction on the plant expansion project in October 2006, and while there are still miscellaneous issues on the punch list in accordance with the agreement, the plant expansion was generally operational by the end of 2007, with start-up and testing being performed in December 2007 and January 2008.

The Design-Build Agreement required the Company to pay ICM a down payment in the amount of 10% of the total contract price, which was paid in full by October 15, 2006. Thereafter, the Company has made payments to ICM on a progress billing basis, based upon periodic applications for payment for all work performed as of the date of the application. The Company retained 5% of the amount submitted in each application for payment. Upon substantial completion of the entire project, as defined in the agreement, the Company will release all retained amounts, less an amount equal to $500,000 plus the reasonable cost to complete all items remaining on the punch list. When the new plant meets the performance criteria set forth in the agreement and the punch list is substantially cleared, the Company will release the $500,000 retainage.

A copy of the Design-Build Agreement was attached as an exhibit to the Company’s Form 10-Q for the period ended June 30, 2006 which was filed with the SEC on August 14, 2006.

Rights Offering

On June 26, 2006, at the Husker Ag Annual Meeting of Members, the members approved a proposed plant expansion. To help finance the plant expansion, the Company proceeded with a rights offering where each member of the Company as of August 1, 2006, the record date, was offered a nontransferable subscription right to subscribe to one membership unit for each unit held at a subscription price of $1,000 per unit. As of the record date, there were 15,318 membership units outstanding, and the total rights offering was for a maximum of 15,318 units or $15,318,000.

On September 5, 2006, the Company filed a Registration Statement with the SEC registering up to 15,318 subscription rights and 15,318 membership units in the Company. This Registration Statement, which was amended on October 11, 2006, and October 23, 2006, was approved and declared effective by the SEC on October 25, 2006.

On or about October 27, 2006, the Company provided a prospectus to each of its members of record as of August 1, 2006. The prospectus was the formal written offer to existing members of the Company (as of the record date) of the right to subscribe to newly issued membership units on a pro rata basis, based on each member’s percentage ownership interest in the Company. A copy of the final prospectus was filed with the SEC on October 27, 2006, and is available on the SEC’s website at www.sec.gov. The Company’s Registration Statement, as amended, and related exhibits are also available on the SEC’s website.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the subscription rights through December 18, 2006. These subscription rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (Union Bank), whereby Union Bank agreed, subject to the terms of the Credit Agreement, to provide up to $35,000,000 of debt financing for the plant expansion project. See “Liquidity and Capital Resources” below under Item 7 of this Form 10-K for additional information regarding this new loan. Thereafter, on January 12, 2007, the Board of Directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the escrow agent.

In the rights offering, the Company sold a total of 14,812 membership units for total proceeds in the amount of $14,812,000, with 506 subscription rights remaining unsubscribed and 506 membership units remaining unsold.

As of January 12, 2007, after the completion of the rights offering, the Company has 30,130 membership units issued and outstanding.

The Company applied the net proceeds from the rights offering to the payment of the Company’s design build contractor for the design and construction of the plant expansion project.

Loss of Federal Small Producer’s Tax Credit. The Company’s members have received the benefits of the federal small producer’s tax credit which is a $.10 per gallon of ethanol tax credit available for ethanol produced at plants with 60 million gallons or less of annual capacity. For the past several years, many members have been eligible to deduct from their federal income tax $.10 per gallon on the first 15 million gallons produced annually. The amount of any such credit received by a member must be included in the gross income of the member for tax purposes. In 2008 upon completion of the plant expansion project, Husker Ag will no longer qualify as a small producer and the small producer tax credit will end for Husker Ag members as the Company’s total production capacity surpasses the 60 million gallon limit determined on a pro rata basis. The small producer tax credit is otherwise scheduled to sunset December 31, 2010.

Exchange of Investment in Val-E Ethanol, LLC for Investment in US BioEnergy Corporation

In December 2005, the Company purchased a 24.1% interest in Val-E Ethanol, LLC, a Nebraska limited liability company (“Val-E Ethanol”), which was created to construct, own and operate a 45-million gallon per year ethanol plant located near Ord, Nebraska (which was completed in 2006). The Company purchased 1,200 units of Val-E Ethanol for $5,000 per unit for an aggregate total of $6,000,000. Husker Ag borrowed $4,500,000 for the purchase of this interest. See “Liquidity and Capital Resources” below under Item 7 of this Form 10-K for additional information regarding this loan.

Platte Valley Fuel Ethanol, LLC, a Nebraska limited liability company, was then the majority owner of Val-E Ethanol. On February 16, 2006, US BioEnergy Corporation, now a St. Paul, Minnesota based corporation (“US BioEnergy”), announced that it was acquiring Platte Valley Fuel Ethanol, LLC. That transaction closed on April 30, 2006. Subsequent to that announcement, US BioEnergy offered to acquire the remaining membership interests in Val-E Ethanol for shares of common stock in US BioEnergy. The Company and each of the other minority owners of Val-E Ethanol agreed to this proposed exchange.

As a result, on May 2, 2006, the Company executed a Membership Interest Purchase Agreement with US BioEnergy, whereby the Company agreed to exchange its entire interest in Val-E Ethanol for 3,000,000 shares of common stock of US BioEnergy. More information about US BioEnergy is available on its website at www.USbioenergy.net.

On August 3, 2006, US BioEnergy filed a Form S-1 Registration Statement with the Securities and Exchange Commission (the “SEC”) announcing its intention to proceed with an initial public offering (“IPO”). In December 2006, the SEC declared US BioEnergy’s registration statement effective and US BioEnergy completed its IPO. Until its pending merger with VeraSun (discussed below) US BioEnergy’s stock has been listed on the NASDAQ Stock Market under the symbol “USBE”.

Following a 1 for 4 reverse stock split that occurred concurrently with the IPO, the number of Husker Ag’s shares in US BioEnergy was reduced from 3,000,000 to 750,000 shares.

However, Husker Ag’s shares in US BioEnergy are “restricted securities” under Rule 144 of the Securities Act of 1933, or Rule 144, which may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144. In addition to any restrictions on the sale of Husker Ag’s shares in US BioEnergy under federal securities laws, the Company entered into a lock-up agreement with US BioEnergy in September 2006. Under this agreement, except for certain specified exceptions, Husker Ag may not sell or otherwise transfer its shares in US BioEnergy for 180 days after the date that the final prospectus is filed with the SEC by US BioEnergy. As a result, Husker Ag was not able to sell its shares in US BioEnergy until June 2007.

The Company holds these 750,000 shares in common stock of US BioEnergy as trading securities; and upon the consummation of the pending VeraSun merger (discussed below), the Company will hold approximately 607,500 shares of common stock of VeraSun as trading securities. See Note 1 to the Company’s Financial Statements included below for additional information regarding the Company’s accounting for this investment.

Update on Investment in US BioEnergy. On November 29, 2007, US BioEnergy announced that it had entered into a merger agreement with VeraSun Energy Corp., a Brookings, South Dakota based company (“VeraSun”). The merger, which is subject to approval of both company’s shareholders, is expected to close in the first quarter of 2008. Under the merger agreement, 0.81 share of VeraSun common stock will be issued for each outstanding share of US BioEnergy common stock, in which case, Husker Ag would receive approximately 607,500 shares of VeraSun common stock in exchange for its 750,000 shares of US BioEnergy common stock. The combined entity will retain the VeraSun name and trade under VeraSun’s existing NYSE ticker symbol, “VSE”. Upon completion of the merger, the combined company will have nine ethanol production facilities in operation and seven additional facilities under construction. More information about VeraSun is available on its website at www.verasun.com.

Description of Dry Mill Process

The Company’s ethanol plant produces ethanol by processing corn. The corn is delivered, weighed and then unloaded in a receiving building. It is then transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn is transported to a hammermill or grinder where it is ground into flour and conveyed into a tank for processing. Water, heat and enzymes are added to break down the starch in the ground corn. The resulting slurry is heat sterilized and pumped to a tank where additional enzymes are added to further breakdown the starch. Next, the mash is pumped into fermenters, where other enzymes and yeast are added, to begin a batch fermentation process. A distillation process divides the alcohol from the corn beer. The alcohol, which exits the distillation process, is then further dried using a molecular sieve. The resulting 200 proof alcohol is then pumped to farm shift tanks and blended with five percent gasoline denaturant as it is pumped into storage tanks.

Stillage from the distillation process is then pumped into one of several centrifuges and water from the centrifuges is evaporated into a thick syrup. The solids that exit the centrifuge are called wet cake and may be conveyed to a dryer for drying. Syrup may be added to the wet cake as it enters the dryer, where moisture will be removed. This process produces distillers dried grain with solubles, which may be used as animal feed. The wet grain and syrup may be combined and sold as animal feed without drying or with only partial drying.

Principal Products

Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (a) an octane enhancer in fuels; (b) an oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and (c) a non-petroleum-based gasoline extender. Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. The overwhelming majority of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. For the years ended December 31, 2007, 2006 and 2005, ethanol sales comprised 81.1%, 82.9% and 81.1%, respectively, of the Company’s total net sales.

Distillers Grain

A principal co-product of the ethanol production process is distillers grain, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing may create three forms of distillers grain: distillers wet grain, distillers modified wet grain, and distillers dried grain. Distillers wet grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately 3 summer days (5 winter days). Distillers modified wet grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant. The Company is currently producing almost entirely distillers modified wet grain which is sold to nearby markets. The Company could switch to dried distillers grain if there were a significant change in local demand or a material change in market conditions for the Company’s current modified wet grain product. For the years ended December 31, 2007, 2006 and 2005, distillers grain sales comprised 15.1%, 12.3% and 12.9%, respectively, of the Company’s total net sales.

Customers

Management does not consider the Company’s business to be dependent on a single customer or a few customers, and the loss of any of our customers would not have a material adverse effect on our results. However, as of December 31, 2007, the Company had receivables from it current ethanol marketer, Aventine Renewable Energy, Inc. (“Aventine”), amounting to 82% of the total trade receivables. At December 31, 2006, the Company had receivables from its former ethanol marketer, Eco-Energy, Inc. (“Eco-Energy”), amounting to 52% of the total trade receivables. Aventine is a re-seller of ethanol and therefore its customers are indirectly a part of the Company’s customer base. The Company acknowledges the potential credit risk from this large customer and monitors these receivables accordingly. To date, Aventine has paid its invoices in accordance with its agreement with the Company. Should Aventine’s purchases from the Company decrease for any reason, the Company currently has sufficient demand for its products and Management would expect to find other customers. See the section entitled “Marketing and Distribution Methods – Ethanol” below for information regarding the Company’s agreement with Aventine.

Ethanol Industry

Fuel ethanol is sold primarily to oil refiners and gasoline distributors for blending with gasoline. By extending fuel supplies, enhancing fuel octane, and serving as an oxygenate for meeting environmental standards, fuel ethanol provides a strategic benefit to marketers of gasoline. Fuel grade ethanol prices traditionally have varied directly with the wholesale price of gasoline. Historically, fuel grade ethanol prices have also reflected a premium due to the oxygenate and octane enhancing properties of this motor fuel additive. However, given the large amount of ethanol production coming on line in the foreseeable future, ethanol prices may be driven down regardless of whether the wholesale price of gasoline continues to rise. See sections below entitled “Competition” and “Risk Factors” for further discussion of this issue.

According to the Renewable Fuels Association, ethanol production in the United States has increased more than 400% since 2000. This growth has been the result of strong underlying economic demand and public support for fuel ethanol, which has been driven by a variety of factors. One of the most important factors is the strategic benefit gasoline suppliers receive from using fuel ethanol as an octane enhancer and as an extender of gasoline supplies. Another significant factor has been the environmental benefits of fuel ethanol as an oxygenate, which has made it attractive to gasoline suppliers for marketing purposes and for meeting environmental standards.

The ethanol industry has been highly dependent on several governmental economic incentives.

Federal Ethanol Supports

Clean Air Act Amendments of 1990. In order to address two distinct pollution problems, the Clean Air Act Amendments of 1990 created two programs mandating changes in fuel composition: the Federal Oxygen Program aimed at carbon monoxide; and the Reformulated Gasoline (RFG) Program targeted at smog-forming emissions. These programs created a market for ethanol as an oxygenate.

The Federal Oxygen Program became effective November 1, 1992, and had the largest effect on ethanol sales. This program requires the sale of oxygenated motor fuels during the fall and winter months in certain major metropolitan areas to reduce carbon monoxide pollution. The RFG Program became effective January 1, 1995. This program requires the sale of reformulated gasoline in certain major urban areas to reduce pollutants, including those that contribute to ground level ozone (i.e., smog).

Although the federal oxygenate requirements for RFG included in the Clean Air Act were completely eliminated on May 5, 2006 by the Energy Policy Act of 2005, refiners continue to use oxygenated gasoline in order to meet continued federal and state fuel emission standards.

Renewable Fuels Standard. The nationwide Renewable Fuels Standard (the “RFS”) is a mandate requiring fuel refiners to use a certain minimum amount of renewable fuel blends in our nation’s fuel supply. The Energy Policy Act of 2005 (the “2005 Act”) created the first-ever nationwide RFS in federal law, requiring that at least 4 billion gallons of ethanol and biodiesel be used in 2006, increasing approximately 700 million gallons per year until it reached a requirement of 7.5 billion gallons in 2012. However, partially due to the 2005 Act which led to significant new investment in ethanol plants across the country, by the end of 2007 the United States ethanol production capacity of over 7 billion gallons exceeded the 2007 RFS requirement of 4.7 billion gallons.

However, on December 19, 2007 President George W. Bush signed into law the Energy Independence and Security Act of 2007 (the “Energy Act of 2007”). This legislation establishes new levels of the RFS previously set by the 2005 Act. The Energy Act of 2007 also creates two different categories of renewable fuels: conventional biofuel and advanced biofuel. Corn-based ethanol is considered conventional biofuel, while advanced biofuel includes ethanol derived from cellulose or other non-corn starch sources as well as biodiesel.

The Energy Act of 2007 creates an initial RFS requirement of 9.0 billion gallons per year in 2008 for conventional biofuels, increased from 5.4 billion gallons under the 2005 Act. The RFS for conventional biofuels is set to increase to 15.0 billion gallons per year by 2015. Starting in 2016, all of the increase in the RFS target must be met with advanced biofuels. Advanced biofuels levels are set to reach at least 21.0 billion gallons per year, resulting in a total RFS from conventional and advanced biofuels of at least 36.0 billion gallons per year by 2022.

Federal Excise Tax Exemption. Ethanol blends have been either wholly or partially exempt from the federal excise tax on gasoline for over 25 years. The exemption allows gasoline distributors who blend ethanol with gasoline to receive a federal excise tax credit for each gallon of ethanol they blend. The American Jobs Creation Act of 2004 extended the subsidy to 2010 and created the Volumetric Ethanol Excise Tax Credit (“VEETC”). The VEETC program replaced the federal ethanol excise tax credit that existed previously with a new volumetric ethanol excise tax credit of 51 cents per gallon of ethanol blended through December 31, 2010.

Federal Small Producer’s Credit. Husker Ag has also received the benefits of the federal small producer’s credit which is a $.10 per gallon of ethanol tax credit available for ethanol produced at plants with 60 million gallons or less of annual capacity. Ethanol producers that qualify can deduct from their federal income tax $.10 per gallon on the first 15 million gallons produced annually. The small producer tax credit is scheduled to sunset December 31, 2010. With the passing of the Energy Policy Act of 2005, the definition of a small producer was increased from 30 million to 60 million gallons. The pass-through nature of Husker Ag’s partnership taxation structure applies to any small producer tax credit received. The credit, if any, received by Husker Ag, will be passed through to its members; however, the amount of any such credit received by a member must also be included in the gross income of the member, which could result in the taxation of the amount of the credit distributed to the member. In 2008, upon completion of the Company’s

40 million gallon plant expansion, Husker Ag will no longer qualify as a small producer and the small producer tax credit will end for Husker Ag members as the Company’s total production capacity surpasses the 60 million gallon limit on a pro rata basis in 2008.

State Ethanol Supports

Husker Ag has also received and anticipates continuing to receive economic benefits to produce ethanol at the state level. The State of Nebraska established a production tax credit of $.18 per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag transfers credits received to a Nebraska gasoline retailer who then reimburses Husker Ag for the face value of the credit amount less a handling fee. Under current Nebraska law, no producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer can receive tax credits for more than 125 million gallons of ethanol produced over a consecutive 96 month period. The minimum production level to qualify for credits is 100,000 gallons of ethanol annually. Assuming Husker Ag continues to produce at least 15,625,000 gallons of ethanol in a year, this producer tax credit could result in payments of up to $2,812,500 to Husker Ag annually; subject to the statutory maximum limit. The production incentive is scheduled to expire June 30, 2012. See “Risk Factors” below.

Marketing and Distribution Methods

Ethanol

Commencing June 1, 2005, the Company entered into the Risk Management and Ethanol Marketing Contract (the “2005 Marketing Agreement”) with FC Stone, LLC, an Iowa limited liability company (“FC Stone”), and Eco-Energy, Inc., a Tennessee corporation (“Eco-Energy”) pursuant to which FC Stone provides the Company with a full service price risk management program, and Eco-Energy purchases the Company’s entire output of ethanol in good faith at fair market rates for the term of the agreement. The 2005 Agreement amended and superseded a prior agreement between the parties, and earlier in 2007 had been allowed to renew automatically until September 30, 2008.

On October 5, 2006, the Company entered into a new Risk Management and Ethanol Marketing Contract (the “2006 Marketing Agreement”) with FC Stone and Eco-Energy pursuant to which Eco-Energy purchased the Company’s entire output of ethanol for the 40 million gallon plant expansion in good faith at fair market rates for the term of the agreement. This 2006 Marketing Agreement applied only to the Company’s plant expansion and did not apply to the Company’s original plant. (The 2005 Marketing Agreement and 2006 Marketing Agreement collectively referred to as the “Eco Marketing Agreements”).

On December 3, 2007, the Company and Eco-Energy agreed to terminate each of the Eco Marketing Agreements. The letter agreement dated December 3, 2007 executed by the Company and Eco-Energy provided that the Eco Marketing Agreements terminated immediately with respect to the obligations of Eco-Energy and the Company although the parties agreed to honor any individual contracts that were then outstanding. The Company also assumed all railcar leases then being used for the benefit of the Company under the Marketing Contracts. The termination was effective December 3, 2007, and no termination fee was paid by either party.

Despite the Company’s termination of the Marketing Agreements with respect to Eco-Energy, the Marketing Agreements with respect to the obligations of FC Stone will not be impacted and will continue in full force and effect as set forth therein.

The Company and Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), entered into an Ethanol Marketing Agreement dated December 3, 2007 (the “Ethanol Agreement”) pursuant to which the Company agreed to sell exclusively to Aventine substantially all of its total output of fuel grade ethanol produced at the Company’s plant during the term of the Ethanol Agreement. The initial term of the Ethanol Agreement began on December 3, 2007, and continues until January 1, 2009. The Ethanol Agreement will automatically renew for successive one (1) year terms unless terminated by either party with at least six (6) months’ written notice prior to the expiration of the then current term.

Aventine purchases the Company’s ethanol at a price based on the “Alliance Net Pool Price,” subject to certain adjustments. As set forth in the Ethanol Agreement, the Alliance Net Pool Price is equal to, with respect to any month, (i) the weighted average gross price per gallon received by Aventine for all fuel grade ethanol that was (A) supplied by an alliance partner or produced by Aventine and (B) sold during such month by Aventine, minus (ii) all costs (on a per gallon basis) incurred by Aventine in conjunction with the handling, movement and sale of such ethanol (excluding direct marketing costs incurred in marketing such ethanol).

As a re-seller of ethanol, Aventine’s customers are indirectly a part of the Company’s customer base. Aventine markets and sells most of its ethanol throughout the United States, primarily by rail. The target market area for the ethanol produced at the Company’s ethanol plant includes local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Tennessee, Georgia, Kansas, Missouri, Colorado, Minnesota, Illinois, Iowa, California, New Mexico and Oregon.

Distillers Grain

The dry milling process that produces ethanol also produces distillers grain, which are primarily used as a high protein animal feed. The price of distillers grain generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. Husker Ag is currently producing almost entirely distillers modified wet grain which is marketed and sold primarily to feedlots, cattle feeders and dairies within a 120-mile radius of the ethanol plant.

Competition

Husker Ag is in direct competition with numerous other ethanol producers, many of whom have greater resources than the Company does. The Company expects that additional ethanol producers will continue to enter the market if the demand for ethanol continues to increase. Husker Ag’s ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service.

During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to more than 7 billion gallons at the end of 2007. Based upon information provided by the Renewable Fuels Association (the “RFA”), 139 ethanol plants located in 21 states produced a record 6.5 billion gallons of ethanol in 2007, an increase of more than 32% from 2006. Twenty-nine new facilities combined with expansions at existing plants, increased the industry’s annual production capacity by over 2 billion gallons according to the RFA. The RFA reported that 68 new plants and major expansions were under construction at the end of 2007 that would add approximately 4 billion gallons of new annual production capacity in 2008. This increase in capacity may be expected to continue in the near future. Husker Ag cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with the Company in the sale of ethanol and related products.

As of December 2007, the largest ethanol producers include POET Biorefining, formerly the Broin companies, Archer Daniels Midland, VeraSun Energy Corporation, US Bioenergy Corp., Hawkeye Renewables, LLC, Aventine Renewable Energy, LLC, Abengoa Bioenergy Corp., Global Ethanol/Midwest Grain Processors, White Energy, Renew Energy, and Cargill, all of which are capable of producing much more ethanol than the Company expects to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to those of Husker Ag.

In addition to the plants under construction, plans to construct additional new plants or to expand existing plants have been announced which would further increase the ethanol production capacity of the Company’s competitors. Husker Ag is unable to determine the number and production capacity of plants that ultimately may be constructed, the timing of such construction or the effect of resulting production upon the demand for or price of the Company’s ethanol. However, it is possible that the plant-building boom will create a market glut for ethanol thereby driving ethanol prices, along with the Company’s revenues, down due to the increasing supply.

Raw Materials and Other Inputs

The principal costs associated with the operation of the plant are employment costs, utilities, purchase of corn inventory, purchase of enzymes, chemicals and other materials necessary to operate the plant, interest on indebtedness and general and administrative expenses. Increases in the price of corn and/or other inputs such as natural gas may have a material impact on the profitability of the Company.

Corn Supply and Corn Prices

After the completion of our plant expansion, the Husker Ag ethanol plant needs approximately 26 million bushels of corn per year or approximately 68,500 bushels per day as the feedstock for its dry milling process. The grain supply for the ethanol plant is obtained primarily from local markets. During the five year period between 1996 to 2000, corn production averaged 94 million bushels annually in the five county area surrounding the plant. Since 2000, the corn production has increased somewhat in this five county area. Management believes that the average annual corn production is this area should generally remain consistent in the near future.

The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Therefore, the Company’s profitability will be negatively impacted during periods of high grain prices.

Corn prices have increased sharply since August 2006. Corn prices have risen at least partially due to additional demand from the ethanol industry. Because of forward corn contracts purchased by the Company for a portion of 2007, the Company was able to partially reduce the impact of this price increase. However, if corn prices remain at historically high prices through 2008, the Company’s margins can be expected to be reduced accordingly. See “Risk Factors” below.

Until April 2007, the Company had retained Husker Trading, Inc. to originate and acquire corn for plant usage rather than hiring an on-site commodities manager. Husker Trading, Inc. was responsible for the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. It also coordinated grain deliveries between the railroad, participating elevators and producers, and it negotiated price protection with hedging specialists.

On April 26, 2007, the Company terminated its agreement with Husker Trading, Inc. and retained J.E. Meuret Grain Co., Inc., to exclusively procure for the Company its corn needs for the operation of the Company’s original plant as well as the plant expansion. See Note 13 to the Company’s financial statements included below for additional information regarding the Company’s corn procurement agreement with J.E. Meuret Grain Co., Inc.

Options and Futures Contracts – Hedging

In an attempt to minimize the effects of the volatility of corn and natural gas costs and other inputs on operating profits, in the past 24 months, Husker Ag has taken hedging positions in corn and natural gas futures and option markets. Similarly, in an attempt to minimize the effects of market volatility of the Company’s gas-plus forward contracts for the sale of ethanol, Husker Ag has also taken hedging positions in unleaded gas futures and options markets.

Hedging means protecting the price at which the Company buys corn and natural gas and the price at which it will sell its products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn, natural gas and unleaded gas as well as Husker Ag’s ability to sell sufficient amounts of ethanol and distillers grain to utilize all of the commodities subject to the option and futures contracts. Hedging activities can result in costs to the Company because price movements in grain, natural gas and unleaded gas contracts are highly volatile and are influenced by many factors which are beyond the Company’s control.

The Company uses natural gas as its main source of energy. Natural gas prices have historically fluctuated significantly. Increases in the price of natural gas would harm the Company by increasing its energy costs. An increase in the price of natural gas has a direct impact on the Company’s costs to produce ethanol. For this reason, the Company began purchasing option and futures contracts on natural gas for the first time in January 2005.

During the past two years, a relatively small percentage of the Company’s forward contracts for the sale of ethanol are priced as “gas-plus” contracts where the Company receives a price per gallon of ethanol sold equal to the then average unleaded gas price per gallon plus a fixed amount. Since unleaded gas prices fluctuate, decreases in gasoline prices cause the Company’s revenues on these gas-plus contracts to decrease. Therefore, as part of its hedging strategy, the Company also began purchasing option and futures contracts on unleaded gas for the first time in January 2005.

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn and natural gas projected to be used in the manufacturing process and ethanol expected to be sold. The Company uses derivative financial instruments to manage the exposure to price risk related to corn and natural gas purchases and ethanol sales. The Company currently does not meet the requirements for cash flow hedging under FASB 133. See Note 6 to the Company’s Financial Statements included below for additional information.

As noted above, the Company has entered into a risk management agreement with FC Stone, LLC (“FC Stone”), a commodities risk management firm, under which FC Stone provides the Company with advice, assistance and a price risk management program for corn products necessary for the operation of the plant.

In February 2004, the Husker Ag Board of Directors adopted a Risk Management Policy, which establishes a Risk Management Committee to serve as the liaison between management and Board regarding forward pricing and risk management issues. The Risk Management Committee is currently comprised of General Manager Seth Harder, and Board members James Krause, Mike Kinney, Stanley Gyberg, Leonard Wostrel and David Stearns. The Risk Management Policy also establishes position limits and forward pricing guidelines with respect to risk exposure for corn, distillers grain, ethanol, denaturant and natural gas, as well as approval procedures for management and the Risk Management Committee, approved commodity transaction instruments, and reporting and accounting function verification requirements.

Government Regulation and Environmental Matters

The operations of Husker Ag are subject to various federal, state and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks. Husker Ag believes it is currently in substantial compliance with environmental laws and regulations. Protection of the environment requires Husker Ag to incur expenditures for equipment, processes and permitting. If Husker Ag were found to have violated federal, state or local environmental regulations, the Company could incur liability for cleanup costs, damage claims from third parties and civil or criminal penalties that could materially adversely affect its business.

The Company filed an application with the Nebraska Department of Environmental Quality (the “NDEQ”) for its National Pollutant Discharge Elimination System (NPEDS) waste water permit on August 2, 2002, and received its waste water permit from the NDEQ and such permit was effective February 26, 2003. As of December 31, 2006, the NDEQ had not yet issued Husker Ag its Air Quality Operating Permit. Therefore, the Company has been subject to its Construction Permit which was issued in January 2002. Before being modified in 2005, this permit limited production at the plant to 25,000,000 gallons of denatured alcohol.

Because Husker Ag elected to purchase a thermal oxidizer rather than use a boiler, the NDEQ determined that the Husker Ag Air Quality Operating Permit needed modification to include the impact of the thermal oxidizer on the plant’s dispersion modeling. The Company completed stack testing as required under the NDEQ regulations and submitted the results of such testing on October 24, 2003. The submission also included a request to increase the ethanol production permitted under the permit to approximately 27,000,000 gallons of denatured alcohol per year. The Air Quality Operating Permit was submitted to the NDEQ on March 3, 2004. The NDEQ required the Company to comply with certain conditions including the paving of the plant roadways. This paving was completed in April 2005.

On February 25, 2005, the Company submitted a modification to the construction permit application requesting a limit of approximately 32,000,000 gallons per year and the Company received approval for the modified construction air permit from the NDEQ on June 13, 2005. This modified permit allowed the Company to increase its production.

During October and November 2005, Husker Ag conducted compliance testing as required by the NDEQ to determine whether it was operating in compliance with its modified air permit issued June 13, 2005. The Company submitted the final results of such testing in December 2005. The preliminary results from this test were favorable and indicated that the plant is in compliance with the limits of its modified construction air permit issued June 13, 2005. During the fourth quarter of 2006, the NDEQ notified the Company that it will be operating on the modified construction air permit until the plant expansion has been completed. In the meantime, Husker Ag believes that it is in compliance with its modified air permit.

Plant expansion update. On November 9, 2006, the Director of the NDEQ issued an Order of Variance providing a variance from a state law requiring the Company to obtain a new construction air permit before beginning construction on the plant expansion. In its Order, the Director found that the start of concrete work would be unnecessarily delayed by cold winter weather if the Company was required to wait for a new permit. The Order of Variance allowed Husker Ag to commence its plant expansion without a construction air permit, provided that the Company could not operate the new plant until the NDEQ issued a new construction air quality permit for the expansion.

During 2006, Husker Ag filed a formal application with the NDEQ for permission to modify its existing plant in accordance with the plant expansion project, such application requesting a limit of 76,000,000 gallons of annual denatured ethanol production. In accordance with the Nebraska Air Quality Regulations, notice of our application was given to the public on February 12, 2007, with the 30 day public notice period having ended on March 13, 2007. On April 9, 2007, the NDEQ issued a new construction air permit to Husker Ag. This new construction air permit allows the Company to operate its plant expansion and superseded the Order of Variance.

Employees

As of March 31, 2008, Husker Ag had a total of 47 employees managing and operating the ethanol plant facility. Husker Ag is not subject to any collective bargaining agreements and has not experienced any work stoppages. Husker Ag management considers its relationship with its employees to be good.

ITEM 1A.	RISK FACTORS

Husker Ag’s business is not diversified and this could reduce the value of the membership units.

Husker Ag’s success depends largely upon its ability to profitably operate its ethanol business, while the success of the plant expansion depends largely upon the Company’s ability to timely complete and profitably operate its expanded ethanol business. Husker Ag does not have any other lines of business or other sources of revenue if it is unable to manufacture ethanol and distillers grain. If economic or political factors adversely affect the market for ethanol, the value of its membership units could decline because the Company has no other line of business to fall back on if the ethanol business declines. Husker Ag’s business would also be significantly harmed if its ethanol plant, with or without the expansion, could not operate at full capacity for any extended period of time.

Husker Ag faces intense competition from competing ethanol and other fuel additive producers.

Competition in the ethanol industry is intense. Husker Ag faces formidable competition in every aspect of its business from established producers of ethanol, including Archer Daniels Midland Company and Cargill, Inc., and from other companies that are seeking to develop large-scale ethanol plants and alliances. For 2007, the top eleven producers accounted for approximately 54% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association (the “RFA”), a national trade association for the ethanol industry. A number of Husker Ag’s competitors are divisions of substantially larger enterprises and have substantially greater financial resources than the Company.

Husker Ag expects competition to increase as the ethanol industry becomes more widely known and demand for ethanol increases. Most new ethanol plants in development across the country are independently owned. In addition, various investors could heavily invest in ethanol production facilities and oversupply ethanol, resulting in higher raw material costs and lower ethanol price levels that could materially adversely affect Husker Ag’s business, results of operations and financial condition.

Any increase in domestic or foreign competition could cause Husker Ag to reduce its prices and take other steps to compete effectively, which could materially adversely affect Husker Ag’s business, results of operations and financial condition.

The rapid growth of production capacity in the ethanol industry creates some market uncertainty for the ethanol industry.

Domestic ethanol production capacity has increased steadily from 1.7 billion gallons per year in January of 1999 to nearly 8 billion gallons per year in January 2008. In addition, there is a significant amount of capacity being added to the ethanol industry. According to the RFA, approximately 4 billion gallons per year of production capacity was under construction at the end of 2007. This capacity is being added to address anticipated increases in demand. However, demand for ethanol may not increase as quickly as expected or to a level that exceeds supply, or at all. Husker Ag cannot determine what effect this increase in production will have upon the demand or price of ethanol. At a minimum, this increased capacity creates some uncertainty for the ethanol industry. If the ethanol industry has excess capacity and such excess capacity results in a fall in prices, it will have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Excess capacity may result from the increases in capacity coupled with insufficient demand. Demand could be impaired due to a number of factors, including regulatory developments and reduced U.S. gasoline consumption. Reduced gasoline consumption could occur as a result of increased gasoline or oil prices. For example, price increases could cause businesses and consumers to reduce driving or acquire vehicles with more favorable gasoline mileage. Demand for ethanol can also fall if gasoline prices decrease because ethanol is used as a potential substitute for gasoline.

The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol has resulted in increased demand for corn which has in turn led to increases in the price of corn, resulting in higher costs of production and lower profits.

Husker Ag’s business is highly dependent on commodity prices. These prices are subject to significant volatility and uncertainty, so Husker Ag’s results could fluctuate significantly.

Husker Ag’s results of operations, financial position and business outlook will continue to be substantially dependent on commodity prices, especially prices for corn, natural gas, ethanol and unleaded gasoline. Prices for these commodities are generally subject to significant volatility and uncertainty. As a result, the Company’s future results may fluctuate substantially, and it may experience periods of declining prices for its products and increasing costs for its raw materials, which could result in lower profits. Husker Ag may continue to attempt to offset a portion of the effects of such fluctuations by entering into forward contracts to supply ethanol or to purchase corn, natural gas or other items or by engaging in transactions involving hedging contracts, but these activities involve substantial costs and substantial risks and may be ineffective to mitigate these fluctuations.

The spread between ethanol and corn prices can vary significantly.

Husker Ag’s gross margins will depend principally on the spread between ethanol and corn prices. In recent periods, the spread between ethanol and corn prices has been at a historically high level, driven in large part by high oil prices and historically low corn prices. However, more recently the price of corn has increased significantly, reducing such gross margins. The spread between the price of a gallon of ethanol and the price of the amount of corn required to produce a gallon of ethanol may not remain at, or return to, recent high levels and fluctuations will continue to occur. Any reductions in the spread between ethanol and corn prices, whether as a result of an increase in corn prices or a reduction in ethanol prices, could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Husker Ag’s business is dependent upon the availability and price of corn. Significant disruptions in the supply of corn will have a material adverse effect on Husker Ag’s business, results of operations and financial condition. In addition, since the Company generally cannot pass on increases in corn prices to its customers, continued periods of historically high corn prices will also materially adversely affect Husker Ag’s business, results of operations and financial condition.

Corn is the principal raw material used by the Company to produce ethanol and distillers grain. (For additional discussion on the Company’s purchase of corn for its operations, see “Cost of Sales” under “Results of Operations for the years ended December 31, 2007 and 2006” below under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.) Because ethanol competes with fuels that are not corn-based, Husker Ag generally is unable to pass along increased corn costs to its customers, and accordingly, rising corn prices tend to produce lower profit margins. At certain levels, corn prices would make ethanol uneconomical to use in fuel markets. The price of corn is influenced by weather conditions (including droughts) and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors, including government policies and subsidies with respect to agriculture and international trade, and global and local supply and demand. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future.

In addition, increasing domestic ethanol capacity could boost demand for corn and result in increased corn prices. According to the Economic Research Division of the USDA, by the end of the 2006/07 crop year, over 2 billion bushels of corn (19 percent of the harvested crop) were used to produce ethanol, a 30-percent increase from the previous year. This percentage is expected to increase as additional ethanol capacity comes online. The significant increase in domestic ethanol capacity under construction could outpace increases in corn production, which may increase corn prices and significantly impact the Company’s profitability.

At a more local level, the price Husker Ag pays for corn could also increase as a result of the recent expansion at the current plant location or if other ethanol production facilities were built in the same general vicinity. Husker Ag may also have difficulty from time to time in purchasing corn on economical terms due to supply shortages. Any supply shortage could require Husker Ag to suspend operations until corn became available at economical terms. Suspension of operations could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

The Company also attempts to reduce the risks related to corn price volatility through the futures and option markets. However, these hedging transactions also involve risk to the Company’s business.

The market for natural gas is subject to market conditions that create uncertainty in the price and availability of the natural gas that Husker Ag utilizes in the ethanol manufacturing process.

Husker Ag relies upon third-parties for its supply of natural gas, which is consumed in the manufacture of ethanol. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond Husker Ag’s control such as weather conditions (including hurricanes), overall economic conditions and foreign and domestic governmental regulation and relations. Significant disruptions in the supply of natural gas could impair Husker Ag’s ability to manufacture ethanol for its customers. Further, increases in natural gas prices could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Due to capacity constraints in the natural gas pipeline from Grand Island, Nebraska to the Company’s plant site, Husker Ag does not currently have sufficient firm transportation for the natural gas required for its expansion. While the Company anticipates that in the short-term it will be able to acquire sufficient natural gas for its operating needs through the released market, neither Kinder Morgan nor our natural gas provider Cornerstone Energy can guarantee that our natural gas supply will be uninterrupted.

In an effort to secure firm transportation for our anticipated future natural gas needs, in February 2007, Husker Ag entered into a Precedent Agreement with Kinder Morgan Interstate Gas Transmission LLC (“Kinder Morgan”) whereby Husker Ag agreed, subject to the terms of the Precedent Agreement, to enter into a 10-year Firm Transportation Service Agreement providing for firm interstate natural gas transportation service to be provided by Kinder Morgan for Husker Ag. Husker Ag agreed to contract for 3,500 MMBtus per day which was the anticipated need for the expansion. The Precedent Agreement also allows Husker Ag to pay for its share of Kinder Morgan’s capacity expansion project and related facilities over a ten-year period at the “negotiated reservation rate” of $0.6250 per MMBtu per month.

Although Kinder Morgan’s obligation under the Precedent Agreement is subject to several conditions including sufficient firm capacity subscription from other consumers, all appropriate and final government approvals, and all rights-of-way and other surface required to site and maintain the pipeline facilities, Husker Ag currently anticipates that construction on this new pipeline will begin in late 2008. However, if Kinder Morgan abandons this project, Husker Ag would be forced to rely on the released natural gas market and may be required to pursue alternative solutions to its long terms natural gas needs.

Fluctuations in the selling price and production cost of gasoline may reduce Husker Ag’s profit margins.

Ethanol is marketed both as a fuel additive to reduce vehicle emissions from gasoline and as an octane enhancer to improve the octane rating of gasoline with which it is blended. As a result, ethanol prices are influenced by the supply and demand for gasoline and Husker Ag’s business, future results of operations and financial condition may be materially adversely affected if gasoline demand or price decreases.

The price of distillers grain is affected by the price of other commodity products, such as soybeans, and decreases in the price of these commodities could decrease the price of distillers grain.

Distillers grain compete with other protein-based animal feed products. The price of distillers grain may decrease when the price of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived. Downward pressure on commodity prices, such as corn and soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grain. Because the price of distillers grain is not tied directly to production costs, decreases in the price of distillers grain will result in Husker Ag generating less revenue and lower profit margins.

The use and demand for ethanol and its supply are highly dependent on various federal and state legislation and regulation, and any changes in legislation or regulation could cause the demand for ethanol to decline or its supply to increase, which could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Various federal and state laws, regulations and programs have led to increased use of ethanol in fuel. For example, certain laws, regulations and programs provide economic incentives to ethanol producers and users. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. These laws, regulations or programs will continue in the future.

Federal regulations concerning tax incentives or other federal incentive programs could expire or change which could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

The cost of producing ethanol has historically been significantly higher than the market price of gasoline. The production of ethanol is made significantly more competitive with regular gasoline by federal tax incentives. The American Jobs Creation Act of 2004 created the volumetric ethanol excise tax credit (“VEETC”). Referred to as the blender’s credit, VEETC provides companies with a tax credit to blend ethanol with gasoline totaling 51 cents per gallon of pure ethanol, or approximately 5.1 cents per gallon for E10 and 43 cents per gallon on E85. VEETC expires on December 31, 2010. Continuation of the VEETC was not included in the Energy Act of 2007. It is not known whether the VEETC will be renewed at its current level, if at all. The elimination or reduction of VEETC or other federal tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol.

Nebraska state producer incentives may be unavailable or could be modified which could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

In 2001 the State of Nebraska enacted LB 536, a legislative bill which established a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag transfers credits received to a Nebraska gasoline retailer who then reimburses Husker Ag for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. Husker Ag has entered into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which Husker Ag agreed to produce ethanol at its designated facility and the State of Nebraska agreed to furnish the producer tax credits in accordance with the terms of the law.

The production incentive is scheduled to expire June 30, 2012. Assuming Husker Ag continues to produce at least 15,625,000 gallons of ethanol annually, this producer tax credit could result in payments of up to $2,812,500 to the Company annually, subject to the statutory maximum limit. Any changes to existing state law, regulations or programs could have an adverse effect on Husker Ag’s revenue.

In recent years, because of State of Nebraska budget shortfalls, various tax credit provisions in effect in Nebraska, including LB 536, came under increased scrutiny from the Nebraska Unicameral. As a result there can be no assurance that the Nebraska legislature will not enact new legislation in the future which would revise LB 536, or otherwise adversely impact ethanol plants, such as Husker Ag’s plant, which are to benefit from LB 536.

Husker Ag believes there are a number of existing projects in Nebraska that are also eligible for LB 536 payments which will require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other sources such as the grain check-off program. Despite the Company’s written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination in payments to Husker Ag contrary to the terms of its written agreement would constitute a breach of the contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund. If the State of Nebraska established such a tax, Husker Ag could be for example, required to pay taxes on the distillers grain it produces, which could have a material adverse impact on Husker Ag’s business, results of operations and financial condition.

On February 6, 2004, the Nebraska Attorney General issued an opinion concerning certain proposed legislation which was then before the Nebraska legislature, in which the Attorney General concluded that the “statute authorizing execution of these agreements specifically binds the State to provide such [ethanol tax] credits under the law in effect at the time of execution of the agreements.” In the opinion of Husker Ag, the Attorney General opinion provides support for Husker Ag’s position that it is important that the State of Nebraska continue to meet its obligations in accordance with the terms of the Company’s written agreement.

During May 2007, Governor Heineman signed LB 322 which calls for additional general fund transfers to the Ethanol Production Incentive Cash (EPIC) Fund in the amount of $15.5 million for fiscal year 2007-2008. In addition, LB 322 added and/or extended certain other sources for the EPIC fund, such as revenues generated from the excise taxes on corn and sorghum. This is in addition to the transfers approved in 2005 and 2006 totaling $30.5 million through fiscal year 2011-2012. The EPIC Fund is used to offset the cost of providing incentives to ethanol producers. While these are positive steps toward the funding of the Nebraska state producer incentives, estimates of the state’s total liability for ethanol production credits range from $100 million to $200 million.

The Company cannot predict whether the State of Nebraska will continue to be able to meet its obligations under LB 536. The elimination or significant reduction in this state incentive program could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Update for 2008 Legislative Session: The 2008 Nebraska Unicameral legislative session is expected to end on or about April 17, 2008. The legislature is currently considering funding mechanisms to help ensure that LB 536 remains funded. However, none of the applicable legislative bills have come to a final vote by the legislature as of March 31, 2008. The legislature may debate, and possibly vote on, one or more ethanol related bills during the second quarter of 2008.

The effect of the Renewable Fuels Standard, or RFS, as recently amended in the Energy Independence and Security Act of 2007 on the ethanol industry is uncertain.

The use of fuel oxygenates, including ethanol, was mandated through regulation, and much of the forecasted growth in demand for ethanol was expected to result from additional mandated use of oxygenates. Most of this growth was projected to occur in the next few years as the remaining markets switch from MTBE to ethanol. The Energy Policy Act of 2005, however, eliminated the mandated use of oxygenates and instead established a nationwide levels of renewable fuel standard (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) to be included in gasoline or diesel.

The Energy Act Independence Act of 2007 (the “Energy Act of 2007”) amended the renewable fuel standard (“RFS”) created by the Energy Policy Act of 2005. The effect of the RFS program in the Energy Act of 2007 is uncertain. The mandated minimum level of use of renewable fuels in the RFS under the 2007 Act increased to 9 billion gallons per year in 2008 (from 5.4 billion gallons under the RFS enacted in 2005), further increasing to 36 billion gallons per year in 2022. The 2007 Act also requires the increased use of “advanced” biofuels, which are alternative biofuels produced without using corn starch such as cellulosic ethanol and biomass-based diesel, with 21 billion gallons of the mandated 36 billion gallons of renewable fuel required to come from advanced biofuels by 2022. Required RFS volumes for both general and advanced renewable fuels in years to follow 2022 will be determined by a governmental administrator, in coordination with the U.S. Department of Energy and U.S. Department of Agriculture. Increased competition from other types of biofuels could have a material adverse effect on the demand for ethanol, negatively impacting our results of operations and financial position.

The RFS helps support a market for ethanol that might be negatively affected without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could negatively affect our profitability and financial condition.

Technological advances could significantly decrease the cost of producing ethanol or result in the production of higher-quality ethanol, and if Husker Ag is unable to adopt or incorporate technological advances into its operations, both Husker Ag’s current and proposed ethanol plant could become uncompetitive or obsolete.

Husker Ag expects that technological advances in the processes and procedures for processing ethanol will continue to occur. It is possible that those advances could make the processes and procedures that Husker Ag utilizes at its ethanol plant (and intend to use in the new expansion) less efficient or obsolete, or cause the ethanol it produces to be of a lesser quality. These advances could also allow the Company’s competitors to produce ethanol at a lower cost than Husker Ag. If the Company is unable to adopt or incorporate technological advances, its ethanol production methods and processes could be less efficient than those of its competitors, which could cause both Husker Ag’s existing and expanded ethanol plant to become uncompetitive.

Ethanol production methods are also constantly advancing. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. Continued increases in the price of corn, or sustained high corn prices, could decrease the relative attractiveness of corn-based ethanol where alternatives exist, thereby adversely affecting Husker Ag’s business, operating results or financial condition. Another trend in ethanol production research is to produce ethanol through a chemical process rather than a fermentation process, thereby significantly increasing the ethanol yield per pound of feedstock. Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of ethanol production in the future. If the Company is unable to adopt or incorporate these advances into its operations, Husker Ag’s cost of producing ethanol could be significantly higher than those of its competitors, which could make Husker Ag’s ethanol plant obsolete.

Husker Ag is subject to extensive environmental regulation and operational safety regulations that could result in higher than expected compliance costs and liabilities.

The operations of Husker Ag are subject to various federal, state and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks. Ethanol production involves the emission of various airborne pollutants, including particulate matters, carbon monoxide, oxides of nitrogen, volatile organic compounds and sulfur dioxide.

To construct the plant expansion and operate the expanded business after its completion, Husker Ag needs appropriate permits from the Nebraska Department of Environmental Quality (the “NDEQ”). (See section above entitled “Government Regulation and Environmental Matters” for information regarding Husker Ag’s permit process with the NDEQ.)

Even if Husker Ag receives all required permits from the State of Nebraska, it may be subject to regulations on emissions from the United States Environmental Protection Agency (the “EPA”). Further, EPA and Nebraska’s environmental regulations are subject to change and often such changes are not favorable to industry. Consequently, even if Husker Ag has the proper permits now, it may be required to invest or spend considerable resources to comply with future environmental regulations.

The Company’s failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect its business, operating results or financial condition. As an operational company, Husker Ag has developed procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict the Company’s production and distribution operations. Husker Ag could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require Husker Ag to incur expenditures for equipment or processes.

Members may be required to pay taxes on their share of Husker Ag’s income even if it makes no distributions to members.

Husker Ag expects to continue to be treated as a partnership for federal income tax purposes unless there is a change of law or trading in the membership units is sufficient to classify Husker Ag as a “publicly traded partnership.” This means that Husker Ag will pay no income tax and all profits and losses will “pass-through” to its members who will pay tax on their share of Husker Ag’s profits. Husker Ag’s members may receive allocations of taxable income that exceed any cash distributions made, if any. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict Husker Ag’s ability to pay cash distributions, or its decision to retain or use the cash generated by the business to fund its operating activities and obligations. Accordingly, members may be required to pay income tax on the allocated share of Husker Ag’s taxable income with personal funds, even if the members receive little or no cash distributions from the Company.

To ensure compliance with requirements imposed by the Internal Revenue Service, the Company informs you that any U.S. federal tax advice contained in this Form 10-K is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing, or recommending to another party any matters addressed herein.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

The Company is not an accelerated filer or large accelerated filer or well-known seasoned issuer and has received no written comments regarding its periodic or current reports from the staff of the Securities and Exchange Commission that were issued 180 days or more preceding the end of its 2007 fiscal year and that remain unresolved.

ITEM 2.	PROPERTY

The Company’s corporate offices are located at the plant site in the administrative building at 54048 Highway 20, Plainview, Nebraska 68769, phone number (402) 582-4446. The administrative building consists of approximately 5,700 square feet. The Husker Ag ethanol plant is on 47 acres of real property located 3 1/2 miles east of Plainview, Nebraska between the railroad and US Highway 20 located in Pierce County, Nebraska. The ethanol plant and plant site are subject to real estate mortgage liens granted to the Company’s primarily lender, Union Bank & Trust Company, as described below under Management’s Discussion and Analysis of Financial Condition and Results of Operations. Husker Ag’s management believes the properties and facilities of Husker Ag are adequate to support Husker Ag’s ethanol business operations. As of the start of 2008, the Company’s ethanol plant currently has the capacity to produce approximately 70 million gallons of ethanol per year. As noted above in Item 1, the Company constructed a plant expansion that added 40 million or more gallons per year of ethanol production capacity to its existing operations.

ITEM 3.	LEGAL PROCEEDINGS

Husker Ag has not been informed of any legal matters that would have a material adverse effect on its financial condition, results of operation or cash flow.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of members during the quarterly period ended December 31, 2007.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED MEMBER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

There is no established trading market for Husker Ag’s membership units. To maintain its partnership tax status, members of Husker Ag may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). All transfers are subject to a determination that the transfer will not cause Husker Ag to be deemed a publicly traded partnership.

Husker Ag restricted the ability of members to transfer membership units in its Operating Agreement. To help ensure that a secondary market does not develop, Husker Ag’s Operating Agreement prohibits transfers without the approval of its Board of Directors. The Board of Directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include: (a) transfers by gift, (b) transfer upon death of a member, (c) transfers between family members, and (d) transfers that comply with the “qualifying matching services” requirements. Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

Under the Internal Revenue Code and the related rules and regulations (the “Tax Code”), a matching service is qualified only if it meets a number of specified requirements, including: (1) it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match members who want to sell with persons who want to buy, (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest, (3) the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records), (4) the closing of a sale effected through the matching service does not occur prior to the 45 th calendar day after the interest is listed, (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes), (6) the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and (7) the sum of the percentage interests transferred during the entity’s tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits. The Husker Ag Trading System described below has incorporated these Tax Code requirements into its rules and procedures required to be followed by those using the system.

On October 15, 2004, the Company received approval from the Nebraska Department to operate its own trading system (the “Trading System”) limited to trading in membership units of Husker Ag. As a result of this approval, the Company commenced operation of its Trading System on December 1, 2004. The Trading System operates on a trimester basis commencing December 1, April 1 and September 1 of each year. In accordance with Section 10.9(b) of the Husker Ag Operating Agreement, the Husker Ag Board has established the trimester period as an “interim transfer period” with respect to transfers affected through the Trading System.

The Trading System is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotes. The Trading System does not automatically affect matches between potential sellers and buyers and it is the sole responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer Husker Ag membership units may be reached. There are detailed timelines that must be followed under the Trading System Rules and Procedures with respect to offers and sales of membership units. All transactions must comply with the Husker Ag Trading Systems Rules and Procedures, the Husker Ag Operating Agreement, and are subject to approval by the Husker Ag Board of Directors.

The Husker Ag Trading System has been designed to comply with federal tax laws and IRS regulations establishing a “qualified matching service,” as well as state and federal securities laws. As a result, transfers of Husker Ag membership units are strictly regulated, and the Nebraska Department’s approval is based on representations made to the Nebraska Department concerning the operation of the Trading System, including the Husker Ag Trading System Rules and Procedures. The Husker Ag Trading System Rules and Procedures are available on the Husker Ag website, www.huskerag.com.

The Husker Ag Board of Directors has adopted a policy that the Trading System is intended to be the exclusive method of trading membership units for value in transactions which would otherwise be applied against the Trading System’s 10% maximum annual limitation, except in extraordinary circumstances as determined by the Board in its sole discretion. Transfers such as bona fide gifts and transfers upon death which are not included in the 10% annual maximum limitation are not included in the policy.

Holders

As of March 31, 2008, there were approximately 585 unit holders of the Company’s membership units determined by an examination of the Company’s transfer book.

Distributions

Effective September 17, 2003, the Husker Ag Board of Directors adopted the following policy with respect to the announcement of any future distributions to be made by Husker Ag to its members, in order to provide members, and any persons considering the purchase of Husker Ag membership units, adequate prior notice of such distributions:

The Company will make a public announcement of any distribution to members which has been approved by the Husker Ag Board of Directors within the 60 day period prior to the commencement of the calendar trimester in which the record date for the distribution would occur. The calendar trimester commencement dates are December 1, April 1, and September 1, and the announcement by Husker Ag would include both the future record date for the distribution and the amount per membership unit of such distribution.

The Company has declared and paid the following distributions since its inception through December 31, 2007:

Declaration Date	Approximate Date Paid	Amount Per Unit
December 23, 2003	February 2, 2004	$150.00

	Total for 2003	$150.00

April 20, 2004	June 1, 2004	$200.00
August 13, 2004	September 15, 2004	$150.00
November 12, 2004	January 7, 2005	$100.00

	Total for 2004	$450.00

March 29, 2005	May 6, 2005	$100.00
August 23, 2005	September 16, 2005	$150.00
November 22, 2005	December 20, 2005	$200.00

	Total for 2005	$450.00

March 23, 2006	April 20, 2006	$150.00
August 3, 2006	August 16, 2006	$200.00
November 28, 2006	December 15, 2006	$125.00

	Total for 2006	$475.00

March 27, 2007	April 6, 2007	$70.00	(1)
November 21, 2007	December 14, 2007	$60.00	(1)

	Total for 2007	$130.00

	Total	$1,655.00

(1)

– All distributions made after January 12, 2007 were made based on 30,130 issued and outstanding membership units. All other distributions were made based on 15,318 issued and outstanding membership units.

The Company’s lender, Union Bank and Trust Company (“Union Bank”) and former lender, Stearns Bank, N.A. (“Stearns Bank”), approved each of these distributions as required under the Company’s existing loan agreements with Union Bank and Stearns Bank, respectively.

Any distributions are payable at the discretion of the Husker Ag Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act, and the Husker Ag Operating Agreement. The Board of Directors has no obligation to distribute profits, if any, to members, and there can be no assurance as to the ability of Husker Ag to declare or pay distributions in the future. In addition, the terms of the permanent debt financing agreements entered into by Husker Ag with Union Bank place certain restrictions on the Company’s ability to makes distributions.

First, the Company must be in compliance with all of its loan covenants with Union Bank prior to making any distributions in the future. With the Credit Agreement signed with Union Bank for the financing of the plant expansion project, the Company will be required to obtain prior approval from 66.67% of all financial institutions participating in this new financing when the distribution amount exceeds 36% of net income. See “Liquidity and Capital Resources” below under Item 7 for additional information regarding the covenants for the Company’s debt.

Securities Authorized for Issuance under Equity Compensation Plans

Husker Ag currently has no equity compensation plan.

Recent Sales of Unregistered Securities; Use of Proceeds from Unregistered Securities

Husker Ag had no unregistered sales of securities during the past three fiscal years.

Purchases of Equity Securities by Husker Ag

None.

ITEM 6.	SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with the consolidated financial statements and notes under Item 8 of this Form 10-K.

(In thousands, except per membership unit amounts)
	2007		2006	2005		2004	2003(1)
Net sales	$74,338		$58,672	$47,224		$47,785	$34,337
Net income (loss)	$14,076		$28,370	$10,092		$9,768	$7,996
Earnings (loss) per membership unit	$474.18	(2)	$1,852.06	$658.86		$637.70	$522.01
Cash distributions declared per membership unit	$130.00		$475.00	$450.00		$450.00	$150.00
Book value per membership unit(3)	$2,342.52		$2,984.25	$1,607.19		$1,398.33	$1,210.63
Total assets	$114,228		$63,536	$40,145	(4)	$42,307	$42,282
Total debt (current and long-term)	$34,547		$10,667	$13,575	(5)	$16,107	$19,862
Members’ equity	$70,580		$45,713	$24,619		$21,420	$18,544

(1)

– Fiscal year 2003 represents only a partial year of operating because the Company did not begin production of ethanol until March 2003 and did not reach name-plate capacity until the second quarter of 2003.

(2)	– Based on the weighted number of membership units outstanding during 2007, which was 29,684 units.

(3)	– Members’ equity divided by membership units outstanding as of the end of the period.
(4)

– Total assets went down by approximately $2.2 million from December 31, 2004 to December 31, 2005 primarily due to the Company’s use of cash to pay down long-term debt by over $7 million, along with other factors such as the Company’s net income less distributions.

(5)	– Includes subscription payable.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Husker Ag and its representatives may from time to time make written or oral forward-looking statements, including statements made in this report, that represent Husker Ag’s expectations or beliefs concerning future events, including statements regarding future sales, future profits and other results of operations, the continuation of historical trends, the sufficiency of cash balances and cash generated from operating and financing activities for Husker Ag’s future liquidity and capital resource needs, and the effects of any regulatory changes. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Husker Ag cautions you that any forward-looking statements made by Husker Ag in this report, in other reports filed by Husker Ag with the Securities and Exchange Commission or in other announcements by Husker Ag are qualified by certain risks and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Such risks and factors include, but are not limited to, the risk factors set forth in the section above entitled “RISK FACTORS”.

Overview

The Company owns and operates two ethanol plants located near Plainview, Nebraska. Husker Ag’s business consists of the production of ethanol and an ethanol co-product, distillers grains. The Company began grinding corn and producing ethanol in March 2003. Before the plant expansion came on line at the end of 2007, the ethanol plant converted roughly ten million bushels of corn into approximately 27 million gallons of ethanol per year. Prior to the expansion, the ethanol plant also produced and sold over 160,000 tons of modified wet distillers grain on an annual basis. See “General Developments” under Item 1 above for information regarding the plant expansion project.

Husker Ag’s operating results are largely driven by the prices at which it sells ethanol and distillers grain and the costs related to its production. The price of ethanol and distillers grain is influenced by factors such as supply and demand, prices of unleaded gasoline and substitute products, weather, government policies and programs, and foreign trade. Although federal and state government support programs have been a significant source of revenue and income since Husker Ag began production in March of 2003, the federal program is now much less significant because of the means by which the program structures, funds, and conditions the payments (see “Energy Production Credits” under “Results of Operations for the years ended December 31, 2007 and 2006” below for further discussion of this issue). With respect to the various costs in the production process, the two most significant are the costs of corn and natural gas. The cost of natural gas and corn is affected by factors such as supply and demand, weather, government policies and programs, foreign trade, and the risk management or hedging strategy used to protect against the price volatility of these commodities. See “Quantitative and Qualitative Disclosures about Market Risk” below for additional information.

Results of Operations for the years ended December 31, 2007 and 2006

The following table shows sales and revenues, cost of sales, loss on options, operating expenses and other items as a percentage of total sales and revenues as derived from the Company’s Statements of Income for the years ended December 31, 2007 and 2006. This table should be read in conjunction with the Company’s financial statements and accompanying notes under Item 8 of this Form 10-K:

	2007		2006
Sales and revenues	$74,337,621	100.0%	$58,671,929	100.0%
Cost of sales	(57,242,366)	(77.0%)	(36,716,296)	(62.6%)
Gain on option and futures contracts	2,916,623	3.9%	1,659,862	2.8%

Gross profit	20,011,878	26.9	23,615,495	40.2%
Selling, general and administrative expenses	(2,431,695)	(3.3%)	(1,886,743)	(3.2%)

Operating income	17,580,183	23.6%	21,728,752	37.0%
Interest expense	(155,694)	(0.2%)	(516,920)	(0.9%)
Unrealized gain (loss) on securities	(3,967,500)	(5.3%)	6,754,766	11.5%
Interest and other income	618,625	0.8%	382,629	0.7%

Income before equity in net income of affiliate	14,075,614	18.9%	28,349,227	48.3%

Equity in net income of affiliate	—	0.0%	20,596	0.1%

Net income	$14,075,614	18.9%	$28,369,823	48.4%

Sales and Revenues

The Company’s sales and revenues are divided into three main categories including ethanol sales, distillers grain sales and energy production credits. For the years ended December 31, 2007 and 2006, ethanol sales comprised 81.1% and 82.8%, respectively, of total net sales. Distillers grain sales comprised 15.1% and 12.3% of the Company’s total net sales for the years ended December 31, 2007 and 2006, respectively; while energy production credits make up the remaining 3.8% and 4.8% of the Company’s total net sales for 2007 and 2006, respectively.

Net sales for the year ended December 31, 2007 increased by approximately $15.7 million, or 26.7% over the prior year. This increase in net sales in 2007 compared to 2006 is largely a result of increased production of ethanol coupled with higher sales prices for ethanol and distillers grains. Ethanol sales increased approximately $11.7 million coupled with a distillers grain sales increase of approximately $4 million. These individual categories of net sales are discussed further below.

Ethanol Sales

Ethanol sales for calendar year 2007 increased by 24.0% over the prior year. This is primarily due to an increase of 9.4% in the average price received per gallon for 2007 over 2006 coupled with an increase of 12.4% in the number of gallons sold. This increase in the number of gallons sold was largely due to the additional ethanol produced by the plant expansion while it was being tested and brought up to speed in December 2007.

The vast majority of ethanol sold during 2007 was sold pursuant to forward contracts. At December 31, 2007, the Company had forward contracts for the sale of approximately 1.3 million gallons of ethanol with fixed prices ranging from $1.45 to $1.61 per gallon to be delivered from January through June 2008.

Distillers Grain Sales

Sales of distillers grain increased by approximately $4 million, or 55.2% for 2007 compared to 2006. Since the price of distillers grain has a close relationship to the price of corn, this increase in distillers grain sales largely resulted from the increase in corn prices. The

Company’s average price of corn purchased increased by approximately 57% for 2007 compared to 2006. By comparison, the Company’s average sales price per ton of distillers grain increased by approximately 35.7% from 2006 to 2007. This increase, along with an approximate 14.5% increase in the number of tons of distillers grain sold, accounted for the Company’s increase in distillers grain sales.

Energy Production Credits

Net sales included approximately $2.8 million of energy production credits for the year ended December 31, 2007 and 2006. Credits from the State of Nebraska remained relatively consistent for 2007 compared to 2006. Except for a small adjustment for federal credits in 2006, energy production credits for 2007 and 2006 are derived entirely from the State of Nebraska. The Company’s net income for 2007 without the energy production credits included in net sales would have been approximately $11.3 million (compared to actual net income of approximately $14.1 million).

While the producer credits from the State of Nebraska should remain relatively consistent for 2007 (subject to appropriate financing by the Nebraska Legislature; see “Risk Factors” above), the Company does not expect to receive any revenues from the federal program in the future.

Energy Credits – Nebraska Program. LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, established a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag transfers credits received to a Nebraska gasoline retailer who then reimburses Husker Ag for the face value of the credit amount less a handling fee. On March 24, 2003, Husker Ag entered into an agreement with Rite Way Oil & Gas Co., Inc. (“Rite Way”) pursuant to which Husker Ag may transfer up to $500,000 in ethanol production credits to Rite Way per month. Rite Way then pays Husker Ag the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. The production incentive is scheduled to expire June 30, 2012. Assuming the Company continues to produce at least 15,625,000 gallons of ethanol annually, this producer tax credit could result in payments of up to $2,812,500 to the Company annually, subject to the statutory maximum limit. Any changes to existing state law, regulations or programs could have an adverse effect on the Company’s revenue. See “Risk Factors” above.

This program may not have sufficient funds to cover the allocations to eligible producers in future years. Husker Ag is currently unable to predict whether there may be a funding shortfall and what the effect such a shortfall would have on the Company’s allocation.

Gain on Option and Futures Contracts

The Company’s net income for the year ended December 31, 2007, included net realized gains on option and futures contracts in the approximate amount of $2.9 million. This amount consists of a gain on contracts on corn of approximately $5 million, partially offset by a loss of approximately $2.1 million on unleaded gas contracts. The Company also reported a gain of $2,720 on natural gas contracts during 2007. Market conditions during 2007 were favorable for the Company’s option and futures contracts on corn but unfavorable for contracts on unleaded gas.

For 2006, the Company reported a gain on option and futures contracts in the approximate amount of $1.7 million comprised solely by corn hedging. This gain generally resulted from rising corn prices during the year.

In an attempt to minimize the effects of the volatility of corn and natural gas costs and other inputs on operating profits, in the past 24 months, Husker Ag has taken hedging positions in corn and natural gas futures and option markets. Similarly, in an attempt to minimize the effects of market volatility of the Company’s gas-plus forward contracts for the sale of ethanol, Husker Ag has occasionally taken hedging positions in unleaded gas futures and options markets.

Hedging means protecting the price at which the Company buys corn and natural gas and the price at which it will sell its products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn, natural gas and unleaded gas as well as Husker Ag’s ability to sell sufficient amounts of ethanol and distillers grain to utilize all of the commodities subject to the option and futures contracts. Hedging activities can result in costs to the Company because price movements in grain, natural gas and unleaded gas contracts are highly volatile and are influenced by many factors which are beyond the Company’s control.

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn and natural gas projected to be used in the manufacturing process and ethanol expected to be sold. The Company uses derivative financial instruments to manage the exposure to price risk related to corn and natural gas purchases and ethanol sales. The Company currently does not meet the requirements for cash flow hedging under FASB 133. The Company has entered into a risk management agreement with FC Stone, LLC (“FC Stone”), a commodities risk management firm, under which FC Stone provides the Company with advice, assistance and a price risk management program for corn products necessary for the operation of the plant. See “Quantitative and Qualitative Disclosures about Market Risk” below for additional information.

Until April 2007, the Company had also retained Husker Trading, Inc. to originate and acquire corn for plant usage rather than hiring an on-site commodities manager. Husker Trading, Inc. was responsible for the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. It also coordinated grain deliveries between the railroad, participating elevators and producers, and it negotiated price protection with hedging specialists.

On April 26, 2007, the Company terminated its agreement with Husker Trading, Inc. and retained J.E. Meuret Grain Co., Inc., to exclusively procure for the Company its corn needs for the operation of the Company’s original plant as well as the plant expansion. See Note 13 to the Company’s financial statements included below for additional information regarding the Company’s corn procurement agreement with J.E. Meuret Grain Co., Inc.

The Company uses natural gas as its main source of energy. Natural gas prices have historically fluctuated significantly. An increase in the price of natural gas has a direct impact on the Company’s costs to produce ethanol. For this reason, in January 2005, the Company began purchasing option and futures contracts on natural gas for the first time. However, the Company did not enter into any option and futures contracts on natural gas during 2006 or the first half of 2007. However, the Company did purchase several contracts on natural gas during the second half of 2007 but had no such options outstanding on December 31, 2007. During March 2007, the Company renewed its participation in the management procurement fund with Cornerstone Energy through March 2008, and the Company expects to renew its participation through March 2009. This fund is intended to help even out the price fluctuations in the Company’s natural gas purchases.

During the past two years, a relatively small percentage of the Company’s forward contracts for the sale of ethanol were priced as “gas-plus” contracts where the Company receives a price per gallon of ethanol sold equal to the then average unleaded gas price per gallon plus a fixed amount. Since unleaded gas prices fluctuate, decreases in gasoline prices cause the Company’s revenues on these gas-plus contracts to decrease. Therefore, as part of its hedging strategy, the Company began purchasing option and futures contracts on unleaded gas for the first time in January 2005.

Cost of Sales

Husker Ag’s cost of sales includes production expenses. Largely due to increased corn costs, the Company’s cost of sales increased substantially, both in terms of real dollars and as a percentage of total sales, in 2007 over 2006. For the years ended December 31, 2007 and 2006, the Company’s cost of sales, as a percentage of total net sales, was 77.0% and 62.6%, respectively. In actual dollars, cost of sales, excluding any gain on option and futures contracts, increased by 55.9% or $20.5 million in 2007 compared to 2006. Cost of sales primarily consists of purchases of corn and both natural gas and natural gasoline. Natural gas is used in the production process while natural gasoline is used as a denaturant.

Corn costs comprised 68.1% and 59.5% of total cost of sales for the years ended December 31, 2007 and 2006 respectively. Natural gas and the denaturant made up 14.3% and 19.7% of cost of sales for the years of 2007 and 2006, respectively.

The Company’s total 2007 corn purchases increased by over $17.1 million from the prior year, an increase of approximately 78.6%. This increase is largely derived from an increase of over 57% in the Company’s average price of corn, coupled with an approximate 16.9% increase in the number of bushels used in the Company’s production during 2007 over the prior year. Because of increasing corn prices, the Company’s average price of corn purchased during 2007 was $3.44 per bushel compared to $2.19 per bushel in 2006. The increase in the amount of corn used in production during 2007 compared to 2006 was due in part to the start-up of the plant expansion in December 2007. In addition, there was an increase of nearly $1.2 million in natural gas costs due to increased energy costs along with costs associated with the start-up and testing of the plant expansion in December 2007.

Overall the cost to produce a gallon of ethanol in 2007 increased by over 39% from 2006. With the price of corn at historical levels, Husker Ag expects to continue to experience relatively high production costs at least through the first half of 2008. Thereafter, because the Company’s cost of sales is so dependent upon the corn and gas markets, Husker Ag’s cost of production will largely depend upon what happens in the corn market, and to a lesser degree, what happens in the gas market. See section entitled “Risk Factors” above.

Selling, General and Administrative Expenses

For the years ended December 31, 2007 and 2006, the Company’s selling, general and administrative expenses, as a percentage of total net sales excluding energy production credits, were 3.4% for each year. In actual dollars, the Company’s selling, general and administrative expenses increased by over $545,000 or 28.9% for 2007 compared to 2006. This large increase was partially due to the Company’s engagement of an independent consulting firm that is performing a review and assessment of the Company’s internal controls in connection with Sarbanes Oxley Act requirements and to otherwise strengthen Husker Ag’s internal controls. In addition, Husker Ag incurred some nonrecurring administrative expenses in 2007 due to the plant expansion project. Given the expected increase in sales from the plant expansion, Husker Ag anticipates that it will incur some economies of scale on its selling, general and administrative expenses which should decrease significantly from prior years as a percentage of the Company’s net sales. However, depending on the results of the Company’s deregistration process (see “General Developments” above), the Company may continue to incur additional expenditures for Sarbanes Oxley compliance.

Interest and Other Income and Unrealized Gain/Loss on Securities

Interest and other income for the year ended December 31, 2007, largely consisted of approximately $553,000 of interest income, an unrealized loss on securities of approximately $4 million, and $66,350 of other income. For the year ended December 31, 2006, the Company had interest income of approximately $366,000, an unrealized gain on securities of approximately $6.8 million and other income of approximately $17,000. Interest income was slightly higher in 2007 primarily due to higher interest rates, and the Company’s investment of some of its available cash in short-term certificates of deposit.

During 2007, the unrealized loss on securities of approximately $4 million is an adjustment of the Company’s US BioEnergy stock to fair market value in accordance with GAAP treatment for trading securities. By way of comparison, during 2006, all in the fourth quarter, Husker Ag reported an unrealized gain on securities of approximately $6.8 million for this investment.

Interest Expense

The Company incurred approximately $1,248,000 of interest costs during 2007. However, since the Company capitalized most of this interest during the construction of the plant expansion project, the Company reported only $156,000 in interest expense for 2007. See the financial statements and specifically Note 1 for additional information. This compared to total interest incurred in the approximate amount of $802,000 for 2006. Therefore, the Company’s interest costs actually increased by approximately $446,000 due to significant draws on the Construction Loan during 2007. See the section entitled “Liquidity and Capital Resources” below for discussion on the Company’s long-term debt.

Equity in Net Income of Affiliate

In December 2005, the Company purchased a 24.1% membership interest in Val-E Ethanol, LLC’s equity. Val-E Ethanol, LLC is a Fagen/ICM 45 million gallon ethanol plant in Ord, Nebraska. Husker Ag reported a gain of $20,596 from its affiliate in 2006.

See “General Developments” under Item 1 above for a description of the Company’s exchange of its interest in Val-E Ethanol, LLC for 3,000,000 shares of common stock in US BioEnergy Corporation in May 2006 (later converted to 750,000 shares pursuant to a 1 for 4 reverse stock split). As a result of this exchange, the Company did not report any income from this affiliate after May 2006.

Net Income

Net income for Husker Ag for 2007 was approximately $14.1 million, consisting mostly of income from operations of approximately $17.6 million, along with approximately $66,000 of other income and $553,000 of interest income, and offset by approximately $4 million of unrealized loss on securities and $156,000 of interest expense. Income from operations for 2007 included an approximate $2.9 million gain on option and futures contracts.

By comparison, the Company experienced net income for 2006 in the approximate amount of $28.4 million, largely due to income from operations of approximately $21.7 million, and approximately $17,000 of other income, an unrealized gain on securities of approximately $6.8 million and $366,000 of interest income partially offset by interest expense in the approximate amount of $517,000. Income from operations for 2006 included an approximate $1.6 million gain on option and futures contracts.

For the reasons set forth above, the Company’s net income for 2007 was approximately $14.3 million less than in 2006.

Results of Operations for the years ended December 31, 2006 and 2005

The following table shows sales and revenues, cost of sales, loss on options, operating expenses and other items as a percentage of total sales and revenues as derived from the Company’s Statements of Income for the years ended December 31, 2006 and 2005. This table should be read in conjunction with the Company’s financial statements and accompanying notes under Item 8 of this Form 10-K.

	2006		2005
Sales and revenues	$58,671,929	100.0%	$47,224,468	100.0%
Cost of sales	(36,716,296)	(62.6%)	(32,692,390)	(69.2%)
Gain (loss) on option and futures contracts	1,659,862	2.8%	(1,807,964)	(3.8%)

Gross profit	23,615,495	40.2%	12,724,114	27.0%
Selling, general and administrative expenses	(1,886,743)	(3.2%)	(2,266,188)	(4.8%)

Operating income	21,728,752	37.0%	10,457,926	22.2%
Interest expense	(516,920)	(0.9%)	(668,533)	(1.4%)
Unrealized gain on securities	6,754,766	11.5%	-0-	0.0%
Interest and other income	382,629	0.7%	328,406	0.7%

Income before equity in net income (loss) of affiliate	28,349,227	48.3%	10,117,799	21.5%

Equity in net income (loss) of affiliate	20,596	0.1%	(25,362)	(0.1%)

Net income	$28,369,823	48.4%	$10,092,437	21.4%

Sales and Revenues

The Company’s sales and revenues are divided into three main categories including ethanol sales, distillers grain sales and energy production credits. For the years ended December 31, 2006 and 2005, ethanol sales comprised 82.9% and 81.1%, respectively, of total net sales. Distillers grain sales comprised 12.3% and 12.9% of the Company’s total net sales for the years ended December 31, 2006 and 2005, respectively; while energy production credits make up the remaining 4.8% and 6.0% of the Company’s total net sales for 2006 and 2005, respectively.

Net sales for the year ended December 31, 2006 increased by approximately $11.4 million, or 24.2% over the prior year. This increase in net sales in 2006 compared to 2005 resulted from an increase in ethanol sales of over $10 million, along with an increase in distiller grain sales of over $1 million. These individual categories of net sales are discussed further below.

Ethanol Sales

Ethanol sales for 2006 increased by 26.9% over the prior year. This was primarily due to an approximate 10.4% increase in the production of ethanol or 2.6 million gallons over 2005 coupled with a 15.1% increase in selling price from the previous year.

The vast majority of ethanol sold during 2006 was sold pursuant to a forward contract. At December 31, 2006, the Company had forward contracts for the sale of approximately 15.3 million gallons of ethanol with fixed prices ranging from $1.35 to $2.20 per gallon to be delivered through December 2007.

Distillers Grain Sales

Sales of distillers grain increased by over $1.1 million, or 18.4% for 2006 compared to 2005. This sales increase is largely due to two factors, an increase of production of over 10.7% or approximately 18,000 tons and an 8.8% increase in average selling price from 2006 to 2005.

Energy Production Credits

Net sales included approximately $2.8 million of energy production credits for the year ended December 31, 2006, which is nearly the same amount of net production credits earned during 2005. Except for a small adjustment for federal credits, energy production credits for 2006 are derived entirely from the State of Nebraska. Credits from the State of Nebraska remained relatively consistent for 2006 compared to 2005.

The Company’s net income for the year ended December 31, 2006 without the energy production credits included in net sales would have been approximately $25.5 million (compared to actual net income of approximately $28.4 million). Nebraska credits are discussed in additional detail above.

Gain/Loss on Option and Futures Contracts

The Company’s net income for 2006 included net realized gains on option and futures contracts in the approximate amount of $1.7 million. Contracts on unleaded gas created approximately $26,000 of this gain, with the balance coming from corn contracts. Market conditions for corn during 2006 were very favorable for the Company’s option and futures contracts creating the majority of this gain.

For 2005, the Company reported a loss on option and futures contracts in the approximate amount of $1.8 million. This amount consists of a loss on contracts corn of approximately $1.5 million and a loss of approximately $297,000 on natural and unleaded gas contracts.

Cost of Sales

For the years ended December 31, 2006 and 2005, the Company’s cost of sales, as a percentage of total net sales, was 62.6% and 69.2%, respectively. In actual dollars, cost of sales increased by 12.3% from 2006 compared to 2005. Corn costs comprised 59.5% and 59.6% of total cost of sales for the years ended December 31, 2006 and 2005 respectively. Natural gas and the denaturant made up 19.7% and 18.4% of cost of sales for 2006 and 2005, respectively.

The primary reason for this increase in cost of sales was due to a 10.4% increase in ethanol production in 2006 compared to 2005. Corn costs increased approximately $2.3 million due to increased production and an approximate 9.0% increase in the average price in corn. Natural gas increased $415,000 due to increased production and an approximate 2% increase in the average price of natural gas. Denaturant costs increased approximately $806,000 also due to an increase in production coupled with an increase in prices during the year.

Selling, General and Administrative Expenses

For 2006 and 2005, the Company’s selling, general and administrative expenses, as a percentage of total net sales excluding energy production credits, were 3.4% and 5.1%, respectively. In actual dollars, the Company’s selling, general and administrative expenses decreased by approximately $379,000 or 16.7% for 2006 compared to 2005. The Company’s selling, general and administrative expenses in 2005 included large non-recurring expenses in 2005 including (i) the Company’s refinancing of its long term debt in February, 2005 which resulted in prepayment penalties in the amount of approximately $310,000; and (ii) the write-off of the Company’s remaining unamortized debt origination costs from its initial financing with Stearns Bank in the approximate amount of $562,000 which were being amortized over the life of the original loan. After accounting for these expenses, the Company’s selling, general and administrative expenses for 2006 increased from 2005, generally corresponding to an increase in the Company’s net sales.

Interest and Other Income; and Unrealized Gain on Securities

Interest and other income for the year ended December 31, 2006, consisted of approximately $366,000 of interest income, an unrealized gain on securities of approximately $6.8 million and $17,000 of other income. For the year ended December 31, 2005, the Company had interest income of approximately $210,000 and other income of approximately $118,000. Interest income was much higher in 2006 due to large amounts of cash equivalents held by the Company during the year. Other income for 2005 consisted primarily of a refund of sales taxes paid by the Nebraska Department of Revenue in the amount of $112,504.

The unrealized gain on securities of $6.8 million is an adjustment of the Company’s US BioEnergy stock to fair market value in accordance with GAAP treatment for trading securities. See “General Developments” above under Item 1 for additional information on the Company’s investment in US BioEnergy.

Interest Expense

Interest expense for the year ended December 31, 2006, was approximately $517,000 compared to roughly $669,000 for the prior year ended December 31, 2005. This decrease is due to the capitalization of interest in the amount of $284,734 for projects under construction.

During the last half of 2006, a large amount of the Company’s interest obligations on its debt ($284,734) was capitalized for the plant expansion project (see the financial statements and specifically Note 1). If you include the capitalized interest with the Company’s interest expense for 2006, interest expense actually increased approximately 19.9% primarily due to the Company’s financing of its investment in Val-E Ethanol, LLC (now US Bio Energy Corporation.) in January 2006 (see “General Developments” under Item 1 above). Also, see the section entitled “Liquidity and Capital Resources” under this Item below for discussion on the Company’s long-term debt.

Equity in Net Income/Loss of Affiliate

In December 2005, the Company purchased a 24.1% membership interest in Val-E Ethanol, LLC’s equity. Husker Ag reported income of $20,596 from its affiliate in 2006, compared to a loss of $25,362 in 2005. The Company’s investment in this affiliate is described above it this Item 7, under the section entitled “Results of Operations for the years ended December 31, 2007 and 2006”.

Net Income

Net income for Husker Ag for the year ended December 31, 2006 was approximately $28.4 million, consisting mostly of income from operations of approximately $21.7 million, and approximately $6.8 million of unrealized gain on securities and $366,000 of interest income offset by approximately $517,000 of interest expense. Net income from operations for 2006 included an approximate $1.7 million gain on option and futures contracts.

By comparison, the Company experienced net income for the year ended December 31, 2005 in the approximate amount of $10.1 million, largely due to income from operations of approximately $10.5 million, along with approximately $118,000 of other income and $210,000 of interest income offset by interest expense in the approximate amount of $669,000. Income from operations for 2005 included a loss on option and futures contracts in the approximate amount of $1.8 million.

For the reasons set forth above, the Company’s net income for 2006 increased by approximately $18.3 million more than 2005.

Trends that may Impact the Company’s Future Operating Results

Demand and Prices for Ethanol Products

Demand and the corresponding prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect Husker Ag’s profitability and viability. Historically, the price for ethanol has had some relation to the price for gasoline. Any lowering of gasoline prices may also lead to lower prices for ethanol and adversely affect the Company’s operating results.

During 2006, high oil prices and continued MTBE bans resulted in strong ethanol demand and record high ethanol prices. However, because the ethanol industry has been dependent upon government supports, and more importantly, because the production capacity for ethanol is increasing so rapidly, there can be no assurance that the demand for ethanol will keep up with its supply in the near future – regardless of what happens to the price of gasoline.

Production of ethanol

As noted above, with the new ethanol plants and plant expansions currently under construction along with new construction expected in the near future, the nationwide production capacity for ethanol is expected to increase dramatically in the next couple of years. Experts in the ethanol industry have differing views as to whether this increased production will create a surplus in the ethanol market. At a minimum, this increased capacity creates some uncertainty for the ethanol industry.

Ethanol demand in the U.S. in 2007 exceeded production. The shortfall in 2007 was filled by imports from other countries, principally Brazil. At the end of 2007, U.S. production capacity was approximately 7.9 billion gallons annually. According to the RFA, another 4.0 billion gallons of production capacity was under construction at year-end.

While the expansion of the RFS by the Energy Act of 2007 will help create a government mandated demand, it is possible that total ethanol production capacity in the U.S. will be in excess of 10.5 billion gallons annually by the end of 2008, which is the amount of the RFS required in 2009. At some point in the future, this additional capacity may cause supply to exceed demand. If additional demand for ethanol is not created, the excess supply may cause ethanol prices to decrease, perhaps substantially. In that case, the Company’s revenues would decrease accordingly.

The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol has resulted in increased demand for corn which has at a minimum been a contributing factor for recent increases in corn prices. See “Inputs” below for additional information regarding trends in corn prices due to expected increases in U.S. ethanol production.

Government supports

As discussed above, current federal law is favorable to ethanol, and there appears to be a positive trend for the ethanol industry from the federal government. Recent federal legislation has benefited the ethanol industry. For example, as noted above in Item 1, the Renewable Fuels Standard (“RFS”) established by the Energy Policy Act of 2005, and expanded by the Energy Independence and Security Act of 2007, mandates that fuel refiners use a certain minimum amount of renewable fuels which will rise to 15.0 billion gallons of conventional biofuel (including corn-based ethanol) by 2015. In addition, ethanol benefits significantly from an excise tax credit of $0.51 per ethanol gallon. This excise tax credit provides incentives for blenders and refiners to blend ethanol with gasoline.

Regardless of the current favorable trend, changes to federal and state statutes, regulations or programs could have an adverse effect on Husker Ag’s business.

Inputs

Corn

The Company uses corn as its primary feedstock. Rising corn prices produce lower profit margins for the production of ethanol and therefore, represent unfavorable market conditions. Similarly, decreases in the price of corn may increase revenues to the Company and therefore, would increase the profitability of the Company. The corn market is dependent upon a variety of factors unrelated to the ethanol market. The price of corn is generally dependent upon the regional and international grain supplies, which can be very volatile. Corn supplies and the resultant prices are affected by weather, governmental policy, disease and other conditions.

The USDA estimated that over 13 billion bushels of corn were harvested in 2007, the largest harvest on record. Despite the large 2007 corn crop, corn prices continued at historic highs. Corn prices have risen at least partially due to additional demand from the ethanol industry. Corn prices may remain at historically high prices

Management expects corn prices to remain at historical high levels for the first half of 2008. After that corn prices will be largely dependent on the corn crop grown during the summer of 2008. While the Company expects another large number of corn acres in 2008, any production shortfall during the 2008 growing season will create increased price volatility and will result in increased corn costs which would increase the Company’s cost to produce ethanol.

If the supply of corn does not keep up with the increased demand for corn due to expected increases in the ethanol production and exports, corn prices can be expected to increase or at a minimum maintain their high recent prices, resulting in higher costs of production and lower profits. See section entitled “Risk Factors” above.

Utilities

Changes in the cost of utilities may also have a material impact on the profitability of the Company. Ethanol production requires a constant and consistent supply of energy. If there is any interruption in Husker Ag’s supply of energy for whatever reason, such as supply, delivery or mechanical problems, the Company may be required to halt production. Increases in the price of natural gas would harm Husker Ag’s business by increasing its energy costs (see discussion below). The Company also needs to purchase significant amounts of electricity to operate the plant. The prices which Husker Ag is required to pay for electrical power will have a direct impact on its costs of producing ethanol and its financial results.

Natural Gas

Natural gas is an important input in the Company’s production process. Husker Ag uses natural gas to dry its distillers grains. As discussed above, the Company currently dries nearly all of its distillers grain to a level of approximately 50% moisture (modified wet grain). Upon completion of the plant expansion project, the Company now produces roughly 150% more distillers grain than its prior production. In order to continue to market this extra product, the Company may be forced to dry some of its distillers grain to 10% moisture (dried distillers grain) to allow for storage and transportation over longer distances.

Natural gas prices continue to fluctuate and could again increase significantly as a result of actual or perceived shortages in supply. In addition, in order to ensure adequate supplies of natural gas for the plant expansion project, Husker Ag will be required to contribute to cost of the infrastructure necessary to deliver the new natural gas capacity to the Plainview area. See Risk Factors above under Item 1A for a discussion of Husker Ag’s Precedent Agreement with Kinder Morgan requesting additional capacity of natural gas. While the Company believes Kinder Morgan will proceed with the new pipeline as planned, there is no guarantee that Kinder Morgan will construct the necessary pipeline and additional infrastructure necessary to deliver the necessary additional firm capacity to the Company’s plant site. If Kinder Morgan does not proceed with its capacity expansion project, Husker Ag may be forced to consider alternatives for its long term natural gas needs.

The Precedent Agreement requires Husker Ag to pay for its share of Kinder Morgan’s capacity expansion project and related facilities over a ten-year period at the “negotiated reservation rate” of $0.6250 per MMBtu per month. The agreement allows Husker Ag to pay this incremental charge in lieu of contributing aid in construction to Kinder Morgan for the new pipeline facilities.

As a result, if Husker Ag does enter into a Firm Transportation Service Agreement with Kinder Morgan pursuant to the Precedent Agreement, the Company’s relative proportional costs of natural gas will be higher for the expansion than for the existing plant, due to our requirement to help pay for the new delivery pipeline facilities.

Prior to our expansion, our current natural gas usage was approximately 54,000 MMBtus per month. With the completion of the plant expansion, Husker Ag’s natural gas usage is expected to be approximately 152,000 MMBtus per month.

Other

In addition to general market fluctuations and economic conditions, Husker Ag could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond the Company’s control. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Changes in price, operation and availability of truck and rail transportation may affect the Company’s profitability with respect to the transportation of ethanol and other products to its customers. In addition, the operation of the ethanol plant is subject to ongoing compliance with all applicable governmental regulations, such as those regulations governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost Husker Ag significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. Husker Ag might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. Husker Ag will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

Expansion

Husker Ag recently expanded its capacity at its existing site by approximately 40 million gallons of capacity, an increase of nearly 150% from the Company’s former production capacity. The timing of this expansion, and the terms of the Company’s financing may all have a material affect on Husker Ag’s results of operations. For a discussion of the plant expansion project, see “General Developments” above under Item 1 of this Form 10-K. While this expansion may allow the Company to better market its ethanol and distillers grain, the expansion will also significantly increase the Company’s need for inputs such as corn and natural gas.

Books and Records

Husker Ag currently relies on its internal staff for the maintenance of its books and records. Husker Ag has employed an internal accountant, who is primarily responsible for the maintenance of its accounting books and records. Such person is assisted by full time office administrative personnel, all of whom are responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records.

Liquidity and Capital Resources

The Company’s liquidity and capital resources continue to be affected by our plant expansion project which is discussed in detail above. See “General Developments” above under Item 1 of this Form 10-K for further discussion on this expansion.

As of December 31, 2007, the Company had current assets of approximately $35.3 million, including cash and cash equivalents of approximately $4.8 million and the Company had total assets of approximately $114.2 million. As of December 31, 2007, the Company had current liabilities totaling approximately $14.2 million. As of December 31, 2007, the Company’s ratio of current assets to current liabilities was 2.48 to one, compared to 2.45 to one as of December 31, 2006.

As of December 31, 2007, the Company had total members’ equity of approximately $70.6 million, or $2,342.52 per unit. In terms of total members’ equity, this represents an increase of 54.4% when compared to total members’ equity of approximately $45.7 million as of December 31, 2006. However, because of the additional membership units issued in January 2007, members’ equity on a per unit basis decreased by approximately 21.5% when compared to members’ equity of $2,984.25 per unit as of December 31, 2006. For further comparison, total members’ equity was approximately $24.6 million, or $1,607.19 per unit as of December 31, 2005. Members’ equity increased by approximately $24.9 million during 2007 due to net income for the period in the approximate amount of $14.1 million, issuance of additional units for $14.8 million offset by distributions declared and paid in the approximate amount of $3.9 million.

Cash Flow from Operating Activities. The operating activities of Husker Ag for 2007 generated approximately $10.1 million of net cash flow. The net cash from operating activities includes, among several other material items, net income in the approximate amount of $14.1 million. By comparison, the operating activities of Husker Ag for the year ended December 31, 2006, generated approximately $21.1 million of net cash flow, which was primarily derived from net income from operations in the approximate amount of $28.4 million.

Cash Flow from Investing Activities. During the year ended December 31, 2007, net cash used for investing activities totaled approximately $45.1 million which included approximately $41.9 million to purchase property and equipment, $4 million to purchase certificates of deposit and $1.3 million for sales tax on equipment subject to refund. These payments were offset by a couple items which primarily included approximately $2 million received from the sale of certificates of deposit. This use of cash in 2007 for investing activities compares to approximately $15 million of cash used for investing activities for the year ended December 31, 2006, which primarily consisted of $11.7 million to purchase property and equipment, $4.5 million to payoff the subscription payable for an interest in Val-E Ethanol and $2.5 million to purchase certificates of deposit. These payments were offset by $4.1 million received from the sale of certificates of deposit.

Cash Flow from Financing Activities. Net cash provided by financing activities for the year ended December 31, 2007, totaled approximately $34.3 million, consisting primarily of loan proceeds in the approximate amount of $26.1 million for the plant expansion and $14.8 million from the completion of the rights offering. These receipts were offset by various payments including distributions paid to members ($3,916,900) and net payments on long-term debt including debt origination costs ($2,548,476). This compares to the net cash used for financing activities for the year ended December 31, 2006, in the approximate amount of $5.7 million, consisting primarily of distributions paid to members ($7,276,050) and payments on the construction loan and other long-term debt including debt origination costs ($2,908,383) offset by proceeds from long term debt refinancing of $4.5 million for the Val-E Ethanol investment.

Primary Company Debt. Prior to February 23, 2005, the senior and primary lender for Husker Ag was Stearns Bank, N.A., St. Cloud, Minnesota (“Stearns Bank”). The Company financed the construction of its ethanol plant through Stearns Bank. From October 3, 2002 through December 31, 2003, the Company borrowed a total of $19,827,860 from Stearns Bank under its construction loan. On January 20, 2004, the Company converted its construction loan into three permanent loans. In June 2004, the Company paid off the smallest of the three loans (original principal amount of $1,505,900).

On February 22, 2005, the Company signed a Commercial Loan Agreement with Union Bank and Trust Company, Lincoln, Nebraska (“Union Bank”) and Midwest Bank National Association, Plainview, Nebraska (“Midwest Bank”), whereby Union Bank and Midwest Bank agreed to loan Husker Ag the funds necessary to refinance the Company’s outstanding obligations with Stearns Bank and to provide the Company with a revolving line of credit. On February 23, 2005, Husker Ag used the proceeds from its new loan with Union Bank, along with approximately $5.8 million of its cash reserves, to pay off its obligation to Stearns Bank in full. The total payoff was approximately $15.8 million which included a prepayment penalty of approximately $310,000.

As part of this refinancing, Midwest Bank provided the Company with a multiple advance revolving line of credit loan with maximum borrowings of $5,000,000. On February 22, 2006, Midwest Bank extended the Company’s revolving line of credit until April 30, 2006. On May 23, 2006, the Company executed a Commercial Loan Agreement and related promissory note with Union Bank for a revolving line of credit with maximum borrowings of $5,000,000, replacing the Company’s revolving line of credit provided by Midwest Bank.

Since that date, Union Bank has been the Company’s primary and sole lender. On December 31, 2007, in addition to the plant expansion loan discussed below, the Company had the following outstanding loan obligations with Union Bank:

1. Term Loan – single advance term loan in the amount of $10,000,000. This term note is amortized over a seven year period with a final maturity date of February 22, 2012. This note is payable in equal monthly installments of $119,050 plus interest. The interest rate on this note is fixed at 6.20% for the first five years. Thereafter, the interest rate will be the then 2-year Treasury Constant Maturity Rate plus 3.00%.

2. Val-E Loan – single advance term loan in the amount of $4,500,000. On December 28, 2005, Husker Ag executed a new Commercial Loan Agreement and related promissory note with Union Bank for a single advance term loan in the amount of $4,500,000 (the “Val-E Loan”). This Val-E Loan provided Husker Ag the funds necessary to purchase a 24.1% equity interest in Val-E Ethanol, LLC. See “General Developments” above under Item 1 for further discussion on this investment including an update on the Company’s exchange of this investment for an investment in another company. The proceeds from the Val-E Loan were wired to Husker Ag on or about January 4, 2006. This term note is amortized over a sixty (60) month period commencing February 4, 2006, with a final maturity date of January 4, 2011. The interest rate is fixed at 6.85% per year for the term of the note. On January 31, 2006, Husker Ag used the proceeds from this term loan for the balance of its purchase of its membership interest in Val-E Ethanol, LLC; the Company had also paid $1,500,000 of its own cash for this investment.

Line of Credit. During the first half of 2007, the Company had a line of credit with Union Bank. However, this line of credit expired on May 31, 2007. The line of credit was a multiple advance revolving line of credit loan with maximum borrowings of $5,000,000. Interest was due monthly on this revolving line of credit. This note would have accrued interest at the Wall Street Journal Prime Rate plus 0.75% adjusted every time this index rate changes. The maturity date for this line of credit was May 31, 2007; and it was not renewed. Husker Ag never borrowed against this line of credit.

Letter of Credit. On August 9, 2007, Husker Ag provided a natural gas transporter with a letter of credit issued by Union Bank in the amount of $646,680 to secure the Company’s commitment to enter into a 10-year agreement for natural gas to be used for the plant expansion. Husker Ag’s total commitment includes its share of the transporter’s cost to construct the capacity expansion necessary to secure firm transportation for the Company’s anticipated future natural gas needs. See “Risk Factors” above. On January 15, 2008, this letter of credit automatically increased to $3,233,400. The letter of credit requires the Company to maintain cash at the bank in an amount equal to the maximum amount of the letter of credit. Therefore, this letter of credit will limit the Company’s ability to pay distributions to the extent the Company’s cash is maintained at the bank to secure it.

Union Bank Loan Terms. These loans with Union Bank are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles. The primary term loan and the Val-E Loan are each subject to a 3% prepayment penalty if refinanced with another lender. Otherwise, Husker Ag may pay off the loans without penalty.

Loan Covenants. Each of these Commercial Loan Agreements with Union Bank require lender approval prior to making distributions to Husker Ag members in excess of 36% of the Company’s net income determined on both a year-to-date and annual basis. Distributions may be made up to this 36% limitation without lender approval so long as Husker Ag complies with certain conditions including compliance with all financial loan covenants determined after giving effect to such distribution. In addition, Husker Ag must obtain prior approval from Union Bank for any capital improvements in excess of $700,000 for 2008; such capital improvement limit may be amended annually with the approval of Union Bank. The Commercial Loan Agreements also impose a number of other covenants, stating that Husker Ag must maintain: (i) a minimum tangible net worth of $20,500,000; (ii) working capital of not less than $2,500,000; and (iii) a debt coverage ratio of 1.2:1 measured at the end of each year (“debt coverage ratio” is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt).

While these loan terms and covenants remain in effect, the Company will be subject to additional terms and more restrictive loan covenants pursuant to its Credit Agreement with Union Bank signed on January 5, 2007, for purposes of financing the plant expansion project. Those terms and covenants are explained in detail below. As explained below, some of these terms and covenants are effective as of January 5, 2007, while others are not effective as of December 20, 2007 with the “substantial completion” of the plant expansion, as this is defined in the Credit Agreement and per agreement between Husker Ag and Union Bank.

When the Company paid the cash distribution of $2,109,100 to its members on April 3, 2007, Husker Ag was in noncompliance with one of its loan covenants with Union Bank. This distribution amounted to approximately 40% of Husker Ag’s year-to-date net income, which was in excess of the 35% distribution guideline in the Company’s loan covenants. On May 7, 2007, Union Bank notified the Company that while it would not waive the covenant, the bank would not take any action for this violation. Husker Ag was back in compliance with this loan covenant before the end of April 2007. As of December 31, 2007, the Company was in compliance with all of its loan covenants with Union Bank.

Plant Expansion Loan. On January 5, 2007, the Company signed a Credit Agreement with Union Bank, whereby Union Bank agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide the Company up to $35,000,000 of debt financing to be used for the construction of the Company’s plant expansion project. See “General Developments” above under Item 1 for information regarding the plant expansion project. As of December 31, 2007, Husker Ag had borrowed $26,102,780 from Union Bank pursuant to this Credit Agreement.

On January 5, 2007, the Company had the following loan commitments with Union Bank pursuant to the Credit Agreement and the resultant promissory notes:

1. Construction Loan – multiple advance loan during the construction period with maximum borrowings of $25,000,000. Advances for construction were available under the Construction Loan until substantial completion of the plant expansion project, as defined in the Credit Agreement, or February 15, 2008, whichever occurs first. Union Bank and Husker Ag agreed that for purposed of this financing, substantial completion was as of December 20, 2007. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during the construction period and thereafter until converted into a term loan. Six months following substantial completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period, subject to the possible mandatory additional payments described below. As of December 31, 2007, the Company had borrowed $23,059,987 under this Construction Loan.

2. Revolving Loan – multiple advance revolving loan with maximum borrowings of $10,000,000. Advances are restricted to the construction of the plant expansion project, and are available under the Revolving Loan until the expiration of 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during this loan advancement period. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3-year period, subject to the possible mandatory additional payments described below. As of December 31, 2007, the Company had borrowed $3,042,793 under this Revolving Loan.

Under the Credit Agreement, the Company must use its equity funds prior to incurring indebtedness under either of the loans. Union Bank has required the Company to inject a minimum of 40% equity into the plant expansion project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness). In addition, the Credit Agreement imposes a number of conditions which must be met by the Company on an on-going basis prior to Union Bank’s disbursement of loan funds under either loan. Union Bank has broad powers of discretion with respect to its disbursement of funds under either loan, depending upon the Company’s compliance with the Credit Agreement covenants and conditions.

Additional material terms of the debt financing from Union Bank are as follows:

Interest Rate. The Credit Agreement provides for the same interest rate for both loans. Until the first principal payment is due under the Construction Loan (six months after substantial completion), each of the loans will accrue interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted monthly. As of December 31, 2007, the rate on each of the loans was 8.236%.

Subject to performance pricing indicated below, when the first principal payment is due under the Construction Loan, each of the loans will accrue interest at the three month LIBOR plus 3.00% adjusted monthly.

The Credit Agreement states that performance pricing will be available after the principal payments begin on the Construction Loan based upon the Company’s member equity position. Depending on the percentage of the Company’s total members’ equity to total assets, Union Bank will reduce the interest rate on the Company’s loans by as much as 70 basis points or .70%. Adjustments will be completed on an annual basis based on the Company’s audited financial statements. Interest will be adjusted in accordance with the following rate index:

Minimum Members’ Equity Ratio*	3-Month LIBOR Plus the Following Adder
40%	3.00%
50%	2.55%
60%	2.30%

*	— Members’ equity ratio is defined as total members’ equity divided by total assets.

When the first payment is due under the Construction Loan, the Credit Agreement provides that Husker Ag may select a fixed interest rate for one or both of the loans based on the Federal Home Loan Bank (FHLB) 3-year or 5-year fixed advance rate plus 3.00%.

Collateral. These new loans are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles.

Prepayment Penalty. The loans are subject to a prepayment penalty if refinanced with another lender (3.0% penalty if refinanced during the first three years of principal payments; 1.0% penalty thereafter). Otherwise, the Company may pay off either or both of these loans without penalty. However, if the Company selects the fixed rate option, the Credit Agreement requires a minimum 2.0% prepayment penalty for any prepayments.

Mandatory Additional Principal Payments – Free Cash Flow. In addition to the scheduled principal payments provided above, the Company would be required to make an annual payment applied to principal in an amount equal to 10% of available Free Cash Flow. These payments would be capped at $1.5 million per year with a maximum aggregate payment of $5 million over the life of the loans. This additional payment would be applied to scheduled principal installments in inverse order of maturity on these new loans. If the amount of any such additional payment would result in a covenant default, the amount of payment will be reduced to an amount that would not cause covenant default.

“Free Cash Flow” is defined as the Company’s annual net income, minus an amount equal to 36% of the net income (as an estimated tax rate); plus the respective calendar year depreciation and amortization expense; minus allowed capital expenditures and principal payments to Union Bank and other authorized creditors.

Covenants/restrictions. The primary financial covenants and restrictions, all determined in accordance with generally accepted accounting principles, as applied on a consistent basis, would include the following:

•

Beginning with the month in which substantial completion occurs, the Company must maintain working capital of not less than $6,000,000; this calculation will include any unadvanced portion of the Company’s existing revolving term commitment of $5,000,000.

•

Beginning three months after substantial completion and quarterly thereafter, the Company must maintain a debt service coverage ratio of not less than 1.5:1 measured quarterly based on a rolling 4 quarter average (this ratio is defined as net income plus depreciation and amortization; minus extraordinary gain/loss divided by current principal of long term debt).

•

Beginning on January 5, 2007, the Company must have a minimum tangible net worth (total assets minus intangible assets and minus total liabilities, as defined by GAAP) of not less than $34,800,000. The Company shall maintain minimum tangible net worth of no less than the amount that will not allow members’ equity to be below 49%.

•

All distributions to the Company’s members would be subject to prior approval by 66.67% of all financial institutions participating in these loans (determined by the dollar amount of the Company’s total indebtedness to Union Bank and its participants). Before granting any such approval, Union Bank would require the Company to be in compliance with each of the loan covenants before and after the distribution.

•	Other than for the construction of the plant expansion project, the Company must obtain approval from Union Bank for any capital improvements in excess of $1,700,000.00, subject to annual revision.

•

Cash distributions could be paid out up to three times per year in April (based on March year-to-date financial results), August or September (based on June year-to-date results) and December (based on November year-to-date results). The Company’s distributions will be limited to the distribution schedule below:

Minimum Members’ Equity Ratio	Maximum Distribution of Earnings
40%	50%
50%	60%
60%	70%

•

When a distribution is approved above the estimated 36% tax rate (the assumed normal effective tax rate of the Company’s members as determined by Union Bank), an amount equal to 10% of the amount above the 36% rate would be applied to the outstanding principal balance of the new loans, to be applied to scheduled principal installments in inverse order of maturity on these new loans.

Management believes that its cash reserves and cash from operations are adequate to meet its operational expenses and short and long-term debt repayment obligations.

Off-Balance Sheet Arrangements

At December 31, 2007, the Company did not have any arrangements which meet the definition of an off-balance sheet arrangement as provided in the SEC regulations. However, other off-balance sheet arrangements are disclosed in Notes 3 and 5 to the Company’s audited financial statements.

Contractual Obligations

The Company has the following contractual obligations as of December 31, 2007:

Payments Due By Period

Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	Over 5 Years
Long-Term debt, including current maturities(1)	$43,759,187	$7,177,998	$15,274,811	$11,129,440	$10,176,938
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations(2)	$11,309,870	1,602,140	3,035,295	2,373,035	4,299,400
Purchase Obligations(3)	$22,392,200	20,855,445	1,309,655	227,100	—
Other Long-Term Liabilities	—	—	—	—	—
TOTALS	$77,461,257	$29,635,583	$19,619,761	$13,729,575	$14,476,338

(1)

– Amounts represent principal payments and interest due under our loans with Union Bank. Subject to change if there are free cash flow payments required, and for changes to variable loan interest rates.

(2)	– Operating lease obligations consist of railcar leases.
(3)

– Purchase obligations include agreements to purchase corn. These agreements are legally binding and specify all significant terms including quantities to be purchased, fixed, minimum or variable pricing provisions, and the approximate timing of the transactions for our plant.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC” or the “Commission”) issued disclosure guidance for “critical accounting policies”. The SEC defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. If necessary, the Company will provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Inventories

Inventories are stated at the lower of cost or market. Cost of raw materials, work-in-progress and finished goods are determined using last cost and average cost under the first-in, first-out (FIFO) method.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized when title passes based on delivery or shipping terms. The Company records revenue from federal and state incentive programs related to the production of ethanol when the Company has produced the ethanol and completed all the requirements of the applicable incentive program.

Investments

The Company’s securities investments that are bought and held for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Derivative Instruments

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn expected to be used in the manufacturing process. The Company uses derivative financial instruments to manage the exposure to price risk related to corn purchases. The Company does not typically enter into derivative instruments for any reason other than cash flow hedging purposes. The option and futures contracts are recorded on the Company’s balance sheet at fair value. On the date that the contract is entered into, the Company designates the option or contract as a hedge of variable cash flows of certain forecasted purchases of corn used in the manufacturing process (a “cash flow hedge”). The Company formally documents relationships between the option and futures contracts, which serve as the hedging instruments, and the hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. When it is determined that an option or futures contract is not highly effective as a hedge or has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively. Changes in the fair value of option and futures contracts that are highly effective and that are designated and qualify as cash flow hedges are recorded in other comprehensive loss. Gains and losses that are realized will be recognized in the statement of income when the related corn purchased is recognized in cost of sales.

Currently, option and futures contracts on corn purchased by the Company do not meet the requirements for cash flow hedging treatment. As a result, changes in the market value of option and futures contracts are recorded on the income statement in gain/loss on option and futures contracts.

ITEM 7A:	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk represents the potential loss arising from adverse changes in market rates and prices. Certain market risks are inherent in the ethanol business with respect to commodity prices, from both an input (corn, natural gas, etc.) and output (ethanol and distillers grain) perspective. The Company is also exposed to market risk from changes in interest rates.

Commodity Price Risk

Husker Ag uses derivative financial instruments as part of an overall strategy to manage market risk. It uses forward, option and futures contracts to hedge changes to the commodity prices of ethanol, corn, natural gas and unleaded gas. The Company does not typically enter into derivative instruments for any reason other than cash flow hedging purposes; it does not enter into these derivative financial instruments for trading or speculative purposes. (For additional information, see “Options and Futures Contracts – Hedging” above under Item 1 of this Form 10-K, as well as Note 6 to the Company’s financial statements included below under Item 8 of this Form 10-K).

Husker Ag produces ethanol and its co-product, distillers grain, from corn, and as such is sensitive to changes in the price of corn. The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of corn through adjustments in prices charged for their ethanol.

Husker Ag also uses natural gas and unleaded gas in the production process, and as such is sensitive to changes in the price of both natural gas and unleaded gas. The price of natural gas and unleaded gas is influenced by a variety of factors including political events, OPEC actions, weather factors as well as general market supply and demand.

The Company attempts to reduce the market risk associated with fluctuations in the price of corn and natural gas by employing a variety of risk management strategies. Strategies include the use of derivative financial instruments such as futures and options initiated on the Chicago Board of Trade and/or the New York Mercantile Exchange, as well as incorporating the use of forward cash contracts or basis contracts.

As of December 31, 2007, the Company only owned option or futures contracts for the purpose of hedging corn, unleaded gas and ethanol. However, the Company has owned such contracts in the past for the purposes of hedging its natural gas purchases as discussed further below.

Although Husker Ag believes that its hedge positions accomplish an economic hedge against future purchases, they do not match the gain or loss on the Company’s hedge positions to the specific commodity purchase or sale being hedged. Husker Ag is using fair value accounting for its hedge positions, which means as the current market price of the Company’s hedge positions changes, the gains and losses are immediately recognized on the Company’s income statement as gain or loss on option and futures contracts. Based on long and short positions on corn held by the Company at December 31, 2007, a 10% increase or decrease in the cash price of corn would impact the fair value of the Company’s derivative instruments by approximately $1.85 million.

The Company’s immediate recognition of hedging gains and losses can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged. As of December 31, 2007, the fair value of the Company’s derivative instruments for corn is a net asset in the amount of $8,238,901. There are several variables that could affect the extent to which the Company’s derivative instruments are impacted by price fluctuations in the cost of corn, natural gas or unleaded gas. However, commodity cash prices will likely have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.

To manage corn price risk, the Company’s hedging strategy is generally designed to establish a price ceiling and floor for its corn purchases. The upper limit of loss on the Company’s futures contracts is the difference between the contract price and the cash market price of corn at the time of the execution of the contract. The upper limit of loss on the Company’s exchange traded and over-the-counter option contracts is limited to the amount of the premium that the Company paid for the options.

With the completion of the plant expansion, the Company estimates that its expected corn usage is approximately twenty six million bushels per year for the production of approximately 70 million gallons of ethanol. As of December 31, 2007, Husker Ag had approximately 21.3% of its expected corn usage for 2008 protected by cash purchase contracts through December 2008. In addition, as of December 31, 2007, Husker Ag had cash, futures, and option contract price protection in place for approximately 51.6% of the Company’s expected corn usage through December 2008. As corn prices move in reaction to market trends, Husker Ag’s income statement may be affected depending on the impact such market movements have on the value of the Company’s derivative instruments. Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects but they are undertaken with the purpose of producing long-term positive results for the Company.

To help manage the Company’s natural gas price risk, the Company is participating in the management procurement fund with Cornerstone Energy. This fund is a diversified portfolio fund program for the purpose of assisting Husker Ag in managing price volatility. It is intended to enable Husker Ag to purchase natural gas with a commodity price based upon a combination of fixed and variable pricing options. In March 2008, the Company renewed its agreement with Cornerstone Energy through March 2010.

The Company is also exposed to market risk from changes in ethanol prices. To manage this risk, the Company has entered into ethanol sale agreements with its customers to provide ethanol in the future at a fixed price. As of December 31, 2007, the Company had forward contracts in place for the sale of approximately 1,276,000 gallons of ethanol to be delivered through June 2008. Husker Ag may continue to sell ethanol into 2008 to attempt to further reduce the Company’s risk for price decreases. See “Risk Factors” above for additional information regarding this price risk.

In addition, in the past, the Company has purchased option and futures contracts on unleaded gas and ethanol to hedge its outstanding gas-plus contracts for the sale of ethanol. The purpose of these contracts is to partially offset any losses recognized on such unleaded gas contracts with a corresponding increase in the value of the Company’s outstanding gas-plus forward contracts for the sale of ethanol. It did have option contracts on unleaded gas and ethanol outstanding at December 31, 2007. As of December 31, 2007, the fair value of the Company’s derivative instruments for ethanol and unleaded contracts is a net liability in the amount of $2,123,712.

Interest Rate Risk

The Company’s interest rate risk exposure pertains primarily to its long-term debt and its line of credit. As of December 31, 2007, Husker Ag has approximately $34.3 million outstanding in long-term debt with Union Bank and Trust Company. The interest rate on the Company’ primary note with Union Bank, approximately $5.9 million of this total debt, is fixed at 6.2% through February 2010, at which time the interest rate will be adjusted to the then 2-year Treasury Constant Maturity Rate plus 3.00%. The Val-E Loan, which accounts for the remaining debt in the approximate amount of $3 million as of December 31, 2007, has a fixed interest rate of 6.85% through January 2011.

On January 5, 2007, Husker Ag entered into a Credit Agreement with Union Bank for a maximum loan balance of $35 million to help finance the plant expansion. On December 31, 2007, the Company had approximately $23 million outstanding on its Construction Loan, and approximately $3 million outstanding on the Revolving Loan related to the construction. Until the first principal payment is due on these loans (expected to be in the second quarter of 2008), each of the construction loans will accrue interest at the one month

LIBOR plus 3.00% adjusted monthly. The rate for each of these loans at December 31, 2007 was 8.263%. Subject to performance pricing described above, when the first principal payment is due, each of these debts will accrue interest at the three month LIBOR plus 3.00% adjusted monthly. However, when payments are scheduled to begin on this debt, Husker Ag may select a fixed interest rate for all or a portion of this debt on the Federal Home Loan Bank 3-year or 5-year advanced rate plus 3.00%. The Company will make this decision based upon market conditions at the time. As of March 14, 2008, the Company had outstanding borrowings of $25 million under the Construction Loan and $4.2 million under the Revolving Loan, with a resultant interest rate on these loans for the month of March 2008 was 6.1194%.

Husker Ag manages its interest rate risk by monitoring the effects of market changes on interest rates and using fixed rate debt when appropriate. In February 2005, the Company refinanced its variable rate debt with the aforementioned loan with a fixed rate for five years. See “Liquidity and Capital Resources” above under Item 7 of this Form 10-K for additional information regarding the Company’s debt.

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ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial Statements

Husker Ag, LLC

December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm – Eide Bailly LLP

To the Board of Directors, Audit Committee and

Members of Husker Ag, LLC

Plainview, Nebraska

We have audited the accompanying balance sheets of Husker Ag, LLC as of December 31, 2007 and 2006, and the related statements of income, members’ equity, and cash flows for the years then ended. Husker Ag, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Husker Ag, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
March 31, 2008

Report of Independent Registered Public Accounting Firm – BKD LLP

Audit Committee, Board of Directors

and Members

Husker Ag, LLC

Plainview, Nebraska

We have audited the accompanying statements of income, members’ equity and cash flows of Husker Ag, LLC for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Husker Ag, LLC for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Lincoln, Nebraska
February 1, 2006

Husker Ag, LLC

Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Current Assets
Cash	$503,951	$2,805,489
Restricted cash	1,452,316	841,643
Short term investments	2,882,617	—
Repurchase agreement	—	1,884,890

Total cash and cash equivalents	4,838,884	5,532,022
Certificates of deposit - restricted	2,000,000	—
Accounts receivable - Trade	6,905,507	1,533,573
Inventories	3,965,644	1,083,518
Trading securities	8,782,500	12,750,000
Margin account	265,125	—
Option and futures contracts	7,976,495	1,888,405
Prepaid expenses	576,456	545,767

Total current assets	35,310,611	23,333,285

Property and Equipment, at cost
Land	84,318	84,318
Plant buildings and equipment	85,548,776	31,696,731
Other equipment	1,138,858	607,865
Office building	298,675	215,673
Vehicles	202,044	111,905
Construction in progress	903,465	12,059,939

	88,176,136	44,776,431
Less accumulated depreciation	11,246,527	8,446,383

	76,929,609	36,330,048

Investments	298,637	294,905

Other Assets
Debt origination costs, net of accumulated amortization; December 31, 2007 - $47,870 and 2006 - $10,523	317,975	29,133
Sales tax receivable – long term	1,297,433	—
Deposit on construction	73,572	3,548,382

	$114,227,837	$63,535,753

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$5,952,204	$5,860,948
Current maturities of long-term debt	5,126,729	2,336,651
Retainage payable	24,300	487,694
Margin account	263,671	330,439
Option and futures contracts	1,862,761	—
Accrued property taxes	242,071	255,852
Accrued expenses	755,519	221,228

Total current liabilities	14,227,255	9,492,812

Long-term Debt	29,420,581	8,330,165

Members’ Equity – 30,130 and 15,318 Units	70,580,001	45,712,776

	$114,227,837	$63,535,753

See Notes to Financial Statements

Husker Ag, LLC

Statements of Income

Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Net Sales
Ethanol sales	$60,319,917	$48,631,745	$38,319,167
Distillers grain sales	11,205,204	7,219,899	6,100,110
Energy production credits	2,812,500	2,820,285	2,805,191

	74,337,621	58,671,929	47,224,468

Cost of Sales	51,181,518	32,846,135	29,775,868
Cost of Sales-Related Parties	6,060,848	3,870,161	2,916,522

Loss (Gain) on Option and Futures Contracts	(2,916,623)	(1,659,862)	1,807,964

Total Cost of Sales	54,325,743	35,056,434	34,500,354

Gross Profit	20,011,878	23,615,495	12,724,114
Selling, General and Administrative Expenses	2,431,695	1,886,743	2,266,188

Income from Operations	17,580,183	21,728,752	10,457,926

Other Income (Expense)
Other income	66,350	16,669	118,205
Unrealized gain (loss) on securities	(3,967,500)	6,754,766	—
Loss on sale of fixed assets	(436)	—	—
Interest expense	(155,694)	(516,920)	(668,533)
Interest income	552,711	365,960	210,201

	(3,504,569)	6,620,475	(340,127)

Income before Equity in Net Income of Affiliate	14,075,614	28,349,227	10,117,799

Equity in Net Income of Affiliate	—	20,596	(25,362)

Net Income	$14,075,614	$28,369,823	$10,092,437

Basic Earnings Per Membership Unit	$474.18	$1,852.06	$658.86

Weighted Average Units Outstanding	29,684	15,318	15,318

Distributions Declared Per Membership Unit	$130	$475	$450

See Notes to Financial Statements

Husker Ag, LLC

Statements of Members’ Equity

Years Ended December 31, 2007, 2006 and 2005

	Membership Units		Accumulated Earnings	Members’ Equity
	Number	Amount
Balance, January 1, 2005	15,318	$14,531,162	$6,888,504	$21,419,666

Distributions declared, $450 per membership unit	—	—	(6,893,100)	(6,893,100)
Net Income	—	—	10,092,437	10,092,437

Balance, December 31, 2005	15,318	14,531,162	10,087,841	24,619,003

Distributions declared, $475 per membership unit	—	—	(7,276,050)	(7,276,050)
Net Income	—	—	28,369,823	28,369,823

Balance, December 31, 2006	15,318	14,531,162	31,181,614	45,712,776

Member contributions from private offering, net of offering costs of $103,489	14,812	14,708,511	—	14,708,511
Distributions declared, $130 per membership unit	—	—	(3,916,900)	(3,916,900)
Net Income	—	—	14,075,614	14,075,614

Balance, December 31, 2007	30,130	$29,239,673	$41,340,328	$70,580,001

See Notes to Financial Statements

Husker Ag, LLC

Statements of Cash Flows

Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Operating Activities
Net income	$14,075,614	$28,369,823	$10,092,437
Items not requiring (providing) cash
Depreciation and amortization expense	2,838,096	2,307,617	2,245,772
Write-off of debt origination costs	—	—	562,442
Loss (gain) on sale of property and equipment	436	—	(819)
Unrealized loss (gain) on trading securities	3,967,500	(6,754,766)	—
Equity in net income of affiliate	—	(20,596)	25,362
Interest earned on certificates of deposit	(23,046)	(53,727)	(25,589)
Loss (gain) on option and futures contracts	(2,916,623)	(1,659,862)	(120,188)
Changes in
Accounts receivable	(5,371,935)	(779,043)	(281,228)
Inventories	(2,882,126)	(330,115)	918,207
Margin account	(1,640,600)	242,299	48,328
Prepaid expenses and other	(43,903)	(269,212)	22,582
Accounts payable and accrued expenses	2,095,630	26,321	(567,343)
Deferred revenue	—	—	(538,477)

Net cash provided by operating activities	10,099,043	21,078,739	12,381,486

Investing Activities
Purchase of certificates of deposit	(4,000,000)	(2,500,000)	(1,500,000)
Purchase of treasury note	—	(243,364)	—
Purchase of captive insurance investment	—	(51,541)	—
Proceeds from sale of certificates of deposit	2,032,528	4,079,316	—
Proceeds from sales tax refund on equipment	—	—	345,218
Payments of sales tax on equipment subject to refund	(1,297,433)	—	—
Proceeds from sale of property and equipment	1,500	—	9,000
Payments for purchase of investment in affiliate	—	(4,500,000)	(1,500,000)
Purchases of property and equipment and deposit	(41,874,692)	(11,774,477)	(804,515)

Net cash used in investing activities	(45,138,097)	(14,990,066)	(3,450,297)

Financing Activities
Issuance of long-term debt	26,102,781	4,500,000	10,000,000
Equity raised in rights offering	14,812,000	—	—
Rights offering costs	(103,489)	—	—
Payments on long-term debt	(2,222,287)	(2,908,383)	(17,031,948)
Payment of debt origination costs	(326,189)	—	(39,656)
Distributions paid	(3,916,900)	(7,276,050)	(8,424,900)

Net cash provided (used) in financing activities	34,345,916	(5,684,433)	(15,496,504)

Increase (Decrease) in Cash and Cash Equivalents	(693,138)	404,240	(6,565,315)

Cash and Cash Equivalents, Beginning of Period	5,532,022	5,127,782	11,693,097

Cash and Cash Equivalents, End of Period	$4,838,884	$5,532,022	$5,127,782

See Notes to Financial Statements

Husker Ag, LLC

Statements of Cash Flows - Continued

Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Supplemental Cash Flows Information
Accounts payable incurred for site development and construction in progress	$2,968,198	$4,915,454	$—
Subscription payable for investment in affiliate	$—	$—	$4,500,000
Interest paid (net of amount capitalized)	$—	$516,323	$683,613

See Notes to Financial Statements

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Husker Ag, LLC (the Company), a Nebraska Limited Liability Company, was formed August 29, 2000 and is located in Plainview, Nebraska. Prior to formation of the LLC, the Company operated as a partnership. The Company was organized to obtain equity investors and debt financing to construct, own and operate an ethanol plant with an annual production capacity of approximately 27 million gallons. Construction began in 2001 and operations commenced in March 2003. After the completion in December 2007 of a 40 million gallon plant expansion described in Note 12, Husker Ag’s ethanol plants convert roughly 26 million bushels of corn into approximately 70 million gallons of ethanol per year. The Company’s products include fuel grade ethanol sold in limited markets throughout the United States and distillers grain sold in surrounding counties in Nebraska. The Company extends unsecured credit to its customers, with credit extended to one customer of approximately 82% and 52% of trade accounts receivable as of December 31, 2007 and 2006, respectively. Substantially all ethanol sales are made to one broker.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2007 and 2006, cash equivalents consisted primarily of a retail repurchase agreement and short-term institutional financial investment trusts.

The Company maintains its cash accounts primarily at two financial institutions. At times throughout the periods and at December 31, 2007 and 2006, the Company’s cash and certificate of deposit balances at individual institutions exceeded federally insured limits. The Company believes it is not exposed to any significant credit risk on cash. The Company is required by a bank to maintain certain cash reserves to secure letter of credit obligations.

The Company maintains cash in short-term institutional financial investment trusts at a financial institution and the financial institution pledges securities as collateral to secure the balance held under the agreement.

Restricted cash is comprised of two letters of credit issued by Union Bank and Trust for Northeast Nebraska Public Power, $218,916, and Kinder Morgan, $1,233,400, for collateral security agreements. The certificates of deposit totaling $2,000,000 are also restricted by Kinder Morgan for collateral security agreement discussed further in Note 4 – Long term debt.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. As of December 31, 2007 and 2006, the Company believes all receivables are fully collectible. If necessary, the Company will provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due in 15 business days for preceding business week for ethanol and 15 days after the issuance of the invoice for distillers grain. Accounts that are unpaid after 30 days bear interest at 18% and are considered delinquent if past due over 120 days.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies-continued

Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. There was one account in delinquent status totaling $6,715. The account is still considered receivable as the Company is pursuing legal collection actions on this account.

Inventories

Inventories are stated at the lower of cost or market. Cost on raw materials is determined using last cost and average cost under the first-in, first-out (FIFO) method. Cost on finished goods is determined using average cost under the FIFO method. Inventories were comprised of the following at December 31:

	2007	2006
Raw materials, enzymes and additives	$2,299,443	$706,872
Work-in-progress	879,316	247,788
Finished goods	786,885	128,858

	$3,965,644	$1,083,518

Other Assets

The deposit on construction amount was comprised of a $4,475,000 deposit requirement with ICM, Inc. for the construction of a 40 million gallon plant (Note 12). Two million dollars was required at the time of signing the Letter of Intent, which was executed on April 4, 2006. An additional $2 million was required when the Company’s members approved the plant expansion project. The supermajority vote was obtained on June 26, 2006 at the 2006 Annual Meeting of Members and payment was remitted on June 28, 2006. The final deposit payment of $475,000 was made upon the signing of a Notice to Proceed dated October 15, 2006. Of this total deposit amount, $4,401,428 and $926,618 has been reclassified to capital asset accounts as a part of progress payments made to ICM, Inc as of December 31, 2007 and 2006, respectively.

Debt Origination Costs

On January 5, 2007, the Company entered into a long-term debt financing with Union Bank and Trust Company requiring loan origination costs totaling $326,189 to be capitalized and amortized over approximately ten years (the life of the loan) using the straight-line method.

On February 23, 2005, the Company refinanced its long-term debt requiring loan origination costs totaling $39,656 to be capitalized and unamortized costs totaling $562,442 related to the repaid debt to be written off as of that date. The remaining debt origination costs have been deferred and are amortized over approximately seven years (the life of the loan) using the straight-line method.

Debt origination costs, net of accumulated amortization, amounted to $317,975 and $29,133 at December 31, 2007 and 2006, respectively. Amortization expense for the years ended December 31, 2007, 2006 and 2005 was $37,346, $5,665 and $19,157 respectively.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies-continued

Income Taxes

The Company’s members have elected to have the Company’s income taxed as a partnership under provisions of the Internal Revenue Code and a similar section of the Nebraska income tax law. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.

Investments

The Company’s securities investments that are bought and held for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. Unrealized holding gains (losses) on such securities, which were reported on the Company’s income statement during 2007 and 2006 were $(3,967,500) and $6,754,766 respectively.

Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets.

Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Investments in securities are summarized as follows at December 31, 2007:

	Cost Basis	Accrued Interest	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Trading securities:
Common stock	$5,995,234	$—	$2,787,266	$—	$8,782,500

Held-to-maturity:
Debt instruments (maturity greater than one year)	243,364	3,732	2,904	—	250,000
Available-for-sale	51,541	—	—	—	51,541

	$6,290,139	$3,732	$2,790,170	$—	$9,084,041

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies-continued

Investments in securities are summarized as follows at December 31, 2006:

	Cost Basis	Accrued Interest	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Trading securities:
Common stock	$5,995,234	$—	$6,754,766	$—	$12,750,000

Held-to-maturity:
Debt instruments (maturity greater than one year)	243,364	3,378	3,258	—	250,000
Available-for-sale	51,541	—	—	—	51,541

	$6,290,139	$3,378	$6,758,024	$—	$13,051,541

On December 28, 2005, the Company purchased a 24.1% ownership interest in Val-E Ethanol, LLC, a development stage company for $6,000,000. The investment was recorded at an amount equal to the Company’s equity in Val-E Ethanol, LLC’s net assets as of the acquisition date less the Company’s equity in Val-E Ethanol’s net losses from the acquisition date. Financial position and results of operations of Val-E Ethanol prior to the exchange agreement are summarized below:

April 30, 2006
Current assets	$14,883,381
Property and other long-term assets	14,504,980

Total assets	29,388,361
Current liabilities	4,498,137

Net assets	$24,890,224

Four months ended April 30, 2006
Net sales	$—

Net income	$58,550

On May 2, 2006, the Company executed a Membership Interest Purchase Agreement with US BioEnergy Corporation for 3,000,000 shares of common stock of US BioEnergy in exchange for the Company’s 24.1% ownership in Val-E Ethanol. With the occurrence of this transaction, the investment is being recorded using the cost basis method of accounting as disclosed below. On December 12, 2006, US Bio Energy did an initial public offering with a reverse stock split of 4 for 1. The Company holds 750,000 shares in common stock of US Bio Energy, Inc. operating in the ethanol industry as trading securities.

The Company purchased a United States Treasury Note on December 15, 2006 with a face value of $250,000 that has been pledged to the Tobacco and Trade Bureau as collateral for the ATF bond for plant operations. The Treasury note has been released by the Tobacco and Trade Bureau and is held at Union Bank and Trust as of December 13, 2007. The Treasury note matures on January 15, 2009 and bears interest at a fixed rate of 3.25%.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies-continued

It is the accounting policy of the Company, to account for investments using the equity method of accounting when the investment represents 20% – 50% ownership of the investment entity. The Company uses the cost basis method when the investment is less than 20% ownership of the investment entity.

On November 3, 2006, Husker Ag executed a Subscription Agreement to purchase two shares of Ethanol Risk Management, SPC, Ltd., a Cayman Islands insurance company (ERM). This is a captive insurance company which provides a portion of the property and casualty insurance for its owners. Husker Ag invested $51,541 total to participate in the two available “Portfolios” (one for property insurance and one for general liability and workers compensation or casualty insurance) for less than 4 percent ownership.

Non-Monetary Exchange

In accordance with Financial Accounting Standards Board No. 153, non-monetary exchanges of productive assets are accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. As discussed above, the Company exchanged its investment in one non-public entity for an investment in another non-public entity. Fair value of the non-public entities cannot be reasonably determined since the entities are either a development stage entity or an entity that had not commenced operations within their stated primary line of business at the time of the exchange. Accordingly, the Company has recorded the value of the acquired investment at the book value cost basis of the asset relinquished in the transaction.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized when products are shipped to customers and title passes. The Company records revenue from federal and state incentive programs related to the production of ethanol when the Company has produced the ethanol and completed all the requirements of the applicable incentive program.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset which ranges from 3 to 30 years. Annual depreciation is primarily computed using the straight-line method.

The Company capitalized interest costs as a component of construction in progress, based on weighted-average rates for borrowing. Total interest incurred each year was:

	2007	2006	2005
Interest costs capitalized	$1,091,722	284,734	—
Interest costs charged to expense	155,694	516,920	668,533

Total interest incurred	$1,247,416	801,654	668,533

It is the Company’s accounting policy to capitalize interest on capital expenditures. In accordance with this policy for the year ended December 31, 2007 and 2006, $1,091,722 and $284,734 of interest has been capitalized using the Company’s average interest rate and has been included on the balance sheet in the Construction in progress account or the project’s capital related accounts.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 1:	Nature of Operations and Summary of Significant Accounting Policies-continued

Earnings Per Membership Unit

For purposes of calculating basic earnings per membership unit, units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per membership unit, units subscribed for but not issued by the Company are also included in the computation of outstanding membership units. All membership units which have not been released from the escrow agent are not included in computation of outstanding membership units.

Shipping and Handling

Shipping and handling expenses are being accounted for in cost of goods sold on the income statement in accordance with the Company’s accounting policies.

Note 2:	Members’ Equity

In November 2007, the Board of Directors declared a cash distribution of $60 per membership unit to all members of record as of December 1, 2007. The total distribution of $1,807,800 was paid to the members on December 14, 2007.

On March 27, 2007, the Board of Directors declared a cash distribution of $70 per membership unit to all members of record as of April 1, 2007. The total distribution of $2,109,100 was approved by the Company’s lender on March 28, 2007 and was paid to the members April 3, 2007.

On January 12, 2007, 14,812 units were issued pursuant to the close of a rights offering, which is discussed further in Note 7, totaling $14,812,000 in contributions. This was offset by offering costs of $103,489.

In November 2006, the Board of Directors declared a cash distribution of $125 per membership unit to all members of record as of December 1, 2006. The total distribution of $1,914,750 was approved by the Company’s lender and paid to the members on December 15, 2006.

On August 3, 2006, the Board of Directors declared a cash distribution of $200 per membership unit to all members of record as of August 1, 2006. The total distribution of $3,063,600 was approved by the Company’s lender, Union Bank and Trust Company, on August 3, 2006, and paid to the members on August 16, 2006.

In March 2006, the Company’s Board of Directors declared a cash distribution of $150 per membership unit to all members of record as of April 1, 2006 payable on April 20, 2006. The total distribution in the amount of $2,297,700 was recorded by the Company as of March 31, 2006 by a charge to members’ equity.

There are significant transfer restrictions on transferability of membership unit. The Company’s Operating Agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service (IRS) significantly restricts the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company’s Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations. Members are not personally liable for any debts or losses of the Company beyond their respective capital contribution.

The Board of Directors will not approve transfers if the Board determines the transfer would cause the Company to be treated as a “publicly trader partnership.” Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board of Directors will be null and void.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 3:	Commitments and Related Parties

At December 31, 2007, the Company had entered into agreements to purchase 6,019,943 bushels of corn at an average price of $3.72 per bushel to be delivered between January 2008 and April 2011. Forty nine contracts totaling 467,000 bushels are with related parties.

At December 31, 2007, the Company had contracts for the sale of approximately 1,276,000 gallons of ethanol with prices ranging from $1.45 to $1.61 per gallon with delivery from January through June 2008.

The Company has committed to purchase various equipment related to a railroad project. The cost of the project is estimated to be $1,000,000. Of the estimated costs, there has been $790,475 expended for the railroad project as of December 31, 2007.

The Company has transactions in the normal course of business with various members. Significant related party transactions affecting the financial statements as of and for the periods ended December 31 are approximately as follows:

		2007	2006
Balance Sheets
Accounts receivable		$48,400	$146,900
Accounts payable		248,700	234,500

	2007	2006	2005
Statements of Income
Distillers grain sales	$1,077,000	$934,100	$790,000
Corn purchases	6,060,800	3,870,200	2,917,000

Note 4:	Long-term Debt

Long-term debt consists of the following as of December 31, 2007 and 2006:

	2007	2006
Construction note payable to Union Bank and Trust Company which is a multiple advance loan during the construction period with maximum borrowings of $25,000,000. Six months following Substantial Completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted and payable quarterly. The rate at December 31, 2007 was 8.236%.	$23,059,987	$—

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 4:	Long-term Debt-continued

Revolving note payable to Union Bank and Trust Company which is a multiple advance loan during the construction period with maximum borrowings of $10,000,000. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3 -year period. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted and payable quarterly. The rate at December 31, 2007 was 8.236%.	3,042,793	—
Note payable to Union Bank and Trust Company due in monthly principal installments of $119,050 plus accrued interest. The note bears interest at a fixed rate of 6.2% for five years. On February 22, 2010 the interest will be adjusted to a fixed rate of 3% above the Treasury 2 year Constant Maturity Rate. The note matures on February 22, 2012 and is collateralized by substantially all assets of the Company and a first deed of trust on real property.	5,952,300	7,261,850
Note payable to Northeast Nebraska Public Power District due in monthly installments of $3,438 through June 2013. The note bears interest at a fixed rate of 4.127%. The note is collateralized by a letter of credit in the amount of $218,916 expiring August 2, 2008. The letter of credit requires the Company to maintain cash at the bank in an amount equal to the letter of credit.	202,669	234,833
Note payable to Union Bank and Trust Company due in monthly installments of $89,497. The note bears interest at a fixed rate of 6.85% for five years. The note matures on January 4, 2011 and is collateralized by substantially all assets of the Company and a first deed of trust on real property.	2,289,561	3,170,133

Total long-term debt	34,547,310	10,666,816
Less current maturities	5,126,729	2,336,651

	$29,420,581	$8,330,165

In February 2007, Husker Ag entered into a Precedent Agreement with a natural gas transporter, whereby Husker Ag agreed, subject to the terms of the Precedent Agreement, to enter into a 10-year Firm Transportation Service Agreement providing for firm interstate natural gas transportation service to be provided by the transporter for Husker Ag. Husker Ag agreed to contract for 3,500 MMBtus per day which is the anticipated need for the expansion. The Precedent Agreement also allows Husker Ag to pay for its share of the transporter’s capacity expansion project and related facilities over a ten-year period at the “negotiated reservation rate” of $0.6250 per MMBtu per month.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 4:	Long-term Debt-continued

The transporter’s obligation under the Precedent Agreement is subject to several conditions including sufficient firm capacity subscription from other consumers, all appropriate and final government approvals, and all rights-of-way and other surface required to site and maintain the pipeline facilities. Given these conditions, Husker Ag does not expect this new pipeline to be in place until late 2008.

On August 9, 2007, the Company provided the transporter with a Letter of Credit issued by Union Bank & Trust Company in the amount of $3,233,400. This Letter of Credit provides the transporter with credit support for thirty percent (30%) of Husker Ag’s ten-year commitment under the Precedent Agreement. This Letter of Credit requires the Company to maintain cash or its equivalent in the bank in an amount equal to the Letter of Credit. Union Bank is using $2,000,000 of certificates of deposit and the restricted cash amount to satisfy this restriction.

Future annual maturities of long-term debt as of December 31, 2007 are as follows:

Year Ending,	Long-Term Debt
2008	$5,126,729
2009	6,047,351
2010	5,371,081
2011	5,037,955
2012	3,848,851
Thereafter	9,115,343

$34,547,310

The Company was in compliance with all loan covenants with their primary lender at December 31, 2007.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (Union Bank), whereby Union Bank agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide the Company up to $35,000,000 of debt financing to be used for the construction of the Company’s plant expansion project. This plant expansion project, which commenced in October 2006, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. As of December 31, 2007, there was $8,897,220 available to be drawn, due to draws on the construction and revolving loans as discussed below.

Union Bank made the following loans to the Company on January 5, 2007, pursuant to the Credit Agreement and the resultant promissory notes:

Construction Loan – multiple advance loan during the construction period with maximum borrowings of $25,000,000. Advances for construction in the amount of $1,940,013 are available under the Construction Loan until ‘“substantial completion” of the plant expansion project, as defined in the Credit Agreement, or February 15, 2008, whichever occurs first. In accordance with the terms of the Credit Agreement, and pursuant to an informal agreement between the parties on the meaning of this term, Husker Ag and Union Bank have agreed that for purposes of the Credit Agreement, “substantial completion” of the plant expansion occurred on December 20, 2007. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during the construction period and thereafter until converted into a term loan. Six months following substantial completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period, subject to the possible mandatory additional payments

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 4:	Long-term Debt-continued

described below. The company has drawn $23,059,987 as of December 31, 2007 on the construction loan. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted and payable monthly. The rate at December 31, 2007 was 8.263%.

Revolving Loan – multiple advance revolving loan with maximum borrowings of $10,000,000. Advances are restricted to the construction of the plant expansion project, and there is $6,957,207 available under the Revolving Loan until the expiration of 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during this loan advancement period. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3-year period, subject to the possible mandatory additional payments described below. The company has drawn $3,042,793 as of December 31, 2007 on the revolving loan.

Under the Credit Agreement, the Company must use its equity funds prior to incurring indebtedness under either of the loans. Union Bank has required the Company to inject a minimum of 40% equity into the plant expansion project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness).

In addition, the Credit Agreement imposes a number of conditions which must be met by the Company on an on-going basis prior to Union Bank’s disbursement of loan funds under either loan. Union Bank has broad powers of discretion with respect to its disbursement of funds under either loan, depending upon the Company’s compliance with the Credit Agreement covenants and conditions.

Additional material terms of the debt financing from Union Bank are as follows:

Interest Rate. The Credit Agreement provides for the same interest rate for both loans. Until the first principal payment is due under the Construction Loan (six months after substantial completion), each of the loans will accrue interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted monthly.

Subject to performance pricing indicated below, when the first principal payment is due under the Construction Loan, each of the loans will accrue interest at the three month LIBOR plus 3.00% adjusted monthly.

The Credit Agreement states that performance pricing will be available after the principal payments begin on the Construction Loan based upon the Company’s member equity position. Depending on the percentage of the Company’s total members’ equity to total assets, Union Bank will reduce the interest rate on the Company’s loans by as much as 70 basis points or .70%. Adjustments will be completed on an annual basis based on the Company’s audited financial statements. Interest will be adjusted in accordance with the following rate index:

Minimum Members’ Equity Ratio*	3-Month LIBOR Plus the Following Adder
40%	3.00%
50%	2.55%
60%	2.30%

*	—Members’ equity ratio is defined as total members’ equity divided by total assets.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 4:	Long-term Debt-continued

When the first payment is due under the Construction Loan, expected to be in the second quarter of 2008, the Credit Agreement provides that Husker Ag may select a fixed interest rate for one or both of the loans based on the Federal Home Loan Bank (FHLB) 3-year or 5-year fixed advance rate plus 3.00%.

Collateral. These loans, along with the Company’s existing debt with Union Bank, are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles.

Financing Costs. The Credit Agreement requires the Company to pay a .75% origination fee ($262,500), plus third party expenses, such as title insurance, legal fees, appraisal and filing fees. The actual total financing costs were approximately $326,000 and are be amortized over the life of loans.

Prepayment Penalty. The loans are subject to a prepayment penalty if refinanced with another lender (3.0% penalty if refinanced during the first three years of principal payments; 1.0% penalty thereafter). Otherwise, the Company may pay off either or both of these loans without penalty. However, if the Company selects the fixed rate option, the Credit Agreement requires a minimum 2.0% prepayment penalty for any prepayments.

Mandatory Additional Principal Payments – Free Cash Flow. In addition to the scheduled principal payments provided above, the Company would be required to make an annual payment applied to principal in an amount equal to 10% of available Free Cash Flow beginning in April 2008.

These payments are capped at $1.5 million per year with a maximum aggregate payment of $5 million over the life of the loans. This additional payment would be applied to scheduled principal installments in inverse order of maturity on these new loans. If the amount of any such additional payment would result in a covenant default, the amount of payment will be reduced to an amount that would not cause covenant default.

Free Cash Flow is defined as the Company’s annual net income, minus an amount equal to 36% of the net income (as an estimated tax rate); plus the respective calendar year depreciation and amortization expense; minus allowed capital expenditures and principal payments to Union Bank and other authorized creditors. Pursuant to the loan documents there is a free cash flow sweep payment of approximately $936,000 due April 30, 2008, which has been included in current portion of long-term debt on the balance sheet as of December 31, 2007.

Covenants/restrictions. The primary financial covenants and restrictions, all determined in accordance with generally accepted accounting principles, as applied on a consistent basis, would include the following:

•

Beginning with the month in which substantial completion occurred (December 2007), the Company must maintain working capital of not less than $6,000,000; this calculation will include any unadvanced portion of the Company’s existing revolving term commitment of $5,000,000.

•

Beginning three months after substantial completion and quarterly thereafter, the Company must maintain a debt service coverage ratio of not less than 1.5:1 measured quarterly based on a rolling 4 quarter average (this ratio is defined as net income plus depreciation and amortization; minus extraordinary gain/loss divided by current principal of long term debt).

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 4:	Long-term Debt-continued

•

Beginning on January 5, 2007, the Company must have a minimum tangible net worth (total assets minus intangible assets and minus total liabilities, as defined by GAAP) of not less than $34,800,000. The Company shall maintain minimum tangible net worth of no less than the amount that will not allow members’ equity to be below 49%.

•

All distributions to the Company’s members would be subject to prior approval by 66.67% of all financial institutions participating in these loans (determined by the dollar amount of the Company’s total indebtedness to Union Bank and its participants). Before granting any such approval, Union Bank would require the Company to be in compliance with each of the loan covenants before and after the distribution.

•	Other than for the construction of the plant expansion project, the Company must obtain approval from Union Bank for any capital improvements in excess of $1,700,000.00, subject to annual revision.

•

Cash distributions could be paid out up to three times per year in April (based on March year-to-date financial results), August or September (based on June year-to-date results) and December (based on November year-to-date results). The Company’s distributions will be limited to the distribution schedule below:

Minimum Members’ Equity Ratio	Maximum Distribution of Earnings
40%	50%
50%	60%
60%	70%

•

When a distribution is approved above the estimated 36% tax rate (the assumed normal effective tax rate of the Company’s members as determined by Union Bank), an amount equal to 10% of the amount above the 36% rate would be applied to the outstanding principal balance of the new loans, to be applied to scheduled principal installments in inverse order of maturity on these new loans.

Default. Each of these new loans may be accelerated upon default. However, the Credit Agreement provides the Company with a right to cure any default. Default provisions include, among other things, (i) the Company’s failure to pay amounts when due; and (ii) the Company’s failure to perform any material condition or to comply with any material promise or covenant of the Credit Agreement or any of the related loan documents.

Note 5:	Retirement Plan

On January 12, 2004, the Company implemented a retirement plan covering substantially all employees. The Company matches employee contributions up to a maximum of 3% of employee compensation. Company contributions to the plan were $53,945, $47,520 and $45,682 for the years ended December 31, 2007, 2006 and 2005 respectively.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 6:	Derivative Instruments

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn expected to be used in the manufacturing process and ethanol expected to be sold. The Company uses derivative financial instruments to manage the exposure to price risk related to corn and ethanol sales. The Company does not typically enter into derivative instruments for any reason other than cash flow hedging purposes.

The option and futures contracts presented on the December 31, 2007 and 2006 balance sheets are recorded at fair value. On the date that the contract is entered into, the Company designates the option or contract as a hedge of variable cash flows of certain forecasted purchases of corn and forecasted sales of ethanol produced by the manufacturing process (a “cash flow hedge”).

In order for these open contracts to qualify for cash flow hedging treatment under Statement of Financial Accounting Standard (SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities”, the Company must formally document relationships between the option and futures contracts, which serve as the hedging instruments, and the hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. When it is determined that an option or futures contract is not highly effective as a hedge or has ceased to be a highly effective hedge, the Company must discontinue hedge accounting prospectively. Changes in the fair value of option and futures contracts that are highly effective and that are designated and qualify as cash flow hedges are recorded in other comprehensive income or loss.

Gains and losses that are realized will be recognized in the statement of income when the related corn purchased is recognized in cost of sales or when the related sale of ethanol is recognized in sales.

Currently, option and futures contracts on corn purchased and ethanol sold by the Company do not meet the requirements for cash flow hedging treatment. As a result, changes in the market value of option and future contracts are recorded on the statements of income in gain/loss on option and futures contracts.

Note 7:	Rights Offering

On June 26, 2006, at the Annual Meeting of Members, the members approved a proposed plant expansion. To help finance the plant expansion, the Company proceeded with a rights offering where each member of the Company as of August 1, 2006, the record date, was offered a nontransferable subscription right to subscribe to one membership unit for each unit held at a subscription price of $1,000 per unit. As of the record date, there were 15,318 membership units outstanding, and the total rights offering was for a maximum of 15,318 units or $15,318,000.

On September 5, 2006, the Company filed a Registration Statement with the Securities and Exchanges Commission registering up to 15,318 subscription rights and 15,318 membership units in the Company. This Registration Statement, which was amended on October 11, 2006, and October 23, 2006, was approved and declared effective by Securities and Exchange Commission on October 25, 2006.

On or about October 27, 2006, the Company provided a prospectus to each of its members of record as of August 1, 2006. The prospectus was the formal written offer to existing members of the Company (as of the record date) of the right to subscribe to newly issued membership units on a pro rata basis, based on each member’s percentage ownership interest in the Company.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the subscription rights through December 18, 2006.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 7:	Rights Offering-continued

These subscription rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (Union Bank), whereby Union Bank agreed, subject to the terms of the Credit Agreement, to provide up to $35,000,000 of debt financing for the plant expansion project (Note 4). Thereafter, on January 12, 2007, the Board of Directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the escrow agent.

In the rights offering, the Company sold a total of 14,812 subscription rights and 14,812 membership units for total proceeds in the amount of $14,812,000, with 506 membership units remaining unsold.

As of January 12, 2007, after the completion of the rights offering, the Company has 30,130 membership units issued and outstanding.

As of December 31, 2006, Union Bank, as escrow agent, held $14,812,000 in an escrow account on behalf of those members that properly exercised their subscription rights. In accordance with the terms of the Registration Statement, the funds in this escrow account were not the Company’s property, and the Company had no right to such funds until it was able to secure debt financing (on January 5, 2007) and the subscriptions were accepted by the Company (as of January 12, 2007).

The Company has applied the net proceeds from the rights offering to the payment of the Company’s design build contractor for the design and construction of the plant expansion project.

Note 8:	Energy Production Incentive Credits

The Company is currently participating in a state energy production credit program. Under this program, the Company earns a credit of $0.18 per gallon of ethanol produced, not to exceed 15,625,000 gallons annually and no more than 125,000,000 gallons over a consecutive 96-month period. The program expires June 30, 2012. Credits earned under the state program for the years ended December 31, 2007, 2006 and 2005 were $2,812,500.

Credits earned under the aforementioned state energy production program are included in net sales in the accompanying statements of income.

Note 9:	Repurchase Agreement

In order to perfect the security interest of the Company in securities that act as collateral under the repurchase agreement, Midwest Bank, N.A. (the Bank) has transferred such securities to a third party custodian. The custodian is the Company’s agent for the purposes of possessing and perfecting the Company’s security interest in said securities at December 31, 2006. To the extent that the market value of the securities used as collateral falls below the outstanding amount of repurchase obligation, the Company may become an unsecured creditor of the Bank. The market value of securities pledged as collateral exceeds the carrying amount of the repurchase agreement and the agreement has a weighted average maturity of one day as of December 31, 2006.

Note 10:	Contingencies

Husker Ag, LLC is subject to various federal, state and local environmental laws and regulations that govern emissions of air pollutants; discharges or water pollutants; and generation, handling, storage and disposal of hazardous substances. The Company is also subject to potential liabilities arising under state laws that require responsible parties to remediate releases of hazardous

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 10:	Contingencies-continued

or solid waste constituents into the environment associated with past or present activities. The Company continues to operate under an amended construction air permit. Emission test results are currently under review by Nebraska DEQ for consideration of an operating air permit. The construction air permit was approved and issued on April 9, 2007.

Note 11:	Income Taxes

As of December 31, 2007 and 2006, the Company’s book basis of assets exceeded their tax basis by approximately $16,611,000 and $13,930,000, respectively. There were no significant differences between the book basis and tax basis of liabilities as of December 31, 2007 or 2006.

Note 12:	Plant Expansion Project; Design-Build Agreement

The Company’s completed plant expansion project, which was approved by the Company’s members at the 2006 Annual Meeting of Members held on June 26, 2006, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The total cost of the project was estimated to be approximately $63 million.

On July 25, 2006, the Company executed an Agreement between Owner and Design/Builder on the Basis of a Stipulated Price (the Design-Build Agreement) with ICM, Inc., an ethanol plant design build contractor located in Colwich, Kansas (ICM). Under the Design-Build Agreement, ICM is responsible for the design, construction and start-up of a stand-alone dry mill fuel-grade ethanol plant that added 40 million gallons per year of ethanol production capacity to the Company’s existing operations. Under the terms of the Design-Build Agreement, the Company paid ICM approximately $44,038,600 for the design and construction of this expansion, subject to adjustments made in accordance with the general conditions of the agreement. ICM began construction on the plant expansion project in late 2006, and the project was completed in December 2007.

Note 13:	Corn Procurement Agreement

On April 26, 2007, the Company entered into a Grain Procurement Agreement (the “Agreement”) with J.E. Meuret Grain Co., Inc., a Nebraska corporation (“Meuret”) pursuant to which Meuret will exclusively, subject to certain pre-existing relationships, procure for the Company No. 2 yellow corn meeting certain specifications described in the Agreement in the full amount necessary for the operation of the Company’s original plant as well as the plant expansion.

The term of the Agreement commenced on April 26, 2007 and will continue for an initial term of three years. Meuret began providing grain to the Company immediately. The Agreement will be automatically renewed for additional terms of two years unless the Company provides notice of termination at least four months prior to the end of the initial term or any subsequent renewal term. The base price for the grain, less any discounts, will be the posted cash price on the day of delivery plus a service fee multiplied by the net bushels of grain delivered.

Note 14:	Marketing Agreements

On June 1, 2005, the Company entered into the Risk Management and Ethanol Marketing Contract (the “2005 Marketing Agreement”) with FC Stone, LLC, an Iowa limited liability company (“FC Stone”), and Eco-Energy, Inc., a Tennessee corporation (“Eco-Energy”) pursuant to which FC Stone provides the Company with a full service price risk management program, and Eco-Energy purchased the Company’s entire output of ethanol in good faith at fair market rates for the term of the agreement. The 2005 Agreement amended and superseded a prior agreement between the parties, and earlier in 2007 had been allowed to renew automatically until September 30, 2008.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 14:	Marketing Agreements-continued

On October 5, 2006, the Company entered into a new Risk Management and Ethanol Marketing Contract, (the “2006 Marketing Agreement”) with FC Stone and Eco-Energy pursuant to which Eco-Energy purchased the Company’s entire output of ethanol for the 40 million gallon plant expansion in good faith at fair market rates for the term of the agreement.

The 2006 Marketing Agreement applied only to the Company’s plant expansion and did not apply to the Company’s original plant. (The 2005 Marketing Agreement and 2006 Marketing Agreement collectively referred to as the “Eco Marketing Agreements”).

On December 3, 2007, the Company and Eco-Energy agreed to terminate each of the Eco Marketing Agreements. The letter agreement dated December 3, 2007 executed by the Company and Eco-Energy provided that the Eco Marketing Agreements terminated immediately with respect to the obligations of Eco-Energy and the Company although the parties agreed to honor any individual contracts that were then outstanding. As required by the Eco Marketing Agreements, the letter agreement also required the Company to assume the railcar leases then being used for the benefit of the Company under one or both of the Eco Marketing Agreements. The termination was effective December 3, 2007, and no termination fee was paid by either party.

Despite the Company’s termination of the Marketing Agreements with respect to Eco-Energy, the Marketing Agreements with respect to the obligations of FC Stone will not be impacted and will continue in full force and effect as set forth therein.

The Company and Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), entered into an Ethanol Marketing Agreement dated December 3, 2007 (the “Ethanol Agreement”) pursuant to which the Company agreed to sell exclusively to Aventine substantially all of its total output of fuel grade ethanol produced at the Company’s plant during the term of the Ethanol Agreement. The initial term of the Ethanol Agreement began on December 3, 2007, and continues until January 1, 2009. The Ethanol Agreement will automatically renew for successive one (1) year terms unless terminated by either party with at least six (6) months’ written notice prior to the expiration of the then current term.

Aventine purchases the Company’s ethanol at a price based on the “Alliance Net Pool Price,” subject to certain adjustments. As set forth in the Ethanol Agreement, the Alliance Net Pool Price is equal to, with respect to any month, (i) the weighted average gross price per gallon received by Aventine for all fuel grade ethanol that was (A) supplied by an alliance partner or produced by Aventine and (B) sold during such month by Aventine, minus (ii) all costs (on a per gallon basis) incurred by Aventine in conjunction with the handling, movement and sale of such ethanol (excluding direct marketing costs incurred in marketing such ethanol).

Note 15:	Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) recently issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement generally permits entities to choose to measure many financial instruments and certain other items at fair value to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2007.

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 15:	Recent Accounting Pronouncements-continued

FASB also issued FASB No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2007. FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No. 157,” provides a one-year deferral of the effective date of FASB Statement 157, Fair Value Measurements, for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in financial statements at fair value on a recurring basis (that is, at least annually). The deferral is not available, however, to entities that issued interim or annual financial statements reflecting the measurement and disclosure provisions of Statement 157 before February 12, 2008, the issuance date of FSP FAS 157-2. The Company is currently reviewing these pronouncements for application to its accounting procedures.

FASB has recently issued FASB No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. This Statement achieves these improvements be requiring disclosure of fair values of derivative instruments and their gains and losses as well as information about the Company’s liquidity by requiring disclosure of derivative features that are credit risk-related. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

Note 16:	Subsequent Events

On January 24, 2008 the Company’s Board of Directors announced its intent to propose a reclassification of the Company’s membership units. The proposed transaction will provide for, among other things, the reclassification of the Company’s membership units held by members who are the record holders of 20 or fewer units.

If the proposed reclassification is approved, each member of record owning 20 or fewer of the Company’s units would receive one Class A-1 unit for each membership unit held prior to the reclassification. Members receiving Class A-1 units would have no voting rights except under very limited circumstances and would not receive additional consideration for their existing units. All other membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units. The proposed reclassification would be accomplished through amendments to the Company’s operating agreement. If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates that the number of Class A unit members of record (the current membership interest holders) will be reduced to less than 300, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Husker Ag. This proposed reclassification is subject to the approval by Husker Ag members holding at least two-thirds of the outstanding membership units. The Company filed a preliminary proxy statement regarding the proposed reclassification described above for SEC review on January 18, 2008, and will file a definitive proxy statement upon completion of SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

Upon termination of the Company’s marketing agreements with Eco-Energy in December 2007 (Note 14), Husker Ag was required to assume the railcar leases then being used by Eco-Energy for the benefit of the Company. As a result, on February 19,

Husker Ag, LLC

Notes to Financial Statements

Years Ended December 31, 2007, 2006 and 2005

Note 16:	Subsequent Events-continued

2008, the Company entered into a Lease Assignment, Consent and Assumption Agreement with Eco-Energy and Union Tank Car Company, a Delaware corporation (“Union Tank”), whereby Husker Ag agreed to assume each of Eco-Energy’s railcar leases with Union Tank which were applicable to Husker Ag’s marketing agreements with Eco-Energy. On that date, Husker Ag and Union Tank also entered into a Car Service Agreement pursuant to which Union Tank formerly leased each of the applicable railcars to Husker Ag in accordance with the same terms and conditions set forth in Eco-Energy’s various written leases with Union Tank. Future annual lease obligations as of December 31, 2007 are as follows:

Year Ending,	Operating Lease Obligations
2008	$1,602,140
2009	1,560,960
2010	1,474,335
2011	1,314,635
2012	1,058,400
Thereafter	4,299,400

$11,309,870

On March 25, 2008, the Board of Directors declared a cash distribution in the amount of $65.00 per membership unit to members of record as of April 1, 2008 payable on or before April 10, 2008 for a total distribution of $1,958,450 based on 30,130 membership units issued and outstanding. On March 31, 2008, the Company’s primary lender approved this distribution in accordance with the Company’s loan covenants.

Supplementary Financial Information

Quarterly Information (unaudited)

The following is an unaudited summary of the Company’s quarterly operating results for the years ended December 31, 2007, 2006 and 2005:

	Quarterly
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Year ended December 31, 2007
Net Sales	$17,750,127	$18,260,378	$16,840,097	$21,487,019
Gross Profit	5,359,948	4,921,276	4,066,954	5,663,700
Net Income	914,642	4,257,827	859,007	8,044,138
Net income per unit – basic	$32.30	$141.32	$28.51	$266.98
Net income per unit – diluted	$30.35	$141.32	$28.51	$266.98

	Quarterly
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Year ended December 31, 2006
Net Sales	$14,007,758	$14,455,995	$15,847,569	$14,360,607
Gross Profit	5,757,317	5,881,753	6,878,372	5,098,053
Net Income	5,102,397	5,423,071	6,338,844	11,505,511
Net income per unit – basic and diluted	$333.10	$354.03	$413.82	$751.11

	Quarterly
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Year ended December 31, 2005
Net Sales	$10,817,630	$12,678,945	$13,261,297	$10,466,596
Gross Profit	2,502,875	4,026,121	3,308,100	2,887,018
Net Income (loss)	1,203,072	3,504,167	2,945,136	2,440,062
Net income (loss) per unit – basic and diluted	$78.54	$228.76	$192.27	$159.29

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.(T)	CONTROLS AND PROCEDURES

Management’s Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance to our management and Board of Directors regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; (iii) provide reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and (iv) provide reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because changes in conditions may occur or the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. This assessment is based on the criteria for effective internal control described in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, management concluded that our internal control over financial reporting was not effective as of December 31, 2007.

As of December 31, 2007 the Principal Executive Officer and Principal Financial Officer have identified the following specific material weaknesses in the Company’s controls over its financial reporting processes:

1.	The Company had insufficient qualified personnel resources and technical accounting expertise within the accounting function to accurately report, disclose and/or resolve certain accounting matters as of December 31, 2007. As a direct result of this weakness, it was necessary for the Company’s independent accountants to propose certain changes to our financial statements related to misclassifications of amounts in the balance sheet, income statement and statement of cash flows. Specifically, in the Company’s internally prepared financial statements, (i) interest expense and the related liability were overstated due to the accrued interest amount relating to the construction loan being recorded twice; and (ii) the cash flow statement had amounts that were related to plant acquisition included in the cash flows from operations instead of including them in cash flow from investing activities, and in addition, certain footnote disclosures required revisions to clarify or complete the disclosure.

2.	Due to the limited number of personnel involved in the processing of accounting data (Husker Ag currently has three employees devoted full time to the accounting function), and specifically in the number of personnel involved in the preparation and review of financial information for inclusion within the financial statements, the Company did not maintain the proper segregation of duties and oversight over financial reporting.

In light of the foregoing, management is in the process of developing additional procedures to help address these issues. As of December 31, 2007, the Company had taken the following remedial actions:

1.	The Company engaged Milo Belle Consultants, LLC as an independent accounting consulting firm to assess the Company’s internal controls as well as its financial reporting function. Milo Belle was hired to assist the Company with its internal controls and procedures including the Company’s efforts to segregate duties with a limited accounting staff. At the completion of its assessment, Milo Belle is expected to work with the Company’s management in the design of necessary remediation of the noted weaknesses. While the bulk of the review work was performed during 2007, the final report, along with the proposed recommendations and remediation, is expected to be issued sometime in 2008.

2.	To address the weakness in our financial reporting function, during the second quarter of 2007, the Company engaged Christianson & Associates, an independent accounting firm to provide an external compilation of our quarterly (and annual) financial statements before submission to the Company’s independent accountants. While this is a limited scope engagement, Christianson & Associates assisted our accounting personnel in the compilation of the financial statements that were submitted to our independent accountants for their review.

3.	The Company has appropriate accounting personnel pursuing continuing education and training to improve their skill and abilities and to become more qualified in the financial reporting function.

Moreover, during early 2008, the Company began implementing certain preliminary recommendations by Milo Belle which can be satisfied with our existing personnel, such as the implementation of certain review and approval documentation procedures related to the corn purchasing function.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

Evaluation of Disclosure Controls and Procedures.

An evaluation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) was carried out under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer as of the end of the period covered by this report. The Company’s disclosure controls and procedures are designed to provide reasonable assurance of achieving the desired control objectives. In connection with the preparation of this Form 10-K, management considered the weaknesses discussed above and the remedial actions taken by the Company to address such weaknesses. After consideration of the aforementioned factors, the Company’s Principal Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures as currently in effect are not effective at the reasonable assurance level in ensuring that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is (i) accumulated and communicated to Company management (including the Principal Executive Officer and Principal Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

The Principal Executive Officer and Principal Financial Officer have identified material weaknesses in the Company’s controls over the financial reporting processes including the accurate reporting and disclosure of amounts and other disclosure items in our financial statements. In addition, these officers have concluded that the Company has a material weakness in both its lack of segregation of duties for its accounting functions and in its failure to establish adequate monitoring controls to ensure that information generated for financial reporting purposes is complete and accurate.

These material weaknesses in the Company’s disclosure controls and procedures were first identified and reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which was filed on May 15, 2005. These weaknesses were identified by our Principal Financial Officer and our then Principal Executive Officer in conjunction with the evaluation of the Company’s disclosures and procedures that was performed as of March 31, 2005. The officers identified these material weaknesses in conjunction with their discussions with the Company’s audit committee and its then independent accountants. Due to the limited size and technical accounting experience of our accounting staff, the Company has had weaknesses in its disclosure controls and procedures since it commenced operations in 2003. However, the Principal Executive Officer and Principal Financial Officer did not identify these weaknesses as material until the evaluation of the Company’s disclosure controls and procedures that was performed as of March 31, 2005. For the current period, these weaknesses along with the Company’s remedial actions are listed above in “Management’s Report on Internal Control over Financial Reporting”.

Management believes that these remedial actions identified above have improved and will continue to improve the Company’s disclosure controls and procedures. Husker Ag’s management, with the oversight of the audit committee, will continue to identify and take steps to remedy any material weaknesses and enhance the overall design and capability of the Company’s control environment.

Changes in Internal Controls

During the Company’s fourth fiscal quarter ended December 31, 2007, we have taken the actions set forth above that are intended to help remediate the material weaknesses identified above. Specifically, we continue to engage a professional accounting consulting firm; continue to engage a professional accounting firm to provide a professional external compilation of our financial statements before submission to our independent accountants; and pursued continuing education for our accounting staff. Other than the changes identified above, there have not been any significant changes in the Company’s internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Management can not assure that the changes implemented in the Company’s internal control over financial reporting during the fourth quarter of 2007 have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

During the fourth quarter of 2007, no information was required to be disclosed in a report on Form 8-K, but not reported.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The executive officers and directors of Husker Ag and their respective ages and positions as of the date of this report are as follows:

Name	Age	Position	Year First Became Director	Director Term Expires
Robert E. Brummels	57	Class I Director, Treasurer	2004	2008
Ronald A. Fick	53	Class I Director	2002	2008
Kent A. Friedrich	45	Class I Director, Vice Chairman of the Board and Vice President	2005	2008
Stanley Gyberg	64	Class II Director	2003	2009
James Hall	63	Class I Director	2001	2008
Mike Kinney	50	Class II Director, Chairman of the Board and President	2000	2009
Walter Kittrell	45	Class I Director	2006	2008
Fredrick J. Knievel	66	Class III Director	2000	2010
James Krause	56	Class III Director	2007	2010
David Stearns	60	Class III Director	2004	2010
J. Alex Thramer	79	Class II Director	2000	2009
Gerald Winter	70	Class II Director	2006	2009
Leonard Wostrel	69	Class III Director, Secretary	2000	2010

Robert E. Brummels, of Coleridge, Nebraska, is a lifelong resident of Cedar County, Nebraska. He and his wife currently operate a farm northeast of Coleridge where they raise corn, soybeans and alfalfa and own a cow-calf herd. Prior to his current farming operation, Mr. Brummels was in the dairy business from 1974 through 1986 and in the hog business from 1987 through 1998. In 1973 Mr. Brummels graduated from the University of Nebraska-Lincoln College of Agriculture with a Bachelor of Science degree in animal science. Mr. Brummels has served as Treasurer of Husker Ag since June 2004.

Ronald A. Fick, of Luverne, Minnesota, is self-employed and has operated a corn and soybean grain farming operation (Harvest Farms) since 1973. He is also owner of a gravel and rock extraction business. Mr. Fick’s operations are located just to the southwest of Luverne, Minnesota. Mr. Fick served on the Sioux Valley Southwestern Electric Advisory Board for 11 years. He has served on the Rock County Fair Board of Directors for over 20 years, 3 years as President.

Kent A. Friedrich and his wife Denise, along with their three children, have been lifelong residents of Plainview, Nebraska. Kent currently runs his own Edward Jones investment office in Norfolk, Nebraska, where he has worked since 2002. Mr. Friedrich and his wife have also operated a farming operation for over 25 years. Mr. Friedrich has served on numerous boards and is currently serving as Director of Specialty Protein Producers, LLC. He is also currently serving on a local school board. Mr. Friedrich has served as Vice Chairman of the Board and Vice President of Husker Ag since July 2006.

Stanley Gyberg is a self-employed farmer and has been actively engaged in farming for 39 years and currently operates an 800 acre farm with a corn and soybean rotation. Mr. Gyberg currently serves as a member of the Board of Directors of CORN-er Stone Farmers Co-op. Mr. Gyberg has been married to his wife Irene for over 40 years and they have 3 grown children.

James Hall, of Sioux Falls, South Dakota, was a former director of Agri-Energy, L.P. Mr. Hall has been a farmer for 43 years in Southeast South Dakota. Mr. Hall is the former President of the Lincoln County Farm Bureau and is currently the President of the Lincoln County Soybean Association.

Mike Kinney has been employed by Kinney, Inc., which is a family farm corporation located near Elgin, Nebraska since 1974. He is currently serving as Vice President of Kinney, Inc. Mr. Kinney is also a partner in Kinney Bros., a farming operation. Mr. Kinney has served as Chairman of the Board and President of Husker Ag since July 2006, and previously served as the Vice Chairman and Vice President from June 2004 – July 2006.

Walter Kittrell, of Columbus, Nebraska, is currently Vice President of Marketing and Project Development for Fagen, Inc. and he has been employed by Fagen since March 1994. Fagen, Inc. is a design-build contractor specializing in the construction of ethanol plants.

Fredrick J. Knievel is the President and co-owner of Knievel Farms, Inc. which is a farming operation located near Clearwater, Nebraska engaged in the production of corn, soybeans, hay and cattle. Mr. Knievel has been associated with Knievel Farms, Inc. since 1978. Mr. Knievel served as Chairman of the Board and President of Husker Ag from June 2004 until July 2006.

James Krause is a lifelong resident of Brunswick, Nebraska. Mr. Krause and his wife, Janet, own Krause Family Farms, Inc., which operates a family farm raising irrigated corn and soybeans as well as hogs and cattle. Mr. Krause is a member of the Antelope County Zoning Board, has served on the Plainview school board for eight years, and is a member of the Antelope County corn, soybean, and pork growers associations.

David Stearns currently resides in Luverne, Minnesota, where he was born and raised. From August 1998 through June 30, 2007, Mr. Stearns was employed as a DDG Marketer with Agri-Energy, L.P. a 20-million gallon per year ethanol plant located in Luverne, Minnesota. Mr. Stearns’ duties with Agri-Energy, L.P. included the selling and scheduling of sales of distiller grains, and management of the scale office for all inbound and outbound commodities. Mr. Stearns is currently retired.

J. Alex Thramer is self-employed in the irrigation sales and services industry by Thramer Irrigation located near Ewing, Nebraska which has been in operation for over 30 years.

Gerald Winter, of Luverne, Minnesota, is a lifelong resident of Rock County, Minnesota. He and his family have been farming since 1960. He has served on numerous boards including as Chairman of the Rock County Rural Board and in the capacity of President of the congregation of his church. Mr. Winter has also been actively involved with Agri-Energy, L.P., of Luverne, Minnesota from the time of its inception.

Leonard Wostrel is a resident of Creighton, Nebraska, where he currently farms 1500 acres raising corn and soybeans in Pierce, Knox and Antelope Counties. Mr. Wostrel has been in the farming business for over 40 years. Mr. Wostrel is very interested in renewable fuels and has taken two trips with the Business Advisory Council to Washington, D.C. to lobby for renewable fuel legislation. Mr. Wostrel has served as Secretary of Husker Ag since June 2004.

All officers have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified.

Management

The Company is controlled by its Board of Directors and its day to day affairs are managed by Seth Harder, General Manager and its executive officers who are appointed for one year terms, subject to oversight and supervision by its Board of Directors. Executive officers of the Company, and other significant employees of the Company, are listed below:

Name and Age	Current Position
Mike Kinney (50)	Chairman of the Board and President since July 17, 2006.[1]

Kent A. Friedrich (45)	Vice Chairman of the Board and Vice President since July 17, 2006.[2]

Leonard Wostrel (69)	Secretary of the Company since June 29, 2004.

Robert E. Brummels (57)	Treasurer of the Company since June 29, 2004.

Seth Harder (29)	General Manager since January 2006.[3]

Shaun Waldow (35)	Plant Manager since January 2006.

Kristine Wacker (32)	Controller since January 2006.

1 -	Mike Kinney was elected Chairman of the Board and President on July 17, 2006, replacing Fredrick Knievel who had been elected Chairman of the Board and President on June 29, 2004.
2 -	Kent A. Friedrich was elected Vice Chairman of the Board and Vice President on July 17, 2006, replacing Mike Kinney when Mr. Kinney was elected Chairman and President.
3 -	Seth Harder was appointed as General Manager in January 2006, replacing Allen Sievertsen who left the Company on December 31, 2005.

Seth Harder, age 29, has been General Manager for Husker Ag since January 2006. Prior to this appointment, Mr. Harder served as the Company’s Plant Manager from September 2004 through December 2005. Mr. Harder was an ethanol trainer and plant startup specialist from April 2004 through September 2004 for ICM, Inc. Mr. Harder was the Production Manager from November 2002 until April 2004 for Husker Ag. From December 2001 through November 2002, Mr. Harder managed a small ethanol plant for Kuester Ag, LLC, which was owned by Gary Kuester, a former member of the Board of Directors for Husker Ag.

Shaun Waldow, age 35, has been Plant Manager since January 2006. Prior to this position, Mr. Waldow had been Production Manager since May 2004, and he was an operator for the Company from January 2003 to May 2004. Prior to working for Husker Ag, Mr. Waldow worked as a farm and livestock manager for Warren Wortman from 1992 until January 2003.

Kristine Wacker, age 32, has been Husker Ag’s Controller since January 2006. Prior to this position, Ms. Wacker has worked as the Company’s plant accountant since June 2004. Prior to her work for Husker Ag, Ms. Wacker worked as an accountant and reimbursement analyst for Faith Regional Health Services, from April 1999 through June 2004. From December 1996 through April 1999, Ms. Wacker was a staff accountant for Auten, Sehi, Pruss and Beckmann, P.C.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the Section 16(a) reports and amendments thereto furnished to the Company, the Company knows of one Form 3 that was not filed on a timely basis during fiscal year 2007. The Form 3 was filed by director, James Krause, on the eleventh day after Mr. Krause was elected as a director, which was untimely by one day. Other than the aforementioned Form 3, the Company believes all Section 16(a) reports were filed on a timely basis by its directors, officers and greater than 10% members.

CODE OF ETHICS

The Company’s Principal Executive Officer, Principal Financial Officer and principal accounting officer or controller or other persons performing similar functions, including the General Manager, are required to comply with the Company’s Code of Ethics, adopted by the Company Board of Directors. The purpose of the Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure that the Company’s business is conducted in a consistently legal and ethical manner. Concerns or complaints regarding ethical issues are treated on a confidential basis.

The Company will provide, without charge, to any person requesting a copy of its Code of Ethics. A written request for such report should be directed to Mike Kinney, Chairman of the Board and President, Husker Ag, LLC, 54048 Highway 20, Plainview, Nebraska 68769. The Company’s Code of Ethics was also filed as Exhibit 99.1 to the 2003 Form 10-KSB which was filed with the SEC on March 30, 2004, and is available through the SEC’s web site (www.sec.gov).

AUDIT COMMITTEE

The Company has established an audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and believes that the members of the Audit Committee are independent within the meaning of the listing standards of the National Association of Securities Dealers, the operators of the NASDAQ Stock Market. The Audit Committee reviews the services provided by the Company’s independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. The Audit Committee currently consists of Robert E. Brummels, who serves as the chairman of the committee, Kent Friedrich, Walter Kittrell and Fredrick J. Knievel. Mike Kinney served as an audit committee member from January 1, 2007 through December 18, 2007. There are no audit committee financial experts on the Audit Committee. Like many Companies, it is difficult for the Company to attract and retain board members who qualify as an “audit committee financial expert” and competition for these individuals is significant. There are a limited number of persons meeting the SEC requirements for an audit committee financial expert located in the Northeastern Nebraska communities in which the Company transacts business, or among investors in Husker Ag, who comprise the likely base for persons serving on the Husker Ag Board.

ITEM 11.	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table presented below represents all elements of compensation awards to the Company’s named executive officers for fiscal years 2007 and 2006. Except for Mike Kinney, none of the named executive officers received any salary or other compensation for his services other than directors’ and committee meeting fees and mileage reimbursements. The following table sets forth all compensation paid or payable by the Company to named executive officers who were serving in such capacities during the fiscal years ended December 31, 2007 and 2006:

Annual Compensation

For Fiscal Years 2006 - 2007

Name and Principal Position	Year	Salary	Bonus	All Other Compensation[1]		Total
Mike Kinney,[2] Chairman of the Board and President	2007	$0	$25,000	$12,722	[2]	$37,722
	2006	$0	$0	$13,162	[2]	$13,162

Fredrick J. Knievel,[3] Chairman of the Board and President	2007	$0	$0	$8,405	[3]	$8,405
	2006	$0	$0	$13,017	[3]	$13,017

Kent A. Friedrich,[4] Vice Chairman of the Board and Vice President	2007	$0	$0	$7,699	[4]	$7,699
	2006	$0	$0	$8,746	[4]	$8,746

Robert E. Brummels, Director and Treasurer	2007	$0	$0	$10,067	[5]	$10,067
	2006	$0	$0	$11,622	[5]	$11,622

Leonard Wostrel, Director and Secretary	2007	$0	$0	$7,743	[6]	$7,743
	2006	$0	$0	$8,444	[6]	$8,444

1 -	Represents directors’ and committee meeting fees received for Board of Directors and committee meetings in accordance with the Company’s policy regarding the payment of directors’ fees as well as mileage reimbursements.
2 -	Mike Kinney was elected Chairman of the Board and President on July 17, 2006, replacing Fredrick J. Knievel, and served as Vice Chairman and Vice President from June 2004 – July 2006. Mr. Kinney’s “All Other Compensation” column represents directors’ fees and mileage reimbursements in the amounts of $11,400 and $1,322 for 2007 and $11,800 and $1,362 for 2006, respectively.
3 -	Fredrick Knievel served as Chairman of the Board and President from June 29, 2004 – July 17, 2006. Mr. Knievel’s “All Other Compensation” column represents directors’ fees and mileage reimbursements in the amounts of $7,400 and $1,005 for 2007 and $11,800 and $1,217 for 2006, respectively.
4 -	Kent A. Friedrich was elected Vice Chairman of the Board and Vice President on July 17, 2006, replacing Mike Kinney when he was elected as Chairman and President. Mr. Friedrich’s “All Other Compensation” column represents directors’ fees and mileage reimbursements in the amounts of $7,600 and $99 for 2007 and $8,650 and $96 for 2006, respectively.
5 -	Mr. Brummel’s “All Other Compensation” column represents directors’ fees and mileage reimbursements in the amounts of $9,000 and $1,067 for 2007 and $10,750 and $872 for 2006, respectively.
6 -	Mr. Wostrel’s “All Other Compensation” column represents directors’ fees and mileage reimbursements in the amounts of $7,200 and $543 for 2007 and $8,000 and $444 for 2006, respectively.

The Company has no written employment agreements with any officer or director. The Company reimburses its officers for expenses incurred relating to services rendered on its behalf.

Bonus to the Chairman

On December 18, 2007, the Board of Directors approved an incentive compensation award in the form of a one-time cash bonus to Mike Kinney in the amount of $25,000. The Board awarded this discretionary bonus due to the additional amount of work performed by Mr. Kinney in 2007, including his work in connection with the plant expansion project. Mr. Kinney resigned as a member of the Audit Committee effective on December 18, 2007.

Director Compensation

On December 22, 2005, the Board of Directors revised the Board compensation policy, commencing January 1, 2006, by increasing the per meeting fee paid to directors for attendance at any Board meetings if the director is present in person at the meeting through adjournment to $300 per meeting for each director and to $400 per meeting for the Board Chairman; otherwise, the director is paid $100 per meeting attended. Then in July 2006, the Company revised the compensation policy effective August 1, 2006. The Chairman of the Board now receives $600 per meeting attended in person, while the other executive officers receive $500 per meeting. All other directors now receive $400 per meeting attended in person and $200 per meeting attended via telephone conference. In addition, all directors including executive officers receive $200 per committee meeting attended in person and $100 per committee meeting attended via telephone conference. In addition, directors are reimbursed at $0.485 per mile (as of January 1, 2007) for mileage reimbursement for travel to and from meetings.

The Director Compensation Table presented below represents all compensation awards to the Company’s directors during the fiscal years ended December 31, 2007 and 2006:

Name[1]	Year	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ronald A. Fick	2007	$4,600	$0	$1,326	$5,926
	2006	$5,100	$0	$348	$5,448

Stanley Gyberg	2007	$5,400	$0	$88	$5,488
	2006	$6,500	$0	$220	$6,720

James Hall	2007	$5,400	$0	$697	$6,097
	2006	$7,550	$0	$797	$8,347

Walter Kittrell	2007	$4,900	$0	$918	$5,818
	2006	$2,500	$0	$306	$2,806

James Krause[2]	2007	$3,700	$0	$113	$3,813
	2006	$0	$0	$0	$0

David Stearns	2007	$7,000	$0	$1,577	$8,577
	2006	$6,250	$0	$1,027	$7,277

J. Alex Thramer	2007	$4,800	$0	$489	$5,289
	2006	$6,250	$0	$735	$6,985

Gerald Winter	2007	$5,600	$0	$38	$5,638
	2006	$2,900	$0	$0	$2,900

1	Messrs. Kinney, Friedrich, Knievel, Brummels and Wostrel are directors and named executive officers of the Company. As such, their compensation is disclosed in the Annual Compensation table above.
2	Mr. Krause was elected as a Board member on June 4, 2007.

Compensation Committee Report on Executive Compensation

The Company’s executive officers have always been members of the Board of Directors; and none of the Company’s executive officers is or has ever been an employee of the Company. Like all other members of the board, the executive officers receive only directors’ fees for attendance at the board and committee meetings.

Until 2006, the Company’s executive officers received the same per meeting directors’ fee as the other board members. Effective August 1, 2006, the Chairman of the Board now receives $600 per meeting attended in person, while the other executive officers receive $500 per meeting. By comparison, all other directors now receive $400 per meeting attended in person. In addition, all directors including executive officers receive $200 per committee meeting attended in person. On July 17, 2006, the Board approved a payment to the Company’s former Chairman of the Board, Fredrick J. Knievel, in the amount of $1,200. This additional compensation is for Mr. Knievel’s services to the Company as Chairman during 2006. On December 18, 2007, the Board awarded a bonus in the amount of $25,000 to Mike Kinney for his services to the Company as Chairman and in connection with his extra work relating to the plant expansion.

For purposes of determining the Company’s director fees, i.e., executive compensation, the entire Board of Directors serves as the de facto “compensation committee”. Because of the nature of the Director fees paid to the Company’s executive officers, the Company believes that the board compensation committee report on executive compensation required by Item 407(e)(5) of Regulation S-K is not applicable for Husker Ag.

As noted above, the Personnel Committee of the Board of Directors is responsible for reviewing the compensation and related benefits for the Company’s employees, which includes the General Manager. Subject to review and oversight by the Board of Directors, the General Manager is the manager of the Company’s operations and he is not considered an executive officer. Since the General Manager is not an executive officer of the Company, the Board no longer has a policy to disclose the compensation of the General Manager.

Compensation Committee Interlocks and Insider Participation

As noted above, the entire Board of Directors serves as the executive compensation committee for purposes of determining the director fees to be paid to board members, including the executive officers. All of the executive officers of the Company were members of the Board of Directors during 2007, including Mike Kinney, Chairman of the Board, Kent A. Friedrich, Vice Chairman of the Board, Leonard Wostrel, Secretary, and Robert E. Brummels, Treasurer. None of the members of the Board of Directors during 2007 or as of the date of this Form 10-K is or has been an employee of the Company. In 2007, no member of the Board of Directors had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K, and during 2007, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED MEMBER MATTERS.

OWNERSHIP OF VOTING SECURITIES

BY DIRECTORS, OFFICERS AND CERTAIN MEMBERS

The following table presents information regarding beneficial ownership of Membership Units of Husker Ag as of March 31, 2008 by (1) each director and named executive officer of Husker Ag, and (2) each member known to Husker Ag to be the beneficial owner of more than 5% of its outstanding membership units. Except as otherwise noted, based on information furnished by the owners, management believes that the members listed below have sole investment and voting power regarding their membership units, except that co-trustees share investment and voting power (* = Less than 1% of the class of membership units).

Name and Address of Beneficial Owner	Units Beneficially Owned		Percentage of Class
Current Directors and Management

Fredrick J. Knievel	120	(1)	*
51272 846 Rd. Clearwater, NE 68726

Mike Kinney	220	(2)	*
51100 836 Road Elgin, NE 68636

J. Alex Thramer	100	(3)	*
Box 278 Ewing, NE 68735

James Hall	1,250	(4)	4.15%
26941 480th Ave. Sioux Falls, SD 57108

James Krause	340	(5)	1.13%
52609 865 Road Brunswick, NE 68720

Ronald A. Fick	1,220	(6)	4.05%
1159 101st Street Luverne, MN 56156

[1]	Includes 60 membership units held by him and his wife as joint tenants with respect to which Mr. Knievel may be regarded as having shared voting and dispositive power.
[2]

Includes 20 membership units held by him and his wife as joint tenants with respect to which Mr. Kinney may be regarded as having shared voting and dispositive power and also includes 200 membership units held by Kinney, Inc. for which Mr. Kinney has shared voting and dispositive power.

[3]	Includes 70 membership units held by him and his wife as joint tenants with respect to which Mr. Thramer may be regarded as having shared voting and dispositive power.
[4]

Includes 230 membership units owned by Mr. Hall individually and 1,020 membership units held indirectly by him as a member of The Better Energy Company, LLC. Mr. Hall owns 16.67% of The Better Energy Company.

[5]	These units are held by Mr. Krause and his wife as joint tenants with respect to which Mr. Krause may be regarded as having shared voting and dispositive power.
[6]

Includes 230 membership units owned by Mr. Hall individually and 1,020 membership units held indirectly by him as a member of The Better Energy Company, LLC. Mr. Hall owns 16.67% of The Better Energy Company.

Walter Kittrell	98	(7)	*
516 South 4th Street Columbus, NE 68601

Stanley A. Gyberg	3,524	(8)	11.70%
2209 Pebble Beach Lane Brandon, SD 57005

Robert E. Brummels	810	(9)	2.69%
56849 876 Road Coleridge, NE 68727

David Stearns	210	(10)	*
1110 N. Kniss Luverne, MN 56156

Leonard Wostrel	-0-		-0-
86752 Highway 13 Creighton, NE 68729

Kent A. Friedrich	330	(11)	1.10%
53695 865 Road Plainview, NE 68769

Gerald Winter	3,380	(12)	11.22%
678 90th Avenue Luverne, MN 56156

Beneficial Owners of More than 5%

The Better Energy Company, LLC 638 51st Street Hills, Minnesota 56138	6,120		20.31%

[7]

Includes 56 membership units owned by him and his wife as joint tenants and 12 membership units owned by his IRA as well as 30 membership units owned directly by his wife with respect to which Mr. Kittrell may be regarded as having shared voting and dispositive power.

[8]

Includes 180 membership units owned by Mr. Gyberg individually, 344 membership units held indirectly by him as a member of The Better Energy Company, LLC, and 3,000 membership units held indirectly by him as a member of Agri-Energy, L.P. Mr. Gyberg owns 5.62% of The Better Energy Company, LLC. He is currently a Board member of Agri-Energy, L.P. The 3,000 membership units owned by Agri-Energy, L.P. also are reported in the beneficial ownership interests of Mr. Winter. See footnote 12.

[9]

Units are owned by a revocable trust in which Mr. Brummels and his wife are trustees and beneficial owners, with respect to which Mr. Brummels may be regarded as having shared voting and dispositive power.

[10]	These units are owned by Mr. Stearns and his wife as joint tenants with respect to which Mr. Stearns may be regarded as having shared voting and dispositive power.
[11]

Includes 150 membership units owned by Mr. Friedrich and his wife as tenants in common with respect to which Mr. Friedrich may be regarded as having shared voting and dispositive power. Also includes 180 membership units owned by two revocable trusts of which Mr. Friedrich and his wife are co-trustees of each and beneficial owners respectively, with respect to which Mr. Friedrich may be regarded as having shared voting and dispositive power.

[12]

Includes 40 membership units held by Mr. Winter and his wife as joint tenants with respect to which Mr. Winter may be regarded as having shared voting and dispositive power, 340 membership units held indirectly by him as a member of The Better Energy Company, LLC, and 3,000 membership units held indirectly by him as a member of Agri-Energy, L.P. Mr. Winter owns 5.56% of The Better Energy Company, LLC. He is currently a Board member of Agri-Energy, L.P. The 3,000 membership units owned by Agri-Energy, L.P. also are reported in the beneficial ownership interests of Mr. Gyberg. See footnote 8.

Miltona Bay, LLC 108 Miller Circle Granite Falls, Minnesota 56241	1,880	6.24%

Agri-Energy, L.P 502 South Walnut Ave. Luverne, Minnesota 56156	3,000	9.96%

The following table sets forth certain information as to the membership units beneficially owned by all executive officers and directors of the Company as a group (13 persons) as of March 31, 2008:

Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	8,602	28.55%

Change of Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. The Company also does not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control.

Equity Compensation Plans

The Company does not have any securities authorized for issuance under any equity compensation plans. None of the directors or officers of the Company have any options, warrants or other similar rights to purchase securities of the Company.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

Conflicts of interest may arise in the future as a result of the relationships between and among its members, officers, directors and their affiliates, although its officers and directors have fiduciary duties to Husker Ag. Husker Ag does not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. The Company’s Operating Agreement permits Husker Ag to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction.

The Company has adopted an Affiliated Transactions Policy, which provides as follows concerning transactions with affiliated persons or entities:

All material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans must:

(a) be approved by a majority of the Company’s independent directors who do not have an interest in the transaction(s); or

(b) be approved by the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction(s); or

(c) be established to have been fair to the Company when the transaction is judged according to the circumstances at the time of the commitment.

Notwithstanding anything in the Affiliated Transactions Policy to the contrary, all sales of corn and other feedstock by directors, officers, members or other affiliated parties to the Company, and all purchases of ethanol, distillers’ grains and other co-products by directors, officers, members or other affiliated parties from the Company, shall not require any of the approvals described above, provided, the purchase or sale price is equal to the then current market price and the transaction is on terms no less favorable than those that can be obtained from unaffiliated third parties.

In the normal course of business the Company sells to and purchases from its board of directors, members and key employees under normal terms and conditions and in accordance with the Company’s Affiliated Transactions Policy. See Note 3 to the Condensed Financial Statements for additional information on related party transactions.

On January 25, 2004, the Husker Ag Board of Directors adopted a Policy on Marketing which, among other things, provides that commencing April 1, 2004, no employee of Husker Ag, no member of the Board of Directors, and no person performing marketing functions for the Company, shall haul or have any ownership interest in trucks or entities which haul the Company’s products.

Except for certain transactions in the ordinary course of business referred to above, the Company had not entered into any such agreements with any of its directors, officers, members or their affiliates.

Director Independence

The Board of Directors has established an Audit Committee, Personnel Committee, and Nominating Committee. The Company believes that the all of the members of the Board of Directors and its Committees are independent, within the meaning of the listing standards of the National Association of Securities Dealers, the operators of the NASDAQ Stock Market and were independent during the last completed fiscal year.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES.

The firm of Eide Bailly LLP is the independent registered public accounting firm of the Company. The following table represents fees for professional audit services rendered by Eide Bailly for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and 2007 and fees for other services rendered by Eide Bailly during those periods:

Type of Service	2007		2006
Audit Fees[1]	$96,900		$101,320
Audit-Related Fees[2]	282		5,788
Tax Fees[3]	25,500		25,583
Reimbursed Expenses	3,597		4,940
All Other Fees			0

Total	$126,279	[4]	$137,631

1 -	Fees for audit services include fees associated with the annual audit and reviews of the Company’s quarterly financial statements included in the reports on Forms 10-Q and services normally provided in connection with statutory and regulatory filings or engagements.
2 -	Principally accounting consultation and work related to rights offering.

3 -	Includes $20,200 in 2007 and $22,884 in 2006 for tax preparation and $5,300 in 2007 and $2,699 in 2006 for tax compliance, advice, and planning.
4 -	Fees for 2007 are estimated.

Pre-Approval Policies and Procedures. In accordance with Section 10(A)(i) of the Securities and Exchange Act of 1934, the Company Audit Committee approves the engagement of our independent accountants to render audit and non-audit services before those services are rendered, considering, among other things, whether the proposed engagement would impact the independence of the auditors. All of the fees of BKD and Eide Bailly reflected above were approved by the Audit Committee.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits and financial statements are filed as part of, or are incorporated by reference into, this report:

(1) Financial Statements – An index to the Company’s financial statements is located above on page 43 of this report. The financial statements appear on page 46 through page 68 of this report.

(2) Financial Statement Schedules – The Company’s unaudited quarterly financial information is located on page 69 above under Item 8 – Supplementary Financial Information. All other supplemental schedules are omitted because of the absence of conditions under which they are required or because the information shown in the financial statements or notes thereto.

(3) Exhibits – The exhibits we have filed herewith or incorporated by reference herein are set forth on the attached Exhibit Index.

[Remainder of page intentionally left blank.]

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

HUSKER AG, LLC

Date:	March 31, 2008.	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board, President and Director
(Principal Executive Officer)

Date:	March 31, 2008.	By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signature	Capacity	Date

/s/ Mike Kinney	Chairman of the Board, President, Director	March 31, 2008
Mike Kinney

/s/ Kent Friedrich	Vice Chairman, Vice President, Director	March 31, 2008
Kent Friedrich

/s/ Robert E. Brummels	Treasurer and Director	March 31, 2008
Robert E. Brummels

/s/ Kristine Wacker	Controller, Principal Accounting Officer	March 31, 2008
Kristine Wacker

/s/ Leonard Wostrel*	Secretary and Director	March 31, 2008
Leonard Wostrel

/s/ Ronald Fick*	Director	March 31, 2008
Ronald Fick

Signature	Capacity	Date

/s/ Fredrick J. Knievel	Director	March 31, 2008
Fredrick J. Knievel

/s/ Stanley Gyberg*	Director	March 31, 2008
Stanley Gyberg

/s/ James Hall*	Director	March 31, 2008
James Hall

/s/ Walter Kittrell*	Director	March 31, 2008
Walter Kittrell

/s/ James Krause*	Director	March 31, 2008
James Krause

/s/ David Stearns*	Director	March 31, 2008
David Stearns

/s/ J. Alex Thramer*	Director	March 31, 2008
J. Alex Thramer

/s/ Gerald Winter*	Director	March 31, 2008
Gerald Winter

*	— By Mike Kinney pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
3.1	Articles of Organization, as amended	Incorporated by reference to the Company’s Form 10-QSB for the period ended June 30, 2002 filed on August 14, 2002.

3.2	Second Amended and Restated Operating Agreement of the Company, dated as of November 30, 2007, and including Amendment Nos. 1 through 12	Filed herewith.

10.1	Agreement with the Nebraska Department of Agriculture	Incorporated by reference to the Company’s Registration Statement on Form SB-2 (SEC Registration No. 333-60580, as amended (the “1933 Act Registration Statement”) filed on May 10, 2001.

10.2	Contract Labor Agreement with Allen Sievertsen	Incorporated by reference to the Company’s Registration Statement on Form SB-2 (SEC Registration No. 333-60580, as amended (the “1933 Act Registration Statement”) filed on May 10, 2001.

10.3	Design Build Contract with Fagen, Inc. and ICM, Inc. dated November 30, 2001	Incorporated by reference to the Company’s Form 10-KSB for the fiscal year ended December 31, 2001 filed on March 29, 2002.

10.4	Contract Change Order to the Design Build Contract dated August 7, 2002 between the Company and Fagen, Inc.	Incorporated by reference to the Company’s Form 10-QSB for the period ended September 30, 2002 filed on November 14, 2002.

10.5	Track Agreement dated August 29, 2002 between the Company and Nebraska Northeastern Railroad Company	Incorporated by reference to the Company’s Form 10-QSB for the period ended September 30, 2002 filed on November 14, 2002.

10.6	Promissory Note, dated January 20, 2004, to Stearns Bank, National Association (Loan No. 57748)	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2003, filed on March 30, 2004.

10.7	Promissory Note, dated January 20, 2004, to Stearns Bank, National Association (Loan No. 57749)	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2003, filed on March 30, 2004.

10.8	Promissory Note, dated January 20, 2004 to Stearns Bank, National Association (Loan No. 57750)	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2003, filed on March 30, 2004.

10.9	Business Loan Agreement, dated January 20, 2004 with Stearns Bank, National Association	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2003, filed on March 30, 2004.

10.10	Commercial Loan Agreement with Union Bank and Midwest Bank, dated February 22, 2005	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2005.

10.11	Promissory Note dated February 22, 2005 to Union Bank for a single advance term loan	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2005.

10.12	Promissory Note dated February 22, 2005 to Midwest Bank for a revolving line of credit	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2005.

Exhibit Number	Description	Method of Filing
10.13	Commercial Security Agreement with Union Bank and Midwest Bank, dated February 22, 2005	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2005.

10.14	Real Estate Deed of Trust dated February 22, 2005 in favor of Union Bank and Midwest Bank	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2005.

10.15	Agreement dated March 24, 2003, between the Company and Rite Way Oil & Gas Co., Inc.	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2004, filed on March 31, 2005.

10.16	Ethanol Production Credit Agreement dated September 5, 2001, between the Company and the State of Nebraska	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2004, filed on March 31, 2005.

10.17	Risk Management and Ethanol Marketing Contract dated May 31, 2005, by and among the Company, FC Stone, LLC, and Eco-Energy, Inc.*	Incorporated by reference to the Company’s Form 10-Q for the period ended June 30, 2005 filed on August 15, 2005.

10.18	Subscription Agreement dated December 28, 2005, with Val-E Ethanol, LLC	Incorporated by reference to the Company’s Form 8-K filed on December 29, 2005.

10.19	Commercial Loan Agreement with Union Bank, dated December 28, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 29, 2005.

10.20	Promissory Note dated December 28, 2005 to Union Bank for a single advance term loan	Incorporated by reference to the Company’s Form 8-K filed on December 29, 2005.

10.21	Extension Agreement dated February 22, 2006 with Midwest Bank, N.A.	Incorporated by reference to the Company’s Form 8-K filed on February 28, 2006.

10.22	Membership Interest Purchase Agreement with US BioEnergy Corporation and Val-E Ethanol LLC dated April 30, 2006	Incorporated by reference to the Company’s Form 10-Q filed on May 15, 2006

10.23	Commercial Loan Agreement with Union Bank dated May 23, 2006	Incorporated by reference to the Company’s Form 8-K filed on May 26, 2006

10.24	Promissory Note dated May 23, 2006 to Union Bank for a multiple advance revolving operating line of credit	Incorporated by reference to the Company’s Form 8-K filed on May 26, 2006

10.25	Agreement Between Owner and Design/Builder dated July 14, 2006 with ICM, Inc.	Incorporated by reference to the Company’s Form 10-Q for the period ended June 30, 2006 filed on August 14, 2006.

10.26	Credit Agreement dated January 5, 2007 with Union Bank	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2006 filed on April 2, 2007.

10.27	Amendment to Real Estate Deed of Trust dated January 5, 2007 in favor of Union Bank	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2006 filed on April 2, 2007.

10.28	Promissory Note dated January 5, 2007 to Union Bank for advances pursuant to Credit Agreement dated January 5, 2007	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2006 filed on April 2, 2007.

10.29	Promissory Note dated January 5, 2007 for advances pursuant to Credit Agreement dated January 5, 2007	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2006 filed on April 2, 2007.

* –	Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the Securities and Exchange Commission.

Exhibit Number	Description	Method of Filing
10.30	Risk Management and Ethanol Marketing Contract dated October 16, 2006, by and among the Company, FC Stone, LLC, and Eco-Energy, Inc.*	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2006 filed on April 2, 2007.

10.31	Grain Procurement Contract dated April 26, 2007, by and between the Company and J.E. Meuret Grain Co., Inc.*	Incorporated by reference to the Company’s Form 10-Q for the period ended June 30, 2007.

10.32	Ethanol Marketing Contract dated December 3, 2007, by and between the Company and Aventine Renewable Energy, Inc.*	Filed herewith.

14.1	Husker Ag, LLC Code of Ethics for Principal Executive and Senior Financial Officers adopted by the Board of Directors on March 26, 2004	Incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2003, filed on March 30, 2004.

24.1	Power of Attorney executed by Leonard Wostrel	Filed herewith.

24.2	Power of Attorney executed by Ronald A. Fick	Filed herewith.

24.3	Power of Attorney executed by Stanley Gyberg	Filed herewith.

24.4	Power of Attorney executed by James Hall	Filed herewith.

24.5	Power of Attorney executed by Walter Kittrell	Filed herewith.

24.6	Power of Attorney executed by James Krause	Filed herewith.

24.7	Power of Attorney executed by David Stearns	Filed herewith.

24.8	Power of Attorney executed by J. Alex Thramer	Filed herewith.

24.9	Power of Attorney executed by Gerald Winter	Filed herewith.

99.1	Company’s Trading System Rules and Procedures approved by the Board of Directors on January 22, 2005 and amended as of August 31, 2005	Incorporated by reference to the Company’s Form 8-K filed on August 30, 2005.

31(i).1	Certification of Principal Executive Officer required by Rule 13a-15(e) and 15d-15(e)	Filed herewith.

31(i).2	Certification of Principal Financial Officer required by Rule 13a-15(e) and 15d-15(e)	Filed herewith.

32.1	Section 1350 Certifications, adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002	Filed herewith.

* –	Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the Securities and Exchange Commission.

EXHIBIT 31(i).1

Certification required by Rule 13a-14(a) and 15d-14(a)

I, Mike Kinney, President, Chairman of the Board and Principal Executive Officer, certify that:

1. I have reviewed this annual report on Form 10-K of Husker Ag, LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 31, 2008.

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board, President and Director
(Principal Executive Officer)

EXHIBIT 31(i).2

Certification required by Rule 13a-14(a) and 15d-14(a)

I, Robert E. Brummels, Treasurer and Principal Financial Officer, certify that:

1. I have reviewed this annual report on Form 10-K of Husker Ag, LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 31, 2008.

By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of Husker Ag, LLC (the “Company”) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2008.

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board, President and Director
(Principal Executive Officer)

By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

Appendix D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the quarterly period ended March 31, 2008; or

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the transition period from              to             .

Commission file number: 000-49773

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	47-0836953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

(Address and telephone number of registrant’s principal executive offices)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the proceeding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of May 15, 2008, the Company had 30,130 membership units issued and outstanding.

HUSKER AG, LLC

INDEX TO 10-Q FOR THE QUARTERLY

PERIOD ENDED MARCH 31, 2008

ITEM 1:	FINANCIAL STATEMENTS

Husker Ag, LLC

Balance Sheets

March 31, 2008 and December 31, 2007

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current Assets
Cash	$2,966,748	$503,951
Restricted cash	2,452,316	1,452,316
Short term investments	6,582,008	2,882,617

Total cash and cash equivalents	12,001,072	4,838,884
Certificate of deposit – restricted	1,000,000	2,000,000
Accounts receivable – Trade	6,762,390	6,905,507
Inventories	6,974,972	3,965,644
Trading securities	4,425,000	8,782,500
Margin account	91,258	265,125
Option and futures contracts	8,850,301	7,976,495
Prepaid expenses	473,595	576,456

Total current assets	40,578,588	35,310,611

Property and Equipment, at cost
Land	84,318	84,318
Plant buildings and equipment	87,064,573	85,548,776
Other equipment	1,166,126	1,138,858
Office building	298,675	298,675
Vehicles	202,044	202,044
Construction in progress	40,109	903,465

	88,855,845	88,176,136
Less accumulated depreciation	12,849,107	11,246,527

	76,006,738	76,929,609

Investments	294,237	298,637

Other Assets
Debt origination costs, net of accumulated amortization; March 31, 2008—$57,388 and December 31, 2007 – $47,870	308,457	317,975
Sales tax receivable – long term	1,297,433	1,297,433
Deposit on construction	—	73,572

	$118,485,453	$114,227,837

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$3,918,730	$5,952,204
Current maturities of long-term debt	6,923,587	5,126,729
Retainage payable	—	24,300
Margin account	122,209	263,671
Option and futures contracts	301,150	1,862,761
Accrued property taxes	450,897	242,071
Distribution payable	1,958,450	—
Accrued expenses	969,911	755,519

Total current liabilities	14,644,934	14,227,255

Long-term Debt	30,147,847	29,420,581
Members’ Equity – 30,130 Units	$73,692,672	$70,580,001

	$118,485,453	$114,227,837

See Notes to Financial Statements

1

Husker Ag, LLC

Statements of Income

Three Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
Net Sales
Ethanol sales	$34,324,343	$14,556,815
Distillers grain sales	5,915,532	2,774,537
Energy production credits	438,814	418,775

	40,678,689	17,750,127

Cost of Sales	33,108,396	9,665,837
Cost of Sales-Related Parties	2,031,557	1,577,319

Loss (Gain) on Option and Futures Contracts	(5,085,812)	1,147,023

Total Cost of Sales	30,054,141	12,390,179

Gross Profit	10,624,548	5,359,948

Selling, General and Administrative Expenses	734,134	587,145

Income from Operations	9,890,414	4,772,803

Other Income (Expense)
Other income	13,508	51,909
Unrealized loss on securities	(4,357,500)	(4,147,500)
Interest income	100,440	237,430
Interest expense	(575,742)	—

	(4,819,294)	(3,858,161)

Net Income	$5,071,120	$914,642

Basic Earnings Per Membership Unit	$168.31	$32.30

Weighted Average Units Outstanding	30,130	28,319

Distributions Declared Per Membership Unit	$65	$70

See Notes to Financial Statements

2

Husker Ag, LLC

Statements of Cash Flows

Three Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
Operating Activities
Net income	$5,071,120	$914,642
Items not requiring (providing) cash
Depreciation and amortization expense	1,677,860	597,706
Unrealized loss on trading securities	4,357,500	4,147,500
Interest earned on certificates of deposit	25,289	(6,463)
Loss (gain) on option and futures contracts	(5,085,812)	1,147,023
Changes in
Accounts receivable	143,118	(692,489)
Inventories	(3,009,327)	(438,153)
Margin account	2,682,801	(1,028,700)
Prepaid expenses and other	79,175	237,306
Accounts payable and accrued expenses	332,494	(13,888)

Net cash provided by operating activities	6,274,218	4,864,484

Investing Activities
Purchase of certificates of deposit	—	(1,500,000)
Refund of long term investment capital	2,365	—
Proceeds from sale of certificates of deposit	1,000,431	—
Purchases of property and equipment and deposit	(2,638,949)	(13,407,970)

Net cash used in investing activities	(1,636,153)	(14,907,970)

Financing Activities
Issuance of long-term debt	3,043,270	—
Equity raised in rights offering	—	14,812,000
Rights offering costs	—	(103,488)
Payments on long-term debt	(519,147)	(588,859)
Payment of debt origination costs	—	(326,189)

Net cash provided by financing activities	2,524,123	13,793,464

Increase in Cash and Cash Equivalents	7,162,188	3,749,978

Cash and Cash Equivalents, Beginning of Period	4,838,884	5,532,022

Cash and Cash Equivalents, End of Period	$12,001,072	$9,282,000

Supplemental Cash Flows Information
Interest paid (net of amount capitalized)	$533,647	$—

Supplemental Schedule of Non-cash Investing and Financing Activities
Accounts payable incurred for site development and construction in progress	$1,001,150	$4,577,087

Distributions payable	$1,958,450	$2,109,100

See Notes to Financial Statements

3

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Husker Ag, LLC (the Company), a Nebraska Limited Liability Company, was formed August 29, 2000 and is located in Plainview, Nebraska. Prior to formation of the LLC, the Company operated as a partnership. The Company was organized to obtain equity investors and debt financing to construct, own and operate an ethanol plant with an annual production capacity of approximately 27 million gallons. Construction began in 2001 and operations commenced in March 2003. After the completion in December 2007 of a 40 million gallon plant expansion described in Note 9, Husker Ag’s ethanol plants convert roughly 26 million bushels of corn into approximately 70 million gallons of ethanol per year. The Company’s products include fuel grade ethanol sold in limited markets throughout the United States and distillers grain sold in surrounding counties in Nebraska. The Company extends unsecured credit to its customers, with credit extended to one customer of approximately 66% and 82% of trade accounts receivable as of March 31, 2008 and December 31, 2007, respectively. Substantially all ethanol sales are made to one broker.

Basis of Presentation

The accompanying financial statements reflect all adjustments that are, in the opinion of the Company’s management, necessary to fairly present the financial position, results of operations and cash flows of the Company. Those adjustments consist only of normal recurring adjustments. The balance sheet as of December 31, 2007 has been derived from the audited balance sheet of the Company as of that date. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto in the Company’s Form 10-K Annual Report 2007 filed with the Securities and Exchange Commission. The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At March 31, 2008 and December 31, 2007, cash equivalents consisted primarily of a retail repurchase agreement and short-term institutional financial investment trusts.

The Company maintains its cash accounts primarily at two financial institutions. At times throughout the periods and at March 31, 2008 and December 31, 2007, the Company’s cash and certificate of deposit balances at individual institutions exceeded federally insured limits. The Company believes it is not exposed to any significant credit risk on cash. The Company is required by a bank to maintain certain cash reserves to secure letter of credit obligations.

The Company maintains cash in short-term institutional financial investment trusts at a financial institution and the financial institution pledges securities as collateral to secure the balance held under the agreement.

4

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 1: Nature of Operations and Summary of Significant Accounting Policies - continued

Restricted cash is comprised of two letters of credit issued by Union Bank and Trust for Northeast Nebraska Public Power, $218,916, and Kinder Morgan, $2,233,400, for collateral security agreements. The certificate of deposit totaling $1,000,000 is also restricted by Kinder Morgan for collateral security agreement discussed further in Note 5 – Long term debt.

Inventories

Inventories are stated at the lower of cost or market. Cost on raw materials is determined using last cost and average cost under the first-in, first-out (FIFO) method. Cost on finished goods is determined using average cost under the FIFO method. Inventories were comprised of the following at:

	March 31, 2008	December 31, 2007
Raw materials, enzymes and additives	$3,966,818	$2,299,443
Work-in-progress	1,015,499	879,316
Finished goods	1,992,655	786,885

	$6,974,972	$3,965,644

Other Assets

The deposit on construction amount was comprised of a $4,475,000 deposit requirement with ICM, Inc. for the construction of a 40 million gallon plant (Note 9). Two million dollars was required at the time of signing the Letter of Intent, which was executed on April 4, 2006. An additional $2 million was required when the Company’s members approved the plant expansion project. The supermajority vote was obtained on June 26, 2006 at the 2006 Annual Meeting of Members and payment was remitted on June 28, 2006. The final deposit payment of $475,000 was made upon the signing of a Notice to Proceed dated October 15, 2006. Of this total deposit amount, $4,475,000 and $4,401,428 has been reclassified to capital asset accounts as a part of progress payments made to ICM, Inc as of March 31, 2008 and December 31, 2007, respectively.

Debt Origination Costs

On January 5, 2007, the Company entered into a long-term debt financing with Union Bank and Trust Company requiring loan origination costs totaling $326,189 to be capitalized and amortized over approximately ten years (the life of the loan) using the straight-line method.

On February 23, 2005, the Company refinanced its long-term debt requiring loan origination costs totaling $39,656 to be capitalized and unamortized costs totaling $562,442 related to the repaid debt to be written off as of that date. The remaining debt origination costs have been deferred and are amortized over approximately seven years (the life of the loan) using the straight-line method.

Debt origination costs, net of accumulated amortization, amounted to $308,457 and $317,975 at March 31, 2008 and December 31, 2007, respectively. Amortization expense for the periods ended March 31, 2008 and 2007 was $9,519 and $6,134 respectively.

5

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 1: Nature of Operations and Summary of Significant Accounting Policies - continued

Investments

The Company’s securities investments that are bought and held for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. Unrealized holding losses on such securities, which were reported on the Company’s income statement for the periods ending March 31, 2008 and 2007 were $4,357,500 and $4,147,500 respectively.

Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets.

Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Investments in securities are summarized as follows at March 31, 2008:

	Cost Basis	Accrued Interest	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Trading securities:
Common stock	$5,995,234	$—	$—	$(1,570,234)	$4,425,000

Held-to-maturity:
Debt instruments (maturity greater than one year)	243,364	4,939	1,697	—	250,000

Available-for-sale securities	49,176	—	—	—	49,176

	$6,287,774	$4,939	$1,697	$(1,570,234)	$4,724,176

Investments in securities are summarized as follows at December 31, 2007:

	Cost Basis	Accrued Interest	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Trading securities:
Common stock	$5,995,234	$—	$2,787,266	$—	$8,782,500

Held-to-maturity:
Debt instruments (maturity greater than one year)	243,364	3,732	2,904	—	250,000

Available-for-sale securities	51,541	—	—	—	51,541

	$6,290,139	$3,732	$2,790,170	$—	$9,084,041

The Company holds 750,000 shares in common stock of US Bio Energy, Inc. operating in the ethanol industry as trading securities.

The Company purchased a United States Treasury Note on December 15, 2006 with a face value of $250,000 that has been pledged to the Tobacco and Trade Bureau as collateral for the ATF bond for plant operations. The Treasury note has been released by the Tobacco and Trade Bureau and is held at Union Bank and Trust as of December 13, 2007. The Treasury note matures on January 15, 2009 and bears interest at a fixed rate of 3.25%.

6

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 1: Nature of Operations and Summary of Significant Accounting Policies - continued

It is the accounting policy of the Company, to account for investments using the equity method of accounting when the investment represents 20% – 50% ownership of the investment entity. The Company uses the cost basis method when the investment is less than 20% ownership of the investment entity.

On November 3, 2006, Husker Ag executed a Subscription Agreement to purchase two shares of Ethanol Risk Management, SPC, Ltd., a Cayman Islands insurance company (ERM). This is a captive insurance company which provides a portion of the property and casualty insurance for its owners. Husker Ag invested $51,541 total to participate in the two available “Portfolios” (one for property insurance and one for general liability and workers compensation or casualty insurance) for less than 4 percent ownership. ERM returned capital contributions of $2,365 in March 2008 which brings the cost basis to $49,176.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset which ranges from 3 to 30 years. Annual depreciation is primarily computed using the straight-line method.

The Company capitalized interest costs as a component of construction in progress, based on weighted-average rates for borrowing. Total interest incurred for the periods ended March 31, 2008 and 2007 was:

	2008	2007
Interest costs capitalized	$16,906	163,578

Interest costs charged to expense	575,742	—

Total interest incurred	$592,648	163,578

It is the Company’s accounting policy to capitalize interest on capital expenditures. In accordance with this policy for the periods ended March 31, 2008 and 2007, $16,906 and $163,578, respectively, of interest has been capitalized using the Company’s average interest rate and has been included on the balance sheet in the Construction in progress account or the project’s capital related accounts.

Note 2: Members’ Equity

On March 25, 2008, the Board of Directors declared a cash distribution in the amount of $65.00 per membership unit to members of record as of April 1, 2008 payable on or before April 10, 2008 for a total distribution of $1,958,450 based on 30,130 membership units issued and outstanding. On March 31, 2008, the Company’s primary lender approved this distribution in accordance with the Company’s loan covenants.

There are significant transfer restrictions on transferability of membership unit. The Company’s Operating Agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service (IRS) significantly restricts the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company’s Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations. Members are not personally liable for any debts or losses of the Company beyond their respective capital contribution.

7

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 2: Members’ Equity - continued

The Board of Directors will not approve transfers if the Board determines the transfer would cause the Company to be treated as a “publicly traded partnership.” Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board of Directors will be null and void.

On January 24, 2008 the Company’s Board of Directors announced its intent to propose a reclassification of the Company’s membership units. The proposed transaction will provide for, among other things, the reclassification of the Company’s membership units held by members who are the record holders of 20 or fewer units.

If the proposed reclassification is approved, each member of record owning 20 or fewer of the Company’s units would receive one Class A-1 unit for each membership unit held prior to the reclassification. Members receiving Class A-1 units would have no voting rights except under very limited circumstances and would not receive additional consideration for their existing units. All other membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units. The proposed reclassification would be accomplished through amendments to the Company’s operating agreement. If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates that the number of Class A unit members of record (the current membership interest holders) will be reduced to less than 300, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Husker Ag. This proposed reclassification is subject to the approval by Husker Ag members holding at least two-thirds of the outstanding membership units. The Company filed a preliminary proxy statement regarding the proposed reclassification described above for SEC review on January 18, 2008, and will file a definitive proxy statement upon completion of SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

Note 3: Commitments and Related Parties

At March 31, 2008, the Company had entered into agreements to purchase 17,203,838 bushels of corn at an average price of $5.08 per bushel to be delivered between January 2008 and April 2011. One hundred thirteen contracts totaling 791,000 bushels are with related parties.

At March 31, 2008, the Company had a contract for the sale of approximately 261,000 gallons of ethanol with a price of $1.46 per gallon with delivery from April through June 2008.

8

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 3: Commitments and Related Parties - continued

The Company has transactions in the normal course of business with various members. Significant related party transactions affecting the financial statements are approximately as follows:

	March 31, 2008	December 31, 2007
Balance Sheets
Accounts receivable	$57,900	$48,400
Accounts payable	102,800	248,700

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Statements of Income
Distillers grain sales	$241,100	$422,000
Corn purchases	2,031,600	1,577,000

Note 4: Fair Value Measurements

The Company has determined the fair value of certain assets through application of SFAS No. 157, Fair Value Measurements.

Fair value at March 31, 2008:

	Fair Value	Level 1
Trading securities	$4,425,000	$4,425,000
Options and futures contracts	8,549,151	8,549,151

Total Assets	$12,974,151	$12,974,151

Fair value at December 31, 2007:

	Fair Value	Level 1
Trading securities	$8,782,500	$8,782,500
Options and futures contracts	6,113,734	6,113,734

Total Assets	$14,896,234	$14,896,234

Financial assets valued using Level 1 inputs are based on unadjusted quoted market prices within active markets.

9

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 5: Long-term Debt

Long-term debt consists of the following as of:

	March 31, 2008	December 31, 2007
Construction note payable to Union Bank and Trust Company which is a multiple advance loan during the construction period with maximum borrowings of $25,000,000. Six months following Substantial Completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted and payable quarterly. The rate at March 31, 2008 was 6.1194%.	$25,000,000	$23,059,987
Revolving note payable to Union Bank and Trust Company which is a multiple advance loan during the construction period with maximum borrowings of $10,000,000. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3 -year period. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted and payable quarterly. The rate at March 31, 2008 was 6.1194%.	4,146,051	3,042,793
Note payable to Union Bank and Trust Company due in monthly principal installments of $119,050 plus accrued interest. The note bears interest at a fixed rate of 6.2% for five years. On February 22, 2010 the interest will be adjusted to a fixed rate of 3% above the Treasury 2 year Constant Maturity Rate. The note matures on February 22, 2012 and is collateralized by substantially all assets of the Company and a first deed of trust on real property.	5,595,150	5,952,300
Note payable to Northeast Nebraska Public Power District due in monthly installments of $3,438 through June 2013. The note bears interest at a fixed rate of 4.127%. The note is collateralized by a letter of credit in the amount of $218,916 expiring August 2, 2008. The letter of credit requires the Company to maintain cash at the bank in an amount equal to the letter of credit.	194,419	202,669
Note payable to Union Bank and Trust Company due in monthly installments of $89,497. The note bears interest at a fixed rate of 6.85% for five years. The note matures on January 4, 2011 and is collateralized by substantially all assets of the Company and a first deed of trust on real property.	2,135,814	2,289,561

Total long-term debt	37,071,434	34,547,310
Less current maturities	6,923,587	5,126,729

	$30,147,847	$29,420,581

10

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 5: Long-term Debt - continued

In February 2007, Husker Ag entered into a Precedent Agreement with a natural gas transporter, whereby Husker Ag agreed, subject to the terms of the Precedent Agreement, to enter into a 10-year Firm Transportation Service Agreement providing for firm interstate natural gas transportation service to be provided by the transporter for Husker Ag. Husker Ag agreed to contract for 3,500 MMBtus per day which is the anticipated need for the expansion. The Precedent Agreement also allows Husker Ag to pay for its share of the transporter’s capacity expansion project and related facilities over a ten-year period at the “negotiated reservation rate” of $0.6250 per MMBtu per month.

The transporter’s obligation under the Precedent Agreement is subject to several conditions including sufficient firm capacity subscription from other consumers, all appropriate and final government approvals, and all rights-of-way and other surface required to site and maintain the pipeline facilities. Given these conditions, Husker Ag does not expect this new pipeline to be in place until late 2008.

On August 9, 2007, the Company provided the transporter with a Letter of Credit issued by Union Bank & Trust Company in the amount of $3,233,400. This Letter of Credit provides the transporter with credit support for thirty percent (30%) of Husker Ag’s ten-year commitment under the Precedent Agreement. This Letter of Credit requires the Company to maintain cash or its equivalent in the bank in an amount equal to the Letter of Credit. Union Bank is using a $1,000,000 certificate of deposit and the restricted cash amount to satisfy this restriction as discussed in Note 1.

Future annual maturities of long-term debt as of March 31, 2008 are as follows:

Twelve Months Ending March 31,	Long-Term Debt
2009	$6,923,587
2010	6,059,127
2011	5,195,501
2012	4,919,098
2013	3,611,360
Thereafter	10,362,761

$37,071,434

The Company was in compliance with all loan covenants with their primary lender at March 31, 2008.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (Union Bank), whereby Union Bank agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide the Company up to $35,000,000 of debt financing to be used for the construction of the Company’s plant expansion project. This plant expansion project, which commenced in October 2006, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. As of March 31, 2008, there was $5,853,949 available to be drawn, due to draws on the construction and revolving loans as discussed below.

Union Bank made the following loans to the Company on January 5, 2007, pursuant to the Credit Agreement and the resultant promissory notes:

Construction Loan – multiple advance loan during the construction period with maximum borrowings of $25,000,000. Advances for construction were available under the Construction Loan until ‘“substantial completion” of the plant expansion project, as defined in the Credit Agreement, or February 15, 2008, whichever occurs first. In accordance with the terms of the Credit

11

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 5: Long-term Debt - continued

Agreement, and pursuant to an informal agreement between the parties on the meaning of this term, Husker Ag and Union Bank have agreed that for purposes of the Credit Agreement, “substantial completion” of the plant expansion occurred on December 20, 2007. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during the construction period and thereafter until converted into a term loan. Six months following substantial completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period, subject to the possible mandatory additional payments described below. The company has drawn $25,000,000 as of March 31, 2008 on the construction loan. The loan bears interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted monthly and payable quarterly. The rate at March 31, 2008 was 6.1194%.

Revolving Loan – multiple advance revolving loan with maximum borrowings of $10,000,000. Advances are restricted to the construction of the plant expansion project, and there is $5,853,949 available under the Revolving Loan until the expiration of 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during this loan advancement period. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3-year period, subject to the possible mandatory additional payments described below. The company has drawn $4,146,051 as of March 31, 2008 on the revolving loan.

Under the Credit Agreement, the Company must use its equity funds prior to incurring indebtedness under either of the loans. Union Bank has required the Company to inject a minimum of 40% equity into the plant expansion project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness).

In addition, the Credit Agreement imposes a number of conditions which must be met by the Company on an on-going basis prior to Union Bank’s disbursement of loan funds under either loan. Union Bank has broad powers of discretion with respect to its disbursement of funds under either loan, depending upon the Company’s compliance with the Credit Agreement covenants and conditions.

Additional material terms of the debt financing from Union Bank are as follows:

Interest Rate. The Credit Agreement provides for the same interest rate for both loans. Until the first principal payment is due under the Construction Loan (six months after substantial completion), each of the loans will accrue interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted monthly.

Subject to performance pricing indicated below, when the first principal payment is due under the Construction Loan, each of the loans will accrue interest at the three month LIBOR plus 3.00% adjusted monthly.

The Credit Agreement states that performance pricing will be available after the principal payments begin on the Construction Loan based upon the Company’s member equity position. Depending on the percentage of the Company’s total members’ equity to total assets, Union Bank will reduce the interest rate on the Company’s loans by as much as 70 basis points or .70%.

12

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 5: Long-term Debt - continued

Adjustments will be completed on an annual basis based on the Company’s audited financial statements. Interest will be adjusted in accordance with the following rate index:

Minimum Members’ Equity Ratio*	3-Month LIBOR Plus the Following Adder
40%	3.00%
50%	2.55%
60%	2.30%

*	— Members’ equity ratio is defined as total members’ equity divided by total assets.

When the first payment is due under the Construction Loan, expected to be in the second quarter of 2008, the Credit Agreement provides that Husker Ag may select a fixed interest rate for one or both of the loans based on the Federal Home Loan Bank (FHLB) 3-year or 5-year fixed advance rate plus 3.00%.

Collateral. These loans, along with the Company’s existing debt with Union Bank, are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles.

Financing Costs. The Credit Agreement requires the Company to pay a .75% origination fee ($262,500), plus third party expenses, such as title insurance, legal fees, appraisal and filing fees. The actual total financing costs were approximately $326,000 and are be amortized over the life of loans.

Prepayment Penalty. The loans are subject to a prepayment penalty if refinanced with another lender (3.0% penalty if refinanced during the first three years of principal payments; 1.0% penalty thereafter). Otherwise, the Company may pay off either or both of these loans without penalty. However, if the Company selects the fixed rate option, the Credit Agreement requires a minimum 2.0% prepayment penalty for any prepayments.

Mandatory Additional Principal Payments – Free Cash Flow. In addition to the scheduled principal payments provided above, the Company would be required to make an annual payment applied to principal in an amount equal to 10% of available Free Cash Flow beginning in May 2008.

These payments are capped at $1.5 million per year with a maximum aggregate payment of $5 million over the life of the loans. This additional payment would be applied to scheduled principal installments in inverse order of maturity on these new loans. If the amount of any such additional payment would result in a covenant default, the amount of payment will be reduced to an amount that would not cause covenant default.

Free Cash Flow is defined as the Company’s annual net income, minus an amount equal to 36% of the net income (as an estimated tax rate); plus the respective calendar year depreciation and amortization expense; minus allowed capital expenditures and principal payments to Union Bank and other authorized creditors. Pursuant to the loan documents there is a free cash flow sweep payment of approximately $936,000 due May 31, 2008, which has been included in current portion of long-term debt on the balance sheet as of March 31, 2008.

Covenants/restrictions. The primary financial covenants and restrictions, all determined in accordance with generally accepted accounting principles, as applied on a consistent basis, would include the following:

•

Beginning with the month in which substantial completion occurred (December 2007), the Company must maintain working capital of not less than $6,000,000; this calculation will include any unadvanced portion of the Company’s existing revolving term commitment of $5,000,000.

13

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 5: Long-term Debt - continued

•

Beginning three months after substantial completion and quarterly thereafter, the Company must maintain a debt service coverage ratio of not less than 1.5:1 measured quarterly based on a rolling 4 quarter average (this ratio is defined as net income plus depreciation and amortization; minus extraordinary gain/loss divided by current principal of long term debt).

•

Beginning on January 5, 2007, the Company must have a minimum tangible net worth (total assets minus intangible assets and minus total liabilities, as defined by GAAP) of not less than $34,800,000. The Company shall maintain minimum tangible net worth of no less than the amount that will not allow members’ equity to be below 49%.

•

All distributions to the Company’s members would be subject to prior approval by 66.67% of all financial institutions participating in these loans (determined by the dollar amount of the Company’s total indebtedness to Union Bank and its participants). Before granting any such approval, Union Bank would require the Company to be in compliance with each of the loan covenants before and after the distribution.

•	Other than for the construction of the plant expansion project, the Company must obtain approval from Union Bank for any capital improvements in excess of $1,700,000.00, subject to annual revision.

•

Cash distributions could be paid out up to three times per year in April (based on March year-to-date financial results), August or September (based on June year-to-date results) and December (based on November year-to-date results). The Company’s distributions will be limited to the distribution schedule below:

Minimum Members’ Equity Ratio	Maximum Distribution of Earnings
40%	50%
50%	60%
60%	70%

•

When a distribution is approved above the estimated 36% tax rate (the assumed normal effective tax rate of the Company’s members as determined by Union Bank), an amount equal to 10% of the amount above the 36% rate would be applied to the outstanding principal balance of the new loans, to be applied to scheduled principal installments in inverse order of maturity on these new loans.

Default. Each of these new loans may be accelerated upon default. However, the Credit Agreement provides the Company with a right to cure any default. Default provisions include, among other things, (i) the Company’s failure to pay amounts when due; and (ii) the Company’s failure to perform any material condition or to comply with any material promise or covenant of the Credit Agreement or any of the related loan documents.

14

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 6: Long-term Lease Agreements

The Company accounts for leases in accordance with SFAS No. 13 in determining whether the lease they have entered into is a capital lease or an operating lease. Upon termination of the Company’s marketing agreements with Eco-Energy in December 2007 (Note 11), Husker Ag was required to assume the railcar leases then being used by Eco-Energy for the benefit of the Company. As a result, on February 19, 2008, the Company entered into a Lease Assignment, Consent and Assumption Agreement with Eco-Energy and Union Tank Car Company, a Delaware corporation (“Union Tank”), whereby Husker Ag agreed to assume each of Eco-Energy’s railcar leases with Union Tank which were applicable to Husker Ag’s marketing agreements with Eco-Energy. On that date, Husker Ag and Union Tank also entered into a Car Service Agreement pursuant to which Union Tank formerly leased each of the applicable railcars to Husker Ag in accordance with the same terms and conditions set forth in Eco-Energy’s various written leases with Union Tank.

Future annual lease obligations as of March 31, 2008 are as follows:

Year Ending,	Operating Lease Obligations
2008	$1,185,095
2009	1,560,960
2010	1,474,335
2011	1,314,635
2012	1,058,400
Thereafter	4,299,400

$10,892,825

Note 7: Energy Production Incentive Credits

The Company is currently participating in a state energy production credit program. Under this program, the Company earns a credit of $0.18 per gallon of ethanol produced, not to exceed 15,625,000 gallons annually and no more than 125,000,000 gallons over a consecutive 96-month period. The program expires June 30, 2012. Credits earned under the state program for the periods ended March 31, 2008 and 2007 are $438,814 and $418,775, respectively.

Credits earned under the aforementioned state energy production program are included in net sales in the accompanying statements of income.

Note 8: Contingencies

Husker Ag, LLC is subject to various federal, state and local environmental laws and regulations that govern emissions of air pollutants; discharges or water pollutants; and generation, handling, storage and disposal of hazardous substances. The Company is also subject to potential liabilities arising under state laws that require responsible parties to remediate releases of hazardous or solid waste constituents into the environment associated with past or present activities. The Company continues to operate under an amended construction air permit. Emission test results are currently under review by Nebraska DEQ for consideration of an operating air permit. The construction air permit was approved and issued on April 9, 2007.

Note 9: Plant Expansion Project; Design-Build Agreement

The Company’s completed plant expansion project, which was approved by the Company’s members at the 2006 Annual Meeting of Members held on June 26, 2006, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The total cost of the project was estimated to be approximately $63 million.

15

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 9: Plant Expansion Project; Design-Build Agreement - continued

On July 25, 2006, the Company executed an Agreement between Owner and Design/Builder on the Basis of a Stipulated Price (the Design-Build Agreement) with ICM, Inc., an ethanol plant design build contractor located in Colwich, Kansas (ICM). Under the Design-Build Agreement, ICM is responsible for the design, construction and start-up of a stand-alone dry mill fuel-grade ethanol plant that added 40 million gallons per year of ethanol production capacity to the Company’s existing operations. Under the terms of the Design-Build Agreement, the Company paid ICM approximately $44,038,600 for the design and construction of this expansion, subject to adjustments made in accordance with the general conditions of the agreement. ICM began construction on the plant expansion project in late 2006, and the project was completed in December 2007.

Note 10: Corn Procurement Agreement

On April 26, 2007, the Company entered into a Grain Procurement Agreement (the “Agreement”) with J.E. Meuret Grain Co., Inc., a Nebraska corporation (“Meuret”) pursuant to which Meuret will exclusively, subject to certain pre-existing relationships, procure for the Company No. 2 yellow corn meeting certain specifications described in the Agreement in the full amount necessary for the operation of the Company’s original plant as well as the plant expansion.

The term of the Agreement commenced on April 26, 2007 and will continue for an initial term of three years. Meuret began providing grain to the Company immediately. The Agreement will be automatically renewed for additional terms of two years unless the Company provides notice of termination at least four months prior to the end of the initial term or any subsequent renewal term. The base price for the grain, less any discounts, will be the posted cash price on the day of delivery plus a service fee multiplied by the net bushels of grain delivered.

Note 11: Marketing Agreements

On June 1, 2005, the Company entered into the Risk Management and Ethanol Marketing Contract (the “2005 Marketing Agreement”) with FC Stone, LLC, an Iowa limited liability company (“FC Stone”), and Eco-Energy, Inc., a Tennessee corporation (“Eco-Energy”) pursuant to which FC Stone provides the Company with a full service price risk management program, and Eco-Energy purchased the Company’s entire output of ethanol in good faith at fair market rates for the term of the agreement. The 2005 Agreement amended and superseded a prior agreement between the parties, and earlier in 2007 had been allowed to renew automatically until September 30, 2008.

On October 5, 2006, the Company entered into a new Risk Management and Ethanol Marketing Contract, (the “2006 Marketing Agreement”) with FC Stone and Eco-Energy pursuant to which Eco-Energy purchased the Company’s entire output of ethanol for the 40 million gallon plant expansion in good faith at fair market rates for the term of the agreement.

The 2006 Marketing Agreement applied only to the Company’s plant expansion and did not apply to the Company’s original plant. (The 2005 Marketing Agreement and 2006 Marketing Agreement collectively referred to as the “Eco Marketing Agreements”).

On December 3, 2007, the Company and Eco-Energy agreed to terminate each of the Eco Marketing Agreements. The letter agreement dated December 3, 2007 executed by the Company and Eco-Energy provided that the Eco Marketing Agreements terminated immediately with respect to the obligations of Eco-Energy and the Company although the parties agreed to honor any individual contracts that were then outstanding. As required by the Eco Marketing Agreements, the letter agreement also required the Company to assume the railcar leases then being used for the benefit of the Company under one or both of the Eco Marketing Agreements.

16

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 11: Marketing Agreements - continued

The termination was effective December 3, 2007, and no termination fee was paid by either party.

Despite the Company’s termination of the Marketing Agreements with respect to Eco-Energy, the Marketing Agreements with respect to the obligations of FC Stone will not be impacted and will continue in full force and effect as set forth therein.

The Company and Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), entered into an Ethanol Marketing Agreement dated December 3, 2007 (the “Ethanol Agreement”) pursuant to which the Company agreed to sell exclusively to Aventine substantially all of its total output of fuel grade ethanol produced at the Company’s plant during the term of the Ethanol Agreement. The initial term of the Ethanol Agreement began on December 3, 2007, and continues until January 1, 2009. The Ethanol Agreement will automatically renew for successive one (1) year terms unless terminated by either party with at least six (6) months’ written notice prior to the expiration of the then current term.

Aventine purchases the Company’s ethanol at a price based on the “Alliance Net Pool Price,” subject to certain adjustments. As set forth in the Ethanol Agreement, the Alliance Net Pool Price is equal to, with respect to any month, (i) the weighted average gross price per gallon received by Aventine for all fuel grade ethanol that was (A) supplied by an alliance partner or produced by Aventine and (B) sold during such month by Aventine, minus (ii) all costs (on a per gallon basis) incurred by Aventine in conjunction with the handling, movement and sale of such ethanol (excluding direct marketing costs incurred in marketing such ethanol).

Note 12: Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) recently issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement generally permits entities to choose to measure many financial instruments and certain other items at fair value to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2007.

FASB also issued FASB No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2007 (see Note 4). FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No. 157,” provides a one-year deferral of the effective date of FASB Statement 157, Fair Value Measurements, for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in financial statements at fair value on a recurring basis (that is, at least annually). The deferral is not available, however, to entities that issued interim or annual financial statements reflecting the measurement and disclosure provisions of Statement 157 before February 12, 2008, the issuance date of FSP FAS 157-2.

17

Husker Ag, LLC

Notes to Financial Statements

March 31, 2008

Note 12: Recent Accounting Pronouncements - continued

FASB has recently issued FASB No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. This Statement achieves these improvements be requiring disclosure of fair values of derivative instruments and their gains and losses as well as information about the Company’s liquidity by requiring disclosure of derivative features that are credit risk-related. This Statement is effective for the Company’s financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is reviewing this pronouncement for application to its accounting procedures.

Note 13: Subsequent Events

On April 2, 2008, US Bio Energy, Inc completed a merger with VeraSun Energy Corporation, a corporation operating in the ethanol industry. As a result of the merger, the Company’s holdings of 750,000 shares of common stock in US Bio Energy, Inc. classified as trading securities were converted to 607,500 shares of common stock in VeraSun Energy Corporation.

18

ITEM 2:	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Husker Ag and its representatives may from time to time make written or oral forward-looking statements, including statements made in this report, that represent Husker Ag’s expectations or beliefs concerning future events, including statements regarding future sales, future profits and other results of operations, the continuation of historical trends, the sufficiency of cash balances and cash generated from operating and financing activities for Husker Ag’s future liquidity and capital resource needs, and the effects of any regulatory changes. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Husker Ag cautions you that any forward-looking statements made by Husker Ag in this report, in other reports filed by Husker Ag with the Securities and Exchange Commission or in other announcements by Husker Ag are qualified by certain risks and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Such risks and factors include, but are not limited to, the risk factors set forth in the section below entitled “RISK FACTORS”.

Overview

Husker Ag, LLC, a Nebraska limited liability company f/k/a Husker Ag Processing, LLC (“Husker Ag” or the “Company”), owns and operates two ethanol plants located near Plainview, Nebraska. Husker Ag’s business consists of the production of ethanol and an ethanol co-product, distillers grains. The Company began grinding corn and producing ethanol in March 2003. After the plant expansion described below, Husker Ag’s ethanol plant will now convert, on an annual basis, roughly 26 million bushels of corn into approximately 70 million gallons of ethanol per year. The ethanol plant will also now produce over 420,000 tons annually of animal feed known as distillers grain, which may be sold as distillers dried grain with solubles, distillers modified wet grain and distillers wet grain.

Husker Ag’s operating results are largely driven by the prices at which it sells ethanol and distillers grain and the costs related to its production. The price of ethanol and distillers grain is influenced by factors such as supply and demand, prices of unleaded gasoline and substitute products, weather, government policies and programs, and foreign trade. With respect to the various costs in the production process, the two most significant are the costs of corn and natural gas. The cost of natural gas and corn is affected by factors such as supply and demand, weather, government policies and programs, foreign trade, and the risk management or hedging strategy used to protect against the price volatility of these commodities. See “Quantitative and Qualitative Disclosures about Market Risk” below for additional information.

Results of Operations for the three months ended March 31, 2008 and 2007

The following table shows sales and revenues, cost of sales, gain or loss on options, operating expenses and other items as a percentage of total sales and revenues as derived from the Company’s Statements of Income for the three months ended March 31, 2008 and 2007. This table should be read in conjunction with the Company’s financial statements and accompanying notes under Item 1 of this Form 10-Q:

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	Three Months Ended March 31, 2008		Three Months Ended March 31, 2007
Sales and revenues	$40,678,689	100.0%	$17,750,127	100.0%
Cost of sales	(35,139,953)	(86.4)%	(11,243,156)	(63.3)%
Gain (loss) on option and futures contracts	5,085,812	12.5%	(1,147,023)	(6.5)%

Gross profit	10,624,548	26.1%	5,359,948	30.2%
Selling, general and administrative expenses	(734,134)	(1.8)%	(587,145)	(3.3)%

Operating income	9,890,414	24.3%	4,772,803	26.9%
Interest expense	(575,742)	(1.4)%	—	0.0%
Unrealized loss on securities	(4,357,500)	(10.7)%	(4,147,500)	(23.4)%
Interest and other income	113,948	0.3%	289,339	1.6%

Net income	$5,071,120	12.5%	$914,642	5.1%

Plant Expansion Impact on the Results of Operations

Husker Ag began construction on a plant expansion in October 2006. See “General Developments” below for additional information about the plant expansion. The expansion is a stand alone plant adjacent to the Company’s original plant which added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations, more than doubling the Company’s current production capacity. While there are still a few outstanding issues regarding the construction, the plant expansion was generally operational by the end of 2007, with start-up and testing being performed in December 2007 and January 2008.

With the new plant operational for most of the quarter, the Company produced approximately 150% more ethanol during the three months ended March 31, 2008, compared to the three months ended March 31, 2007. As a result, the above table and the commentary below, as well as the Company’s financial statements and accompanying notes, should be read within that context.

Net Sales

The Company’s net sales include ethanol sales, distillers grain sales and energy production credits. For the three months ended March 31, 2008 and 2007, ethanol sales comprised 84.4% and 82.0%, respectively, of total net sales. Distillers grain sales comprised 14.5% and 15.6% of the Company’s total net sales for the quarter ended March 31, 2008 and 2007, respectively; while energy production credits make up the remaining 1.1% and 2.4% of the Company’s total net sales for the first quarter of 2008 and 2007, respectively.

Net sales for the three months ended March 31, 2008 increased by approximately 129% over the same period from the prior year. This increase in net sales for the first quarter of 2008 compared to the first quarter of 2007 resulted from an increase in ethanol sales of approximately $19.8 million, and an increase of approximately $3.1 million in distillers grain sales. These individual categories of net sales are discussed further below.

Ethanol Sales

Ethanol sales for the first quarter of 2008 have increased by 135.8% over the same quarter from the prior year. This was primarily due to an increase of 147.8% in the gallons sold for the first quarter of 2008 over the first quarter of 2007 due to the plant expansion. This increase was offset by a 5% decrease in selling price per gallon sold for the period ending March 31, 2008 compared to same period in 2007.

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At March 31, 2008, the Company had forward contracts for the sale of approximately 261,000 gallons of ethanol with a fixed price of $1.46 per gallon to be delivered from April through June 2008. All other gallons produced are marketed under a marketing pool by Aventine Renewable Energy.

Distillers Grain Sales

Sales of distillers grain increased by approximately $3.1 million, or 113.2% for the first quarter of 2008 compared to the first quarter of 2007. This sales increase is largely due to a 129.9% increase in the production of distillers grain for the first quarter of 2008 compared to the first quarter of 2007 due to the additional product produced by the plant expansion. This is was partially offset by a decrease of 7.3% in the average selling price of distillers grain resulting largely from the increased volume.

Energy Production Credits

Energy production credits are derived entirely from the State of Nebraska. Net sales included approximately $439,000 of energy production credits for the three months ended March 31, 2008, which is approximately $20,000 more than the net production credits earned in the first quarter of 2007. Variances in the Company’s state credits from one quarter over a prior year quarter are largely due to the Company’s production during the period, and therefore this increase is due to a 2% increase in ethanol production for the first quarter of 2008 compared to the first quarter of 2007 for the original plant. While the Company may earn marginally more or less credits from the State of Nebraska in one quarter versus another, the state credits earned by the Company on an annual basis have remained relatively constant historically (see discussion regarding the Nebraska credit program below). The Company expects that the producer credits from the State of Nebraska should remain relatively consistent for the remainder of 2008 (subject to appropriate financing by the Nebraska Legislature; see “Risk Factors” below).

The Company’s net income for the first quarter of 2008 without the energy production credits included in net sales would have been approximately $4.6 million (compared to actual net income of approximately $5.1 million).

Energy Credits – Nebraska Program. LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, established a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag transfers credits received to a Nebraska gasoline retailer who then reimburses Husker Ag for the face value of the credit amount less a handling fee. On March 24, 2003, Husker Ag entered into an agreement with Rite Way Oil & Gas Co., Inc. (“Rite Way”) pursuant to which Husker Ag may transfer up to $500,000 in ethanol production credits to Rite Way per month. Rite Way then pays Husker Ag the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. The production incentive is scheduled to expire June 30, 2012. Assuming the Company continues to produce at least 15,625,000 gallons of ethanol annually, this producer tax credit could result in payments of up to $2,812,500 to the Company annually, subject to the statutory maximum limit. Any changes to existing state law, regulations or programs could have an adverse effect on the Company’s revenue. See “Risk Factors” below.

This program may not have sufficient funds to cover the allocations to eligible producers in future years. Husker Ag is currently unable to predict whether there may be a funding shortfall and what the effect such a shortfall would have on the Company’s allocation.

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Gain/Loss on Option and Futures Contracts

In an attempt to minimize the effects of the volatility of corn and natural gas costs and other inputs on operating profits, in the past 24 months, Husker Ag has taken hedging positions in corn and natural gas futures and option markets. Similarly, in an attempt to minimize the effects of market volatility of the Company’s gas-plus forward contracts for the sale of ethanol, Husker Ag has also taken hedging positions in unleaded gas and ethanol futures and options markets.

Hedging means protecting the price at which the Company buys corn and natural gas and the price at which it will sell its products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn, natural gas and unleaded gas as well as Husker Ag’s ability to sell sufficient amounts of ethanol and distillers grain to utilize all of the commodities subject to the option and futures contracts. Hedging activities can result in costs to the Company because price movements in grain, natural gas and unleaded gas contracts are highly volatile and are influenced by many factors which are beyond the Company’s control.

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn and natural gas projected to be used in the manufacturing process and ethanol expected to be sold. The Company uses derivative financial instruments to manage the exposure to price risk related to corn and natural gas purchases and ethanol sales. The Company currently does not meet the requirements for cash flow hedging under FASB 133. The Company has entered into a risk management agreement with FC Stone, LLC (“FC Stone”), a commodities risk management firm, under which FC Stone provides the Company with advice, assistance and a price risk management program for corn products necessary for the operation of the plant. See “Quantitative and Qualitative Disclosures about Market Risk” below for additional information.

Until April 2007, the Company had also retained Husker Trading, Inc. to originate and acquire corn for plant usage rather than hiring an on-site commodities manager. Husker Trading, Inc. was responsible for the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. It also coordinated grain deliveries between the railroad, participating elevators and producers, and it negotiated price protection with hedging specialists.

On April 26, 2007, the Company terminated its agreement with Husker Trading, Inc. and retained J.E. Meuret Grain Co., Inc., to exclusively procure for the Company its corn needs for the operation of the Company’s existing plants. See Note 10 to the Company’s financial statements included above for additional information regarding the Company’s corn procurement agreement with J.E. Meuret Grain Co., Inc.

In February 2004, the Husker Ag Board of Directors adopted a Risk Management Policy, which established a Risk Management Committee to serve as the liaison between management and Board regarding forward pricing and risk management issues. The Risk Management Committee is currently comprised of General Manager Seth Harder, and Board members James Krause, Stanley Gyberg, Mike Kinney, David Stearns and Leonard Wostrel. The Risk Management Policy also establishes position limits and forward pricing guidelines with respect to risk exposure for corn, distillers grain, denaturant and natural gas, as well as approval procedures for management and the Risk Management Committee, approved commodity transaction instruments, and reporting and accounting function verification requirements.

The Company uses natural gas as its main source of energy. Natural gas prices have historically fluctuated significantly. An increase in the price of natural gas has a direct impact on the Company’s costs to produce ethanol. For this reason, in January 2005, the Company began purchasing option and futures contracts on natural gas for the first time. However, the Company did not enter into any option and futures contracts on natural gas during the first quarter of 2008, and did not have any such contracts outstanding on March 31, 2008. During the first quarter of 2008, the Company renewed its participation in the management procurement fund with Cornerstone Energy through March 2010. This fund is intended to help even out the price fluctuations in the Company’s natural gas purchases.

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During the past two years, a relatively small percentage of the Company’s forward contracts for the sale of ethanol were priced as “gas-plus” contracts where the Company receives a price per gallon of ethanol sold equal to the then average unleaded gas price per gallon plus a fixed amount. Since unleaded gas prices fluctuate, decreases in gasoline prices cause the Company’s revenues on these gas-plus contracts to decrease. Therefore, as part of its hedging strategy, the Company began purchasing option and futures contracts on unleaded gas for the first time in January 2005.

The Company’s net income for the three months ended March 31, 2008, included net realized and unrealized gain on option and futures contracts in the approximate amount of $5.1 million. This amount consists of a gain of approximately $5.1 million on corn contracts and a gain of approximately $6,000 on ethanol and unleaded gas related contracts.

Market conditions during the first quarter of 2008 were very favorable for the Company’s option and futures contracts on corn. The Company cannot predict whether it will realize gains or losses on option and futures contracts in the future.

By comparison, the Company’s net income for the three months ended March 31, 2007, included net realized and unrealized loss on option and futures contracts in the approximate amount of $1.1 million. This amount consists of a loss on corn contracts of approximately $993,000 and a loss on unleaded gas contracts of approximately $154,000. Market conditions for corn during the first quarter of 2007 were relatively unfavorable for the Company’s option and futures contracts creating this loss.

Cost of Sales

Husker Ag’s cost of sales includes production expenses. Largely due to increased corn costs, the Company’s cost of sales increased substantially as a percentage of total sales, in the first quarter of 2008 over the first quarter of 2007. For the three months ended March 31, 2008 and 2007, the Company’s cost of sales, as a percentage of total net sales, was 86.4% and 63.3%, respectively. In actual dollars, cost of sales, excluding any gain or loss on option and futures contracts, increased by 212.6% from the first quarter of 2008 compared to the first quarter of 2007. Cost of sales primarily consists of purchases of corn and both natural gas and natural gasoline. Natural gas is used in the production process while natural gasoline is used as a denaturant.

Corn costs comprised 83.4% and 58.1% of total cost of sales for the three months ended March 31, 2008 and 2007 respectively. Natural gas and the denaturant made up 16.0% and 17.3% of total cost of sales for the first quarter of 2008 and 2007, respectfully.

Cost of sales increased primarily due to the Company’s increase in ethanol production of approximately 150% due to the start up of the plant expansion. However, another reason for the increase in cost of sales was the increase of over 44% in the Company’s average price of corn for the first quarter of 2008 compared to the first quarter of 2007. As a result of the increased production and corn prices, the Company’s corn costs increased by approximately $17.9 million in the three months ended March 31, 2008 compared to the first quarter in 2007. In addition, natural gas and denaturant costs increased approximately $2.7 million largely due to increased production.

Overall the cost to produce a gallon of ethanol in the first quarter of 2008 increased by over 30% from the first quarter of 2007. With the price of corn at historical levels, Husker Ag expects to continue to experience relatively high production costs through the remainder of 2008. Thereafter, because the Company’s cost of sales is so dependent upon the corn and gas markets, Husker Ag’s cost of production will largely depend upon what happens in the corn market, and to a lesser degree, what happens in the gas market. See section entitled “Risk Factors” below.

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Selling, General and Administrative Expenses

For the three months ended March 31, 2008 and 2007, the Company’s selling, general and administrative expenses, as a percentage of total net sales excluding energy production credits, were 1.8% and 3.4%, respectively. In actual dollars, the Company’s selling, general and administrative expenses increased by $147,000 or 25% for the first quarter of 2008 compared to 2007. This increase was largely due to some additional administrative expenses in 2008 due to the plant expansion project. Given the expected increase in sales from the plant expansion, Husker Ag anticipates that it will incur some economies of scale on its selling, general and administrative expenses which should decrease significantly from prior years as a percentage of the Company’s net sales. However, depending on the results of the Company’s deregistration process (see “General Developments” below), the Company may continue to incur additional expenditures for Sarbanes Oxley compliance.

Interest and Other Income; and Unrealized Loss on Securities

Interest and other income for the three months ended March 31, 2008, consisted of approximately $100,000 of interest income, an unrealized loss on securities of approximately $4.4 million and $14,000 of other income. For the three months ended March 31, 2007, the Company had interest income of approximately $237,000, an unrealized loss on securities of approximately $4.1 million and other income of $52,000. Interest income was slightly lower in the first quarter of 2008 primarily due to lower interest rates on investments than for the same period of 2007 coupled with the receipt of proceeds from the rights offering early in the first quarter of 2007.

The unrealized loss on securities of $4.4 and $4.1 million is an adjustment of the Company’s US BioEnergy stock to fair market value in accordance with GAAP treatment for trading securities. By way of comparison, during 2006, all in the fourth quarter, Husker Ag reported an unrealized gain on securities of approximately $6.8 million for this investment. See “General Developments” below for additional information on the Company’s investment in US BioEnergy (now VeraSun Energy Corporation).

Interest Expense

The Company incurred approximately $593,000 of interest costs during the first quarter of 2008. However, approximately $17,000 of this interest was capitalized for the plant expansion project (see the financial statements and specifically Note 1). As a result, interest expense for the three months ended March 31, 2008 was approximately $576,000. The total interest incurred during the first quarter of 2008 compared to total interest incurred in the approximate amount of $164,000 for the three months ended March 31, 2007, an increase of approximately $429,000. This increase was due to the Company’s borrowings in 2007 and 2008 to complete the plant expansion. See the section entitled “Liquidity and Capital Resources” below for discussion on the Company’s long-term debt.

Net Income

Net income for Husker Ag for the three months ended March 31, 2008 was approximately $5.1 million consisting mostly of income from operations of approximately $9.9 million, along with approximately $14,000 of other income and $100,000 of interest income, and partially offset by approximately $4.4 million of unrealized loss on securities and $576,000 of interest expense.

By comparison, the Company experienced net income for the three months ended March 31, 2007 in the approximate amount of $915,000, largely due to income from operations of approximately $4.8 million, $52,000 of other income and $237,000 of interest income, partially offset by offset by approximately $4.1 million of unrealized loss on securities.

For the reasons set forth above, the Company’s net income for the first quarter of 2008 was approximately $4.2 million more than the first quarter of 2007.

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Liquidity and Capital Resources

The Company’s liquidity and capital resources continue to be affected by the plant expansion which is discussed in detail below. See “General Developments” below for further discussion on this expansion.

As of March 31, 2008, the Company had current assets of approximately $40.6 million, including cash and cash equivalents of approximately $12 million and the Company had total assets of approximately $118.5 million. As of March 31, 2008, the Company had current liabilities totaling approximately $14.6 million. As of March 31, 2008, the Company’s ratio of current assets to current liabilities was 2.77 to one, compared to 2.48 to one as of December 31, 2007.

As of March 31, 2008, the Company had total members’ equity of approximately $73.7 million, or $2,445.82 per unit. This compares to total members’ equity of approximately $70.6 million, or $2,342.52 per unit as of December 31, 2007, and approximately $59.2 million, or $1,965.71 per unit as of March 31, 2007. Total members’ equity increased by approximately $3.1 million during the three months of 2008 due to net income for the period in the amount of approximately $5.1 million, offset by distributions declared in the amount of $1,958,450.

Cash Flow from Operating Activities. The operating activities of Husker Ag for the three months ended March 31, 2008, generated approximately $6.3 million of net cash flow. The net cash from operating activities includes, among several other material items, net income in the approximate amount of $5.1 million.

Cash Flow from Investing Activities. For the three months ended March 31, 2008, net cash used in investing activities totaled approximately $1.6 million which included $1.0 million of proceeds from sales of certificates of deposit and offset by approximately $2.6 million to purchase property and equipment.

Cash Flow from Financing Activities. Cash provided by financing activities for the three months ended March 31, 2008, totaled approximately $2.5 million, which consisted of proceeds from long term debt of approximately $3 million offset by net payments on long-term debt ($519,147).

Primary Company Debt. Prior to February 23, 2005, the senior and primary lender for Husker Ag was Stearns Bank, N.A., St. Cloud, Minnesota (“Stearns Bank”). The Company financed the construction of its ethanol plant through Stearns Bank. From October 3, 2002 through December 31, 2003, the Company borrowed a total of $19,827,860 from Stearns Bank under its construction loan. On January 20, 2004, the Company converted its construction loan into three permanent loans. In June 2004, the Company paid off the smallest of the three loans (original principal amount of $1,505,900).

On February 22, 2005, the Company signed a Commercial Loan Agreement with Union Bank and Trust Company, Lincoln, Nebraska (“Union Bank”) and Midwest Bank National Association, Plainview, Nebraska (“Midwest Bank”), whereby Union Bank and Midwest Bank agreed to loan Husker Ag the funds necessary to refinance the Company’s outstanding obligations with Stearns Bank and to provide the Company with a revolving line of credit. On February 23, 2005, Husker Ag used the proceeds from its new loan with Union Bank, along with approximately $5.8 million of its cash reserves, to pay off its obligation to Stearns Bank in full. The total payoff was approximately $15.8 million which included a prepayment penalty of approximately $310,000.

As part of this refinancing, Midwest Bank provided the Company with a multiple advance revolving line of credit loan with maximum borrowings of $5,000,000. On February 22, 2006, Midwest Bank extended the Company’s revolving line of credit until April 30, 2006. On May 23, 2006, the Company executed a Commercial Loan Agreement and related promissory note with Union Bank for a revolving line of credit with maximum borrowings of $5,000,000, replacing the Company’s revolving line of credit provided by Midwest Bank.

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Since that date, Union Bank has been the Company’s primary and sole lender. On March 31, 2008, in addition to the plant expansion loan discussed below, the Company had the following outstanding loan obligations with Union Bank:

1. Term Loan – single advance term loan in the amount of $10,000,000. This term note is amortized over a seven year period with a final maturity date of February 22, 2012. This note is payable in equal monthly installments of $119,050 plus interest. The interest rate on this note is fixed at 6.20% for the first five years. Thereafter, the interest rate will be the then 2-year Treasury Constant Maturity Rate plus 3.00%.

2. Val-E Loan – single advance term loan in the amount of $4,500,000. On December 28, 2005, Husker Ag executed a new Commercial Loan Agreement and related promissory note with Union Bank for a single advance term loan in the amount of $4,500,000 (the “Val-E Loan”). This Val-E Loan provided Husker Ag the funds necessary to purchase a 24.1% equity interest in Val-E Ethanol, LLC. See “General Developments” below for further discussion on this investment including an update on the Company’s exchange of this investment for an investment in another company. The proceeds from the Val-E Loan were wired to Husker Ag on or about January 4, 2006. This term note is amortized over a sixty (60) month period commencing February 4, 2006, with a final maturity date of January 4, 2011. The interest rate is fixed at 6.85% per year for the term of the note. On January 31, 2006, Husker Ag used the proceeds from this term loan for the balance of its purchase of its membership interest in Val-E Ethanol, LLC; the Company had also paid $1,500,000 of its own cash for this investment.

Line of Credit. During the first half of 2007, the Company had a line of credit with Union Bank. However, this line of credit expired on May 31, 2007. The line of credit was a multiple advance revolving line of credit loan with maximum borrowings of $5,000,000. Interest was due monthly on this revolving line of credit. This note would have accrued interest at the Wall Street Journal Prime Rate plus 0.75% adjusted every time this index rate changes. The maturity date for this line of credit was May 31, 2007; and it was not renewed. Husker Ag never borrowed against this line of credit.

Letter of Credit. On August 9, 2007, Husker Ag provided a natural gas transporter with a letter of credit issued by Union Bank in the amount of $646,680 to secure the Company’s commitment to enter into a 10-year agreement for natural gas to be used for the plant expansion. Husker Ag’s total commitment includes its share of the transporter’s cost to construct the capacity expansion necessary to secure firm transportation for the Company’s anticipated future natural gas needs. See “Risk Factors” below. On January 15, 2008, this letter of credit automatically increased to $3,233,400. The letter of credit requires the Company to maintain cash at the bank in an amount equal to the maximum amount of the letter of credit. Therefore, this letter of credit will limit the Company’s ability to pay distributions to the extent the Company’s cash is maintained at the bank to secure it.

Union Bank Loan Terms. These loans with Union Bank are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles. The primary term loan and the Val-E Loan are each subject to a 3% prepayment penalty if refinanced with another lender. Otherwise, Husker Ag may pay off the loans without penalty.

Loan Covenants. Each of these Commercial Loan Agreements with Union Bank require lender approval prior to making distributions to Husker Ag members in excess of 36% of the Company’s net income determined on both a year-to-date and annual basis. Distributions may be made up to this 36% limitation without lender approval so long as Husker Ag complies with certain conditions including compliance with all financial loan covenants determined after giving effect to such distribution. In addition, Husker Ag must obtain prior approval from Union Bank for any capital improvements in excess of $1,700,000 for 2008; such capital improvement limit may be amended annually with the approval of Union Bank. The Commercial Loan Agreements also impose a number of other covenants, stating that Husker Ag must maintain: (i) a minimum tangible net worth of $20,500,000; (ii) working capital of not less than $2,500,000; and (iii) a debt coverage ratio of 1.2:1 measured at the end of each year (“debt coverage ratio” is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt).

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While these loan terms and covenants remain in effect, the Company will be subject to additional terms and more restrictive loan covenants pursuant to its Credit Agreement with Union Bank signed on January 5, 2007, for purposes of financing the plant expansion project. Those terms and covenants are explained in detail below. As explained below, some of these terms and covenants were effective as of January 5, 2007, while others were not effective until December 20, 2007, with the “substantial completion” of the plant expansion, as this is defined in the Credit Agreement and per agreement between Husker Ag and Union Bank.

When the Company paid the cash distribution of $2,109,100 to its members on April 3, 2007, Husker Ag was in noncompliance with one of its loan covenants with Union Bank. This distribution amounted to approximately 40% of Husker Ag’s year-to-date net income, which was in excess of the 35% distribution guideline in the Company’s loan covenants. On May 7, 2007, Union Bank notified the Company that while it would not waive the covenant, the bank would not take any action for this violation. Husker Ag was back in compliance with this loan covenant before the end of April 2007. As of March 31, 2008, the Company was in compliance with all of its loan covenants with Union Bank.

Plant Expansion Loan. On January 5, 2007, the Company signed a Credit Agreement with Union Bank, whereby Union Bank agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide the Company up to $35,000,000 of debt financing to be used for the construction of the Company’s plant expansion project. See “General Developments” below for information regarding the plant expansion project. As of March 31, 2008, Husker Ag had borrowed $29,146,051 from Union Bank pursuant to this Credit Agreement.

On January 5, 2007, the Company had the following loan commitments with Union Bank pursuant to the Credit Agreement and the resultant promissory notes:

1. Construction Loan – multiple advance loan during the construction period with maximum borrowings of $25,000,000. Advances for construction were available under the Construction Loan until substantial completion of the plant expansion project, as defined in the Credit Agreement, or February 15, 2008, whichever occurs first. Union Bank and Husker Ag agreed that for purposes of this financing, substantial completion was as of December 20, 2007. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during the construction period and thereafter until converted into a term loan. Six months following substantial completion of the plant expansion project, the Construction Loan will convert into a term loan which would be repayable on a quarterly basis over a 7-year period, subject to the possible mandatory additional payments described below. As of March 31, 2008, the Company had borrowed $25,000,000 under this Construction Loan.

2. Revolving Loan – multiple advance revolving loan with maximum borrowings of $10,000,000. Advances are restricted to the construction of the plant expansion project, and are available under the Revolving Loan until the expiration of 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. The Credit Agreement requires the Company to pay interest on the outstanding principal indebtedness on a quarterly basis during this loan advancement period. Three months after the final maturity or payment of the Construction Loan, whichever is earlier, but no later than September 1, 2015, the Revolving Loan will convert into a term loan which would be repayable on a quarterly basis over a 3-year period, subject to the possible mandatory additional payments described below. As of March 31, 2008, the Company had borrowed $4,146,051 under this Revolving Loan.

Under the Credit Agreement, the Company must use its equity funds prior to incurring indebtedness under either of the loans. Union Bank has required the Company to inject a minimum of 40% equity into the plant expansion project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness). In addition, the Credit Agreement imposes a number of conditions which must be met by the Company on an on-going basis prior to Union Bank’s disbursement of loan funds under either loan. Union Bank has broad powers of discretion with respect to its disbursement of funds under either loan, depending upon the Company’s compliance with the Credit Agreement covenants and conditions.

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Additional material terms of the debt financing from Union Bank are as follows:

Interest Rate. The Credit Agreement provides for the same interest rate for both loans. Until the first principal payment is due under the Construction Loan (six months after substantial completion), each of the loans will accrue interest at the one month London Interbank Offered Rate (LIBOR) plus 3.00% adjusted monthly. As of March 31, 2008, the rate on each of the loans was 6.1194%.

Subject to performance pricing indicated below, when the first principal payment is due under the Construction Loan, each of the loans will accrue interest at the three month LIBOR plus 3.00% adjusted monthly.

The Credit Agreement states that performance pricing will be available after the principal payments begin on the Construction Loan based upon the Company’s member equity position. Depending on the percentage of the Company’s total members’ equity to total assets, Union Bank will reduce the interest rate on the Company’s loans by as much as 70 basis points or .70%. Adjustments will be completed on an annual basis based on the Company’s audited financial statements. Interest will be adjusted in accordance with the following rate index:

Minimum Members’ Equity Ratio*	3-Month LIBOR Plus the Following Adder
40%	3.00%
50%	2.55%
60%	2.30%

*	— Members’ equity ratio is defined as total members’ equity divided by total assets.

When the first payment is due under the Construction Loan, the Credit Agreement provides that Husker Ag may select a fixed interest rate for one or both of the loans based on the Federal Home Loan Bank (FHLB) 3-year or 5-year fixed advance rate plus 3.00%.

Collateral. These new loans are secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles.

Prepayment Penalty. The loans are subject to a prepayment penalty if refinanced with another lender (3.0% penalty if refinanced during the first three years of principal payments; 1.0% penalty thereafter). Otherwise, the Company may pay off either or both of these loans without penalty. However, if the Company selects the fixed rate option, the Credit Agreement requires a minimum 2.0% prepayment penalty for any prepayments.

Mandatory Additional Principal Payments – Free Cash Flow. In addition to the scheduled principal payments provided above, the Company would be required to make an annual payment applied to principal in an amount equal to 10% of available Free Cash Flow. These payments would be capped at $1.5 million per year with a maximum aggregate payment of $5 million over the life of the loans. This additional payment would be applied to scheduled principal installments in inverse order of maturity on these new loans If the amount of any such additional payment would result in a covenant default, the amount of payment will be reduced to an amount that would not cause covenant default.

“Free Cash Flow” is defined as the Company’s annual net income, minus an amount equal to 36% of the net income (as an estimated tax rate); plus the respective calendar year depreciation and amortization expense; minus allowed capital expenditures and principal payments to Union Bank and other authorized creditors.

Covenants/restrictions. The primary financial covenants and restrictions, all determined in accordance with generally accepted accounting principles, as applied on a consistent basis, would include the following:

•

Beginning with the month in which substantial completion occurs, the Company must maintain working capital of not less than $6,000,000; this calculation will include any unadvanced portion of the Company’s existing revolving term commitment.

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•

Beginning three months after substantial completion and quarterly thereafter, the Company must maintain a debt service coverage ratio of not less than 1.5:1 measured quarterly based on a rolling 4 quarter average (this ratio is defined as net income plus depreciation and amortization; minus extraordinary gain/loss divided by current principal of long term debt).

•

Beginning on January 5, 2007, the Company must have a minimum tangible net worth (total assets minus intangible assets and minus total liabilities, as defined by GAAP) of not less than $34,800,000. The Company shall maintain minimum tangible net worth of no less than the amount that will not allow members’ equity to be below 49%.

•

All distributions to the Company’s members would be subject to prior approval by 66.67% of all financial institutions participating in these loans (determined by the dollar amount of the Company’s total indebtedness to Union Bank and its participants). Before granting any such approval, Union Bank would require the Company to be in compliance with each of the loan covenants before and after the distribution.

•	Other than for the construction of the plant expansion project, the Company must obtain approval from Union Bank for any capital improvements in excess of $1,700,000.00, subject to annual revision.

•

Cash distributions could be paid out up to three times per year in April (based on March year-to-date financial results), August or September (based on June year-to-date results) and December (based on November year-to-date results). The Company’s distributions will be limited to the distribution schedule below:

Minimum Members’ Equity Ratio	Maximum Distribution of Earnings
40%	50%
50%	60%
60%	70%

•

When a distribution is approved above the estimated 36% tax rate (the assumed normal effective tax rate of the Company’s members as determined by Union Bank), an amount equal to 10% of the amount above the 36% rate would be applied to the outstanding principal balance of the new loans, to be applied to scheduled principal installments in inverse order of maturity on these new loans.

Management believes that its cash reserves and cash from operations are adequate to meet its operational expenses and short and long-term debt repayment obligations.

General Developments

Deregistration

On January 24, 2008 the Company’s Board of Directors announced its intent to propose a reclassification of the Company’s membership units. The proposed transaction will provide for, among other things, the reclassification of the Company’s membership units held by members who are the record holders of 20 or fewer units.

If the proposed reclassification is approved, each member of record owning 20 or fewer of the Company’s units would receive one Class A-1 unit for each membership unit held prior to the reclassification. Members receiving Class A-1 units would have no voting rights except under very limited circumstances and would not receive additional consideration for their existing units. All other membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units. The proposed reclassification would be accomplished through amendments to the Company’s operating agreement. If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates that the number of Class A unit members of record (the current membership

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interest holders) will be reduced to less than 300, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Husker Ag. This proposed reclassification is subject to the approval by Husker Ag members holding at least two-thirds of the outstanding membership units. The Company filed a preliminary proxy statement regarding the proposed reclassification described above for SEC review on January 18, 2008, and will file a definitive proxy statement upon completion of SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

Expansion of Plant

The Company’s plant expansion project, which was approved by the Company’s members at the 2006 Annual Meeting of Members held on June 26, 2006, and which was largely constructed during 2007, added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The total cost of the project is estimated to be approximately $63 million.

The Company financed the plant expansion project partially from the net proceeds received from our rights offering (approximately $14.8 million) and partially from the debt financing from our primary lender (approximately $30 million). The remainder of the cost for the project was financed out of our available cash resources from earnings. See “Rights Offering” below under this Item 2 for information regarding the Company’s rights offering. See “Liquidity and Capital Resources” above for information regarding the Company’s debt financing for this project.

On July 25, 2006, the Company executed an Agreement between Owner and Design/Builder on the Basis of a Stipulated Price (the “Design-Build Agreement”) with ICM, Inc., an ethanol plant design build contractor located in Colwich, Kansas (“ICM”). Under the Design-Build Agreement, ICM was responsible for the design, construction and start-up of a stand-alone dry mill fuel-grade ethanol plant that added 40 million gallons per year of ethanol production capacity to the Company’s existing operations. The expansion is a stand alone plant adjacent to the Company’s existing plant and resulted in the Company’s total plant capacity exceeding 60 million gallons per year.

Under the terms of the Design-Build Agreement, the Company will pay ICM approximately $44 million for the design and construction of this expansion, subject to adjustments made in accordance with the general conditions of the agreement. As part of the agreement, the Company also entered into a limited License Agreement with ICM to use the technology and information in the design and construction of the plant expansion. ICM began construction on the plant expansion project in October 2006, and while there are still miscellaneous issues on the punch list in accordance with the agreement, the plant expansion was generally operational by the end of 2007, with start-up and testing being performed in December 2007 and January 2008.

The Design-Build Agreement required the Company to pay ICM a down payment in the amount of 10% of the total contract price, which was paid in full by October 15, 2006. Thereafter, the Company has made payments to ICM on a progress billing basis, based upon periodic applications for payment for all work performed as of the date of the application. The Company retained 5% of the amount submitted in each application for payment. Upon substantial completion of the entire project, as defined in the agreement, the Company will release all retained amounts, less an amount equal to $500,000 plus the reasonable cost to complete all items remaining on the punch list. When the new plant meets the performance criteria set forth in the agreement and the punch list is substantially cleared, the Company will release the $500,000 retainage.

A copy of the Design-Build Agreement was attached as an exhibit to the Company’s Form 10-Q for the period ended June 30, 2006 which was filed with the SEC on August 14, 2006.

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Rights Offering

On June 26, 2006, at the Husker Ag Annual Meeting of Members, the members approved a proposed plant expansion. To help finance the plant expansion, the Company proceeded with a rights offering where each member of the Company as of August 1, 2006, the record date, was offered a nontransferable subscription right to subscribe to one membership unit for each unit held at a subscription price of $1,000 per unit. As of the record date, there were 15,318 membership units outstanding, and the total rights offering was for a maximum of 15,318 units or $15,318,000.

On September 5, 2006, the Company filed a Registration Statement with the SEC registering up to 15,318 subscription rights and 15,318 membership units in the Company. This Registration Statement, which was amended on October 11, 2006, and October 23, 2006, was approved and declared effective by the SEC on October 25, 2006.

On or about October 27, 2006, the Company provided a prospectus to each of its members of record as of August 1, 2006. The prospectus was the formal written offer to existing members of the Company (as of the record date) of the right to subscribe to newly issued membership units on a pro rata basis, based on each member’s percentage ownership interest in the Company. A copy of the final prospectus was filed with the SEC on October 27, 2006, and is available on the SEC’s website at www.sec.gov. The Company’s Registration Statement, as amended, and related exhibits are also available on the SEC’s website.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the subscription rights through December 18, 2006. These subscription rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (Union Bank), whereby Union Bank agreed, subject to the terms of the Credit Agreement, to provide up to $35,000,000 of debt financing for the plant expansion project. See “Liquidity and Capital Resources” above for additional information regarding this new loan. Thereafter, on January 12, 2007, the Board of Directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the escrow agent.

In the rights offering, the Company sold a total of 14,812 membership units for total proceeds in the amount of $14,812,000, with 506 subscription rights remaining unsubscribed and 506 membership units remaining unsold.

As of January 12, 2007, after the completion of the rights offering, the Company has 30,130 membership units issued and outstanding.

The Company applied the net proceeds from the rights offering to the payment of the Company’s design build contractor for the design and construction of the plant expansion project.

Loss of Federal Small Producer’s Tax Credit. The Company’s members have received the benefits of the federal small producer’s tax credit which is a $.10 per gallon of ethanol tax credit available for ethanol produced at plants with 60 million gallons or less of annual capacity. For the past several years, many members have been eligible to deduct from their federal income tax $.10 per gallon on the first 15 million gallons produced annually. The amount of any such credit received by a member must be included in the gross income of the member for tax purposes. In 2008 upon completion of the plant expansion project, Husker Ag will no longer qualify as a small producer and the small producer tax credit will end for Husker Ag members as the Company’s total production capacity surpasses the 60 million gallon limit determined on a pro rata basis. The small producer tax credit is otherwise scheduled to sunset December 31, 2010.

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Exchange of Investment in Val-E Ethanol, LLC for Investment in US BioEnergy Corporation

In December 2005, the Company purchased a 24.1% interest in Val-E Ethanol, LLC, a Nebraska limited liability company (“Val-E Ethanol”), which was created to construct, own and operate a 45-million gallon per year ethanol plant located near Ord, Nebraska (which was completed in 2006). The Company purchased 1,200 units of Val-E Ethanol for $5,000 per unit for an aggregate total of $6,000,000. Husker Ag borrowed $4,500,000 for the purchase of this interest. See “Liquidity and Capital Resources” above for additional information regarding this loan.

Platte Valley Fuel Ethanol, LLC, a Nebraska limited liability company, was then the majority owner of Val-E Ethanol. On February 16, 2006, US BioEnergy Corporation (“US BioEnergy”), announced that it was acquiring Platte Valley Fuel Ethanol, LLC. That transaction closed on April 30, 2006. Subsequent to that announcement, US BioEnergy offered to acquire the remaining membership interests in Val-E Ethanol for shares of common stock in US BioEnergy. The Company and each of the other minority owners of Val-E Ethanol agreed to this proposed exchange.

As a result, on May 2, 2006, the Company executed a Membership Interest Purchase Agreement with US BioEnergy, whereby the Company agreed to exchange its entire interest in Val-E Ethanol for 3,000,000 shares of common stock of US BioEnergy. More information about US BioEnergy is available on its website at www.USbioenergy.net.

On August 3, 2006, US BioEnergy filed a Form S-1 Registration Statement with the Securities and Exchange Commission (the “SEC”) announcing its intention to proceed with an initial public offering (“IPO”). In December 2006, the SEC declared US BioEnergy’s registration statement effective and US BioEnergy completed its IPO. Until its merger with VeraSun Energy Corporation (discussed below), US BioEnergy’s stock had been listed on the NASDAQ Stock Market under the symbol “USBE”. On April 2, 2008, the merger with VeraSun was completed. The stock is now listed on the NYSE under the symbol “VSE”.

Following a 1 for 4 reverse stock split that occurred concurrently with the IPO, the number of Husker Ag’s shares in US BioEnergy was reduced from 3,000,000 to 750,000 shares.

Husker Ag’s shares in US BioEnergy (now VeraSun) are “restricted securities” under Rule 144 of the Securities Act of 1933, or Rule 144, which may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144. In addition to any restrictions on the sale of Husker Ag’s shares in US BioEnergy under federal securities laws, the Company entered into a lock-up agreement with US BioEnergy in September 2006. Under this agreement, except for certain specified exceptions, Husker Ag could not sell or otherwise transfer its shares in US BioEnergy for 180 days after the date that the final prospectus was filed with the SEC by US BioEnergy. As a result, Husker Ag was not able to sell its shares in US BioEnergy until June 2007.

The Company holds these 750,000 shares in common stock of US BioEnergy as trading securities; and upon the consummation of the pending VeraSun merger (discussed below), the Company will hold approximately 607,500 shares of common stock of VeraSun as trading securities. See Note 1 o the Company’s financial statements included above for additional information regarding the Company’s accounting for this investment.

Update on Investment in US BioEnergy. On November 29, 2007, US BioEnergy announced that it had entered into a merger agreement with VeraSun Energy Corporation, a Brookings, South Dakota based company (“VeraSun”). The merger closed on April 2, 2008. Under the merger agreement on April 2, 2008, 0.81 share of VeraSun common stock was issued for each outstanding share of US BioEnergy common stock, and as a result, Husker Ag received 607,500 shares of VeraSun common stock in exchange for its 750,000 shares of US BioEnergy common stock. The combined entity retained the VeraSun name and trades under VeraSun’s existing NYSE ticker symbol, “VSE”. The combined company has 11 ethanol production facilities in operation and six additional facilities under construction. More information about VeraSun is available on its website at www.verasun.com.

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Certain Relationships and Related Transactions

Conflicts of interest may arise in the future as a result of the relationships between and among its members, officers, directors and their affiliates, although its officers and directors have fiduciary duties to Husker Ag. Husker Ag does not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest, although as noted below, material affiliated transactions are governed by the Company’s Affiliated Transactions Policy. The Company’s Operating Agreement permits Husker Ag to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction.

The Company has adopted an Affiliated Transactions Policy, which provides as follows concerning transactions with affiliated persons or entities:

All material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans must:

(a) be approved by a majority of the Company’s independent directors who do not have an interest in the transaction(s);

(b) be approved by the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction(s); or

(c) be established to have been fair to the Company when the transaction is judged according to the circumstances at the time of the commitment.

Notwithstanding anything in the Affiliated Transactions Policy to the contrary, all sales of corn and other feedstock by directors, officers, members or other affiliated parties to the Company, and all purchases of ethanol, distillers’ grains and other co-products by directors, officers, members or other affiliated parties from the Company, shall not require any of the approvals described above, provided, the purchase or sale price is equal to the then current market price and the transaction is on terms no less favorable than those that can be obtained from unaffiliated third parties.

In the normal course of business the Company sells to and purchases from its board of directors, members and key employees under normal terms and conditions and in accordance with the Company’s Affiliated Transactions Policy. See Note 3 of the financial statements for additional information on related party transactions.

Customers

Management does not consider the Company’s business to be dependent on a single customer or a few customers, and the loss of any of our customers would not have a material adverse effect on our results. However, as of March 31, 2008, the Company had receivables from it current ethanol marketer, Aventine Renewable Energy, Inc. (“Aventine”), amounting to 66% of the total trade receivables. Aventine is a re-seller of ethanol and therefore its customers are indirectly a part of the Company’s customer base. The Company acknowledges the potential credit risk from this large customer and monitors these receivables accordingly. To date, Aventine has paid its invoices in accordance with its agreement with the Company. Should Aventine’s purchases from the Company decrease for any reason, the Company currently has sufficient demand for its products and Management would expect to find other customers. See the section entitled “Marketing and Distribution Methods – Ethanol” below for information regarding the Company’s agreement with Aventine.

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Marketing and Distribution Methods

Ethanol

Commencing June 1, 2005, the Company entered into the Risk Management and Ethanol Marketing Contract (the “2005 Marketing Agreement”) with FC Stone, LLC, an Iowa limited liability company (“FC Stone”), and Eco-Energy, Inc., a Tennessee corporation (“Eco-Energy”) pursuant to which FC Stone provides the Company with a full service price risk management program, and Eco-Energy purchases the Company’s entire output of ethanol in good faith at fair market rates for the term of the agreement. The 2005 Agreement amended and superseded a prior agreement between the parties, and earlier in 2007 had been allowed to renew automatically until September 30, 2008.

On October 5, 2006, the Company entered into a new Risk Management and Ethanol Marketing Contract (the “2006 Marketing Agreement”) with FC Stone and Eco-Energy pursuant to which Eco-Energy purchased the Company’s entire output of ethanol for the 40 million gallon plant expansion in good faith at fair market rates for the term of the agreement. This 2006 Marketing Agreement applied only to the Company’s plant expansion and did not apply to the Company’s original plant. (The 2005 Marketing Agreement and 2006 Marketing Agreement collectively referred to as the “Eco Marketing Agreements”).

On December 3, 2007, the Company and Eco-Energy agreed to terminate each of the Eco Marketing Agreements. The letter agreement dated December 3, 2007 executed by the Company and Eco-Energy provided that the Eco Marketing Agreements terminated immediately with respect to the obligations of Eco-Energy and the Company although the parties agreed to honor any individual contracts that were then outstanding. The Company also assumed all railcar leases then being used for the benefit of the Company under the Marketing Contracts. The termination was effective December 3, 2007, and no termination fee was paid by either party.

Despite the Company’s termination of the Marketing Agreements with respect to Eco-Energy, the Marketing Agreements with respect to the obligations of FC Stone will not be impacted and will continue in full force and effect as set forth therein.

The Company and Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), entered into an Ethanol Marketing Agreement dated December 3, 2007 (the “Ethanol Agreement”) pursuant to which the Company agreed to sell exclusively to Aventine substantially all of its total output of fuel grade ethanol produced at the Company’s plant during the term of the Ethanol Agreement. The initial term of the Ethanol Agreement began on December 3, 2007, and continues until January 1, 2009. The Ethanol Agreement will automatically renew for successive one (1) year terms unless terminated by either party with at least six (6) months’ written notice prior to the expiration of the then current term.

Aventine purchases the Company’s ethanol at a price based on the “Alliance Net Pool Price,” subject to certain adjustments. As set forth in the Ethanol Agreement, the Alliance Net Pool Price is equal to, with respect to any month, (i) the weighted average gross price per gallon received by Aventine for all fuel grade ethanol that was (A) supplied by an alliance partner or produced by Aventine and (B) sold during such month by Aventine, minus (ii) all costs (on a per gallon basis) incurred by Aventine in conjunction with the handling, movement and sale of such ethanol (excluding direct marketing costs incurred in marketing such ethanol).

As a re-seller of ethanol, Aventine’s customers are indirectly a part of the Company’s customer base. Aventine markets and sells most of its ethanol throughout the United States, primarily by rail. The target market area for the ethanol produced at the Company’s ethanol plant includes local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Tennessee, Georgia, Kansas, Missouri, Colorado, Minnesota, Illinois, Iowa, California, New Mexico and Oregon.

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Distillers Grain

The dry milling process that produces ethanol also produces distillers grain, which are primarily used as a high protein animal feed. The price of distillers grain generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. Husker Ag is currently producing almost entirely distillers modified wet grain which is marketed and sold primarily to feedlots, cattle feeders and dairies within a 120-mile radius of the ethanol plant.

On January 25, 2004, the Husker Ag Board of Directors adopted a Policy on Marketing which, among other things, provides that commencing April 1, 2004, no employee of Husker Ag, no member of the Board of Directors, and no person performing marketing functions for the Company, shall haul or have any ownership interest in trucks or entities which haul the Company’s products. During 2004, Husker Ag hired a full-time employee to undertake primary responsibility for the sale and marketing of distillers grain.

Government Regulation and Environmental Matters

The operations of Husker Ag are subject to various federal, state and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks. Husker Ag believes it is currently in substantial compliance with environmental laws and regulations. Protection of the environment requires Husker Ag to incur expenditures for equipment, processes and permitting. If Husker Ag were found to have violated federal, state or local environmental regulations, the Company could incur liability for cleanup costs, damage claims from third parties and civil or criminal penalties that could materially adversely affect its business.

The Company filed an application with the Nebraska Department of Environmental Quality (the “NDEQ”) for its National Pollutant Discharge Elimination System (NPEDS) waste water permit on August 2, 2002, and received its waste water permit from the NDEQ and such permit was effective February 26, 2003. As of December 31, 2006, the NDEQ had not yet issued Husker Ag its Air Quality Operating Permit. Therefore, the Company has been subject to its Construction Permit which was issued in January 2002. Before being modified in 2005, this permit limited production at the plant to 25,000,000 gallons of denatured alcohol.

Because Husker Ag elected to purchase a thermal oxidizer rather than use a boiler, the NDEQ determined that the Husker Ag Air Quality Operating Permit needed modification to include the impact of the thermal oxidizer on the plant’s dispersion modeling. The Company completed stack testing as required under the NDEQ regulations and submitted the results of such testing on October 24, 2003. The submission also included a request to increase the ethanol production permitted under the permit to approximately 27,000,000 gallons of denatured alcohol per year. The Air Quality Operating Permit was submitted to the NDEQ on March 3, 2004. The NDEQ required the Company to comply with certain conditions including the paving of the plant roadways. This paving was completed in April 2005.

On February 25, 2005, the Company submitted a modification to the construction permit application requesting a limit of approximately 32,000,000 gallons per year and the Company received approval for the modified construction air permit from the NDEQ on June 13, 2005. This modified permit allowed the Company to increase its production.

During October and November 2005, Husker Ag conducted compliance testing as required by the NDEQ to determine whether it was operating in compliance with its modified air permit issued June 13, 2005. The Company submitted the final results of such testing in December 2005. The preliminary results from this test were favorable and indicated that the plant is in compliance with the limits of its modified construction air permit issued June 13, 2005. During the fourth quarter of 2006, the NDEQ notified the Company that it will be operating on the modified construction air permit until the plant expansion has been completed. In the meantime, Husker Ag believes that it is in compliance with its modified air permit.

Plant expansion update. On November 9, 2006, the Director of the NDEQ issued an Order of Variance providing a variance from a state law requiring the Company to obtain a new construction air permit before beginning construction on the plant expansion. In its

35

Order, the Director found that the start of concrete work would be unnecessarily delayed by cold winter weather if the Company was required to wait for a new permit. The Order of Variance allowed Husker Ag to commence its plant expansion without a construction air permit, provided that the Company could not operate the new plant until the NDEQ issued a new construction air quality permit for the expansion.

During 2006, Husker Ag filed a formal application with the NDEQ for permission to modify its existing plant in accordance with the plant expansion project, such application requesting a limit of 76,000,000 gallons of annual denatured ethanol production. In accordance with the Nebraska Air Quality Regulations, notice of our application was given to the public on February 12, 2007, with the 30 day public notice period having ended on March 13, 2007. On April 9, 2007, the NDEQ issued a new construction air permit to Husker Ag. This new construction air permit allows the Company to operate its plant expansion and superseded the Order of Variance.

Employees

As of May 15, 2008, Husker Ag had a total of 47 employees managing and operating the ethanol plant facility. Husker Ag is not subject to any collective bargaining agreements and has not experienced any work stoppages. Husker Ag management considers its relationship with its employees to be good.

Books and Records

Husker Ag currently relies on its internal staff for the maintenance of its books and records. Husker Ag has employed an internal accountant, who is primarily responsible for the maintenance of its accounting books and records. Such person is assisted by full time office administrative personnel, all of whom are responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records.

Off-Balance Sheet Arrangements

At March 31, 2008, the Company did not have any arrangements which meet the definition of an off-balance sheet arrangement as provided in the SEC regulations.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC” or the “Commission”) issued disclosure guidance for “critical accounting policies”. The SEC defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. If necessary, the Company will provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Inventories

Inventories are stated at the lower of cost or market. Cost of raw materials, work-in-progress and finished goods are determined using last cost and average cost under the first-in, first-out (FIFO) method.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized when title passes based on delivery or shipping terms. The Company records revenue from federal and state incentive programs related to the production of ethanol when the Company has produced the ethanol and completed all the requirements of the applicable incentive program.

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Investments

The Company’s securities investments that are bought and held for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Derivative Instruments

The Company enters into option and futures contracts, which are designated as hedges of specific volumes of corn expected to be used in the manufacturing process. The Company uses derivative financial instruments to manage the exposure to price risk related to corn purchases. The Company does not typically enter into derivative instruments for any reason other than cash flow hedging purposes. The option and futures contracts are recorded on the Company’s balance sheet at fair value. On the date that the contract is entered into, the Company designates the option or contract as a hedge of variable cash flows of certain forecasted purchases of corn used in the manufacturing process (a “cash flow hedge”). The Company formally documents relationships between the option and futures contracts, which serve as the hedging instruments, and the hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. When it is determined that an option or futures contract is not highly effective as a hedge or has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively. Changes in the fair value of option and futures contracts that are highly effective and that are designated and qualify as cash flow hedges are recorded in other comprehensive loss. Gains and losses that are realized will be recognized in the statement of income when the related corn purchased is recognized in cost of sales.

Currently, option and futures contracts on corn purchased by the Company do not meet the requirements for cash flow hedging treatment. As a result, changes in the market value of option and futures contracts are recorded on the income statement in gain/loss on option and futures contracts.

ITEM 3:	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk represents the potential loss arising from adverse changes in market rates and prices. Certain market risks are inherent in the ethanol business with respect to commodity prices, from both an input (corn, natural gas, etc.) and output (ethanol and distillers grain) perspective. The Company is also exposed to market risk from changes in interest rates.

Commodity Price Risk

Husker Ag uses derivative financial instruments as part of an overall strategy to manage market risk. It uses forward, option and futures contracts to hedge changes to the commodity prices of ethanol, corn, natural gas and unleaded gas. The Company does not typically enter into derivative instruments for any reason other than cash flow hedging purposes; it does not enter into these derivative financial instruments for trading or speculative purposes. (For additional information, see “Gain/Loss on Option and Futures Contracts” above under “Results of Operations for the three months ended March 31, 2008 and 2007”).

Husker Ag produces ethanol and its co-product, distillers grain, from corn, and as such is sensitive to changes in the price of corn. The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of corn through adjustments in prices charged for their ethanol.

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Husker Ag also uses natural gas and unleaded gas in the production process, and as such is sensitive to changes in the price of both natural gas and unleaded gas. The price of natural gas and unleaded gas is influenced by a variety of factors including political events, OPEC actions, weather factors as well as general market supply and demand.

The Company attempts to reduce the market risk associated with fluctuations in the price of corn and natural gas by employing a variety of risk management strategies. Strategies include the use of derivative financial instruments such as futures and options initiated on the Chicago Board of Trade and/or the New York Mercantile Exchange, as well as incorporating the use of forward cash contracts or basis contracts.

As of March 31, 2008, the Company only owned option or futures contracts for the purpose of hedging corn, unleaded gas and ethanol. However, the Company has owned such contracts in the past for the purposes of hedging its natural gas purchases as further below.

Although Husker Ag believes that its hedge positions accomplish an economic hedge against future purchases, they do not match the gain or loss on the Company’s hedge positions to the specific commodity purchase or sale being hedged. Husker Ag is using fair value accounting for its hedge positions, which means as the current market price of the Company’s hedge positions changes, the gains and losses are immediately recognized on the Company’s income statement as gain or loss on option and futures contracts. Based on long and short positions on corn held by the Company at March 31, 2008, a 10% increase or decrease in the cash price of corn would impact the fair value of the Company’s derivative instruments by approximately $3.65 million.

The Company’s immediate recognition of hedging gains and losses can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged. As of March 31, 2008, the fair value of the Company’s derivative instruments for corn is a net asset in the amount of $8,938,839. There are several variables that could affect the extent to which the Company’s derivative instruments are impacted by price fluctuations in the cost of corn, natural gas or unleaded gas. However, commodity cash prices will likely have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.

To manage corn price risk, the Company’s hedging strategy is generally designed to establish a price ceiling and floor for its corn purchases. The upper limit of loss on the Company’s futures contracts is the difference between the contract price and the cash market price of corn at the time of the execution of the contract. The upper limit of loss on the Company’s exchange traded and over-the-counter option contracts is limited to the amount of the premium that the Company paid for the options.

With the completion of the plant expansion, the Company estimates that its expected corn usage is approximately 26 million bushels per year for the production of approximately 70 million gallons of ethanol. As of March 31, 2008, Husker Ag had approximately 73.2% of its expected corn usage for 2008 protected by cash purchase contracts through December 2008. In addition, as of March 31, 2008, Husker Ag had cash, futures, and option contract price protection in place for approximately 20.4% of the Company’s expected corn usage through December 2008. As corn prices move in reaction to market trends, Husker Ag’s income statement may be affected depending on the impact such market movements have on the value of the Company’s derivative instruments. Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects but they are undertaken with the purpose of producing long-term positive results for the Company.

To help manage the Company’s natural gas price risk, the Company is participating in the management procurement fund with Cornerstone Energy. This fund is a diversified portfolio fund program for the purpose of assisting Husker Ag in managing price volatility. It is intended to enable Husker Ag to purchase natural gas with a commodity price based upon a combination of fixed and variable pricing options. In March 2008, the Company renewed its agreement with Cornerstone Energy through March 2010.

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The Company is also exposed to market risk from changes in ethanol prices. To manage this risk, the Company has entered into ethanol sale agreements with its customers to provide ethanol in the future at a fixed price. As of March 31, 2008, the Company had forward contracts in place for the sale of approximately 261,000 gallons of ethanol to be delivered through June 2008. Husker Ag may continue to sell ethanol into 2008 to attempt to further reduce the Company’s risk for price decreases. See “Risk Factors” below for additional information regarding this price risk.

In addition, in the past, the Company has purchased option and futures contracts on unleaded gas and ethanol to hedge its outstanding gas-plus contracts for the sale of ethanol. The purpose of these contracts is to partially offset any losses recognized on such unleaded gas contracts with a corresponding increase in the value of the Company’s outstanding gas-plus forward contracts for the sale of ethanol. It did have option contracts on unleaded gas and ethanol outstanding at March 31, 2008. As of March 31, 2008, the fair value of the Company’s derivative instruments for ethanol and unleaded contracts is a net liability in the amount of $420,638.

Interest Rate Risk

The Company’s interest rate risk exposure pertains primarily to its long-term debt and its line of credit. As of March 31, 2008, Husker Ag has approximately $37 million outstanding in long-term debt with Union Bank and Trust Company. The interest rate on the Company’ primary note with Union Bank, approximately $5.6 million of this total debt, is fixed at 6.2% through February 2010, at which time the interest rate will be adjusted to the then 2-year Treasury Constant Maturity Rate plus 3.00%. The Val-E Loan, which accounts for the majority of the remaining debt in the approximate amount of $2.1 million as of March 31, 2008, has a fixed interest rate of 6.85% through January 2011.

On January 5, 2007, Husker Ag entered into a Credit Agreement with Union Bank for a maximum loan balance of $35 million to help finance the plant expansion. Subject to performance pricing described above, this debt will accrue interest at the three month LIBOR plus 3.00% adjusted monthly. When payments are scheduled to begin on this debt, Husker Ag may select a fixed interest rate for all or a portion of this debt on the Federal Home Loan Bank 3-year or 5-year advanced rate plus 3.00%. The Company will make this decision based upon market conditions at the time. The Company currently has $29.1 million outstanding on this credit agreement with the first payment expected in the second quarter of 2008.

Husker Ag manages its interest rate risk by monitoring the effects of market changes on interest rates and using fixed rate debt. In February 2005, the Company refinanced its variable rate debt with the aforementioned loan with a fixed rate for five years. See “Liquidity and Capital Resources” above under Item 2 of this Part I for additional information regarding the Company’s debt.

ITEM 4:	CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures: An evaluation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) was carried out under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer as of the end of the period covered by this report. The Company’s disclosure controls and procedures are designed to provide reasonable assurance of achieving the desired control objectives. In connection with the preparation of this Form 10-Q, management considered the deficiencies and weaknesses discussed below and the remedial actions taken by the Company to address such deficiencies and weaknesses. After consideration of the aforementioned factors, the Company’s Principal Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures as currently in effect are not effective at the reasonable assurance level in ensuring that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is (i) accumulated and communicated to

39

Company management (including the Principal Executive Officer and Principal Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

The Principal Executive Officer and Principal Financial Officer have previously identified material weaknesses in the Company’s controls over the financial reporting processes including the accurate reporting and disclosure of amounts and other disclosure items in our financial statements. In connection with the filing of this Form 10-Q, the Principal Executive Officer and Principal Financial Officer have evaluated the Company’s disclosure controls and procedures as of March 31, 2008. Based upon that evaluation, which took into account the remedial actions outlined below, these officers concluded that the previously reported material weakness in the Company’s controls over the financial reporting processes including the accurate reporting and disclosure of amounts and other disclosure items in our financial statements, had been improved from a material weakness to a significant deficiency.

However, these officers have concluded that as of March 31, 2008, the Company continues to have a material weakness in both its lack of segregation of duties for its accounting functions and in its lack of adequate monitoring controls to ensure that information generated for financial reporting purposes is complete and accurate.

The material weaknesses in the Company’s disclosure controls and procedures were first identified and reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which was filed on May 15, 2005. These weaknesses were identified by our Principal Financial Officer and our then Principal Executive Officer in conjunction with the evaluation of the Company’s disclosures and procedures that was performed as of March 31, 2005. The officers identified these material weaknesses in conjunction with their discussions with the Company’s audit committee and its then independent accountants. Due to the limited size and technical accounting experience of our accounting staff, the Company has had weaknesses in its disclosure controls and procedures since it commenced operations in 2003. However, the Principal Executive Officer and Principal Financial Officer did not identify these weaknesses as material until the evaluation of the Company’s disclosure controls and procedures that was performed as of March 31, 2005. Since that time, with one exception as of September 30, 2007 (as discussed below), each of these weaknesses has been identified as material until the evaluation performed in conjunction with this Form 10-Q where certain weaknesses were reduced to significant deficiencies. Similarly, when filing the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, the Principal Executive Officer and Principal Financial Officer had also identified these weaknesses as significant deficiencies rather than material weaknesses as of September 30, 2007. However, as reported in the Company’s 2007 Annual Report on Form 10-K, these specific weaknesses were again determined to be material as of December 31, 2007.

A “significant deficiency” is defined within the Public Company Accounting Oversight Board’s Auditing Standard No. 2 as a control deficiency or combination of control deficiencies, that adversely affect the Company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A “material weakness” is defined as a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As of March 31, 2008, the Principal Executive Officer and Principal Financial Officer had identified the following specific significant deficiencies and material weaknesses in the Company’s controls over its financial reporting processes:

1.

Significant Deficiency. During the course of their engagement, it was necessary for our independent accountants to propose certain changes to our statement of cash flows and the notes to our financial statements, resulting in a significant deficiency. Specifically, in the notes to the Company’s internally prepared financial statements, (i) the future annual maturities of the

40

Company’s long-term debt as of March 31, 2008, were not classified correctly; and (ii) certain footnote disclosure required revision to comply with a new accounting pronouncement. In addition, in the statement of cash flows, a partial reclassification was required between two line items related to the Company’s hedge account, both of which are reported in the cash flows from operations.

2.	Material Weaknesses. Due to the limited number of personnel involved in the processing of accounting data (Husker Ag currently has three employees devoted full time to the accounting function), and specifically in the number of personnel involved in the preparation and review of financial information for inclusion within the financial statements, the Company did not maintain the proper segregation of duties and oversight over financial reporting.

In light of the foregoing, management is in the process of developing additional procedures to help address these issues. As of March 31, 2008, the Company had taken the following remedial actions:

1.	The Company engaged Milo Belle Consultants, LLC as an independent accounting consulting firm to assess the Company’s internal controls as well as its financial reporting function. Milo Belle was hired to assist the Company with its internal controls and procedures including the Company’s efforts to segregate duties with a limited accounting staff. At the completion of its assessment, Milo Belle is expected to work with the Company’s management in the design of necessary remediation of the noted weaknesses. While the bulk of the review work was performed during 2007, the final report, along with the proposed recommendations and remediation, is expected to be issued sometime in 2008.

2.	To address the former weakness in our financial reporting function, during the second quarter of 2007, the Company engaged Christianson & Associates, an independent accounting firm to provide an external compilation of our quarterly (and annual) financial statements before submission to the Company’s independent accountants. While this was a limited scope engagement, Christianson & Associates assisted our accounting personnel in the compilation of the financial statements that were submitted to our independent accountants for their review.

3.	During the first quarter of 2008, the Company began implementing certain preliminary recommendations by Milo Belle which can be satisfied with our existing personnel, such as the implementation of certain review and approval documentation procedures related to the corn purchasing function.

4.	The Company continues to have appropriate accounting personnel pursuing continuing education and training to improve their skill and abilities and to become more qualified in the financial reporting function.

Management believes that the foregoing actions have improved and will continue to improve the Company’s disclosure controls and procedures. And, as a result of these ongoing remediation efforts, the material weakness in our control over the financial reporting processes has been classified as a significant deficiency as of March 31, 2008. Husker Ag’s management, with the oversight of the audit committee, will continue to identify and take steps to remedy any material weakness or significant deficiency and enhance the overall design and capability of the Company’s control environment.

(b) Changes in Internal Controls: During the Company’s first fiscal quarter ended March 31, 2008, we have taken the actions set forth above that are intended to help remediate the material weaknesses and significant deficiencies identified above. Specifically, we engaged a professional accounting consulting firm to review and assess our internal controls and we began to implement some of their preliminary recommendation; engaged a professional accounting firm to provide a professional external compilation of our financial

41

statements before submission to our independent accountants; and continued to pursue continuing education for our accounting staff. Other than the changes identified above, there have not been any significant changes in the Company’s internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Management can not assure that the changes implemented in the Company’s internal control over financial reporting during the first quarter of 2008 have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

OTHER INFORMATION

ITEM 1:	LEGAL PROCEEDINGS

The Company has not been informed of any material pending legal proceedings.

ITEM 1A:	RISK FACTORS

Our business is subject to a number of risks and uncertainties. In addition to other information contained in this quarterly report, you should carefully consider the “Risk Factors” discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 as well as the following factors for a description of material risks facing us. In light of developments during the second quarter, we have decided to update those Risk Factors as set forth below. These factors could affect our future business, results of operations, cash flows or financial position, and could cause future results to differ materially from those expressed in any of the forward-looking statements contained in this quarterly report on Form 10-Q. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and results of operations.

The use and demand for ethanol and its supply are highly dependent on various federal and state legislation and regulation, and any changes in legislation or regulation could cause the demand for ethanol to decline or its supply to increase, which could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Various federal and state laws, regulations and programs have led to increased use of ethanol in fuel. For example, certain laws, regulations and programs provide economic incentives to ethanol producers and users. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. These laws, regulations or programs will continue in the future.

Nebraska state producer incentives may be unavailable or could be modified which could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

In 2001 the State of Nebraska enacted LB 536, a legislative bill which established a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag transfers credits received to a Nebraska gasoline retailer who then reimburses Husker Ag for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. Husker Ag has entered into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which Husker Ag agreed to produce ethanol at its designated facility and the State of Nebraska agreed to furnish the producer tax credits in accordance with the terms of the law.

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The production incentive is scheduled to expire June 30, 2012. Assuming Husker Ag continues to produce at least 15,625,000 gallons of ethanol annually, this producer tax credit could result in payments of up to $2,812,500 to the Company annually, subject to the statutory maximum limit. Any changes to existing state law, regulations or programs could have an adverse effect on Husker Ag’s revenue.

In recent years, because of State of Nebraska budget shortfalls, various tax credit provisions in effect in Nebraska, including LB 536, came under increased scrutiny from the Nebraska Unicameral. As a result there can be no assurance that the Nebraska legislature will not enact new legislation in the future which would revise LB 536, or otherwise adversely impact ethanol plants, such as Husker Ag’s plant, which are to benefit from LB 536.

Husker Ag believes there are a number of existing projects in Nebraska that are also eligible for LB 536 payments which will require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other sources such as the grain check-off program. Despite the Company’s written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination in payments to Husker Ag contrary to the terms of its written agreement would constitute a breach of the contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund. If the State of Nebraska established such a tax, Husker Ag could be for example, required to pay taxes on the distillers grain it produces, which could have a material adverse impact on Husker Ag’s business, results of operations and financial condition.

On February 6, 2004, the Nebraska Attorney General issued an opinion concerning certain proposed legislation which was then before the Nebraska legislature, in which the Attorney General concluded that the “statute authorizing execution of these agreements specifically binds the State to provide such [ethanol tax] credits under the law in effect at the time of execution of the agreements.” In the opinion of Husker Ag, the Attorney General opinion provides support for Husker Ag’s position that it is important that the State of Nebraska continue to meet its obligations in accordance with the terms of the Company’s written agreement.

During May 2007, Governor Heineman signed LB 322 which calls for additional general fund transfers to the Ethanol Production Incentive Cash (EPIC) Fund in the amount of $15.5 million for fiscal year 2007-2008. In addition, LB 322 added and/or extended certain other sources for the EPIC fund, such as revenues generated from the excise taxes on corn and sorghum. This is in addition to the transfers approved in 2005 and 2006 totaling $30.5 million through fiscal year 2011-2012. The EPIC Fund is used to offset the cost of providing incentives to ethanol producers. While these are positive steps toward the funding of the Nebraska state producer incentives, estimates of the state’s total liability for ethanol production credits range from $100 million to $200 million.

The Company cannot predict whether the State of Nebraska will continue to be able to meet its obligations under LB 536. The elimination or significant reduction in this state incentive program could have a material adverse effect on Husker Ag’s business, results of operations and financial condition.

Update for 2008 Legislative Session: The 2008 Nebraska Unicameral legislative session ended on April 17, 2008. The legislature considered some funding mechanisms to help ensure that LB 536 remains funded. However, none of the applicable legislative bills were voted on during the legislative session.

The effect of the Renewable Fuels Standard, or RFS, as recently amended in the Energy Independence and Security Act of 2007 on the ethanol industry is uncertain.

The use of fuel oxygenates, including ethanol, was mandated through regulation, and much of the forecasted growth in demand for ethanol was expected to result from additional mandated use of oxygenates. Most of this growth was projected to occur in the next few years as the remaining markets switch from MTBE to ethanol. The Energy Policy Act of 2005, however, eliminated the mandated use of oxygenates and instead established a nationwide levels of renewable fuel standard (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) to be included in gasoline or diesel.

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The Energy Act Independence Act of 2007 (the “Energy Act of 2007”) amended the renewable fuel standard (“RFS”) created by the Energy Policy Act of 2005. The effect of the RFS program in the Energy Act of 2007 is uncertain. The mandated minimum level of use of renewable fuels in the RFS under the 2007 Act increased to 9 billion gallons per year in 2008 (from 5.4 billion gallons under the RFS enacted in 2005), further increasing to 36 billion gallons per year in 2022. The 2007 Act also requires the increased use of “advanced” biofuels, which are alternative biofuels produced without using corn starch such as cellulosic ethanol and biomass-based diesel, with 21 billion gallons of the mandated 36 billion gallons of renewable fuel required to come from advanced biofuels by 2022. Required RFS volumes for both general and advanced renewable fuels in years to follow 2022 will be determined by a governmental administrator, in coordination with the U.S. Department of Energy and U.S. Department of Agriculture. Increased competition from other types of biofuels could have a material adverse effect on the demand for ethanol, negatively impacting our results of operations and financial position.

The RFS helps support a market for ethanol that might be negatively affected without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could negatively affect our profitability and financial condition.

Waivers of the RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on our results of operations.

Waivers of the RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on our results of operations. Under the RFS, the U.S. Environmental Protection Agency, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the U.S. Environmental Protection Agency, or “EPA”, determines upon the petition of one or more states that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. In addition, the Energy Act of 2007 allows any other person subject to the requirements of the RFS or the EPA Administrator to file a petition for such a waiver. Recently, the Governors of the States of Texas and Connecticut, along with several United States Senators, have requested such a waiver. Any waiver of the RFS with respect to one or more states could adversely offset demand for ethanol and could have a material adverse effect on our results of operations and our financial condition.

ITEM 2:	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3:	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4:	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5:	OTHER INFORMATION

None.

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ITEM 6:	EXHIBITS

Exhibit Index

Exhibit No.	Description	Method of Filing
3.1	Articles of Organization, as amended	Incorporated by reference to the Company’s Form 10-QSB for the period ended June 30, 2002 filed on August 14, 2002

3.2	Second Amended and Restated Operating Agreement of the Company, dated as of November 30, 2007, and including Amendment Nos. 1 through 12	Incorporated by reference to the Company’s Form 10-K for the period ended December 31, 2007 filed on March 31, 2008

31(i).1	Certification of Principal Executive Officer required by Rule 13a-14(a) and 15d-14(a)	Filed herewith

31(i).2	Certification of Principal Financial Officer required by Rule 13a-14(a) and 15d-14(a)	Filed herewith

32.1	Section 1350 Certifications	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2008.	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board,
President and Director
(Principal Executive Officer)

Date: May 15, 2008.	By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

46

EXHIBIT 31(i).1

Certification required by Rule 13a-14(a) and 15d-14(a)

I, Mike Kinney, President, Chairman of the Board and Principal Executive Officer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Husker Ag, LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2008.

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board,
President and Director
(Principal Executive Officer)

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EXHIBIT 31(i).2

Certification required by Rule 13a-14(a) and 15d-14(a)

I, Robert E. Brummels, Treasurer and Principal Financial Officer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Husker Ag, LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2008.

By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

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EXHIBIT 32.1

Section 1350 Certifications

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Husker Ag, LLC (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2008.

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board,
President and Director
(Principal Executive Officer)

By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

49

HUSKER AG, LLC

54048 Highway 20

Plainview, Nebraska 68769

REVOCABLE PROXY

for

2008 SPECIAL MEETING OF MEMBERS

July 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUSKER AG, LLC. The undersigned acknowledges receipt of the Notice of Special Meeting of Members and the accompanying Proxy Statement, each dated June 6, 2008, and any adjournments thereof, and appoints Kent A. Friedrich, Robert E. Brummels and Stanley Gyberg, and each of them with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote all membership units of Husker Ag, LLC which the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments.

This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Special Meeting by giving either personal or written notice of such revocation to Mr. Mike Kinney, Chairman of the Board and President of Husker Ag, LLC, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska 68769, or to the person designated as the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1A THROUGH 1F, AND FOR PROPOSAL 2.

NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Special Meeting or any adjournment thereof.

You may elect to fax this proxy to Husker Ag, LLC. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is no need to mail the original.

PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY TO

HUSKER AG, LLC

BY FAXING THE PROXY TO (402) 582-3888

or

MAILING THE PROXY IN THE

ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE

REVOCABLE PROXY for 2008 SPECIAL MEETING OF MEMBERS

July 8, 2008	Signature

Please sign exactly as the name appears on your membership certificate. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by a duly authorized officer/representative.	Printed Name

Signature if held jointly/Signature of Co-Trustees

Printed Name

Signature if held jointly/Signature of Co-Trustees

Printed Name

Dated this day of , 2008

☒ Please mark vote as in this example.

YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS

PROPOSAL 1: Approval of Proposed Third Amended and Restated Operating Agreement – The approval of the following proposed amendments to our Second Amended and Restated Operating Agreement contained in our proposed Third Amended and Restated Operating Agreement:

(please be sure to mark your vote on each of the following proposed amendments)

A.

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in the Proxy Statement relating to the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

B.

By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our (original) Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, by not counting votes in excess of the ownership limitation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

C.

By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

D.

Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

☐ FOR	☐ AGAINST	☐ ABSTAIN

E.

Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval of the Proposed Amendment to our Articles of Organization – Amendment to the Articles of Organization to change the member approval required to dissolve the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.